Exhibit 99.3

PRO FORMA VALUATION REPORT STANDARD CONVERSION

Hometown Financial Group, Inc. | Easthampton, Massachusetts

HOLDING COMPANY FOR:

TruNorth Bank | Easthampton, Massachusetts

Dated as of August 4, 2026

1311-A Dolley Madison Boulevard

Suite 2A

McLean, Virginia 22101

703.528.1700

rpfinancial.com

August 4, 2026

Board of Trustees

Hometown Financial Group MHC

Boards of Directors

Hometown Financial Group, Inc.

TruNorth Bank

36 Main Street

Easthampton, Massachusetts 01027

Members of the Boards of Trustees and Directors:

At your request, we have completed and hereby provide an independent appraisal ( Appraisal ) of the estimated pro forma market value of the common stock which is to be issued in connection with the stock issuance transaction described below.

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization (the Valuation Guidelines ) of the Office of Thrift Supervision ( OTS ) and accepted by the Federal Reserve Board ( FRB ), the Office of the Comptroller of the Currency ( OCC ), the Federal Deposit Insurance Corporation ( FDIC ) and the Massachusetts Commissioner of Banks (the Commissioner ), and applicable regulatory interpretations thereof. The Valuation Guidelines limit valuation peer group selection to relatively comparable publicly-traded savings institutions. RP Financial requested FRB permission to include publicly-traded commercial banks in the valuation peer group given that (1) there is an insufficient number of public thrifts comparable to the Company in its asset size class. On August 11, 2026, the FRB indicated that it did not object to our inclusion of public commercial banking companies in the valuation peer group given the limited number of public thrifts comparable to the Company s profile and characteristics.

Description of Plan of Conversion

On July 6, 2026, the Board of Trustees of Hometown Financial Group MHC (the MHC ) and the Boards of Directors of Hometown Financial Group, Inc., a Massachusetts Corporation ( HFG ), Hometown Financial Group, Inc., a newly formed Maryland corporation ( Hometown Financial or the Company ) and TruNorth Bank adopted the plan of conversion (the Plan ) whereby the MHC will convert to stock form. As a result of the conversion, the MHC and HFG will cease to exist and TruNorth Bank will be a wholly-owned subsidiary of Hometown Financial. For purposes of this document, the existing consolidated entity will hereinafter be referred to as Hometown Financial or the Company, unless otherwise identified as HFG.

Washington Headquarters

1311-A Dolley Madison Boulevard	Telephone: (703) 528-1700
Suite 2A	Fax No.: (703) 528-1788
McLean, VA 22101	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Board of Trustees

Boards of Directors

August 4, 2026

Hometown Financial will offer its common stock in a subscription offering to Eligible Account Holders, Supplemental Eligible Account Holders, Tax-Qualified Plans including TruNorth Bank s employee stock ownership plan (the ESOP ), and Employees, Officers, Directors, Trustees and Corporators of Hometown Financial, TruNorth Bank and the MHC as such terms are defined in the Company s Plan for purposes of applicable federal regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering, syndicated community offering and firm commitment underwritten offering.

At this time, no new activities are contemplated for the Company other than a loan to the newly-formed ESOP and redeployment of the proceeds that are retained by the Company. In the future, Hometown Financial may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Plan provides for the establishment of a new charitable foundation (the Foundation ). The Foundation contribution will be funded with 4.0% of the number of shares of common stock issued in the stock issuance. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which TruNorth Bank operates and to enable those communities to share in TruNorth Banks long-term growth. The Foundation will be dedicated completely to community activities and the promotion of charitable causes.

On July 6, 2026, Hometown Financial entered into a definitive agreement to acquire Primary Bank, Bedford, New Hampshire. In the acquisition, Primary Bank will merge with and into TruNorth Bank, with TruNorth Bank as the surviving institution.

Pursuant to the terms of the merger agreement, Primary Bank shareholders will have the right to elect to receive, for each share of Primary Bank common stock that they own, either $33.00 in cash or $31.00 in newly issued share of common stock of Hometown Financial, subject to the requirement that 50% of the outstanding shares of Primary Bank common stock be converted into cash consideration and 50% be converted into the stock consideration. The aggregate transaction value of the acquisition is approximately $160 million.

RP Financial, LC.

RP Financial, LC. ( RP Financial ) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for the Appraisal, we are independent of the Company, TruNorth Bank, the MHC, Primary Bank and the other parties engaged by TruNorth Bank, the Company or the MHC to assist in the stock conversion process.

Board of Trustees

Boards of Directors

August 4, 2026

Valuation Methodology

In preparing our Appraisal, we have reviewed the regulatory applications of the Company, the Bank and the MHC, including the prospectus as filed with the FRB, the Commissioner and the Securities and Exchange Commission ( SEC ). We have conducted a financial analysis of the Company, the Bank and the MHC that has included a review of audited financial information for the fiscal years ended June 30, 2022 through June 30, 2026, a review of various unaudited information and internal financial reports through June 30, 2026, and due diligence related discussions with the Company s management; Wolf & Company, P.C., the Company s independent auditor; Luse Gorman, PC, the Company s counsel for the stock issuance and Keefe, Bruyette & Woods, Inc., the Company s marketing advisor in connection with the stock offering.We have also analyzed the pro forma financial impact of Hometown Financial s pending acquisition of Primary Bank, based on financial data set forth in the Company s prospectus, a review of Primary Bank s audited financial information for the past two years through the year ended December 31, 2025, and a review of various unaudited information and internal financial reports through June 30, 2026. All assumptions and conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

We have considered the competitive, economic and demographic characteristics of the Company s primary market and operating environment. We have assessed the Company s relative strengths and weaknesses to the industry and the valuation peer group. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on the Company and the industry as a whole. We have analyzed the potential effects of the conversion and the merger on the Company s financial and operating characteristics. We have compared the Company s financial performance and condition with the selected valuation peer group and other publicly-traded financial institutions. In selecting the valuation peer group, we excluded those subject to announced or rumored acquisition or have unusual characteristics. We have reviewed current conditions in the securities markets in general and the market for financial institution stocks and the valuation peer group as well as the market for publicly-traded financial institutions and those that recently completed stock conversions.

The Appraisal is based on the Company s representation that the information contained in the regulatory applications and prospectus and additional data and information furnished to us by the Company, Primary Bank and their respective advisors are truthful, accurate and complete. We did not independently verify the financial statements and other data and information provided by the Company, Primary Bank, and their respective independent advisors nor did we independently value the individual assets or liabilities of the Company and Primary Bank. Our Appraisal is predicated on the Company completing the conversion and merger in a manner consistent with as set forth in the regulatory applications and prospectus. Our Appraisal considers the Company only as a going concern and should not be considered as an indication of liquidation or acquisition value.

Our appraised value is predicated on a continuation of the current operating environment for the Company, Primary Bank, and for all financial institutions and their holding companies.

Board of Trustees

Boards of Directors

August 4, 2026

Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of financial institution stocks as a whole or the value of the Company s stock alone. To the extent that such factors can be foreseen, they have been factored into our analysis. It is our understanding that Hometown Financial has no current plans to sell control following completion of the conversion and merger.

The estimated pro forma market value is defined as the price at which Hometown Financial s common stock, immediately upon completion of the stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

It is our opinion that, as of August 4, 2026, the estimated pro forma market value of the shares to be issued immediately pursuant to the conversion offering, including shares to be issued to the Foundation, equaled $624,000,000 at the midpoint, equal to 62,400,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% valuation range indicates a minimum conversion value of $530,400,000 and a maximum conversion value of $717,600,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 53,040,000 at the minimum and 71,760,000 at the maximum. In the event the appraised value is subject to an increase, the conversion pro forma market value may be increased up to a super maximum value of $825,240,000 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 82,524,000. Based on this valuation range, the offering range is as follows: $510,000,000 at the minimum, $600,000,000 at the midpoint, $690,000,000 at the maximum and $793,500,000 at the super maximum. Based on the $10.00 per share offering price, the number of offering shares is as follows: 51,000,000 at the minimum, 60,000,000 at the midpoint, 69,000,000 at the maximum and 79,350,000 at the super maximum.

Taking into account the Company s use of proceeds, as of August 4, 2026, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, including the 7,566,012 merger shares issued to Primary Bank s shareholders as part of the approximate $160 million cash and stock acquisition of Primary Bank, was $699,660,120 at the midpoint, equal to 69,966,012 shares at a per share value of $10.00. Based on the foregoing valuation, the corresponding range of shares and market values based on a $10.00 per share price are as follows:

Board of Trustees

Boards of Directors

August 4, 2026

Conclusion	Shares Issued To the Public	Price Per Share	Gross Offering Proceeds	Merger Shares Issued to Primary Bank	Shares Issued to Foundation	Total Shared Issued	Aggregate Market Value Of Shares Issued	Merger Shares Pct. Of Total
Super maximum	79,350,000	10.00	$793,500,000	7,566,012	3,174,000	90,090,012	$900,900,120	8.40%
Maximum	69,000,000	10.00	690,000,000	7,566,012	2,760,000	79,326,012	793,260,120	9.54%
Midpoint	60,000,000	10.00	600,000,000	7,566,012	2,400,000	69,966,012	699,660,120	10.81%
Minimum	51,000,000	10.00	510,000,000	7,566,012	2,040,000	60,606,012	606,060,120	12.48%

Limiting Factors and Considerations

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the Company s common stock. Moreover, because such valuation is determined in accordance with applicable regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof. The appraisal reflects only a valuation range as of this date for the pro forma market value of Hometown Financial immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the stock offering.

RP Financial s valuation was based on the financial condition and operations of Hometown Financial and Primary Bank as of June 30, 2026, the date of the financial data included in the prospectus.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

This valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the financial performance and condition of Hometown Financial and Primary Bank, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of

Board of Trustees

Boards of Directors

August 4, 2026

the update. The valuation will also be updated at the completion of Hometown Financial s stock offering.

Respectfully submitted, RP FINANCIAL, LC.

/s/ William E. Pommerening
William E. Pommerening
Managing Director

/s/ Gregory E. Dunn
Gregory E. Dunn Director

RP Financial, LC.	TABLE OF CONTENTS i

TABLE OF CONTENTS

HOMETOWN FINANCIAL GROUP, INC.

TRUNORTH BANK

Easthampton, Massachusetts

DESCRIPTION	PAGE NUMBER

CHAPTER ONE OVERVIEW AND FINANCIAL ANALYSIS

Introduction	I.1
Plan of Conversion	I.1
Acquisition of Primary Bank	1.2
Strategic Overview	I.3
Balance Sheet Trends	I.6
Income and Expense Trends	I.9
Interest Rate Risk Management	I.12
Lending Activities and Strategy	I.13
Asset Quality	I.16
Funding Composition and Strategy	I.16
Subsidiary Activities	I.17
Legal Proceedings	I.17

CHAPTER TWO MARKET AREA

Introduction	II.1
National Economic Factors	II.1
Market Area Demographics	II.5
Regional Economy	II.8
Unemployment Trends	II.9
Market Area Deposit Characteristics and Competition	II.10

CHAPTER THREE PEER GROUP ANALYSIS

Peer Group Selection	III.1
Financial Condition	III.5
Income and Expense Components	III.8
Loan Composition	III.11
Interest Rate Risk	III.11
Credit Risk	III.14
Summary	III.14

RP Financial, LC.	TABLE OF CONTENTS ii

TABLE OF CONTENTS

HOMETOWN FINANCIAL GROUP, INC.

TRUNORTH BANK

Easthampton, Massachusetts

(continued)

DESCRIPTION	PAGE NUMBER

CHAPTER FOUR VALUATION ANALYSIS

Introduction	IV.1
Appraisal Guidelines	IV.1
RP Financial Approach to the Valuation	IV.1
Valuation Analysis	IV.2
1. Financial Condition	IV.2
2. Profitability, Growth and Viability of Earnings	IV.4
3. Asset Growth	IV.6
4. Primary Market Area	IV.6
5. Dividends	IV.7
6. Liquidity of the Shares	IV.8
7. Marketing of the Issue	IV.8
A. The Public Market	IV.9
B. The New Issue Market	IV.14
C. The Acquisition Market	IV.16
8. Management	IV.17
9. Effect of Government Regulation and Regulatory Reform	IV.17
Summary of Adjustments	IV.17
Valuation Approaches	IV.18
1. Price-to-Earnings ( P/E )	IV.19
2. Price-to-Book ( P/B )	IV.20
3. Price-to-Assets ( P/A )	IV.22
Comparison to Recent Offerings	IV.22
Valuation Conclusion	IV.22

RP Financial, LC.	LIST OF TABLES iii

LIST OF TABLES

HOMETOWN FINANCIAL GROUP, INC.

TRUNORTH BANK

Easthampton, Massachusetts

TABLE NUMBER	DESCRIPTION	PAGE

1.1	Historical Balance Sheet Data	I.7
1.2	Historical Income Statements	I.10
2.1	Summary Demographic Data	II.7
2.2	Primary Market Area Employment Sectors	II.8
2.3	Largest Non-Government Employers in Massachusetts	II.9
2.4	Unemployment Trends	II.10
2.5	Deposit Summary	II.11
2.6	Market Area Deposit Competitors As of June 30, 2025	II.13
3.1	Peer Group of Publicly-Traded Banks and Thrifts	III.3
3.2	Balance Sheet Composition and Growth Rates	III.6
3.3	Income as a % of Average Assets and Yields, Costs, Spreads	III.9
3.4	Loan Portfolio Composition and Related Information	III.12
3.5	Interest Rate Risk Measures and Net Interest Income Volatility	III.13
3.6	Credit Risk Measures and Related Information	III.15
4.1	Market Area Unemployment Rates	IV.7
4.2	Pricing Characteristics and After-Market Trends	IV.15
4.3	Market Pricing Versus Peer Group	IV.21

RP Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.1

I. OVERVIEW AND FINANCIAL ANALYSIS

Introduction

Hometown Financial Group MHC is a Massachusetts chartered mutual holding company (the MHC ), which was founded in 2008 and is headquartered in Easthampton, Massachusetts. The MHC s primary purpose is to act as the holding company for Hometown Financial Group, Inc., a Massachusetts corporation ( HFG ). In August 2026, HFG s three wholly-owned bank subsidiaries (bankESB, bankHometown and TruNorth Bank) were merged into a single bank entity, which operates under the name of TruNorth Bank. TruNorth Bank serves markets throughout the Commonwealth of Massachusetts, northeast Connecticut and southern New Hampshire with a total of 55 full-service banking offices. TruNorth Bank is a member of the Federal Home Loan Bank ( FHLB ) system and its deposits are insured up to the maximum allowable amount by the Federal Deposit Insurance Corporation ( FDIC ). As of June 30, 2026, HFG had consolidated total assets of $6.9 billion, total deposits of $5.8 billion and total equity of $755.3 million equal to 10.88% of total assets. HFG s audited financial statements are included by reference as Exhibit I-1.

Plan of Conversion

On July 6, 2026, the Board of Trustees of the MHC and the Boards of Directors of HFG, Hometown Financial Group, Inc., a newly formed Maryland corporation ( Hometown Financial or the Company ), and TruNorth Bank adopted the plan of conversion (the Plan ) whereby the MHC will convert to stock form. As a result of the conversion, the MHC and HFG will cease to exist and TruNorth Bank will be a wholly-owned subsidiary of Hometown Financial. For purposes of this document, the existing consolidated entity will hereinafter be referred to as Hometown Financial or the Company, unless otherwise identified as HFG.

Hometown Financial will offer its common stock in a subscription offering to Eligible Account Holders, Supplemental Eligible Account Holders, Tax-Qualified Plans including TruNorth Bank s employee stock ownership plan (the ESOP ), and Employees, Officers, Directors, Trustees and Corporators of Hometown Financial, TruNorth Bank and the MHC as such terms are defined in the Company s Plan for purposes of applicable federal regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering,

RP Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.2

the shares may be offered for sale to members of the general public in a community offering, a syndicated community offering and firm commitment offering. At least 50% of the net proceeds from the stock offering will be invested in TruNorth Bank and the balance of the net proceeds will be retained by the Company.

At this time, no new activities are contemplated for the Company other than funding a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company. In the future, Hometown Financial may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Plan provides for the establishment of a new charitable foundation (the Foundation ). The Foundation contribution will be funded with shares equal to 4.0% of the shares of common stock sold in the stock offering. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which TruNorth Bank operates and to enable those communities to share in TruNorth Bank s long-term growth. The Foundation will be dedicated completely to community activities and the promotion of charitable causes.

Acquisition of Primary Bank

On July 6, 2026, Hometown Financial entered into a definitive agreement to acquire Primary Bank, Bedford, New Hampshire. In the acquisition, Primary Bank will merge with and into TruNorth Bank, with TruNorth Bank as the surviving institution.

Pursuant to the terms of the merger agreement, Primary Bank shareholders will have the right to elect to receive, for each share of Primary Bank common stock that they own, either $33.00 in cash or $31.00 in newly issued share of common stock of Hometown Financial, subject to the requirement that 50% of the outstanding shares of Primary Bank common stock be converted into cash consideration and 50% be converted into the stock consideration. The aggregate transaction value of the acquisition is approximately $160 million. Based on Primary Bank s balance sheet at June 30, 2026 and estimated fair value accounting adjustments, total goodwill and intangible assets resulting from the acquisition have been estimated to equal $46.2 million.

Primary Bank is a New Hampshire chartered commercial bank, which serves southern New Hampshire through four full-service branch offices. As of June 30, 2026, Primary Bank

RP Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.3

reported assets of $769.5 million, net loans receivable of $664.8 million, deposits of $644.2 million and stockholders equity of $121.4 million, equal to 15.78% of total assets. Primary Bank reported earnings of $6.5 million for the six months ended June 30, 2026 and $11.6 million for the twelve months ended December 31, 2025.

Through the acquisition of Primary Bank, the Company will expand its market presence in southern New Hampshire. The acquisition will provide the Company with a larger, more diversified community bank and a larger customer base to cross-sell products and services, as well as opportunities to develop new banking relationships that can be realized from maintaining a larger geographic market presence. A map of the Company s branch network following the acquisition of Primary Bank is set forth in Exhibit I-2.

Strategic Overview

Hometown Financial maintains a local community banking emphasis, with a primary strategic objective of meeting the borrowing and deposit needs of its local customer base. The Company s community banking activities include offering a variety of deposit products and services and lending consisting of origination of residential real, commercial real estate, commercial business, construction and home equity loans. The Company s deposit and lending activities are primarily conducted in markets served by it branch network throughout Massachusetts, northeast Connecticut and southern New Hampshire, as well as nearby surrounding markets. Beyond traditional banking services, Hometown Financial provides municipal banking products and offers wealth management services, and insurance products and services through a third-party investment advisory firm. Over the past eleven years, the Company has pursued a strategy of supplementing organic growth with growth through acquisitions. Primary Bank will be the Company s ninth acquisition of a financial institution over the past eleven years.

Loans constitute the major portion of the Company s composition of interest-earning assets, with commercial real estate loans and 1-4 family loans comprising the two largest concentrations of the Company s loan portfolio. Investments serve as a supplement to the Company s lending activities and the investment portfolio is considered to be indicative of a low risk investment philosophy, as government sponsored mortgage-backed securities, U.S. Treasury and government agency securities and municipal bonds constitute a significant portion of the Company s investment portfolio.

RP Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.4

Deposits have consistently served as the Company s primary funding source, with core deposits, consisting of transaction and savings account deposits constituting the substantial portion of the Company s deposit base. Supplemental funding is provided by utilization of FHLB advance borrowings as an alternative funding source for purposes of managing funding costs and interest rate risk. Additionally, the Company holds debt, consisting of a senior note payable and subordinated debentures, whereby most of the funds were down streamed into the bank subsidiaries for purposes of increasing regulatory capital.

Hometown Financial s earnings base is largely dependent upon net interest income and operating expense levels. Recent trends show that following a decline in the net interest margin during fiscal year 2024, the net interest margin has increased during the past two fiscal years. The increase in the net interest margin was facilitated by interest rate spread expansion, which was realized through an increase in the average yield on interest-earning assets and a lower cost of interest-bearing liabilities. Revenues derived from sources of non-interest operating income have been maintained at relatively stable levels as percent of average assets, while following two years of maintaining relatively stable operating expense to average assets ratios, the Company experienced some de-leveraging of the operating expense ratio during fiscal year 2026. The increase in operating expense ratio for fiscal year 2026 reflects the operating expenses that were added with the acquisition of CFSB Bancorp, Inc., as well as adding personnel and investing in infrastructure to facilitate implementation of strategic initiatives. Over the past five fiscal years, credit loss provisions have had a varied impact on the Company s earnings, while non-operating gains and losses have generally had a limited impact on the Company s earnings.

The post-offering business plan of the Company is expected to continue to focus on implementing strategic initiatives to develop and grow a full service community banking franchise. Accordingly, Hometown Financial will continue to be an independent full-service community bank, with a commitment to meeting the retail and commercial banking needs of individuals and businesses in the markets that are served by its network of branches and nearby surrounding markets.

A key component of the Company s business plan is to complete a public stock offering to sustain growth strategies and facilitate implementation of strategic plan initiatives, including diversification of lending with an increased emphasis on commercial business lending and expansion of deposit generation through enhanced deposit products and alternative funding

RP Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.5

channels. A portion of the conversion proceeds will be utilized to fund the cash consideration to be paid for the acquisition of Primary Bank and other merger related costs. The capital realized from the stock offering will increase the Company s operating flexibility, provide additional capacity for organic growth and diversification, strengthen risk management, enhance ability to invest in technology and infrastructure and facilitate the repayment of senior debt. The additional funds realized from the stock offering will provide an alternative funding source to deposits and borrowings in meeting the Company s future funding needs, which may facilitate a reduction in Hometown Financial s funding costs. Additionally, Hometown Financial s higher equity-to-assets ratio will enable the Company to pursue additional expansion opportunities. Such expansion may include de novo branching and acquiring branch offices to gain a market presence in nearby markets that are complementary to the Company s existing branch network. The Company will also be in a better position to pursue growth through additional acquisitions of other financial institutions or financial-related companies following the stock offering, given its strengthened capital position and ability to issue shares of Hometown Financial s common stock as merger consideration.

The Company. The Company is expected to retain up to 50% of the net offering proceeds. At present, funds at the Company level, net of the loan to the ESOP, will be used to fund the repayment of senior debt and invested into a deposit at TruNorth Bank. Over time, the funds held in a deposit at TruNorth Bank may be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into TruNorth Bank, repurchases of common stock and the payment of cash dividends.

TruNorth Bank. At least 50% of the net conversion proceeds will be infused into TruNorth Bank. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into TruNorth Bank will be used to fund the cash portion of the Primary Bank merger consideration, with the remaining net proceeds to become part of general operating funds and to be primarily utilized to fund loan growth over time.

Overall, it is the Company s objective to pursue controlled growth that will serve to increase returns, while continuing to emphasize management of the overall risk associated with Hometown Financial s operations.

RP Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.6

Balance Sheet Trends

Table 1.1 shows the Company s historical balance sheet data for the past five fiscal years. From fiscal yearend 2022 through fiscal yearend 2026, Hometown Financial s assets increased at a 16.90% annual rate. Asset growth was primarily realized through three acquisitions of financial institutions that were completed during the period, with acquisition-related growth providing the primary source of the Company s loan and deposit growth as well. A summary of Hometown Financial s key operating ratios for the past two fiscal years is presented in Exhibit I-3.

Hometown Financial s loans receivable portfolio increased at a 20.24% annual rate from fiscal yearend 2022 through fiscal yearend 2026, in which most of the loan growth was realized during fiscal years 2023 and 2025 in connection with the acquisitions that were completed during those fiscal years. Overall, the Company s balance of net loans receivable increased from $2.5 billion at fiscal yearend 2022 to $5.3 billion at fiscal yearend 2026. The Company s higher loan growth rate compared to its asset growth rate provided for an increase the loans-to-assets ratio from 68.45% at fiscal yearend 2022 to 76.61% at fiscal yearend 2026.

Trends in the Company s loan portfolio composition over the past two fiscal years show that overall composition of the loan portfolio has reflected an increase in the concentration of 1-4 family loans, which was primarily offset by decreases in the concentrations of multi-family loans and construction loans. Commercial real estate loans, including multi-family loans, comprise the largest concentration of the loan portfolio and decreased from 47.64% of total loans at fiscal yearend 2025 to 45.67% of total loans at fiscal yearend 2026. Comparatively, from fiscal yearend 2025 to fiscal yearend 2026, 1-4 family residential mortgage loans increased from 34.37% of total loans to 37.31% of total loans. Over the same time period, the relative concentrations of commercial business loans decreased from 7.54% of total loans to 7.19% of total loans, home equity loans and lines of credit increased from 5.00% of total loans to 5.28% of total loans, construction and land development loans decreased from 5.40% of total loans to 4.49% of total loans and consumer loans showed a nominal increase to equal 0.07% of total loans at fiscal yearend 2026.

The intent of the Company s investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting Hometown Financial s overall credit and interest rate risk objectives. It is anticipated that proceeds retained at the holding company level, net of funding the cash merger consideration and the repayment of senior debt, will

RP Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS Page I.7

Table 1.1

Hometown Financial Group, Inc.

Historical Balance Sheet Data

	At June 30,										6/30/22- 6/30/26 Annual. Growth Rate
	2022		2023		2024		2025		2026
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)
Total Amount of:
Assets	$3,718,773	100.00%	$4,587,420	100.00%	$4,835,763	100.00%	$6,589,178	100.00%	$6,944,819	100.00%	16.90%
Cash, cash equivalents and deposits	565,464	15.21%	138,680	3.02%	142,064	2.94%	276,263	4.19%	370,279	5.33%	-10.04%
Investment securities	390,714	10.51%	423,905	9.24%	439,781	9.09%	601,061	9.12%	735,906	10.60%	17.15%
Loans held for sale	0	0.00%	6,274	0.14%	5,415	0.11%	11,035	0.17%	16,760	0.24%	NM
Loans receivable, net	2,545,571	68.45%	3,653,093	79.63%	3,887,356	80.39%	5,226,399	79.32%	5,320,643	76.61%	20.24%
Bank owned life insurance	89,620	2.41%	99,981	2.18%	102,543	2.12%	137,191	2.08%	146,367	2.11%	13.05%
FHLB/FRB stock	16,441	0.44%	35,224	0.77%	31,325	0.65%	35,527	0.54%	35,857	0.52%	21.52%
Goodwill and intangible assets	35,288	0.95%	114,880	2.50%	112,483	2.33%	138,673	2.10%	140,338	2.02%	41.22%
Deposits	3,204,402	86.17%	3,555,979	77.52%	3,903,106	80.71%	5,505,551	83.55%	5,811,061	83.67%	16.05%
Borrowings	79,177	2.13%	545,533	11.89%	405,332	8.38%	331,781	5.04%	300,847	4.33%	39.62%
Equity	391,908	10.54%	426,546	9.30%	465,977	9.64%	688,721	10.45%	755,313	10.88%	17.82%
Tangible equity	356,620	9.59%	311,666	6.79%	353,494	7.31%	550,048	8.35%	614,975	8.86%	14.59%
Loans/Deposits		79.44%		102.73%		99.60%		94.93%		91.56%

(1)	Ratios are as a percent of ending assets.

Sources: Hometown Financial s prospectus, Hometown Financial s audited & unaudited financial statements and RP Financial calculations

RP Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.8

initially be invested into liquid funds held as a deposit at TruNorth Bank. Since fiscal yearend 2022, the Company s level of cash and investment securities (inclusive of FHLB/FRB stock) ranged from a low of 12.68% of assets at fiscal yearend 2024 to a high of 26.15% of assets at fiscal yearend 2022. As of June 30, 2026, cash and investments equaled 16.44% of assets. U.S. Government sponsored enterprise securities totaling $417.5 million comprised the most significant component of the Company s investment portfolio at June 30, 2026. Other investments held by the Company at June 30, 2026 consisted of collateralized debt obligations ($133.7 million), corporate bonds ($95.2 million), municipal bonds ($54.6 million), U.S. Government bonds ($27.4 million), Small Business Administration obligations ($5.2 million) and marketable equity securities ($2.2 million). As of June 30, 2026, investment securities designated as available for sale totaled $733.7 million and reflected a net unrealized loss of $12.5 million. Exhibit I-4 provides historical detail of the Company s investment portfolio as of June 30, 2026. As of June 30, 2026, the Company also held $370.3 million of cash and cash equivalents and $35.9 million of FHLB/FRB stock.

The Company also maintains an investment in bank-owned life insurance ( BOLI ) policies, which covers the lives of certain current and former officers of the Company. The life insurance policies earn tax-exempt income through cash value accumulation and death proceeds. As of June 30, 2026, the cash surrender value of the Company s BOLI equaled $146.4 million or 2.11% of assets.

Since fiscal yearend 2022, Hometown Financial s funding needs have been addressed through a combination of deposits, borrowings and internal cash flows. From fiscal yearend 2022 through fiscal yearend 2026, the Company s deposits increased at a 16.05% annual rate. Deposit growth during the period was primarily driven by acquisition-related growth. As of June 30, 2026, transaction and savings account deposits comprised 63.28% of total deposits and certificates of deposit ( CDs ) comprised 36.72% of total deposits.

Borrowings serve as an alternative funding source for the Company to address funding needs for growth and to support management of deposit costs and interest rate risk. Additionally, the Company has issued debt and acquired subordinated debt in connection with one of its financial institution acquisitions, in which the net proceeds were down streamed into the Company s bank subsidiaries for purposes of increasing regulatory capital. From fiscal year end 2022 through fiscal yearend 2026, borrowings increased from $79.2 million or 2.13% of assets to $300.8 million or 4.33% of assets. Borrowings held by the Company at June 30, 2026

RP Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.9

consisted of $157.4 million of FHLB advances, $134.4 million of a senior note payable and $9.0 million of subordinated debt.

The Company s equity increased at a 17.82% annual rate from fiscal yearend 2022 through fiscal yearend 2026. Slightly slower asset growth relative to equity growth provided for an increase in the Company s equity-to-assets from 10.54% at June 30, 2022 to 10.88% at June 30, 2026. Comparatively, the Company s tangible equity-to-assets ratio decreased from 9.59% at June 30, 2022 to 8.86% at June 30, 2026. Goodwill and other intangibles totaled $140.3 million or 2.02% of assets at June 30, 2026. The addition of stock proceeds will serve to strengthen the Company s capital position, as well as support growth opportunities.

Income and Expense Trends

Table 1.2 shows the Company s historical income statements for the past five fiscal years. The Company s reported earnings ranged from $25.7 million or 0.71% of average assets during fiscal year 2022 to $47.9 million or 0.75% of average assets during fiscal year 2025. For fiscal year 2026, the Company reported net income of $43.4 million or 0.64% of average assets. Net interest income and operating expenses represent the primary components of the Company s earnings, while non-interest operating income has been increasing in line with the Company s growth of assets and deposits and credit loss provisions had a more significant impact on the Company s earnings during fiscal year 2026. Non-operating gains and losses have not had a significant impact on earnings over the past five fiscal years.

Over the past five fiscal years, the Company s net interest income to average assets ratio ranged from 2.67% during 2024 to 3.39% during fiscal year 2023 and equaled 3.38% during fiscal year 2026. The upward trend in the Company s net interest income ratio during the past two fiscal years was supported by higher interest rate spreads, which were the result of both an increase in the yield earned on interest-earning assets and a decrease in the cost of interest-bearing liabilities. The Company s net interest rate spreads and yields and costs for the past two fiscal years are set forth in Exhibits I-3 and I-5.

Non-interest operating income has been a growing contributor to the Company s earnings over the past five fiscal years, while remaining fairly stable as a percent of average assets. Throughout the period shown in Table 1.2, non-interest operating income ranged from 0.44% of average assets for fiscal year 2025 to 0.55% of average assets for fiscal year 2022. For the twelve months ended June 30, 2026, non-interest operating income totaled $32.9 million

RP Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS Page I.10

Table 1.2

Hometown Financial Group, Inc.

Historical Income Statements

For the Fiscal Year Ended June 30,
2022	2023	2024	2025	2026
Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)
Interest income	$108,384	2.99%	$177,710	4.28%	$221,574	4.70%	$311,323	4.90%	$349,255	5.14%
Interest expense	(8,809)	-0.24%	(36,910)	-0.89%	(95,695)	-2.03%	(126,385)	-1.99%	(119,676)	-1.76%

Net interest income	$99,575	2.75%	$140,800	3.39%	$125,879	2.67%	$184,938	2.91%	$229,579	3.38%
Provision for credit losses	(8,041)	-0.22%	(4,624)	-0.11%	(3,613)	-0.08%	(12,293)	-0.19%	(39,716)	-0.58%

Net interest income after provisions	$91,534	2.53%	$136,176	3.28%	$122,266	2.60%	$172,645	2.72%	$189,863	2.79%
Non-interest operating income	$19,857	0.55%	$20,537	0.49%	$22,564	0.48%	$28,000	0.44%	$32,886	0.48%
Non-interest operating expense	(76,668)	-2.12%	(95,716)	-2.30%	(100,079)	-2.12%	(135,762)	-2.14%	(161,344)	-2.37%

Net operating income	$34,723	0.96%	$60,997	1.47%	$44,751	0.95%	$64,883	1.02%	$61,405	0.90%
Non-Operating Income(Loss)
Gain (loss) on securities	($429)	-0.01%	($446)	-0.01%	$189	0.00%	($82)	0.00%	($1,124)	-0.02%
Gain on sale of fixed assets/OREO	0	0.00%	87	0.00%	0	0.00%	147	0.00%	268	0.00%
Merger expenses	0	0.00%	(729)	-0.02%	0	0.00%	(1,029)	-0.02%	(3,064)	-0.05%
Gain on bargain purchase	0	0.00%	0	0.00%	(340)	-0.01%	988	0.02%	0	0.00%

Net non-operating income	(429)	-0.01%	($1,088)	-0.03%	($151)	0.00%	$24	0.00%	($3,920)	-0.06%
Net income before tax	$34,294	0.95%	$59,909	1.44%	$44,600	0.95%	$64,907	1.02%	$57,485	0.85%
Income tax provision	(8,575)	-0.24%	(15,465)	-0.37%	(11,162)	-0.24%	(16,996)	-0.27%	(14,060)	-0.21%

Net income (loss)	$25,719	0.71%	$44,444	1.07%	$33,438	0.71%	$47,911	0.75%	$43,425	0.64%
Adjusted Earnings
Net income	$25,719	0.71%	$44,444	1.07%	$33,438	0.71%	$47,911	0.75%	$43,425	0.64%
Add(Deduct): Net non-operating income	429	0.01%	1,088	0.03%	151	0.00%	(24)	0.00%	3,920	0.06%
Tax effect (2)	(107)	0.00%	(272)	-0.01%	(38)	0.00%	6	0.00%	(980)	-0.01%

Adjusted earnings	$26,041	0.72%	$45,260	1.09%	$33,551	0.71%	$47,893	0.75%	$46,365	0.68%
Expense Coverage Ratio (3)	1.30	x	1.47	x	1.26	x	1.36	x	1.43	x
Efficiency Ratio (4)	64.24%	59.33%	67.42%	63.88%	61.40%

(1)	Ratios are as a percent of average assets.
(2)	Assumes a 25.0% effective tax rate.
(3)	Expense coverage ratio calculated as net interest income before provisions for loan losses divided by operating expenses.
(4)	Efficiency ratio calculated as operating expenses divided by the sum of net interest income before provisions for loan losses plus non-interest operating income.

Sources: Hometown Financial s prospectus, Hometown Financial s audited & unaudited financial statements, and RP Financial calculations.

RP Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.11

or 0.48% of average assets. Customer service fees followed by check card income and income earned on BOLI are the largest contributors to the Company s non-interest operating income.

Operating expenses represent the other major component of the Company s earnings and have generally been maintained at a relatively low ratio as a percent of average assets. Operating expenses ranged from $76.7 million or 2.12% of average assets during fiscal year 2022 to a high of $161.3 million or 2.37% of average assets during fiscal year 2026. The increase in the operating expense to average assets ratio from 2.14% during fiscal year 2025 to 2.37% reflects additional expenses related to the acquisition completed during fiscal year 2026, as well as investment infrastructure to facilitate implementation of strategic initiatives. Upward pressure will be placed on the Company s operating expense ratio following the stock offering, due to expenses associated with operating as a publicly-traded company, including expenses related to the stock benefit plans. At the same time, the increase in capital realized from the stock offering will increase the Company s capacity to leverage operating expenses through implementation of growth strategies.

Overall, during the past five fiscal years, the Company s expense coverage ratios (net interest income divided by operating expenses) ranged from a low of 1.26x during fiscal year 2024 to a high of 1.47x during fiscal year 2023 and equaled 1.43x during fiscal year 2026. Similar to expense coverage ratio trends, the Company s efficiency ratio (operating expenses as a percent of the sum of net interest income and other operating income) ranged from a high of 67.42% during fiscal year 2024 to a low of 59.33% during fiscal year 2023 and equaled 61.40% during fiscal year 2026. The favorable trends in the Company s expense coverage and efficiency ratios during the past two fiscal years were driven by an increase in the net interest income ratio.

During the period covered in Table 1.2, the amount of credit loss provisions established ranged from $3.6 million or 0.08% of average assets during fiscal year 2024 to $39.7 million or 0.58% of average assets during fiscal year 2026. Increases in non-performing loans and net loan-charge offs were factors that contributed to the comparatively higher credit loss provisions established during fiscal year 2026. As of June 30, 2026 the Company maintained credit loss allowances of $49.9 million, equal to 0.91% of total loans and 64.55% of non-accruing loans. Exhibit I-6 sets forth the Company s allowance for credit losses activity for the past two fiscal years.

RP Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.12

Non-operating gains and losses have had a limited impact on the Company s earnings during the period covered in Table 1.2, consisting of gains and losses on securities, gains on sale of fixed assets and other real estate owned ( OREO ), merger expenses and gain on bargain purchase Over the past five fiscal years, non-operating gains and losses ranged from a net non-operating loss of $3.9 million or 0.06% of average assets during fiscal year 2026 to net non-operating income of $24,000 or 0.00% of average assets during fiscal year 2025. The net non-operating loss recorded for fiscal year 2026 consisted of $3.1 million of merger expenses, $1.1 million loss on securities and $268,000 gain on sale of fixed assets.

Over the past five fiscal years, the Company s effective tax rate ranged from 24.46% during fiscal year 2026 to 26.19% during fiscal year 2025. As set forth in the prospectus, the Company s effective marginal tax rate is 25.0%.

Interest Rate Risk Management

The Company pursues a number of strategies to manage interest rate risk, particularly with respect to seeking to limit the repricing mismatch between interest rate sensitive assets and liabilities. The Company manages interest rate risk from the asset side of the balance sheet through maintaining a portion of the investment portfolio in investment securities with shortterms or adjustable interest rates, maintaining the investment portfolio as available for sale, generally selling originations of longer term 1-4 family fixed rate loans and diversifying into other types of lending beyond 1-4 family permanent mortgage loans which consist primarily of adjustable rate or shorter term fixed rate loans. As of June 30, 2026, of the Company s total loans due after June 30, 2027, adjustable rate loans comprised 62.51% of total loans receivable (see Exhibit I-7). On the liability side of the balance sheet, management of interest rate risk has been pursued through emphasizing growth of lower costing and less interest rate sensitive transaction and savings account deposits and utilizing fixed rate FHLB advances with laddered maturities extending out to more than four years. Transaction and savings account deposits comprised 63.28% of the Company s total deposits at June 30, 2026.

As of June 30, 2026, an analysis of the Company s economic value of equity ( EVE ) and net interest income indicated that in the event of an instantaneous parallel 200 basis point increase in the U.S. Treasury yield curve EVE would decrease by 2.65% and net interest income would increase by 0.23% in year one, which were within policy guidelines (see Exhibit I-8).

RP Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.13

The infusion of stock proceeds will serve to further limit the Company s interest rate risk exposure, as most of the net proceeds will be either redeployed into interest-earning assets or used to fund the repayment of a senior note payable and the increase in the Company s capital position will lessen the proportion of interest rate sensitive liabilities funding assets.

Lending Activities and Strategy

Hometown Financial s lending activities have emphasized mortgage-based lending, which has provided for a loan portfolio composition that is concentrated in commercial real estate and muti-family loans, followed by 1-4 family residential loans. Other areas of lending for the Company include commercial business loans, construction loans, home equity loans and lines of credit and consumer loans. Going forward, the foundation of the Company s lending activities will continue to be mortgage-based lending, while expansion of commercial business lending is a primary strategic growth initiative for the Company. Exhibit I-9 provides historical detail of Hometown Financial s loan portfolio composition for the past two fiscal year ends and Exhibit I-10 provides the contractual maturity of the Company s loan portfolio by loan type as of June 30, 2026.

Commercial Real Estate and Multi-Family Loans. Commercial real estate and multi-family loans consist largely of loans originated by the Company, which are generally collateralized by properties in the Company s regional lending area. On a limited basis, the Company supplements originations of commercial real estate and multi-family loans with purchased loan participations from local banks. Loan participations are subject to the same underwriting criteria and loan approvals as applied to loans originated by the Company. Hometown Financial generally originates commercial real estate and multi-family loans up to a loan-to-value ( LTV ) ratio of 80% of the appraised value or purchase price, whichever is lower. A minimum debt-coverage ratio of 1.15 times is generally required for commercial real estate loans and 1.20 times for multi-family loans. Commercial real estate and multi-family loans are generally originated for terms of up to ten years and with amortization schedules of 20 to 30 years. Loan terms offered on commercial real estate and multi-family loans include fixed rate and adjustable rate loans. Properties securing the commercial real estate and multi-family loan portfolio include office buildings, industrial facilities, shopping plazas, retail properties, commercial loans secured by residential properties, apartment buildings, automotive facilities, hotels and motels, warehouse and self-storage facilities and restaurants. At June 30, 2026, the Company s largest commercial real estate loan had an outstanding balance of $31.4 million and

RP Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.14

was secured by a non-owner-occupied mixed use commercial property. At June 30, 2026, this loan was performing in accordance with its original terms. At June 30, 2026, the Company s largest multi-family loan had an outstanding balance of $16.0 million and was secured by a 49-unit apartment building. At June 30, 2026, this loan was performing in accordance with its original terms. As of June 30, 2026, the Company s outstanding balance of commercial real estate and multi-family loans totaled $2.5 billion, equal to 45.66% of total loans outstanding, and consisted of $1.9 billion of commercial real estate loans and $622.0 million of multi-family loans.

1-4 Family Residential Loans. Hometown Financial offers both fixed rate and adjustable rate 1-4 family permanent mortgage loans with terms of up to 30 years, which are originated under the TruNorth Mortgage brand. Loans are generally underwritten to secondary market guidelines, so as to allow for the sale of such loans if such a strategy is warranted for purposes of interest rate risk management. The Company s current philosophy is to generally sell fixed rate 1-4 family loan originations with servicing rights retained and to generally retain originations of 1-4 family adjustable rate loans for investment. Adjustable rate loans offered by the Company have initial repricing terms of up to ten years and then reprice semi-annually for the balance of the loan term. Adjustable rate loans are indexed to the 30-day average Secure Overnight Funds Rate ( SOFR ). As of June 30, 2026, the Company s outstanding balance of 1-4 family loans totaled $2.0 billion equal to 37.31% of total loans outstanding.

Home Equity Loans and Lines of Credit. The Company s 1-4 family lending activities include home equity loans and lines of credit, which are generally underwritten to the same underwriting criteria used for 1-4 family residential mortgage loans. Home equity loans are originated with fixed interest rates and with terms of up to 20 years. Home equity lines of credit are generally originated for terms of up to 25 years with up a 10-year draw period followed by a 15-year payback period. Home equity lines of credit are indexed to the prime rate as published in The Wall Street Journal. The Company will generally originate home equity loans and lines of credit up to a maximum LTV ratio of 80% when combined with the principal balance of an existing mortgage and up to 70% for investment properties. As of June 30, 2026, the Company s outstanding balance of home equity loans and lines of credit totaled $288.4 million equal to 5.28% of total loans outstanding.

Construction and Land Development Loans The Company s origination of construction and land development loans include residential construction loans, commercial construction loans and land loans for residential or commercial development. Construction loans are

RP Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.15

interest-only loans during the construction phase, which is typically up to 12 months for residential construction loans and up to 24 months for commercial construction loans. Residential construction loans are generally originated as construction-permanent loans and most commercial construction loans are structured as construction-permanent loans. Residential construction loans are generally originated up to a maximum LTV ratio of 80% of the appraised value upon completion, or 70% for investment properties. Commercial construction loans are generally originated to the lesser of a LTV ratio of 75% or 90% loan-to-cost. At June 30, 2026, the Company s largest commercial construction loan was a participation loan and had an outstanding balance of $15.0 million. At June 30, 2026, this loan was performing in accordance with its original terms. As of June 30, 2026, Hometown Financial s outstanding balance of construction and land development loans totaled $245.3 million equal to 4.49% of total loans outstanding.

Commercial Business Loans The commercial business loan portfolio is generated through extending loans to businesses operating in the local market area. Expansion of commercial business lending activities is a desired area of loan growth for the Company, pursuant to which the Company is seeking to become a full service community bank to its commercial loan customers through offering a full range of commercial loan products that can be packaged with lower cost commercial deposit products. The Company offers lines of credit and term loans for working capital, business equipment, and general corporate needs. Term loans have either fixed or adjustable rates and are generally offered for terms of up to ten years and are fully amortizing. Lines of credit are generally extended as floating rate loans indexed to The Wall Street Journal prime rate or the SOFR for maturities of up to 12 months. Most of the Company s commercial loans are secured by some or all of the business assets of the borrower, including machinery and equipment, accounts receivable and inventory. The Company s commercial lending activities include concentrations in loans to franchisees and condominium associations, which totaled $103.6 million and $75.8 million, respectively, at June 30 2026. At June 30, 2026, the Company s largest commercial business loan had an outstanding balance of $19.7 million loan and was originated for the acquisition of franchise coffee shops. At June 30, 2026, this loan was performing in accordance with its original terms and was secured by business assets of the borrower. As of June 30, 2026, the Company s outstanding balance of commercial business loans totaled $393.0 million equal to 7.19% of total loans outstanding.

RP Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.16

Consumer Loans. Consumer lending is currently not an active lending area for the Company. The small balance of consumer loans held in the Company s loan portfolio include loans secured by deposit accounts and energy-efficiency loans that were acquired with the acquisition of CFSB Bancorp, Inc. As of June 30, 2026, the consumer loan portfolio totaled $3.7 million equal to 0.07% of total loans outstanding.

Asset Quality

The Company experienced an increase in non-performing assets during fiscal year 2026, which was primarily due to an increase in non-performing commercial real estate loans. During the fiscal year ended June 30, 2026, the Company also transferred a commercial real estate loan with a carrying value of $5.5 million to foreclosed assets. Hometown Financial s balance of non-performing assets increased from $54.5 million or 0.83% of assets at June 30, 2025 to $82.8 million or 1.19% of assets at June 30, 2026. As shown in Exhibit I-11, the balance of non-performing assets consisted of $77.3 million of non-accruing loans and $5.5 million of foreclosed assets. Non-accruing loans currently held by the Company consist mostly of commercial real estate loans, which totaled $60.0 million at June 30, 2026.

To track the Company s asset quality and the adequacy of valuation allowances, Hometown Financial has established detailed asset classification policies and procedures which are consistent with regulatory guidelines. Classified assets are reviewed on a regular basis by senior management and the Board. Pursuant to these procedures, when needed, the Company establishes additional valuation allowances to cover anticipated losses in classified or nonclassified assets. As of June 30, 2026, the Company maintained credit loss allowances of $49.9 million, equal to 0.91% of total loans receivable and 64.55% of non-performing loans. The level of Company s credit loss allowance takes into account the fair value marks applied to the loan portfolios that have been acquired by the Company. As of June 30, 2026, the balance of fair value marks equaled $99.8 million.

Funding Composition and Strategy

Deposits have consistently served as the Company s primary funding source and at June 30, 2026 deposits accounted for 95.08% of Hometown Financial s combined balance of deposits and borrowings. Exhibit I-12 sets forth the Company s deposit composition for the past two fiscal years. Transaction and savings account deposits comprised 63.28% of total deposits at June 30, 2026, as compared to 62.63% of total deposits at June 30, 2025. The increase in

RP Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS I.17

the concentration of core deposits comprising total deposits during fiscal year 2026 was due to comparatively stronger growth of core deposits relative to growth of CDs. Non-interest bearing checking account deposits comprise the largest concentration of the Company s core deposits, totaling $1.0 billion or 27.62% of total core deposits at June 30, 2026.

The balance of the Company s deposits consists of CDs, which equaled 36.72% of total deposits at June 30, 2026 compared to 37.37% of total deposits at June 30, 2025. As of June 30, 2026, the CD portfolio totaled $2.1 billion, which included $630.0 million of federally uninsured CD balances (deposits in excess of the FDIC limit of $250,000 per insured account).

Borrowings serve as an alternative funding source for the Company to facilitate management of funding costs and interest rate risk Additionally, the Company has used debt and acquired subordinated debt, in which most of the funds were down streamed into the subsidiary banks to increase regulatory capital. Borrowings totaled $300.8 million at June 30, 2026 and consisted of $157.4 million of FHLB advances, $134.4 million of a senior note payable and $9.0 million of subordinated debt. For the fiscal year ended June 30, 2026, the FHLB advances had a weighted average interest rate of 4.28% and the combined balances of the senior debt and subordinated debt had a weighted average interest rate of 9.29%.

Subsidiary Activities

TruNorth Bank is a wholly owned subsidiary of Hometown Financial. TruNorth Bank s subsidiaries include: Hometown Securities I, Inc., ESB Securities Corporation and NACB Securities Corporation, each of which is a Massachusetts corporation established to hold and manage certain investment securities on behalf of TruNorth Bank. TruNorth Bank also owns Millbury Properties, LLC, Mt. Tom Properties LLC, Essex County Properties, LLC, and WCB Realty, LLC, which are Massachusetts limited liability companies, and 16 Harrison Avenue Corp, which is a Massachusetts corporation, each of which was formed to hold, manage and dispose of OREO held by TruNorth Bank (or its predecessors).

Legal Proceedings

The Company is not currently party to any pending legal proceedings that the Company s management believes would have a material adverse effect on the Company s financial condition, results of operations or cash flows.

RP Financial, LC.	MARKET AREA II.1

II. MARKET AREA

Introduction

Hometown Financial is headquartered in Easthampton, Massachusetts and currently serves markets throughout the Commonwealth of Massachusetts, northeastern Connecticut and southern New Hampshire with a total of 55 full-service banking offices. The branches are located in the Massachusetts counties of Hampshire, Essex, Worcester, Hampden, Norfolk, Plymouth and Middlesex.. In Connecticut, the Company maintains branches in the Northeastern Connecticut Planning Region ( NCTPR ) and in New Hampshire the Company maintains one branch in Rockingham County. The acquisition of Primary Bank will expand the Company s market presence in southern New Hampshire with the addition of four locations, which are located in the counties of Hillsborough and Rockingham. Details regarding the Company s office properties are set forth in Exhibit II-1.

With operations that encompass a broad geographic area throughout Massachusetts, northeast Connecticut and southern New Hampshire, the primary market area includes a mix of urban and suburban markets, with corresponding population and economic characteristics. Pursuant to the diversity of the markets served by the combined branch networks of the Company and Primary Bank, the Company s competitive environment includes a significant number of thrifts, commercial banks and other financial services companies, some of which have a regional or national presence and are larger than the Company in terms of deposits, loans, scope of operations, and number of branches. These institutions also have greater resources at their disposal than the Company.

Future growth opportunities for Hometown Financial depend on the future growth and stability of the local and regional economy, demographic growth trends and the nature and intensity of the competitive environment. These factors have been briefly examined to help determine the growth potential that exists for the Company, the relative economic health of the Company s market area, and the resultant impact on value.

National Economic Factors

The future success of the Company s operations is partially dependent upon various national and local economic trends. Manufacturing activity for October 2025 slowed to an index reading of 48.7, versus service sector activity for October accelerating to an index reading of

RP Financial, LC.	MARKET AREA II.2

52.4. October existing home sales increased 1.2%, as slightly lower mortgage rates helped sales reach an eight-month high. Retail sales for October were unchanged. November manufacturing activity slowed to an index reading of 48.2, for a ninth consecutive month of contraction. In contrast, service sector activity for November edged up to an index reading of 52.6. The U.S. economy added 64,000 jobs in November and the November unemployment rate crept up to 4.6%. Lower mortgage rates contributed to existing home sales increasing 0.5% in November, which was the third consecutive month of rising sales, while new home sales for November jumped 15.5%. Manufacturing activity for December slowed to an index reading of 47.9, while December service sector activity accelerated to an index reading of 54.4. Job growth slowed slightly in December with the U.S. economy adding 50,000 jobs, while the December unemployment rate edged lower to 4.4%. While existing home sales increased 5.1% in December, as a whole 2025 ranked as one of the worst slumps for home sales in years. Comparatively, new home sales for December declined 1.7%. Reflecting the impact of a record long government shutdown, fourth quarter GDP slowed to an annual growth rate of 1.4%.

January 2026 manufacturing activity accelerated to an index reading of 52.6, which was the highest reading since August 2022. Service sector activity for January also edged up with an index reading of 52.7. January s employment report showed 130,000 jobs were added to the U.S. economy, which was the strongest job growth in more than a year. The January unemployment rate declined slightly to 4.3%. An 8.4% decline in existing home sales for January provided for the lowest level of existing home sales in more than two years. Similarly, January new home sales declined by 17.6%. Manufacturing activity for February continued to expand with an index reading of 52.4, while February service sector activity accelerated to a more than a three and one-half year high to an index reading of 56.1. February s employment report showed the U.S. economy lost 92,000 jobs and the unemployment rate edged up to 4.4%. Existing home sales for February were up 1.7%. Manufacturing activity for March expanded for a third consecutive month with an index reading of 52.7, while March service sector activity increased at a slower pace with an index reading of 54.0. Job growth resumed in March with U.S. employers adding 178,000 jobs and the March unemployment rate dipped slightly to 4.3%. Existing home sales for March fell 3.6%. First quarter GDP expanded at a 2.0% annual rate (subsequently revised down to a 1.6% annual growth rate), as businesses invested heavily in artificial intelligence.

April 2026 manufacturing activity held steady with an index reading of 52.7, while April service sector activity edged slightly lower with an index reading of 53.6. The U.S. economy

RP Financial, LC.	MARKET AREA II.3

added 115,000 jobs in April and the April unemployment rate held steady at 4.3%. Existing home sales and retail sales for April showed respective increases of 0.2% and 0.5%. Manufacturing activity for May accelerated to a four year high with an index reading of 54.0, while service sector activity for May also accelerated with an index reading of 54.5. May s employment report showed an increase of 172,000 jobs for the U.S. economy and the U.S. unemployment rate held steady at 4.3%. Existing home sales increased 3.2% in May, which was the largest increase in 2026, and retail sales for May were up 0.9%. In contrast to the pick-up in May existing home sales, new home sales for May fell 7.3%. Job growth slowed in June with the U.S. economy adding only 57,000 jobs, while the June U.S. unemployment rate dipped to 4.2%. Manufacturing activity and service sector activity expanded at slower rates in June with respective index readings of 53.3 and 54.0. Existing home sales slid 2.4% in June, versus a 1.6% increase in June new home sales. Lower gas prices translated into retail sales decelerating to a 0.2% increase in June. Second quarter GDP slowed to a 1.5% annual growth rate. Manufacturing activity for July accelerated to an index reading of 55.6, while service sector activity for July edged up to an index reading of 54.1.

In terms of interest rates trends over the past few quarters, a slight downward trend in long-term Treasury yields prevailed through the first half of October 2025 with the 10-year Treasury stabilizing around 4.0% going into late-October. A 3.0% increase in the September CPI, along with the Federal Reserve tempering expectations of further rate cuts following its second consecutive 0.25% rate-cut in late October, resulted in the 10-year Treasury yield trending up to 4.15% in mid-November. After edging down to 4.0% in late-November, the 10-year Treasury yield trended slightly higher ahead of the Federal Reserve s December meeting. The Federal Reserve concluded its December meeting with a third consecutive 0.25% rate cut, while signaling a pause in further rate cuts. Long-term Treasury yields stabilized through the balance of 2025, as a 2.7% increase in the November CPI provided an indication of a slower pace of inflation.

A stable interest rate environment continued to prevail during the first couple of weeks of January 2026, with the December CPI showing no change from the 2.7% increase in the November CPI. Treasury yields edged higher in the second half of January, as President Trump s threat to apply new restrictions on trade with Europe sparked a selloff in Treasury bonds. The late-January meeting of the Federal Reserve concluded with holding its benchmark rate steady and signaling little urgency to resume cutting rates further. A weaker-than-expected report for December retail sales and a 2.4% increase in January s CPI showing a slower pace of

RP Financial, LC.	MARKET AREA II.4

inflation facilitated a decline in long-term Treasury during yield during the first half of February. With the fourth quarter GDP report showing a slowing U.S. economy, interest rates continued to trend lower in the second half of February. At the end of February 30-year mortgage rates fell below 6% for the first time in three years and the 10-year Treasury yield dropped below 4%. Interest rates reversed course and increased through most of March, as the prospect of war-fueled inflation pushed Treasury yields higher. In a similar vein, the Federal Reserve concluded its March meeting holding interest rates steady, as higher energy prices from the Iran war threatened to prolong the fight against inflation. Mortgage rates hit a six-month high in late March and the 10-year Treasury yield equaled 4.31% at the end of the first quarter.

A slight downward trend in long-term Treasury yields that started at the end of the first quarter of 2026 continued into early-April, as financial markets considered the deadline for Iran to strike a deal followed by the April 8th announcement of a two-week cease-fire between the U.S. and Iran. While higher gas prices translated into the March CPI surging to a two-year high of 3.3%, the 10-year Treasury yield stabilized around 4.30% through mid-April. The Federal Reserve s late-April policy meeting concluded with leaving its target rate unchanged and continuation of signaling that the next move in its target rate was more likely to be down than up. Concurrent with the conclusion of the Federal Reserve s late-April meeting, inflationary pressures from rising oil prices pushed long-term Treasury yields higher at the end of April and the beginning of May. Higher energy prices pushed the April CPI to an increase of 3.8%, which was the largest increase in three years. The selloff in government bonds deepened following the release of the CPI data, as the 10-year Treasury yield increased to its highest level since January 2025 with a yield of 4.67% on May 19th. As the prospect of a Middle East peace deal pulled oil prices lower, long-term Treasury yields edged lower through end of May with the 10-year Treasury yield stabilizing slightly under 4.5% during early-June. The 10-year Treasury yield edged above 4.5% ahead of the Federal Reserve s mid-June policy meeting, as higher energy costs translated into the CPI for May posting its hottest reading since April 2023 with an increase of 4.2%. The Federal Reserve concluded its mid-June policy meeting by keeping its target rate unchanged and signaled their next move might be to raise interest rates. For the balance of June, indications of some easing of inflationary risks provided for a slight downward trend in long-term Treasury yields with the yield on the 10-year Treasury equaling 4.42% at the end of the second quarter.

Treasury yields started the third quarter of 2026 trending higher, as renewed fighting in the Middle East spurred a selloff in government bonds. While the June CPI slowed to an

RP Financial, LC.	MARKET AREA II.5

increase of 3.5% due to lower gas prices, the upward trend in long-term Treasury yield continued through the second half of July. After the Federal Reserve concluded its late-July policy meeting leaving its target rate unchanged, long-term Treasury yields neared their highest levels in 19 years as comments by the Federal Reserve Chairman raised investor concerns that he lacked the willingness to raise interest rate to combat inflation. Long-term Treasury yields edged lower at the beginning of August, with news of progress being made to reopen the Strait of Hormuz supporting a decline in oil prices. As of August 4, 2026 the bond equivalent yields for U.S. Treasury bonds with terms of one and ten years equaled 4.04% and 4.63%, respectively, versus comparable year ago yields of 3.82% and 4.22%. Exhibit II-2 provides historical interest rate trends.

Based on the consensus outlook of economists surveyed by The Wall Street Journal in July 2026, GDP was projected to increase 2.1% in 2026 and then edge up to a 2.2% annual growth rate in 2027. The U.S. unemployment rate was forecasted to equal 4.3% in December 2026 and 4.3% in June 2027. An average of 65,000 jobs were projected to be added per month over the next four quarters. On average, the economists forecasted the federal funds rate would equal 3.65% in December 2026 and 3.52% in June 2027. On average, the economists forecasted that the 10-year Treasury yield would equal 4.39% in December 2026 and 4.30% in June 2027.

The July 2026 mortgage finance forecast from the Mortgage Bankers Association (the MBA ) was for 2026 existing home sales to increase by 3.1% from 2025 sales, while 2026 new home sales were forecasted to decrease by 2.4% from sales in 2025. The 2026 median sale prices for existing and new homes were forecasted to show respective decreases of 0.5% and 0.7%. Total mortgage production was forecasted to increase in 2026 to $2.163 trillion, compared to $2.050 trillion in 2025. The forecasted increase in 2026 originations was based on a 4.4% increase in purchase volume and a 7.6% increase in refinancing volume. Purchase mortgage originations were forecasted to total $1.416 trillion in 2026, versus refinancing volume totaling $747 billion. Housing starts for 2026 were projected to increase by 0.1% to total 1.358 million.

Market Area Demographics

Demographic and economic growth trends, measured by changes in population, number of households, age distribution, per capita income and median household income, provide key insight into the health of the market area served by Hometown Financial and Primary Bank.

RP Financial, LC.	MARKET AREA II.6

Demographic data for the primary market area counties, as well as for Massachusetts, Connecticut, New Hampshire and the U.S., is provided in Table 2.1.

Population and household data indicate that the market area served by the Company s branches is a mix of urban and suburban markets. Middlesex County is the most populous county in the Company s market area with a total population of 1.7 million, while the NCTPR has the smallest population with a total population of 98,000. For the 2021 to 2026 period, Worcester County recorded the strongest population growth with an annual growth rate of 1.2%. Essex County and Norfolk County also recorded relatively strong population growth over the past five years, with population growth rates that exceeded the comparable U.S. and Massachusetts growth rates. Comparatively, Hampden County was the only primary market area county that experienced a decline in population over the past five years.

Household growth rates for the primary market area counties generally paralleled population growth trends, with Worcester County displaying the highest household growth rate for the past five years. Hampden County and Middlesex County recorded the lowest household growth rates during the past five years. Over the next five years, population and household growth rates for the primary area counties are generally projected to experience slower growth rates, with the exception of population growth for Hampden County and household growth for Middlesex County.

Income measures show that the counties of Norfolk, Middlesex and Plymouth in Massachusetts and the county of Rockingham in New Hampshire are relatively affluent markets, with household and per capita income measures that were well above the comparable U.S. measures. Hampden County maintained the lowest household and per capita income measures among the primary market area counties, which were lower than comparable U.S. measures as well. Over the next five years, median household and per capita income growth rates for the primary market area counties showed the strongest growth rates projected for the NCTPR and the slowest growth rates projected for Hampshire County.

A comparison of household income distribution measures provides another indication of the relative affluence of the primary market area counties of Norfolk, Middlesex, Plymouth and Rockingham, which maintained significantly higher percentages of households with incomes above $100,000 compared to the U.S. Comparatively, the counties of Hampden and Hampshire were the only primary market area counties that maintained a lower percentage of households with incomes above $100,000 compared to the U.S. Age distribution measures for the primary market area counties were fairly similar to the comparable U.S. and state measures,

RP Financial, LC.	MARKET AREA II.7

Table 2.1

Hometown Financial Group, Inc.

Summary Demographic Data

	Year			Growth Rate
	2021	2026	2031	2021-2026	2026-2031
				(%)	(%)
Population (000)
USA	330,946	342,966	351,802	0.7%	0.5%
Massachusetts	6,928	7,180	7,308	0.7%	0.4%
Connecticut	3,557	3,697	3,767	0.8%	0.4%
New Hampshire	1,367	1,414	1,435	0.7%	0.3%
Essex, MA	794	829	846	0.9%	0.4%
Hampden, MA	465	464	463	-0.1%	0.0%
Hampshire, MA	161	165	166	0.5%	0.1%
Middlesex, MA	1,622	1,688	1,737	0.8%	0.6%
Norfolk, MA	711	746	763	1.0%	0.4%
Plymouth, MA	525	545	555	0.7%	0.4%
Worcester, MA	835	888	908	1.2%	0.4%
Northeastern CT Planning Region, CT	NA	98	101	NA	0.4%
Hillsborough, NH	418	432	438	0.6%	0.3%
Rockingham, NH	312	324	329	0.7%	0.3%
Households (000)
USA	125,733	131,761	135,556	0.9%	0.6%
Massachusetts	2,721	2,808	2,862	0.6%	0.4%
Connecticut	1,371	1,467	1,502	1.4%	0.5%
New Hampshire	549	577	589	1.0%	0.4%
Essex, MA	307	316	322	0.6%	0.4%
Hampden, MA	182	186	186	0.4%	0.0%
Hampshire, MA	60	62	63	0.7%	0.2%
Middlesex, MA	632	645	663	0.4%	0.6%
Norfolk, MA	275	286	293	0.8%	0.4%
Plymouth, MA	196	204	208	0.7%	0.4%
Worcester, MA	318	344	352	1.6%	0.5%
Northeastern CT Planning Region, CT	NA	40	41	NA	0.6%
Hillsborough, NH	165	173	176	0.9%	0.4%
Rockingham, NH	124	131	134	1.0%	0.5%
Median Household Income ($)
USA	67,761	86,867	96,684	5.1%	2.2%
Massachusetts	87,126	109,065	121,125	4.6%	2.1%
Connecticut	81,962	102,592	112,399	4.6%	1.8%
New Hampshire	81,460	106,667	118,207	5.5%	2.1%
Essex, MA	84,426	105,874	117,265	4.6%	2.1%
Hampden, MA	57,122	72,208	78,973	4.8%	1.8%
Hampshire, MA	82,151	85,201	89,141	0.7%	0.9%
Middlesex, MA	109,090	136,649	152,883	4.6%	2.3%
Norfolk, MA	108,468	137,903	155,993	4.9%	2.5%
Plymouth, MA	98,238	119,084	131,538	3.9%	2.0%
Worcester, MA	78,529	102,128	113,942	5.4%	2.2%
Northeastern CT Planning Region, CT	NA	102,183	117,585	NA	2.8%
Hillsborough, NH	85,494	113,649	125,962	5.9%	2.1%
Rockingham, NH	99,558	122,593	136,158	4.3%	2.1%
Per Capita Income ($)
USA	37,689	48,879	54,670	5.3%	2.3%
Massachusetts	50,520	64,764	71,354	5.1%	2.0%
Connecticut	47,275	60,962	66,563	5.2%	1.8%
New Hampshire	44,855	60,158	67,279	6.0%	2.3%
Essex, MA	48,443	58,827	64,719	4.0%	1.9%
Hampden, MA	32,565	42,093	46,503	5.3%	2.0%
Hampshire, MA	46,545	54,398	57,383	3.2%	1.1%
Middlesex, MA	61,793	78,369	85,475	4.9%	1.8%
Norfolk, MA	60,544	79,145	86,566	5.5%	1.8%
Plymouth, MA	49,722	61,853	68,365	4.5%	2.0%
Worcester, MA	42,667	56,345	62,952	5.7%	2.2%
Northeastern CT Planning Region, CT	NA	54,485	63,466	NA	3.1%
Hillsborough, NH	45,821	61,993	69,330	6.2%	2.3%
Rockingham, NH	51,623	67,616	75,157	5.5%	2.1%
2026 Age Distribution (%)	0-14 Yrs.	15-34 Yrs.	35-54 Yrs.	55-69 Yrs.	70+ Yrs.

USA	17.3	26.3	25.4	18.0	13.0
Massachusetts	15.2	26.7	25.3	19.2	13.6
Connecticut	15.7	25.3	25.0	19.9	14.1
New Hampshire	14.1	24.0	24.7	22.0	15.2
Essex, MA	16.5	24.6	25.1	19.8	14.0
Hampden, MA	16.3	26.4	24.5	19.0	13.8
Hampshire, MA	10.3	36.8	20.2	18.0	14.8
Middlesex, MA	15.4	27.0	26.9	18.2	12.4
Norfolk, MA	16.0	24.7	26.2	19.6	13.5
Plymouth, MA	16.1	23.2	24.3	21.2	15.2
Worcester, MA	16.1	25.5	25.7	19.9	12.9
Northeastern CT Planning Region, CT	14.6	21.8	26.1	22.8	14.8
Hillsborough, NH	15.3	24.9	26.0	20.6	13.1
Rockingham, NH	14.3	21.9	25.1	23.3	15.5
	Less Than	$25,000 to	$50,000 to
2026 HH Income Dist. (%)	25,000	50,000	100,000	$100,000 +

USA	13.6	15.8	27.1	43.5
Massachusetts	12.9	12.0	21.8	53.4
Connecticut	12.1	13.1	23.8	51.0
New Hampshire	9.5	12.5	25.1	52.9
Essex, MA	13.2	12.6	22.0	52.2
Hampden, MA	20.0	16.7	26.9	36.4
Hampshire, MA	15.8	14.2	27.3	42.7
Middlesex, MA	9.5	9.0	19.0	62.6
Norfolk, MA	10.2	9.1	18.0	62.8
Plymouth, MA	10.0	12.5	20.3	57.1
Worcester, MA	12.3	12.5	24.3	50.9
Northeastern CT Planning Region, CT	9.7	11.6	27.7	51.1
Hillsborough, NH	8.0	11.5	24.3	56.1
Rockingham, NH	7.9	9.5	23.5	59.1

Source: S&P Global Market Intelligence.

RP Financial, LC.	MARKET AREA II.8

with the counties of Essex, Hampshire, Hampden, Plymouth and Rockingham and the NCTPR showing comparatively older populations.

Regional Economy

Comparative employment data shown in Table 2.2 shows that services and education/healthcare/social services were the two largest employment sectors for all of the primary market area counties as well as for Massachusetts, Connecticut and New Hampshire. With exception of Norfolk County, wholesale/retail trade jobs and manufacturing jobs were the other major employment sectors for the primary market area counties. Finance/insurance/real estate jobs constituted the third largest employment sector for Norfolk County. Other noteworthy employment sectors for the primary market area counties included finance/insurance/real estate and construction jobs. Overall, the distribution of employment exhibited in the primary market area is indicative of a diverse economic environment.

Table 2.2

Hometown Financial Group, Inc.

Primary Market Area Employment Sectors

(Percent of Labor Force)

Employment Sector	Massachusetts	Connecticut	New Hampshire	Essex County	Hampden County	Hampshire County	Middlesex County	Norfolk County	Plymouth County	Worcester County	NCTPR Region	Hillsborough County	Rockingham County
Services	27.9%	24.5%	24.5%	27.0%	20.1%	25.1%	32.0%	28.2%	25.7%	24.5%	18.0%	25.2%	25.2%
Education,Healthcare, Soc. Serv.	27.9%	27.6%	24.1%	25.1%	30.8%	37.3%	27.6%	29.5%	25.9%	27.5%	24.3%	22.9%	22.6%
Government	3.9%	3.5%	4.1%	4.1%	4.9%	3.7%	3.3%	3.5%	4.5%	3.9%	4.6%	2.7%	4.3%
Wholesale/Retail Trade	11.3%	11.9%	14.1%	12.1%	13.4%	11.6%	9.3%	9.7%	13.4%	12.8%	13.6%	13.5%	13.6%
Finance/Insurance/Real Estate	7.3%	8.4%	6.8%	7.1%	6.3%	4.2%	6.7%	10.8%	8.8%	5.9%	5.4%	7.1%	8.0%
Manufacturing	8.9%	10.7%	12.6%	10.7%	11.5%	7.5%	10.0%	6.9%	6.2%	11.3%	17.0%	13.9%	12.4%
Construction	6.4%	6.1%	7.3%	6.7%	5.2%	4.5%	5.3%	5.4%	8.9%	7.7%	6.9%	7.7%	7.6%
Information	1.9%	2.0%	1.9%	1.7%	1.1%	1.6%	2.7%	2.4%	1.6%	1.1%	1.5%	2.1%	1.7%
Transportation/Utility	4.1%	4.7%	4.1%	5.0%	6.3%	3.8%	2.8%	3.5%	4.7%	4.5%	6.5%	4.7%	4.3%
Agriculture	0.4%	0.5%	0.5%	0.4%	0.4%	0.6%	0.2%	0.1%	0.4%	0.6%	2.2%	0.2%	0.3%
Other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Source: S&P Global Market Intelligence.

The primary market area economy is relatively broad based and due to the overall geographic size covered by the Company s branch network in the commonwealth of Massachusetts, as well as surrounding markets in northeast Connecticut and southern New Hampshire, is somewhat reflective of Massachusetts economy. Major employers in Massachusetts include companies in the healthcare, education, financial services and retail sectors. Table 2.3 lists the largest employers in Massachusetts.

RP Financial, LC.	MARKET AREA II.9

Table 2.3

Hometown Financial Group, Inc.

Largest Non-Government Employers in Massachusetts

Company/Institution	City	Industry	Employees
Mass General Brigham	Somerville	Healthcare	83,594
Beth Israel Lahey Health	Cambridge	Healthcare	36,525
University of Massachusetts	Boston	Education	28,885
The TJX Cos. Inc.	Framingham	Retail	20,717
UMass Memorial Health	Worcester	Healthcare	20,638
Harvard University	Cambridge	Education	20,023
Citizens	Boston	Financial Services	17,600
Massachusetts Institute of Technology	Cambridge	Education	17,033
The Stop & Shop Supermarket Co. LLC	Quincy	Retail Supermarket	15,091
Tufts Medicine	Burlington	Healthcare	11,395

Source: Boston Business Journal.

Unemployment Trends

Comparative unemployment rates for the primary market area counties, as well as for the U.S., Massachusetts, Connecticut and New Hampshire are shown in Table 2.4. June 2026 unemployment rates for the primary market area counties ranged from a low of 2.6% for Rockingham County to a high of 5.1% for Hampden County. Comparative June 2026 unemployment rates for the U.S., Massachusetts, Connecticut and New Hampshire equaled 4.4%, 4.2%, 4.9% and 2.5%, respectively. Nine out the ten primary market area counties, as well as Massachusetts and New Hampshire posted lower unemployment rates for June 2026 compared to a year ago. Comparatively, June 2026 unemployment rates for the Connecticut and the NCTPR were higher compared to a year ago and the U.S. June 2026 unemployment rate was unchanged from a year ago.

RP Financial, LC.	MARKET AREA II.10

Table 2.4

Hometown Financial Group, Inc.

Unemployment Trends

	June 2025	June 2026
Region	Unemployment	Unemployment
USA	4.4%	4.4%
Massachusetts	4.5%	4.2%
Connecticut	3.6%	4.9%
New Hampshire	3.0%	2.5%
Essex, MA	4.7%	4.3%
Hampden, MA	5.4%	5.1%
Hampshire, MA	4.0%	3.6%
Middlesex, MA	4.2%	3.9%
Norfolk, MA	4.2%	3.9%
Plymouth, MA	4.5%	4.2%
Worcester, MA	4.5%	4.2%
Northeastern CT Planning Region, CT	3.5%	5.0%
Hillsborough, NH	3.3%	2.7%
Rockingham, NH	3.2%	2.6%

Source: S&P Global Market Intelligence.

Market Area Deposit Characteristics and Competition

The Company s and Primary Bank s deposit bases are closely tied to the local economies that are served by their branches. Table 2.5 displays deposit market trends from June 30, 2020 through June 30, 2025 for all commercial bank and savings institution branches located in the primary market area counties, as well as Massachusetts, Connecticut and New Hampshire. Commercial banks maintained a larger market share of deposits than savings institutions in all of the primary market area counties with the exception of Hampshire County, while Worcester County showed only a slightly higher concentration of bank deposits relative to thrift deposits.

Bank and thrift deposits increased in all of the primary market area counties during the five-year period, except for the NCTPR. Annual deposit growth rates ranged from negative 4.9% for the NCTPR to an increase of 51.8% for Hillsborough County. The Company recorded an increase in deposits in all of its primary market area counties during the five-year period

RP Financial, LC.	MARKET AREA II.11

Table 2.5

Hometown Financial Group, Inc.

Deposit Summary

	As of June 30,
	2020			2025			Deposit
		Market	No. of		Market	No. of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2020-2025
			(Dollars in Millions)				(%)
Massachusetts	$497,675	100.0%	2,119	$602,761	100.0%	1,887	3.9%
Commercial Banks	$409,030	82.2%	1,293	$524,313	87.0%	1,280	5.1%
Savings Institutions	$88,646	17.8%	826	$78,449	13.0%	607	-2.4%

Connecticut	$163,130	100.0%	1,093	$177,485	100.0%	932	1.7%
Commercial Banks	$141,039	86.5%	792	$150,012	84.5%	628	1.2%
Savings Institutions	$22,091	13.5%	301	$27,473	15.5%	304	4.5%

New Hampshire	$42,361	100.0%	398	$48,712	100.0%	379	2.8%
Commercial Banks	$32,974	77.8%	260	$35,797	73.5%	233	1.7%
Savings Institutions	$9,387	22.2%	138	$12,916	26.5%	146	6.6%

Essex County, MA	$29,332	100.0%	249	$31,625	100.0%	221	1.5%
Commercial Banks	$16,320	55.6%	140	$21,795	68.9%	148	6.0%
Savings Institutions	$13,011	44.4%	109	$9,830	31.1%	73	-5.5%
Hometown Financial Group	$1,242	4.2%	17	$1,364	4.3%	13	1.9%

Hampden County, MA	$12,579	100.0%	129	$14,123	100.0%	119	2.3%
Commercial Banks	$8,083	64.3%	80	$8,165	57.8%	72	0.2%
Savings Institutions	$4,496	35.7%	49	$5,958	42.2%	47	5.8%
Hometown Financial Group	$0	0.0%		$240	1.7%	3	NA

Hampshire County, MA	$5,483	100.0%	53	$6,359	100.0%	48	3.0%
Commercial Banks	$1,523	27.8%	11	$1,453	22.8%	12	-0.9%
Savings Institutions	$3,960	72.2%	42	$4,906	77.2%	36	4.4%
Hometown Financial Group	$0	0.0%		$1,519	23.9%	8	NA

Middlesex County, MA	$75,001	100.0%	497	$83,761	100.0%	446	2.2%
Commercial Banks	$53,897	71.9%	332	$67,217	80.2%	345	4.5%
Savings Institutions	$21,104	28.1%	165	$16,544	19.8%	101	-4.8%
Hometown Financial Group	$2	0.0%	1	$36	0.0%	1	81.5%

Norfolk County, MA	$33,064	100.0%	249	$36,313	100.0%	220	1.9%
Commercial Banks	$22,818	69.0%	159	$24,505	67.5%	148	1.4%
Savings Institutions	$10,247	31.0%	90	$11,808	32.5%	72	2.9%
Hometown Financial Group	$572	1.7%	8	$1,026	2.8%	12	12.4%

Plymouth County, MA	$15,476	100.0%	148	$19,171	100.0%	132	4.4%
Commercial Banks	$9,740	62.9%	96	$14,694	76.6%	94	8.6%
Savings Institutions	$5,736	37.1%	52	$4,477	23.4%	38	-4.8%
Hometown Financial Group	$163	1.1%	2	$195	1.0%	2	3.6%

Worcester County, MA	$20,240	100.0%	204	$23,698	100.0%	193	3.2%
Commercial Banks	$10,531	52.0%	87	$11,909	50.3%	80	2.5%
Savings Institutions	$9,709	48.0%	117	$11,790	49.7%	113	4.0%
Hometown Financial Group	$725	3.6%	10	$974	4.1%	11	6.1%

Northeastern CT Planning Region, CT	$1,884	100.0%	32	$1,463	100.0%	20	-4.9%
Commercial Banks	$921	48.9%	16	$468	32.0%	6	-12.7%
Savings Institutions	$963	51.1%	16	$994	68.0%	14	0.6%
Hometown Financial Group	$290	1.4%	5	$378	25.9%	5	5.5%

Hillsborough County, NH	$1,884	100.0%	32	$15,181	100.0%	89	51.8%
Commercial Banks	$921	48.9%	16	$14,371	94.7%	76	73.2%
Savings Institutions	$963	51.1%	16	$810	5.3%	13	-3.4%
Primary Bank	$406	44.1%	2	$575	3.8%	3	7.2%

Rockingham County, NH	$9,532	100.0%	92	$12,353	100.0%	88	5.3%
Commercial Banks	$8,033	84.3%	68	$10,224	82.8%	61	4.9%
Savings Institutions	$1,499	15.7%	24	$2,129	17.2%	27	7.3%
Hometown Financial Group	$45	0.5%	1	$65	0.5%	1	7.4%
Primary Bank	$11	0.1%	1	$38	0.3%	1	28.6%

Sources: FDIC and S&P Global Market Intelligence.

RP Financial, LC.	MARKET AREA II.12

covered in Table 2.5 and gained deposit market share in all of the counties served by its branches with the exception of Plymouth County. The Company maintains its largest balance of deposits in Hampshire County, where the Company is headquartered. Based on June 30, 2025 deposit data, Hometown Financial s $1.5 billion of deposits provided for a 23.9% market share of bank and thrift deposits in Hampshire County. The Company s deposit market share in the primary market area counties ranged from less than 0.1% in Middlesex County to 25.9% in the NCTPR.

As of June 30, 2025, Primary Bank maintained $575 million of deposits at its three branch offices in Hillsborough County and $38 million of deposits at its branch office in Rockingham County, which provided for a 3.8% deposit share in Hillsborough County and a 0.3% deposit market in Rockingham County.

Hometown Financial and Primary Bank operate in markets that are highly competitive for financial services, in which the competitive landscape includes other community-based thrifts and banks, as well as regional, super-regional and money center banks. Table 2.6 lists the Company s and Primary Bank s largest competitors in the primary market area counties currently served by their branches, based on deposit market share as noted parenthetically. The Company s and Primary Bank s deposit market share and market rank have also been provided in Table 2.6.

RP Financial, LC.	MARKET AREA II.13

Table 2.6

Hometown Financial Group, Inc.

Market Area Deposit Competitors - As of June 30, 2025

		Market
Location	Name	Share	Rank
		(%)
Essex County, MA	Salem Five Bancorp (MA)	14.35
	The Toronto-Dominion Bank	13.17
	Eastern Bankshares Inc. (MA)	11.35
	IFS 1820 Bancorp MHC (MA)	10.31
	Bank of America Corporation (NC)	9.10
	Hometown Financial Group MHC (MA)	4.31	9 out of 31

Hampden County, MA	PeoplesBancorp MHC (MA)	17.13
	The Toronto-Dominion Bank	16.05
	Western New England Bancorp (MA)	13.54
	Bank of America Corporation (NC)	11.13
	Beacon Financial Corp. (MA)	8.15
	Hometown Financial Group MHC (MA)	1.70	12 out of 18

Hampshire County, MA	Florence Bancorp MHC (MA)	24.79
	Hometown Financial Group MHC (MA)	23.89	2 out of 15
	Bank of America Corporation (NC)	12.81
	PeoplesBancorp MHC (MA)	8.78
	Country Bank for Savings (MA)	8.16

Middlesex County, MA	Bank of America Corporation (NC)	20.03
	Citizens Financial Group Inc. (RI)	10.19
	The Toronto-Dominion Bank	6.84
	Cambridge Financial Group Inc. (MA)	6.42
	Eastern Bankshares Inc. (MA)	5.92
	Hometown Financial Group MHC (MA)	0.04	40 out of 42

Norfolk County, MA	Bank of America Corporation (NC)	20.94
	Citizens Financial Group Inc. (RI)	13.95
	Charlesbridge MHC (MA)	9.70
	NB Bancorp (MA)	8.86
	Independent Bank Corp. (MA)	6.79
	Hometown Financial Group MHC (MA)	2.81	10 out of 35

Plymouth County, MA	Independent Bank Corp. (MA)	26.94
	Eastern Bankshares Inc. (MA)	21.99
	Hingham Instit. For Savings (MA)	9.93
	Citizens Financial Group Inc. (RI)	8.83
	Bank of America Corporation (NC)	7.43
	Hometown Financial Group MHC (MA)	1.02	15 out of 16

Worcester County, MA	Bank of America Corporation (NC)	12.93
	UFS Bancorp (MA)	10.27
	Beacon Financial Corp. (MA)	9.69
	The Toronto-Dominion Bank	9.35
	PeoplesBancorp MHC (MA)	7.99
	Hometown Financial Group MHC (MA)	4.11	9 out of 26

Northeastern CT Planning Region	Hometown Financial Group MHC (MA)	25.85	1 out of 7
	Centreville MHC (RI)	24.28
	Beacon Financial Corp. (MA)	18.48
	Jewett City SB (CT)	14.33
	KeyCorp (OH)	9.31

Hillsborough County, NH	Citizens Financial Group Inc. (RI)	29.29
	The Toronto-Dominion Bank	23.59
	Bank of America Corporation (NC)	19.93
	M&T Bank Corp. (NY)	4.23
	Primary Bank (NH)	3.79	5 out of 20

Rockingham County, NH	The Toronto-Dominion Bank	26.05
	Citizens Financial Group Inc. (RI)	16.06
	Bank of New England (NH)	10.04
	Bank of America Corporation (NC)	9.79
	Banco Santander S.A.	5.53
	Hometown Financial Group MHC (MA)	0.53	17 out of 22
	Primary Bank (NH)	0.30	22 out of 22

Source: S&P Global Market Intelligence.

RP Financial, LC.	PEER GROUP ANALYSIS III.1

III. PEER GROUP ANALYSIS

This chapter presents an analysis of Hometown Financial s operations versus a group of comparable savings institutions (the Peer Group ) selected from the universe of all publicly-traded savings and banking institutions in a manner consistent with the regulatory valuation guidelines. The basis of the pro forma market valuation of Hometown Financial is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group. Since no Peer Group can be exactly comparable to Hometown Financial, key areas examined for differences are financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Peer Group Selection

The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines. In applying the selection criteria, it was appropriate to include public commercial banking companies as well as public thrifts to assemble at least a ten member Peer Group of financial institutions meeting the asset size and regional criteria. Since the inclusion of commercial banking companies in the Peer Group was an exception to the applicable regulatory valuation guidelines, RP Financial sought and received prior authorization from the FRB to include commercial banking companies in the Peer Group along with the comparable public thrifts selected. The inclusion of these commercial banking companies narrows some of the key differences that may have resulted with an all thrift Peer Group, as the asset size range and region of the country would have been broader and their operating strategies and financial characteristics would have been more diverse.

Specifically, we have limited the Peer Group composition to publicly-traded thrift and commercial banking companies whose common stock is either listed on the NYSE or NASDAQ, since their stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions. Institutions that are not listed on the NYSE or NASDAQ are inappropriate, since the trading activity for thinly-traded or closely-held stocks is typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition and recent conversions, since their pricing ratios are subject to

RP Financial, LC.	PEER GROUP ANALYSIS III.2

unusual distortion and/or have limited trading history. A recent listing of the universe of all publicly-traded banking companies and savings institutions is included as Exhibit III-1.

From the universe of publicly-traded thrifts and commercial banking companies, we selected thirteen institutions with characteristics similar to those of Hometown Financial. In the selection process, we applied the following screen to the universe of all public companies that were eligible for consideration:

Screen #1 New England and Mid-Atlantic thrifts and commercial banking companies with assets between $6 billion and $12 billion, equity/assets ratios of greater than 8.0% and positive core earnings. Sixteen companies met the criteria for Screen #1 and thirteen were included in the Peer Group: Camden National Corporation of Maine, CNB Financial Corporation of Pennsylvania, Financial Institutions, Inc of New York, Kearny Financial Corp. of New Jersey, Mid Penn Bancorp, Inc. of Pennsylvania, NB Bancorp, Inc. of Massachusetts, Peakpack-Gladstone Financial Corporation of New Jersey, S&T Bancorp, Inc. of Pennsylvania, Shore Bancshares, Inc. of Maryland, Tompkins Financial Corporation, of New York, TrustCo Bank Corp of New York, Univest Financial Corporation of Pennsylvania and Washington Trust Bancorp, Inc. of Rhode Island.

Two of the companies that met the selection criteria were excluded on the basis of operating characteristics that were not consistent with the Company s community banking strategy: Amalgamated Financial Corp. of New York and Metropolitan Bank Holding Corp. of New York. The third company that was excluded was Forbright, Inc. of Maryland, which was excluded due to the recency of its initial public offering (completed June 2026) and lack of history as a publicly-traded bank holding company with SEC filings. Exhibit III-2 provides financial and public market pricing characteristics of all publicly-traded New England and Mid-Atlantic thrifts and commercial banking companies.

Table 3.1 shows the general characteristics of each of the thirteen Peer Group companies and Exhibit III-3 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies. While there are expectedly some differences between the Peer Group companies and Hometown Financial, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments. The following sections present a comparison of Hometown Financial s financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group as of the most recent publicly available date. Comparative data for all publicly-traded thrifts and banks has been included in the Chapter III tables as well.

In addition to the selection criteria used to identify the Peer Group companies, a summary description of the key comparable characteristics of each of the Peer Group companies relative to Hometown Financial s characteristics is detailed below.

RP Financial, LC.	Peer Group Analysis Page III.3

Table 3.1

Peer Group of Publicly-Traded Banks and Thrifts

As of June 30, 2026 or the Most Recent Date Available

								As of August 4, 2026
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets	Offices	Stock Price	Market Value
						($Mil)		($)	($Mil)
CAC	Camden National Corporation	NASDAQGS	NE	Camden	ME	$6,951	72	$59.77	$1,010
CCNE	CNB Financial Corporation	NASDAQGS	MA	Clearfield	PA	$8,432	82	$35.72	$1,047
FISI	Financial Institutions, Inc.	NASDAQGS	MA	Warsaw	NY	$6,335	49	$42.70	$841
KRNY	Kearny Financial Corp.	NASDAQGS	MA	Fairfield	NJ	$7,682	41	$9.74	$613
MPB	Mid Penn Bancorp, Inc.	NASDAQGM	MA	Harrisburg	PA	$7,063	66	$38.33	$971
NBBK	NB Bancorp, Inc.	NASDAQCM	NE	Needham	MA	$7,447	21	$23.32	$968
PGC	Peapack-Gladstone Financial Corporation	NASDAQGS	MA	Bedminster	NJ	$7,970	19	$46.69	$817
STBA	S&T Bancorp, Inc.	NASDAQGS	MA	Indiana	PA	$9,944	73	$52.68	$1,858
SHBI	Shore Bancshares, Inc.	NASDAQGS	MA	Easton	MD	$6,151	45	$24.61	$821
TMP	Tompkins Financial Corporation	NYSEAM	MA	Ithaca	NY	$8,802	59	$101.54	$1,460
TRST	TrustCo Bank Corp NY	NASDAQGS	MA	Glenville	NY	$6,525	133	$57.74	$983
UVSP	Univest Financial Corporation	NASDAQGS	MA	Souderton	PA	$8,203	51	$44.85	$1,237
WASH	Washington Trust Bancorp, Inc.	NASDAQGS	NE	Westerly	RI	$6,548	29	$39.92	$761

Source: S&P Global Market Intelligence.

RP Financial, LC.	PEER GROUP ANALYSIS III.4

Camden National Corporation of Maine. Comparable due to similar asset size, similar mix of deposits and borrowings funding assets, similar concentration of 1-4 family loans as a percent of assets and lending diversification emphasis on commercial real estate loans.

CNB Financial Corporation of Pennsylvania. Comparable due to similar composition of interest-earning assets, similar concentration of deposits funding assets, similar earnings contribution from sources of non-interest operating income, similar operating expense to average assets ratio and lending diversification emphasis on commercial real estate loans.

Financial Institutions, Inc. of New York. Comparable due to similar asset size, similar size of branch network, similar interest-earning asset composition, similar mix of deposits and borrowings funding assets, similar net interest income to average assets ratio, similar operating expense to average assets ratio and lending diversification emphasis on commercial real estate loans.

Kearny Financial Corp. of New Jersey. Comparable due to similar asset size and similar interest-earning asset composition.

Mid Penn Bancorp, Inc. of Pennsylvania. Comparable due to similar asset size, similar interest-earning asset composition, similar mix of deposits and borrowings funding assets, similar earnings contribution from sources of non-interest operating income and lending diversification emphasis on commercial real estate loans.

NB Bancorp, Inc. of Massachusetts. Comparable due to Massachusetts market area, similar asset size, similar mix of deposits and borrowings funding assets, similar operating expense to average assets ratio and lending diversification emphasis on commercial real estate loans.

Peapack-Gladstone Financial Corporation of New Jersey. Comparable due to similar return on average assets and similar ratio of non-performing loans as a percent of loans.

S&T Bancorp, Inc. of Pennsylvania. Comparable due to similar mix of deposits and borrowings funding assets, similar earnings contribution from sources of non-interest operating income, similar operating expense to average assets ratio and lending diversification emphasis on commercial real estate loans.

Shore Bancshares, Inc. of Maryland. Comparable due to similar interest-earning asset composition, similar net interest income to average assets ratio, similar earnings contribution from sources of non-interest operating income, similar operating expense to average assets ratio, lending diversification emphasis on commercial real estate loans and similar credit quality measures for non-performing assets as a percent of assets and non-performing loans as a percent of loans.

Tompkins Financial Corporation of New York. Comparable due to similar size of branch network, similar interest-earning asset composition, similar net interest income to average assets ratio, similar operating expense to average assets ratio and lending diversification emphasis on commercial real estate loans.

TrustCo Bank Corp of New York. Comparable due to similar asset size.

Univest Financial Corporation of Pennsylvania. Comparable due to similar size of branch network, similar mix of deposits and borrowings funding assets and lending diversification emphasis on commercial real estate loans.

RP Financial, LC.	PEER GROUP ANALYSIS III.5

Washington Trust Bancorp, Inc. of Rhode Island. Comparable due to similar asset size, similar interest-earning asset composition, similar mix of deposits and borrowings funding assets, similar operating expense to average assets ratio, similar concentration of 1-4 family loans as a percent of assets and lending diversification emphasis on commercial real estate loans.

In aggregate, the Peer Group companies maintained a slightly lower level of tangible equity as the industry average (9.23% of assets versus 9.91% for all public companies), generated slightly lower earnings as a percent of average assets (1.08% core ROAA versus 1.18% for all public companies) and earned a slightly lower ROE (10.11% core ROE versus 10.41% for all public companies). Overall, the Peer Group s average P/TB ratio and average core P/E multiple were below and above the respective averages for all publicly-traded banks and thrifts.

	All Publicly-Traded	Peer Group
Financial Characteristics (Averages)
Assets ($Mil)	$77,797	$7,543
Market capitalization ($Mil)	$11,230	$1,030
Tangible equity/assets (%)	9.91%	9.23%
Core return on average assets (%)	1.18	1.08
Core return on average equity (%)	10.41	10.11
Pricing Ratios (Averages)(1)
Core price/earnings (x)	12.96x	13.44x
Price/tangible book (%)	163.42%	149.09%
Price/assets (%)	15.22	13.61

(1)	Based on market prices as of August 4, 2026.

Since the Peer Group companies have some differences to the Company, as will be evaluated in the following pages, it is necessary to determine such differences for the purpose of determining valuation adjustments in the next chapter. However, in general, those selected for the Peer Group are relatively comparable to Hometown Financial and provide a good basis for the valuation analysis incorporated herein.

Financial Condition

Table 3.2 shows comparative balance sheet measures for Hometown Financial and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Company s and the Peer Group s ratios reflect balances as of June 30, 2026. Hometown Financial s equity-to-assets ratio of 10.88% was slightly above the

RP Financial, LC.	Peer Group Analysis Page III.6

Table 3.2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of June 30, 2026 or the Most Recent Date Available

			Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
			Cash & Equival.	MBS & Invest	BOLI	Net Loans (1)	Deposits	Borrowed Funds	Sub. Debt	Total Equity	Goodwill & Intang	Tangible Equity	Assets	MBS, Cash Invests	Loans	Deposits	Borrows. &Subdebt	Total Equity	Tangible Equity	Tier 1 Leverage	Tier 1 Risk-Based	Risk-Based Capital
Hometown Financial Group, Inc.		MA
June 30, 2026			5.33%	11.11%	2.11%	76.85%	83.67%	4.20%	0.13%	10.88%	2.02%	8.86%	5.40%	25.11%	1.91%	5.55%	-9.32%	9.67%	11.80%	9.30%	12.16%	13.15%
All Public Banks and Non-MHC Thrifts
Averages			6.03%	15.45%	1.56%	71.07%	81.24%	4.93%	0.77%	11.57%	1.67%	9.91%	9.08%	7.51%	9.61%	9.14%	3.53%	13.67%	14.27%	10.52%	13.41%	15.35%
Medians			4.59%	13.93%	1.56%	73.41%	82.26%	3.93%	0.69%	11.14%	1.23%	9.22%	4.56%	2.63%	5.37%	4.49%	-5.01%	9.41%	11.55%	10.15%	12.80%	14.70%
Comparable Group
Averages			3.29%	12.02%	1.62%	78.76%	83.23%	4.33%	0.48%	10.74%	1.50%	9.23%	8.62%	1.25%	10.42%	9.63%	5.53%	11.06%	11.34%	9.73%	12.44%	13.48%
Medians			2.19%	11.68%	1.66%	78.84%	83.97%	2.27%	0.35%	10.44%	1.41%	9.37%	3.11%	-0.89%	4.26%	4.67%	-8.97%	9.00%	9.49%	9.73%	12.55%	13.56%
Comparable Group
CAC	Camden National Corporation	ME	1.44%	19.91%	1.63%	71.54%	79.92%	7.33%	0.89%	10.44%	2.75%	7.69%	0.45%	-2.22%	1.47%	0.73%	-13.57%	11.31%	17.45%	9.12%	12.73%	13.69%
CCNE	CNB Financial Corporation	PA	5.44%	11.68%	1.91%	76.47%	83.97%	1.94%	0.66%	10.79%	1.41%	9.37%	33.45%	13.47%	37.61%	29.51%	34.54%	42.71%	33.22%	10.17%	13.21%	14.05%
FISI	Financial Institutions, Inc.	NY	1.57%	15.99%	2.87%	74.32%	83.65%	3.38%	1.24%	10.16%	0.95%	9.21%	3.11%	-0.89%	4.83%	2.78%	17.90%	6.94%	7.79%	10.87%	12.72%	13.69%
KRNY	Kearny Financial Corp.	NJ	1.49%	14.72%	4.10%	75.97%	74.32%	14.97%	0.00%	9.98%	1.49%	8.49%	-0.75%	-8.72%	1.09%	0.61%	-9.41%	2.78%	3.37%	8.83%	13.44%	14.38%
MPB	Mid Penn Bancorp, Inc.	PA	1.23%	12.65%	1.66%	79.18%	84.29%	2.22%	0.00%	12.77%	2.67%	10.10%	11.15%	-11.93%	16.47%	9.24%	106.10%	16.27%	14.40%	10.43%	12.55%	13.30%
NBBK	NB Bancorp, Inc.	MA	5.37%	4.23%	1.31%	85.95%	84.87%	2.43%	0.00%	11.31%	0.48%	10.82%	42.48%	34.89%	42.29%	48.08%	42.04%	14.23%	9.49%	10.89%	11.50%	12.31%
PGC	Peapack-Gladstone Financial Corporation	NJ	3.19%	10.76%	0.60%	82.93%	88.55%	1.47%	0.00%	8.98%	0.54%	8.44%	10.69%	-7.90%	15.09%	10.91%	-17.29%	13.66%	15.15%	8.96%	10.60%	11.65%
STBA	S&T Bancorp, Inc.	PA	2.19%	10.36%	0.87%	80.15%	81.32%	2.27%	0.50%	14.12%	3.77%	10.34%	1.37%	0.63%	1.71%	2.09%	9.98%	-2.88%	-3.83%	11.02%	13.28%	14.84%
SHBI	Shore Bancshares, Inc.	MD	4.19%	11.02%	1.75%	78.84%	87.78%	0.17%	1.45%	10.02%	1.45%	8.57%	1.88%	8.99%	0.97%	1.61%	-26.83%	9.00%	12.58%	10.00%	12.31%	13.56%
TMP	Tompkins Financial Corporation	NY	1.68%	19.75%	0.90%	74.29%	79.86%	8.27%	0.00%	10.91%	0.83%	10.08%	5.11%	2.61%	6.95%	4.67%	-8.97%	26.01%	32.75%	9.11%	11.91%	12.82%
TRST	TrustCo Bank Corp NY	NY	10.68%	4.81%	0.00%	81.58%	87.07%	2.22%	0.00%	10.05%	0.01%	10.05%	2.78%	-4.82%	4.26%	3.48%	18.91%	-5.31%	-5.32%	8.38%	14.48%	15.73%
UVSP	Univest Financial Corporation	PA	2.38%	6.46%	1.73%	84.91%	84.52%	2.08%	1.21%	11.63%	2.16%	9.47%	3.32%	4.63%	3.46%	5.32%	-30.11%	4.09%	5.09%	9.73%	10.76%	12.01%
WASH	Washington Trust Bancorp, Inc.	RI	1.95%	13.88%	1.79%	77.80%	81.84%	7.54%	0.35%	8.45%	1.04%	7.42%	-2.92%	-12.53%	-0.79%	6.22%	-51.35%	4.93%	5.31%	8.92%	12.22%	13.15%

(1)	Includes loans held for sale.

Source: S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP Financial, LC.

RP Financial, LC.	PEER GROUP ANALYSIS III.7

Peer Group s average net worth ratio of 10.74%. Comparatively, tangible equity-to-assets ratios equaled 8.86% and 9.23% for the Company and the Peer Group, respectively, as goodwill and intangibles were a more significant factor on the Company s balance sheet (2.02% of assets versus 1.50% for the Peer Group). Hometown Financial s pro forma capital position will increase with the addition of stock proceeds, which will provide the Company with a tangible equity-to-assets ratio that will exceed the Peer Group s ratio. The increase in Hometown Financial s pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs. At the same time, the Company s higher pro forma capitalization will initially depress return on equity. Both Hometown Financial s and the Peer Group s capital ratios reflected capital surpluses with respect to the regulatory capital requirements.

The interest-earning asset compositions for the Company and the Peer Group were somewhat similar, with loans constituting the largest concentration of interest-earning assets for both Columbia Financial and the Peer Group. The Company s loans-to-assets ratio of 76.85% was slightly lower than the comparable Peer Group ratio of 78.76%. Comparatively, the Company s cash and investments-to-assets ratio of 16.44% was slightly higher than the comparable Peer Group ratio of 15.31%. Overall, Hometown Financial s interest-earning assets amounted to 93.29% of assets, which was slightly lower than the comparable Peer Group ratio of 94.07%. The Peer Group s non-interest earning assets included bank-owned life insurance ( BOLI ) equal to 1.62% of assets and goodwill/intangibles equal to 1.50% of assets, while the Company maintained BOLI equal to 2.11% of assets and goodwill/intangibles equal to 2.02% of assets.

Hometown Financial s funding liabilities reflected a funding composition that was somewhat similar to that of the Peer Group s funding composition. The Company s deposits equaled 83.67% of assets, which approximated the Peer Group s ratio of 83.23%. Likewise, the Company maintained a similar level of borrowings as the Peer Group, as indicated by borrowings-to-assets ratios of 4.33% and 4.81% for Hometown Financial and the Peer Group, respectively. Total interest-bearing liabilities maintained by the Company and the Peer Group, as a percent of assets, equaled 88.00% and 88.04%, respectively.

A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Company s IEA/IBL was slightly lower than the Peer Group s ratio, based on IEA/IBL ratios of 106.01% and 106.85%, respectively. The additional capital realized from stock proceeds should serve to provide Hometown Financial with an IEA/IBL ratio that exceeds the

RP Financial, LC.	PEER GROUP ANALYSIS III.8

Peer Group s ratio, as the increase in capital provided by the infusion of stock proceeds will serve to lower the level of interest-bearing liabilities funding assets. Additionally, a portion of the net proceeds will be used to fund repayment of borrowings and on the asset side of the balance sheet the remaining net proceeds, net of the cash consideration to fund the acquisition of Primary Bank, will be primarily deployed into interest-earning assets.

The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Hometown Financial s and the Peer Group s growth rates are based on annual growth for the twelve months ended June 30, 2026. Hometown Financial recorded a 5.40% increase in assets, versus asset growth of 8.62% recorded by the Peer Group. Asset growth for Hometown Financial included a 1.91% increase in loans and a 25.11% increase in cash and investments. Asset growth for the Peer Group was driven by a 10.42% increase in loans and was supplemented with a 1.25% increase in cash and investments.

Asset growth by Company was primarily funded by a 5.55% increase in deposits, which also funded a 9.32% reduction in borrowings. Asset growth by the Peer Group was primarily funded by a 9.63% increase in deposits, which was supplemented with a 5.53% increase in borrowings. The Company s tangible capital growth rate of 11.80% approximated the Peer Group s tangible capital growth rate of 11.34%. The Company s post-conversion capital growth rate will initially be constrained by maintenance of a higher pro forma capital position. Additionally, implementation of any stock repurchases and dividend payments, pursuant to regulatory limitations and guidelines, could also slow the Company s capital growth rate in the longer term following the stock offering.

Income and Expense Components

Table 3.3 displays statements of operations for the Company and the Peer Group. The Company s and the Peer Group s ratios are based on earnings for the twelve months ended June 30, 2026. Hometown Financial and the Peer Group reported net income to average assets ratios of 0.64% and 1.12%, respectively. A higher ratio for net interest income represented an earnings advantage for the Company, while higher ratios for non-interest operating income and non-operating gains and lower ratios for credit loss provision and operating expenses were earnings advantages for the Peer Group.

The Company s higher net interest income to average assets ratio was realized through a higher interest income ratio and a lower interest expense ratio, which was consistent with the Company s higher interest rate spread realized from a higher yield on interest-earning assets and

RP Financial, LC.	Peer Group Analysis Page III.9

Table 3.3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended June 30, 2026 or the Most Recent 12 Months Available

				Net Interest Income					Non-Interest Income			NonOp Items			Yields, Costs, and Spreads
			Net Income	Income	Expense	NII	Loss Provis. on IEA	NII After Provis.	Gain on Sale of Loans	Other Non-Int Income	Total Non-Int Expense	Net Gains/ Losses (1)	Extrao. Items	Provision for Taxes	Yield On IEA	Cost Of IBL	Yld-Cost Spread	MEMO: Assets/ FTE Emp.	MEMO: Effective Tax Rate
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Hometown Financial Group, Inc.		MA
June 30, 2026			0.64%	5.14%	1.76%	3.38%	0.58%	2.79%	0.03%	0.45%	2.37%	-0.06%	0.00%	0.21%	5.46%	2.39%	3.06%	$9,837	24.46%
All Public Banks and Non-MHC Thrifts
Averages			1.11%	5.27%	1.87%	3.40%	0.24%	3.16%	0.11%	0.73%	2.57%	-0.07%	0.00%	0.31%	5.65%	2.71%	2.94%	$10,771	19.85%
Medians			1.17%	5.14%	1.79%	3.36%	0.11%	3.19%	0.02%	0.50%	2.43%	-0.01%	0.00%	0.30%	5.56%	2.66%	2.93%	$9,559	21.17%
Comparable Group
Averages			1.12%	5.05%	1.91%	3.14%	0.12%	3.02%	0.04%	0.62%	2.29%	0.07%	0.00%	0.34%	5.36%	2.75%	2.61%	$10,240	23.18%
Medians			1.08%	5.11%	1.95%	3.29%	0.11%	3.18%	0.02%	0.57%	2.33%	0.00%	0.00%	0.33%	5.43%	2.78%	2.68%	$10,050	23.50%
Comparable Group
CAC	Camden National Corporation	ME	1.28%	4.61%	1.58%	3.03%	0.11%	2.92%	0.06%	0.73%	2.09%	0.01%	0.00%	0.34%	4.96%	2.24%	2.72%	$10,390	20.94%
CCNE	CNB Financial Corporation	PA	1.17%	5.49%	1.95%	3.54%	0.07%	3.47%	0.01%	0.46%	2.41%	-0.08%	0.00%	0.28%	5.94%	2.66%	3.28%	$9,166	19.41%
FISI	Financial Institutions, Inc.	NY	1.33%	5.36%	2.00%	3.36%	0.18%	3.18%	0.01%	0.69%	2.31%	0.02%	0.00%	0.27%	5.83%	2.81%	3.02%	$10,008	17.10%
KRNY	Kearny Financial Corp.	NJ	0.48%	4.28%	2.23%	2.05%	0.02%	2.03%	0.01%	0.27%	1.68%	0.01%	0.00%	0.15%	4.55%	2.78%	1.77%	$14,167	23.50%
MPB	Mid Penn Bancorp, Inc.	PA	1.05%	5.43%	1.90%	3.52%	0.02%	3.51%	0.05%	0.47%	2.54%	-0.10%	0.00%	0.34%	5.87%	2.70%	3.17%	$8,291	24.42%
NBBK	NB Bancorp, Inc.	MA	0.92%	6.17%	2.42%	3.75%	0.14%	3.61%	0.00%	0.29%	2.31%	-0.28%	0.00%	0.37%	6.44%	3.48%	2.96%	$13,358	28.44%
PGC	Peapack-Gladstone Financial Corporation	NJ	0.69%	5.06%	2.00%	3.06%	0.37%	2.69%	0.02%	1.13%	2.88%	0.00%	0.00%	0.27%	5.15%	2.94%	2.21%	$11,406	28.51%
STBA	S&T Bancorp, Inc.	PA	1.43%	5.26%	1.61%	3.65%	0.11%	3.54%	0.00%	0.57%	2.33%	0.00%	0.00%	0.36%	5.69%	2.68%	3.01%	$8,191	19.98%
SHBI	Shore Bancshares, Inc.	MD	1.08%	5.11%	1.77%	3.33%	0.11%	3.23%	0.09%	0.43%	2.33%	0.00%	0.00%	0.35%	5.43%	2.85%	2.58%	$10,378	24.45%
TMP	Tompkins Financial Corporation	NY	2.07%	4.81%	1.52%	3.29%	0.08%	3.21%	0.03%	0.73%	2.34%	1.24%	0.00%	0.81%	5.03%	2.35%	2.68%	$10,452	28.11%
TRST	TrustCo Bank Corp NY	NY	1.01%	4.14%	1.38%	2.76%	0.04%	2.72%	0.00%	0.30%	1.69%	0.01%	0.00%	0.33%	4.25%	1.86%	2.39%	$8,735	24.78%
UVSP	Univest Financial Corporation	PA	1.19%	5.27%	2.20%	3.06%	0.09%	2.97%	0.05%	1.05%	2.59%	0.01%	0.00%	0.29%	5.61%	3.21%	2.40%	$8,525	19.86%
WASH	Washington Trust Bancorp, Inc.	RI	0.84%	4.69%	2.24%	2.45%	0.19%	2.26%	0.17%	0.92%	2.27%	0.00%	0.00%	0.24%	4.92%	3.18%	1.74%	$10,050	21.91%

(1)	Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense.

Source: S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP Financial, LC.

RP Financial, LC.	PEER GROUP ANALYSIS III.10

a lower cost of interest-bearing liabilities. Overall, Hometown Financial and the Peer Group reported net interest income to average assets ratios of 3.38% and 3.14%, respectively.

In another key area of core earnings strength, the Company maintained a slightly higher level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Company and the Peer Group reported operating expense to average assets ratios of 2.37% and 2.29%, respectively. The Company s slightly higher operating expense ratio was consistent with maintaining a comparatively higher number of employees relative to its asset size. Assets per full time equivalent employee equaled $9.837 million for the Company, versus $10.240 million for the Peer Group.

When viewed together, net interest income and operating expenses provide considerable insight into a thrift s earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Company s earnings were slightly more favorable than the Peer Group s earnings. Expense coverage ratios for Hometown Financial and the Peer Group equaled 1.43x and 1.37x, respectively.

Sources of non-interest operating income provided a larger contribution to the Peer Group s earnings, with such income amounting to 0.48% and 0.66% of Hometown Financial s and the Peer Group s average assets, respectively. Taking non-interest operating income into account in comparing the Company s and the Peer Group s earnings, Hometown Financial s efficiency ratio (operating expenses, as a percent of the sum of non-interest operating income and net interest income) of 61.40% was slightly less favorable than the Peer Group s efficiency ratio of 60.26%.

Credit loss provisions had a larger impact on the Company s earnings, based on credit loss provisions to average assets ratio of 0.58% and 0.12% for Hometown Financial and the Peer Group, respectively.

The Company recorded a net non-operating loss equal to 0.06% of average assets, versus a net non-operating gain equal to 0.07% of average assets for the Peer Group. Typically, gains and losses generated from the sale of assets and other non-operating activities are viewed as earnings with a relatively high degree of volatility, and, thus, are not considered to be part of an

RP Financial, LC.	PEER GROUP ANALYSIS III.11

institution s core earnings. Extraordinary items were not a factor in either the Company s or the Peer Group s earnings.

The Company recorded an effective tax rate of 24.46%, which was slightly higher than the Peer Group s effective tax rate of 23.18%. As indicated in the prospectus, the Company s effective marginal tax rate is equal to 25.00%.

Loan Composition

Table 3.4 presents data related to the Company s and the Peer Group s loan portfolio compositions (including the investment in mortgage-backed securities). In comparison to the Peer Group, the Company s loan portfolio composition reflected a higher combined concentration of 1-4 family permanent mortgage loans and mortgage-backed securities (41.45% of assets versus 34.64% for the Peer Group), as the Company maintained a higher concentration of 1-4 family loans and a similar concentration of mortgage-backed securities. Loan servicing intangibles constituted a slightly more significant balance sheet item for the Company, based on balances of $5.2 million and $2.5 million for the Company and the Peer Group, respectively.

Diversification into higher risk and higher yielding types of lending was slightly more significant for the Peer Group. The Peer Group s loan portfolio composition reflected higher concentrations of construction/land loans (4.55% of assets versus 3.53% of assets for the Company), multi-family loans (9.55% of assets versus 8.96% of assets for the Company), commercial business loans (10.68% of assets versus 5.66% of assets for the Company) and consumer loans (2.13% of assets versus 0.05% of assets for the Company), while the Company maintained a higher concentration of commercial real estate loans (26.96% of assets versus 24.65% of assets for the Peer Group). In total, construction/land, commercial real estate, multi-family, commercial business and consumer loans comprised 45.16% and 51.56% of the Company s and the Peer Group s assets, respectively.

Interest Rate Risk

Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Company versus the Peer Group. In terms of balance sheet composition, Hometown Financial s interest rate risk characteristics implied a similar degree of interest rate risk exposure relative to the comparable measures for the Peer Group. In particular, the Company s tangible equity-to-assets ratio and IEA/IBL ratio were slightly below the respective Peer Group ratios, while the Company s ratio of non-interest earning assets as a percent of assets was slightly above the

RP Financial, LC.	Peer Group Analysis Page III.12

Table 3.4

Loan Portfolio Composition and Related Information

Comparable Institution Analysis

As of June 30, 2026 or the Most Recent Date Available

			Portfolio Composition as a Percent of Assets
			MBS	1-4 Family	Constr. & Land	Multi- Family	Comm RE	Commerc. Business	Consumer	RWA/ Assets	Servicing Assets
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)
Hometown Financial Group, Inc.		MA
June 30, 2026			7.95%	33.50%	3.53%	8.96%	26.96%	5.66%	0.05%	75.05%	$5,155
All Public Banks and Non-MHC Thrifts
Averages			9.13%	16.45%	4.73%	6.97%	24.28%	14.64%	3.27%	74.05%	$103,391
Medians			8.49%	15.71%	4.02%	4.90%	24.84%	12.27%	0.78%	78.05%	$919
Comparable Group
Averages			8.09%	26.55%	4.55%	9.55%	24.65%	10.68%	2.13%	76.12%	$2,502
Medians			7.03%	23.57%	4.34%	7.21%	25.81%	10.32%	0.84%	79.36%	$1,812
Comparable Group
CAC	Camden National Corporation	ME	16.63%	34.94%	2.49%	5.96%	22.54%	5.43%	0.29%	69.99%	$2,719
CCNE	CNB Financial Corporation	PA	6.21%	25.35%	5.41%	7.66%	24.02%	12.30%	1.56%	76.68%	$2,542
FISI	Financial Institutions, Inc.	NY	14.04%	11.97%	9.63%	8.50%	19.68%	10.32%	12.96%	84.65%	$1,812
KRNY	Kearny Financial Corp.	NJ	8.45%	23.69%	2.69%	33.22%	13.12%	2.62%	0.03%	64.99%	$0
MPB	Mid Penn Bancorp, Inc.	PA	5.77%	19.30%	6.42%	6.36%	35.76%	10.28%	0.12%	80.38%	$31
NBBK	NB Bancorp, Inc.	MA	1.36%	18.09%	10.44%	7.21%	25.81%	19.00%	3.70%	91.50%	$1,784
PGC	Peapack-Gladstone Financial Corporation	NJ	7.06%	8.91%	0.26%	22.90%	19.06%	27.10%	2.61%	83.54%	$0
STBA	S&T Bancorp, Inc.	PA	6.78%	24.15%	4.34%	7.18%	28.34%	15.20%	0.84%	79.46%	$4,958
SHBI	Shore Bancshares, Inc.	MD	7.03%	23.57%	5.57%	4.21%	37.94%	3.76%	4.16%	79.36%	$4,983
TMP	Tompkins Financial Corporation	NY	10.54%	21.17%	5.76%	7.97%	26.20%	11.57%	0.93%	74.78%	$1,803
TRST	TrustCo Bank Corp NY	NY	3.21%	77.14%	0.70%	0.66%	2.12%	0.29%	0.16%	58.05%	$0
UVSP	Univest Financial Corporation	PA	5.11%	20.85%	3.64%	4.62%	38.96%	16.56%	0.15%	58.05%	$5,623
WASH	Washington Trust Bancorp, Inc.	RI	13.05%	36.06%	1.82%	7.68%	26.85%	4.45%	0.22%	88.10%	$6,269

Source: S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP Financial, LC.

RP Financial, LC.	Peer Group Analysis Page III.13

Table 3.5

Interest Rate Risk Measures and Net Interest Income Volatility

Comparable Institution Analysis

As of June 30, 2026 or the Most Recent Date Available

			Balance Sheet Measures
			Tangible Equity/ Assets	IEA/ IBL	Non-Earn. Assets/ Assets	Quarterly Change in Net Interest Income
						6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
			(%)	(%)	(%)	(change in net interest income is annualized in basis points)
Hometown Financial Group, Inc.		MA
June 30, 2026			8.9%	106.0%	6.7%	1	8	4	12	3	9
All Public Banks and Non-MHC Thrifts
Average			9.9%	106.5%	7.4%	8	-3	5	9	11	3
Median			9.2%	105.8%	8.1%	7	-3	5	8	11	2
Comparable Group
Average			9.2%	106.9%	5.9%	10	1	10	9	12	11
Median			9.4%	107.6%	6.4%	9	1	12	8	11	8
Comparable Group
CAC	Camden National Corporation	ME	7.7%	105.4%	7.1%	3	-7	12	10	3	39
CCNE	CNB Financial Corporation	PA	9.4%	108.1%	6.4%	10	-8	14	10	23	-11
FISI	Financial Institutions, Inc.	NY	9.2%	104.1%	8.1%	6	0	-3	20	15	29
KRNY	Kearny Financial Corp.	NJ	8.5%	103.2%	7.8%	4	7	3	10	9	7
MPB	Mid Penn Bancorp, Inc.	PA	10.1%	107.6%	6.9%	27	-8	17	16	10	8
NBBK	NB Bancorp, Inc.	MA	10.8%	109.4%	4.4%	10	-5	12	2	25	2
PGC	Peapack-Gladstone Financial Corporation	NJ	8.4%	107.6%	3.1%	10	11	26	7	11	17
STBA	S&T Bancorp, Inc.	PA	10.3%	110.2%	7.3%	9	-12	7	8	10	-2
SHBI	Shore Bancshares, Inc.	MD	8.6%	105.2%	6.0%	8	17	2	8	14	14
TMP	Tompkins Financial Corporation	NY	10.1%	108.6%	4.3%	6	5	22	13	13	-1
TRST	TrustCo Bank Corp NY	NY	10.0%	108.7%	2.9%	2	3	3	7	7	5
UVSP	Univest Financial Corporation	PA	9.5%	106.8%	6.2%	19	14	-6	1	14	13
WASH	Washington Trust Bancorp, Inc.	RI	7.4%	104.3%	6.4%	12	1	15	7	9	27

NA=Change is greater than 100 basis points during the quarter.

Source: S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP Financial, LC.

RP Financial, LC.	PEER GROUP ANALYSIS III.14

Peer Group s ratio. On a pro forma basis, the infusion of stock proceeds should serve to strengthen the Company s balance sheet interest rate risk characteristics, given the increases that will be realized in the Company s tangible equity-to-assets and IEA/IBL ratios.

To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for Hometown Financial and the Peer Group. In general, the comparative fluctuations in the Company s and the Peer Group s net interest income ratios implied that a similar degree of interest rate risk was associated with the Company s and the Peer Group s net interest margins, based on the interest rate environment that prevailed during the period covered in Table 3.5. The stability of the Company s net interest margin should be enhanced by the infusion of stock proceeds, as interest rate sensitive liabilities will be funding a lower portion of Hometown Financial s assets and the proceeds will be substantially deployed into interest-earning assets and fund the repayment of borrowings.

Credit Risk

Overall, based on a comparison of credit risk measures, the Company s implied credit risk exposure was viewed to be greater than the Peer Group s implied credit risk exposure. As shown in Table 3.6, the Company s ratios for non-performing/assets and non-performing loans/loans equaled 1.19% and 1.42%, respectively, versus comparable measures of 0.62% and 0.85% for the Peer Group. The Company s and Peer Group s loss reserves as a percent of non-performing loans equaled 64.55% and 145.04%, respectively. Loss reserves maintained as percent of loans receivable equaled 0.91% for the Company, versus 1.01% for the Peer Group. The Company s lower reserve ratios are in part related to the fair value credit marks and elimination of the credit loss allowance for the acquisitions it has completed over the past eleven years. Net loan charge-offs were a larger factor for the Company, as net loan charge-offs for the Company and the Peer Group equaled 0.57% of loans and 0.18% of loans, respectively.

Summary

Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of the Company. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint. Those

RP Financial, LC.	Peer Group Analysis Page III.15

Table 3.6

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of June 30, 2026 or the Most Recent Date Available

			REO/ Assets	NPAs & 90+Del/ Assets (1)	NPLs/ Loans (2)	Rsrves/ Loans HFI	Rsrves/ NPLs (2)	Rsrves/ NPAs & 90+Del (1)	Net Loan Chargeoffs (3)	NLCs/ Loans
			(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Hometown Financial Group, Inc.		MA
June 30, 2026			0.08%	1.19%	1.42%	0.91%	64.55%	60.23%	$30,102	0.57%
All Public Banks and Non-MHC Thrifts
Averages			0.07%	0.63%	0.76%	1.26%	237.79%	206.59%	$210,832	0.29%
Medians			0.02%	0.48%	0.58%	1.16%	194.18%	168.18%	$6,996	0.13%
Comparable Group
Averages			0.04%	0.62%	0.85%	1.01%	145.04%	137.65%	$10,776	0.18%
Medians			0.01%	0.63%	0.85%	1.00%	116.95%	107.43%	$6,768	0.13%
Comparable Group
CAC	Camden National Corporation	ME	0.00%	0.24%	0.34%	0.91%	270.41%	270.41%	$15,254	0.31%
CCNE	CNB Financial Corporation	PA	0.04%	0.69%	1.01%	1.00%	99.66%	94.49%	$4,778	0.05%
FISI	Financial Institutions, Inc.	NY	0.01%	0.66%	0.85%	1.00%	116.95%	113.53%	$10,849	0.23%
KRNY	Kearny Financial Corp.	NJ	0.07%	0.70%	1.25%	0.77%	62.02%	57.68%	$2,393	0.04%
MPB	Mid Penn Bancorp, Inc.	PA	0.12%	0.52%	0.50%	0.74%	146.52%	112.47%	$1,628	0.03%
NBBK	NB Bancorp, Inc.	MA	0.00%	0.37%	0.43%	1.28%	296.76%	296.76%	$19,646	0.35%
PGC	Peapack-Gladstone Financial Corporation	NJ	0.01%	0.86%	1.43%	1.04%	72.58%	69.51%	$40,467	0.65%
STBA	S&T Bancorp, Inc.	PA	0.00%	0.63%	0.78%	1.16%	148.95%	148.95%	$16,049	0.20%
SHBI	Shore Bancshares, Inc.	MD	0.00%	1.09%	1.32%	1.20%	90.42%	90.40%	$6,414	0.13%
TMP	Tompkins Financial Corporation	NY	0.00%	0.60%	0.85%	0.89%	103.82%	102.90%	$6,768	0.11%
TRST	TrustCo Bank Corp NY	NY	0.02%	0.35%	0.40%	1.01%	248.62%	235.27%	-$317	-0.01%
UVSP	Univest Financial Corporation	PA	0.23%	0.77%	0.92%	1.28%	139.12%	107.43%	$4,820	0.07%
WASH	Washington Trust Bancorp, Inc.	RI	0.00%	0.61%	0.92%	0.83%	89.70%	89.70%	$11,338	0.22%

(1)	NPAs are defined as nonaccrual loans, accruing loans 90 days or more past due, performing TDRs, and OREO.
(2)	NPLs are defined as nonaccrual loans, accruing loans 90 days or more past due and performing TDRs.
(3)	Net loan chargeoffs are shown on a last twelve month basis.

Source: S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this table has been obrained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP Financial, LC.

RP Financial, LC.	PEER GROUP ANALYSIS III.16

areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

RP Financial, LC.	VALUATION ANALYSIS IV.1

IV. VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Company s conversion transaction.

Appraisal Guidelines

The federal regulatory appraisal guidelines required by the FRB, the FDIC, the OCC and state banking agencies specify the pro forma market value methodology for estimating the pro forma market value of a converting thrift. Pursuant to this methodology: (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes fundamental analysis techniques. Additionally, the valuation incorporates a technical analysis of recently completed stock conversions, including closing pricing and aftermarket trading of such offerings. It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

The pro forma market value determined herein is a preliminary value for the Company s to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the operations and financial condition of the Company; (2) monitor the operations and financial condition of the Company relative to the Peer Group to identify any fundamental changes; (3)

RP Financial, LC.	VALUATION ANALYSIS IV.2

monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift and bank stocks; and (4) monitor pending conversion offerings (including those in the offering phase), both regionally and nationally. If material changes should occur during the conversion process, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

The appraised value determined herein is based on the current market and operating environment for the Company and for all banks and thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift and bank stocks, including Hometown Financial s value, or Hometown Financial s value alone. To the extent a change in factors impacting the Company s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the analysis.

Valuation Analysis

A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Company and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Company relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for bank and thrift stocks, in particular new issues, to assess the impact on value of the Company coming to market at this time.

1.	Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as liquidity, capital, asset composition and

RP Financial, LC.	VALUATION ANALYSIS IV.3

quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Company s and the Peer Group s financial strengths are noted as follows:

Overall A/L Composition. In comparison to the Peer Group, the Company s interest-earning asset composition showed a slightly lower concentration of loans and a slightly higher concentration of cash and investments. The Peer Group s loan portfolio composition as a percent of assets reflected a greater degree of diversification into higher risk and higher yielding types of loans. Overall, in comparison to the Peer Group, the Company s interest-earning asset composition provided for a slightly higher yield earned on interest-earning assets. Hometown Financial s funding composition reflected similar concentrations of deposits and borrowings relative to the comparable Peer Group ratios, although the Company maintained a lower cost of funds than the Peer Group. Overall, as a percent of assets, the Company maintained fairly similar levels of interest-earning assets and interest-bearing liabilities compared to the Peer Group s ratios, which resulted in similar IEA/IBL ratios for the Company and the Peer Group. After factoring in the impact of the net stock proceeds, the Company s IEA/IBL ratio should exceed the Peer Group s ratio. On balance, RP Financial concluded that asset/liability composition was a slight positive factor in our adjustment for financial condition.

Credit Quality. The Company s ratios for non-performing assets and non-performing loans higher than the comparable Peer Group ratios. The Company maintained a lower level of loss reserves as a percent of non-performing loans and as a percent of loans. The Company s lower reserve ratios were in part related to the fair value accounting adjustments applied for the acquisitions that it has completed over the past several years. Net loan charge-offs were a larger factor for the Company. Overall, RP Financial concluded that credit quality was a moderate negative factor in our adjustment for financial condition.

Balance Sheet Liquidity. The Company operates with a slightly higher level of cash and investment securities relative to the Peer Group (16.44% of assets versus 15.31% for the Peer Group). Accordingly after taking into account the pro forma impact of the stock offering, the Company s cash and investments ratio is expected to increase as a portion of the net proceeds will initially be deployed into cash and investments. The Company s future borrowing capacity was considered to be slightly greater than the Peer Group s borrowing capacity, as a portion of the net proceeds will be used to fund the repayment of a senior note payable and, therefore, provide the Company with a lower level of borrowings than the Peer Group. Overall, RP Financial concluded that balance sheet liquidity was a slight positive factor in our adjustment for financial condition.

Funding Liabilities. The Company s interest-bearing funding composition reflected similar concentrations of deposits and borrowings relative to the comparable Peer Group ratios, which translated into similar total interest-bearing liabilities as a percent of assets for the Company and the Peer Group. The Company maintained a lower cost of interest-bearing liabilities than Peer Group. Following the stock offering, the increase in the Company s capital position and repayment of the senior note payable will reduce the level of interest-bearing liabilities funding the Company s assets. Overall, RP Financial concluded that funding liabilities were a slight positive factor in our adjustment for financial condition.

RP Financial, LC.	VALUATION ANALYSIS IV.4

Capital. The Company currently maintains a slightly lower tangible equity-to-assets ratio than the Peer Group. However, following the stock offering, Hometown Financial s pro forma capital position will likely exceed the Peer Group s equity-to-assets ratio. The increase in the Company s pro forma capital position will result in greater leverage potential and reduce the level of interest-bearing liabilities utilized to fund assets. At the same time, the Company s more significant capital surplus will likely result in a lower ROE. On balance, RP Financial concluded that capital strength was a slight positive factor in our adjustment for financial condition.

On balance, Hometown Financial s balance sheet strength was considered to be more favorable than the Peer Group s balance sheet strength and, thus, a slight upward adjustment was applied for the Company s financial condition.

2.	Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution s earnings stream and the prospects and ability to generate future earnings heavily influence the multiple that the investment community will pay for earnings. The major factors considered in the valuation are described below.

Reported Earnings. The Company s reported earnings were lower than the Peer Group s on a ROAA basis (0.64% versus 1.12% for the Peer Group). The Company maintained a more favorable ratio for net interest income, while the Peer Group maintained more favorable ratios for non-interest operating income, operating expenses, credit loss provisions and non-operating gains. Reinvestment of stock proceeds into interest-earning assets, repayment of borrowings and the acquisition of Primary Bank will serve to increase the Company s earnings, with the benefit of reinvesting proceeds expected to be somewhat offset by higher operating expenses associated with operating as a publicly-traded company and the implementation of stock benefit plans. Overall, the Company s pro forma reported earnings were viewed as not as strong as the Peer Group s earnings and, thus, RP Financial concluded that reported earnings were a slight negative factor in our adjustment for profitability, growth and viability of earnings.

Core Earnings. Net interest income, operating expenses, non-interest operating income and credit loss provisions were reviewed in assessing the relative strengths and weaknesses of the Company s and the Peer Group s core earnings. In these measures, the Company operated with a higher net interest income ratio, a higher operating expense ratio, a lower level of non-interest operating income and a higher level of credit loss provisions. The Company s ratios for net interest income and operating expenses translated into a slightly higher expense coverage ratio in comparison to the Peer Group s ratio (equal to 1.43x versus 1.37X for the Peer Group). Comparatively, the Company s efficiency ratio of 61.40% was slightly less favorable than the Peer Group s efficiency ratio of 60.26%. Credit loss provisions had a larger impact on the Company s earnings. Overall, these measures, as well as the expected earnings benefits the Company should realize from the redeployment of stock proceeds into interest-earning assets, repayment of borrowings, leveraging of post-

RP Financial, LC.	VALUATION ANALYSIS IV.5

conversion capital and the acquisition of Primary Bank, which will be somewhat negated by expenses associated with the stock benefit plans and operating as a publicly-traded company, indicate that the Company s pro forma core earnings will remain less favorable than the Peer Group s core earnings on a ROAA basis. Therefore, RP Financial concluded that this was a slight negative factor in our adjustment for profitability, growth and viability of earnings.

Interest Rate Risk. Quarterly changes in the Company s and the Peer Group s net interest income to average assets ratios indicated a similar degree of volatility was associated with the Company s and the Peer Group s respective net interest margins. Other measures of interest rate risk, such as tangible equity/assets, IEA/IBL and non-interest earning assets/assets ratios were slightly more favorable for the Peer Group. On a pro forma basis, the infusion of stock proceeds can be expected to provide the Company with tangible equity-to-assets and IEA/ILB ratios that will exceed the Peer Group s ratios, as well as enhance the stability of the Company s net interest margin through the reinvestment of stock proceeds into interest-earning assets. On balance, RP Financial concluded that interest rate risk was a neutral factor in our adjustment for profitability, growth and viability of earnings.

Credit Risk. Credit loss provisions were a larger factor in the Company s earnings (0.58% of average assets versus 0.12% of average assets for the Peer Group). In terms of future exposure to credit quality related losses, the Peer Group maintained a higher concentration of assets in loans and exhibited a greater degree of lending diversification into higher risk types of loans. Credit quality measures for non-performing assets and loss reserves as a percent of non-performing loans and loans were more favorable for the Peer Group. Overall, RP Financial concluded that credit risk was a moderate negative factor in our adjustment for profitability, growth and viability of earnings.

Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. First, the Company maintained a higher interest rate spread than the Peer Group, which would tend to facilitate the Company continuing to maintain a stronger net interest margin going forward. Second, the infusion of stock proceeds will provide the Company with more significant growth potential through leverage than currently maintained by the Peer Group. Third, the Peer Group s higher ratio of non-interest operating income and lower operating expense ratio were viewed as respective advantages for the Peer Group to sustain earnings growth during periods when net interest margins come under pressure as the result of adverse changes in interest rates. Lastly, potential earnings growth that may be facilitated by the acquisition of Primary Bank was considered as a positive factor for the Company. Overall, earnings growth potential was considered to be a slight positive factor in our adjustment for profitability, growth and viability of earnings.

Return on Equity. Currently, the Company s core ROE is lower than the Peer Group s core ROE. Accordingly, as the result of the significant increase in capital that will be realized from the infusion of net stock proceeds into the Company s equity, the Company s pro forma return on equity on a core earnings basis will continue to be less than the Peer Group s return on equity ratio. Accordingly, this was a slight negative factor in the adjustment for profitability, growth and viability of earnings.

On balance, Hometown Financial s pro forma earnings strength was considered to be less

RP Financial, LC.	VALUATION ANALYSIS IV.6

favorable than the Peer Group s earnings and, thus, a slight downward adjustment was applied for profitability, growth and viability of earnings.

3.	Asset Growth

The Peer Group s asset growth was stronger than the Company s asset growth during the twelve months ended June 30, 2026, which was primarily due to the Peer Group s stronger loan growth. With the acquisition of Primary Bank, Hometown Financial s asset growth will be stronger than the Peer Group s asset growth. On a pro forma basis, the Company s tangible equity-to-assets ratio will exceed the Peer Group s tangible equity-to-assets ratio, indicating greater leverage capacity for the Company. On balance, no adjustment was applied for asset growth.

4.	Primary Market Area

The general condition of an institution s market area has an impact on value, as future success is in part upon opportunities for profitable activities in the local market served. The Company s branch network serves markets throughout Massachusetts, as well in southern New Hampshire and northeast Connecticut. The acquisition of Primary Bank will increase the Company s market presence in southern New Hampshire. Operating in a mix of suburban and urban markets with varying growth characteristics provide the Company with growth opportunities, but such growth must be achieved in a highly competitive market environment.

The primary market counties served by the Peer Group companies showed a wide range of populations, with respective average and median populations that were above and below Hampshire County s 2026 population. Population growth for the primary market area counties served by the Peer Group companies generally showed slightly stronger growth rates compared to Hampshire County s population growth rate during the past five years. Hampshire County has a similar per capita income compared to the Peer Group s average per capita income; although, on average, the Peer Group s primary market area counties were more affluent markets within their respective states compared to Hampshire County s per capita income as a percent of Massachusetts per capita income (101.4% for the Peer Group versus 84.0% for Hampshire County). The average and median deposit market shares maintained by the Peer Group companies were above Hometown Financial s market share of deposits in Hampshire County. Overall, the degree of competition faced by the Peer Group companies was viewed as less than faced by the Company, while the growth potential in the markets served by the Peer Group

RP Financial, LC.	VALUATION ANALYSIS IV.7

companies was for the most part viewed to be slightly more favorable compared to the Company s primary market area growth potential. Summary demographic and deposit market share data for the Company and the Peer Group companies is provided in Exhibit III-3. As shown in Table 4.1, the average unemployment rate for the primary market area counties served by the Peer Group companies was slightly higher than the unemployment rate reflected for Hampshire County. On balance, we concluded that the geographic diversity of the markets served by the Company offset the slightly less favorable demographic characteristics of Hampshire County relative to the primary market area counties served by the Peer Group companies and, thus, no adjustment was appropriate for the Company s market area.

Table 4.1

Market Area Unemployment Rates

Hometown Financial Group, Inc. and the Peer Group Companies(1)

	County	June 2026 Unemployment
Hometown Financial Group, Inc. MA	Hampshire	3.6%
Peer Group Average		3.8%
Camden National Corporation ME	Knox	2.6%
CNB Financial Corporation PA	Clearfield	4.0
Financial Institutions, Inc. NY	Wyoming	3.2
Kearny Financial Corp. NJ	Essex	5.3
Mid Penn Bancorp, Inc. PA	Dauphin	3.9
NB Bancorp, Inc. MA	Norfolk	3.9
Peapack-Gladstone Fin. Corp. NJ	Somerset	3.9
S&T Bancorp, Inc. PA	Indiana	4.6
Shore Bancshares, Inc. MD	Talbot	3.5
Tompkins Financial Corporation NY	Tompkins	4.2
TrustCo Bank Corp NY	Schenectady	3.9
Univest Financial Corporation PA	Montgomery	3.2
Washington Trust Bancorp, Inc. RI	Washington	2.5

(1)	Unemployment rates are not seasonally adjusted.

Source: U.S. Bureau of Labor Statistics.

5.	Dividends

At his time the Company has not established a dividend policy. Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum

RP Financial, LC.	VALUATION ANALYSIS IV.8

capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

All thirteen of the Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 0.43% to 5.61%. As of August 4, 2026, the average dividend yield on the stocks of the Peer Group institutions equaled 2.66% and the average payout ratio equaled 33.80%. Comparatively, as of August 4, 2026, the average dividend yield on the stocks of all fully-converted publicly-traded banks and thrifts equaled 2.42% and the average payout ratio equaled 36.08%.

While the Company has not established a definitive dividend policy prior to converting, the Company will have the capacity to pay a dividend comparable to the Peer Group s average dividend yield based on its pro forma capitalization and pro forma earnings. On balance, we concluded that no adjustment was warranted for this factor.

6.	Liquidity of the Shares

The Peer Group is by definition composed of companies that are traded in the public markets. Twelve of the Peer Group companies trade on the NASDAQ and one trades on the NYSEAM. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $613.0 million to $1.9 billion as of August 4, 2026, with average and median market values of $1.0 billion and $970.5 million, respectively. The shares issued and outstanding of the Peer Group companies ranged from 14.4 million to 64.7 million, with average and median shares outstanding of 28.0 million and 25.3 million, respectively. The Company s pro forma market value is expected to be in the lower half of the Peer Group s range of market values, while the Company s pro forma shares outstanding will be in the upper end or exceed the Peer Group s range of shares outstanding. Following the stock offering, the Company s stock will be quoted on the NASDAQ. Overall, we anticipate that the Company s stock will have a comparable trading market as the Peer Group companies on average and, therefore, concluded no adjustment was necessary for this factor.

7.	Marketing of the Issue

We believe that three separate markets exist for thrift stocks, including those coming to market such as Hometown Financial: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings,

RP Financial, LC.	VALUATION ANALYSIS IV.9

capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors, but on a pro forma basis without the benefit of prior operations as a fully-converted publicly-held company and stock trading history; and (3) the acquisition market for bank and thrift franchises in Massachusetts. All three of these markets were considered in the valuation of the Company s to-be-issued stock.

A.	The Public Market

The value of publicly-traded thrift and bank stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts and banks. In general, thrift and bank stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays various stock price indices as of August 4, 2026.

In terms of assessing general stock market conditions, the broader stock market has generally trended higher in recent quarters. Major U.S. stock indexes edged higher to close at record highs at the beginning of the fourth quarter of 2025, while renewal of a trade war between the U.S. and China provided for choppy stock market conditions going into mid-October. Strong corporate earnings reports, easing trade tensions with China and encouraging inflation data propelled major U.S. stock indexes to record high closes in the second half of October. Stocks finished mixed after the Federal Reserve cut interest rates on October 29th, while casting doubt on expectations of future rate cuts. A slide in big tech shares led the broader stock market lower in the first week of November, as investors gave consideration to the rally in artificial intelligence ( AI ) shares, the uncertain outlook for future rate cuts by the Federal Reserve and weak economic data. As Congress moved closer to ending the government shutdown, stocks advanced with the Dow Jones Industrial Average ( DJIA ) closing above 48000 on November 12th. The upturn in stocks was followed by a selloff, as concerns about a flood of delayed economic data, the prospect of slowing interest rate cuts and overvalued tech companies pressured stocks lower going into the second half of November. Growing optimism that the Federal Reserve would cut rates in December fueled a stock market rebound in the final week of November. Stocks dipped lower at start of December in reaction to the Bank of Japan s governor hinting at a potential rate increase, which was followed by stocks trading mixed ahead of the Federal Reserve s December meeting.

RP Financial, LC.	VALUATION ANALYSIS IV.10

The Federal Reserve s quarter-point rate cut on December 10th sparked a stock market rally, with the DJIA closing at a record high. Following the rate-cut rally, stocks retreated through mid-December as investors took into consideration an increase in the November unemployment rate and the potential for AI growth not meeting expectations. November s CPI reading showing lower-than-expected inflation helped stocks to reverse course and trade higher going into the second half of December. Stronger-than-expected third quarter GDP growth sustained the positive trend for the broader stock market going into the last week of 2025, with the S&P 500 closing at a record high. Stocks retreated in the final trading days of 2025, which was led by a decline in tech shares on yearend profit taking. Overall, the DJIA closed at 48063.29 on the last day of trading in 2025, an increase of 13.0% for 2025, while the S&P 500 and the NASDAQ Composite ended 2025 with respective increases of 16.4% and 20.4%.

Broad-based gains pushed the DJIA and S&P 500 to record highs in the first few days of trading in 2026, with energy and bank shares being among the strongest performing sectors. Expectations of an improving economy in 2026 helped to sustain the upward trend in stocks going into mid-January, which was followed by a heightened degree of market volatility in the second half of January. Stocks plunged on January 20th after President Trump stepped up his campaign to take over Greenland and threatened new restrictions on trade with Europe. The one-day selloff was followed by stocks rallying on news that President Trump and NATO had agreed on a framework for a deal on Greenland that would take away the need for new tariffs on Europe. A sharp selloff in gold and silver futures weighed on the broader stock market at the end of January, which was followed by stocks advancing at the beginning of February on signs that the U.S. economy was gaining momentum with the DJIA closing above 50000 for the first time on February 6th. Worries that the rapidly growing AI industry would hurt the long-term outlook for technology and financial companies, along with the U.S. military build-up in the Middle East, pressured stocks lower through mid-February. Technology stocks led a stock market rebound in late-February, which was followed by stocks generally trading lower through the first half of March. Factors contributing to the stock market selloff included concerns about AI disruption, market stress for private-credit lenders, a spike in oil prices caused by the broadening Middle East conflict and a disappointing employment report for March. Concerns over how long the war with Iran would last and the prospect of Federal Reserve interest cuts being dimmed by higher oil prices sustained the broader stock market downturn through late-March, as the DJIA and NASDAQ moved into correction territory. Stocks ended a weak first quarter with a strong rally, which was driven by investors seeing a potential off ramp to the war with Iran.

RP Financial, LC.	VALUATION ANALYSIS IV.11

After trading in a mixed range at the beginning of the second quarter of 2026, a two-week cease-fire between the U.S. and Iran and the prospect of a peace deal that would reopen the Strait of Hormuz propelled stock market gains through mid-April. Uncertainty surrounding the ongoing negotiations between the U.S. and Iran provided for an up and down market in the second half of April, with the major U.S. stock indexes rallying higher at the end of April in reaction to the strong earnings reported by Alphabet and Caterpillar. Overall, April was the best month for stocks since 2020. The first couple of trading days of May saw the NASDAQ and the S&P 500 close at fresh highs, which was followed by stocks trading lower as fighting in the Iran war escalated and oil prices spiked higher. A better-than-expected jobs report for April 2026 and a strong rally in technology stocks tied to the buildout of AI related industries powered the S&P 500 and NASDAQ to record highs heading into mid-May 2026. Stocks turned lower going into the second half of May, as higher oil prices raised inflation concerns that also sparked a selloff in Treasury bonds. Growing optimism over a peace deal between the U.S. and Iran, along with some strong earnings reports drove major U.S. stock indexes to record highs in the last week of May. Renewed skepticism over the U.S. and Iran negotiating a peace deal caused stocks to retreat at the beginning of June, with the S&P 500 trading lower on June 3rd after nine consecutive days of gains. Healthcare and financial stocks led the DJIA to a record high close ahead of the release of May s unemployment report, which was followed by a steep selloff in tech shares with the NASDAQ posting its worst day in more than a year on June 5th. The selloff was prompted by fears of rising interest rates based on May s employment report showing stronger-than-expected job growth, as well as new concerns that the significant investment in AI technology would not produce adequate returns. Renewed fighting in the Middle East followed by hopes that the U.S. and Iran were nearing a peace deal translated into a volatile market for the major U.S. stock indexes heading into mid-June. Oil prices fell, bonds rallied and the DJIA closed at a record high on June 15th after President announced a deal to end the war with Iran. Market volatility continued going in the second half of June as stocks fell after the Federal Reserve left its target rate unchanged while signaling their next move might be to raise interest rates, which was followed stock rebounding on expectations that the reopening the Strait of Hormuz would provide for lower oil prices and ease inflationary pressures. Concerns about higher interest rates and stretched valuations triggered a late-June selloff in technology stocks, while the broader stock market traded in a narrow range. Technology shares rebounded at the end of June and the DJIA closed above 52000 for the first time as investors continued to favor blue chip stocks. Overall, the second

RP Financial, LC.	VALUATION ANALYSIS IV.12

quarter was the best quarter for the S&P 500 and NASDAQ since 2020 with respective gains of 14.9% and 21.4%, while the DJIA posted a second quarter gain of 12.9%.

At the beginning of the third quarter of 2026, investors continued to rotate into old-economy stocks, with comments from the Federal Reserve Chairman and June s employment report showing a slowdown in hiring providing for a more optimistic outlook that the Federal Reserve would hold off on increasing rates. The end of the ceasefire between the U.S. and Iran translated into a choppy market for stocks through mid-July, as investors reacted to higher oil prices and the start of the second quarter earnings season. Amid such factors as a jump in Treasury yields to their highest level in 2026, oil prices spiking above $100 a barrel and a selloff in AI stocks, stock market conditions remained volatile through the second half of July. Stocks sold off sharply at the conclusion of the Federal Reserve s late-July meeting, with comments by the Federal Reserve Chairman raising concerns that the Federal Reserve would be reluctant to raise interest rates to combat inflation triggered by higher energy costs. Strong earnings reports posted by Microsoft and Amazon, along with a joint effort by the U.S. and Japan to boost the yen, contributed to stocks rebounding at the end of July through the beginning of August. On August 4, 2026, the DJIA closed at 54085.88, an increase of 22.6% from one year ago and an increase of 12.5% year-to-date, and the NASDAQ closed at 26584.99, an increase of 27.1% from one year ago and an increase of 14.4% year-to-date. The S&P 500 Index closed at 7736.52 on August 4, 2026, an increase of 22.8% from one year ago and an increase of 13.0% year-to-date.

The market for financial shares has also generally traded higher in recent quarters. Profit taking and an uncertain outlook for the economy translated into bank stocks edging lower at the start of the fourth quarter of 2025. A flare-up in the U.S.-China trade war furthered the downturn in bank shares going into the mid-October onset of the third quarter earnings season. Credit quality concerns triggered by loan losses recorded by some regional banks and the rekindling of the U.S.-China trade war pressured bank stocks lower going into the second half of October. Bank stocks traded higher along with the broader stock market in late-October and then closed lower on October 29th as the Federal Reserve lowered rates as expected but tempered expectations of further rate cuts. The slight pullback was followed by bank shares edging higher in the first week of November. After trading higher on signs that Congress was closing in on a deal to reopen the government, bank shares retreated in conjunction with the broader market through mid-November. The growing likelihood of a December Federal Reserve rate-cut served as the basis for bank shares trading higher to close out November and into early-December. JPMorgan s forecast of higher than forecasted expenses for 2026 pulled bank shares lower ahead

RP Financial, LC.	VALUATION ANALYSIS IV.13

of the Federal Reserve s rate decision, which was followed by bank shares trading up on news of a 25 basis point rate-cut on December 10th. Bank shares traded in a narrow range through the mid-December release of November s employment report, which showed an uptick in the unemployment rate. Stronger-than-expected third quarter GDP growth contributed to bank shares edging higher in the second half of December. For 2025 overall, the S&P U.S. BMI Banks Index closed at 254.1 on the last day of trading in 2025, an increase of 25.1% for 2025.

Bank stocks participated in the broader stock market rally in the first week of trading for 2026, which was followed by a mid-January downturn in bank shares as JPMorgan s fourth quarter earnings report left investors disappointed. As fourth quarter bank earnings generally met expectations, bank shares traded in a narrow range for the balance of January. After trading higher at the beginning of February on indications that U.S. economy was gaining momentum, bank stocks were among the sectors that experienced a mid-February selloff on concerns that AI would hurt the long-term outlook for financial companies. Concerns about the direction of interest rates, fading hopes of a quick resolution to the war with Iran and a challenging market for private lenders factored into a continuation of bank shares retreating in the second half of March.

Bank stocks rallied along with the broader stock market at the conclusion of the first quarter and into early-April 2026 and then stabilized through mid-April at the start of the second quarter earnings season. As bank earnings were generally in-line with expectations, bank stocks traded in a narrow range through the second half of April and the beginning of May. A spike in oil prices and higher interest rates translated into bank shares trading lower at the start of the first full week of May. Inflation concerns weighed on bank shares in mid-May 206, while the prospect of a Middle East peace deal contributed to bank shares trading higher for the balance of May and the start of June. Bank shares surged higher ahead of the release of the jobs report for May, as financial stocks were viewed as a safe haven investment alternative for investors concerned about a potential bubble in tech stocks. Favorable economic data regarding the May employment report showing strong job growth and a pick-up in existing home sales for May helped to sustain the positive trend in bank stocks going into mid-June. Bank shares retreated slightly at the conclusion of the Federal Reserve s mid-June policy meeting and then edged up going into the second half of June on expectations that lower oil prices would ease inflationary pressures. Bank shares traded higher in connection with the late-June selloff in technology stocks, as investors rotated into less volatile investment alternatives amid concerns around inflation and AI-related volatility.

RP Financial, LC.	VALUATION ANALYSIS IV.14

Strong manufacturing data for June, comments from the Federal Reserve Chairman indicating that inflationary risks had eased since the Federal Reserve s last policy meeting and June s employment report showing sluggish job growth contributed to bank shares trading higher at the beginning of July 2026. Renewed fighting in the Middle East pressured bank shares lower in the second week of July, as economically sensitive issues were hurt by a spike in oil prices and a selloff in bonds. A slower pace of inflation indicated by a decrease in the June CPI and a surge in second quarter earnings posted by the nation s largest banks provided for bank stocks trading higher in mid-July. Second quarter bank earnings that were generally in-line with expectations translated into a generally stable market for bank shares through the second half of July, with the exception of a couple of short downturns prompted by renewed fighting in the Middle East and the broader stock market selloff that occurred with the conclusion of the Federal Reserve s late-July meeting. Bank stocks also participated in end of July and early-August broader stock market rally, which was fueled by some strong earnings reports and the joint agreement between the U.S. and Japan to boost the yen. On August 4, 2026 the S&P U.S. BMI Banks Index closed at 286.7, an increase of 28.2% from one year ago and an increase of 12.8% year-to-date.

B.	The New Issue Market

In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Company s pro forma market value. The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book ( P/B ) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 4.2, four standard conversion offerings have been completed

RP Financial, LC.	VALUATION ANALYSIS IV.15

Table 4.2

Pricing Characteristics and After-Market Trends

Conversions Completed Twelve Months Ended August 4, 2026

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to Char. Found.		Insider Purchases					Pro Forma Data							Post-IPO Pricing Trends
			Financial Info.		Asset Quality		Excluding Foundation						% Off Incl. Fdn.+Merger Shares					Pricing Ratios(2)(5)			Financial Charac.				Closing Price:
Institution	Conversion Date	Ticker	Assets	Equity/ Assets	NPAs/ Assets	Res. Cov.	Gross Proc.	% Offer	% of Mid.	Exp./ Proc.	Form	% of Public Off. Inc. Fdn.	Benefit Plans			Mgmt.& Dirs.	Initial Div. Yield	P/TB	Core P/E	P/A	Core ROA	TE/ A	Core ROE	IPO Price	First Trading Day	% Chg	After First Week(3)	% Chg	After First Month(4)	% Chg	Thru 8/4/2026	% Chg
													ESOP	Recog. Plans	Stk Option
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(1)	(%)	(%)	(x)	(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Standard Conversions
CSB Financial, Inc. - OH	7/30/26	CSBA-OTCPK	$111	14.29%	0.09%	460%	$13.8	100%	125%	11.6%	C/S	$100/1.96%	8.0%	4.0%	10.0%	6.5%	0.00%	53.5%	25.6x	11.6%	0.5%	21.6%	2.1%	$10.00	$12.60	26.0%	$12.85	28.5%	$12.85	28.5%	$12.85	28.5%
PSB Financial, Inc. - MT	5/22/26	PNSB-OTCQB	$120	15.39%	0.71%	134%	$17.2	100%	132%	9.3%	N.A.	N.A.	8.0%	4.0%	10.0%	6.1%	0.00%	53.7%	55.6x	12.9%	0.1%	24.0%	0.4%	$10.00	$10.50	5.0%	$11.55	15.5%	$11.21	12.1%	$11.75	17.5%
URSB Bancorp, Inc. - NJ*	3/27/26	URSB-OTCQB	$353	5.42%	0.28%	200%	$23.1	100%	132%	7.4%	C/S	$250/0.86%	8.0%	4.0%	10.0%	3.0%	0.00%	62.0%	36.8x	6.3%	0.2%	10.1%	1.7%	$10.00	$10.70	7.0%	$11.48	14.8%	$11.35	13.5%	$12.05	20.5%
Hoyne Bancorp, Inc. - IL*	12/4/25	HYNE-NASDAQ	$453	19.60%	0.20%	269%	$79.4	100%	132%	3.4%	C/S	$250/2.00%	8.0%	4.0%	10.0%	3.0%	0.00%	52.0%	NM	15.6%	0.0%	30.0%	-0.1%	$10.00	$14.00	40.0%	$13.75	37.5%	$14.19	41.9%	$16.31	63.1%

	Averages - Standard Conversions:		$259	13.68%	0.32%	266%	$33.4	100%	130%	7.9%	N.A.	N.A.	8.0%	4.0%	10.0%	4.7%	0.00%	55.3%	39.3x	11.6%	0.2%	21.4%	1.0%	$10.00	$11.95	19.5%	$12.41	24.1%	$12.40	24.0%	$13.24	32.4%
	Medians - Standard Conversions:		$237	14.84%	0.24%	234%	$20.2	100%	132%	8.4%	N.A.	N.A.	8.0%	4.0%	10.0%	4.6%	0.00%	53.6%	36.8x	12.3%	0.2%	22.8%	1.1%	$10.00	$11.65	16.5%	$12.20	22.0%	$12.10	21.0%	$12.45	24.5%
Second Step Conversions
Rhinebeck Bancorp, Inc., NY*	7/22/26	RBKB-NASDAQ	$1,285	10.79%	0.27%	329%	$88.8	57%	115%	3.5%	N.A.	N.A.	4.0%	4.0%	10.0%	1.0%	0.00%	72.7%	14.2x	11.5%	0.8%	15.8%	5.1%	$10.00	$12.04	20.4%	$12.32	23.2%	$11.98	19.8%	$11.98	19.8%
Columbia Financial, Inc., NJ*	7/21/26	CLBK-NASDAQ	$11,011	10.66%	0.43%	166%	$1,672.0	73%	100%	2.3%	N.A.	N.A.	3.0%	2.5%	6.2%	0.3%	2.00%	92.3%	19.8x	15.0%	0.8%	16.5%	4.4%	$10.00	$11.08	10.8%	$10.99	9.9%	$10.74	7.4%	$10.74	7.4%
Seneca Bancorp, Inc., NY*	10/16/25	SNNF-OTCQX	$299	7.94%	0.31%	186%	$10.4	58%	100%	15.1%	N.A.	N.A.	8.0%	4.0%	10.0%	9.6%	0.00%	58.6%	20.8x	5.8%	0.3%	16.9%	2.8%	$10.00	$10.22	2.2%	$10.10	1.0%	$9.75	-2.5%	$12.75	27.5%

	Averages - Second Step Conversions:		$4,198	9.80%	0.34%	227%	$590.4	63%	105%	7.0%	N.A.	N.A.	5.0%	3.5%	8.7%	3.6%	0.67%	74.5%	18.3x	10.8%	0.6%	16.4%	4.1%	$10.00	$11.11	11.1%	$11.14	11.4%	$10.82	8.2%	$11.82	18.2%
	Medians - Second Step Conversions:		$1,285	10.66%	0.31%	186%	$88.8	58%	100%	3.5%	N.A.	N.A.	4.0%	4.0%	10.0%	1.0%	0.00%	72.7%	19.8x	11.5%	0.8%	16.5%	4.4%	$10.00	$11.08	10.8%	$10.99	9.9%	$10.74	7.4%	$11.98	19.8%
Mutual Holding Companies
	Averages - MHC Conversions:
	Medians - MHC Conversions:
	Averages - All Conversions:		$1,947	12.01%	0.33%	249%	$272.1	84%	119%	7.5%	N.A.	N.A.	6.7%	3.8%	9.5%	4.2%	0.29%	63.5%	28.8x	11.2%	0.4%	19.3%	2.3%	$10.00	$11.59	15.9%	$11.86	18.6%	$11.72	17.2%	$12.63	26.3%
	Medians - All Conversions:		$353	10.79%	0.28%	200%	$23.1	100%	125%	7.4%	N.A.	N.A.	8.0%	4.0%	10.0%	3.0%	0.00%	58.6%	23.2x	11.6%	0.3%	16.9%	2.1%	$10.00	$11.08	10.8%	$11.55	15.5%	$11.35	13.5%	$12.05	20.5%

Note: * - Appraisal performed by RP Financial; BOLD = RP Financial assisted in the business plan preparation, NT - Not Traded; NA - Not Applicable, Not Available; C/S-Cash/Stock.

(1)   As a percent of MHC offering for MHC transactions.

(2)   Does not take into account the adoption of SOP 93-6.

(3)   Latest price if offering is less than one week old.

(4)   Latest price if offering is more than one week but less than one month old.

(5)   Mutual holding company pro forma data on full conversion basis.

(6)   Simultaneously completed acquisition of another financial institution.

(7)   Simultaneously converted to a commercial bank charter.

(8)   Former credit union.

8/4/2026

RP Financial, LC.	VALUATION ANALYSIS IV.16

during the past twelve months, two of which were completed during the past three months. All four of the standard conversion offerings completed during the past twelve month were significantly smaller offerings compared to the Company s offering range. The average closing pro forma price/tangible book ratio of the four standard conversion offerings completed during the past twelve months equaled 55.3%. On average, the four standard conversion offerings reflected price appreciation of 24.1% after the first week of trading. As of August 4, 2026, the four standard conversion offerings reflected a 32.4% increase in price on average from their IPO prices.

C.	The Acquisition Market

Also considered in the valuation was the potential impact on Hometown Financial s pro forma market value of recently completed and pending acquisitions of thrifts and banks operating in Massachusetts. As shown in Exhibit IV-4, there were 23 Massachusetts bank and thrift acquisitions completed from the beginning of 2021 through August 4, 2026 and there is one acquisition pending for a Massachusetts financial institution. The recent acquisition activity involving Massachusetts bank and thrift institutions may imply a certain degree of acquisition speculation for the Company s stock. To the extent that acquisition speculation may impact the Company s offering, we have largely taken this into account in selecting companies for the Peer Group which operate in markets that have experienced a comparable level of acquisition activity as the Company s market and, thus, are subject to the same type of acquisition speculation that may influence Hometown Financial s stock. However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in Hometown Financial s stock would tend to be less compared to the stocks of the Peer Group companies.

* * * * * * * * * * *

In determining our valuation adjustment for marketing of the issue, we considered trends in the overall market for thrift and bank stocks, the new issue market including the new issue market for thrift conversions and the local acquisition market for bank and thrift stocks. Taking these factors and trends into account, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

RP Financial, LC.	VALUATION ANALYSIS IV.17

8.	Management

The Company s management team appears to have experience and expertise in all of the key areas of the Company s operations. The directors and staff that will be added through the acquisition of Primary Bank is expected to strengthen personnel depth and expertise. Exhibit IV-5 provides summary resumes of the Company s Board of Directors and senior management. The financial characteristics of the Company suggest that the Board and senior management have been effective in the implementation of the Company s operating strategy and there appears to be a well-defined organizational structure for the Company.

Similarly, the returns, equity positions and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.	Effect of Government Regulation and Regulatory Reform

In summary, as a fully-converted regulated institution, Hometown Financial will operate in substantially the same regulatory environment as the Peer Group members all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Company s pro forma regulatory capital ratios. On balance, no adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Company s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

Key Valuation Parameters:	Valuation Adjustment
Financial Condition	Slight Upward
Profitability, Growth and Viability of Earnings	Slight Downward
Asset Growth	No Adjustment
Primary Market Area	No Adjustment
Dividends	No Adjustment
Liquidity of the Shares	No Adjustment
Marketing of the Issue	No Adjustment
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

RP Financial, LC.	VALUATION ANALYSIS IV.18

Valuation Approaches

In applying the accepted valuation methodology promulgated by the FRB and the Commissioner, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Company s to-be-issued stock price/earnings ( P/E ), price/book ( P/B ), and price/assets ( P/A ) approaches all performed on a pro forma basis including the effects of the stock proceeds, the acquisition of Primary Bank and repayment of the Company s senior note payable. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Company s prospectus for reinvestment rate, effective tax rate, stock benefit plan assumptions, the Foundation, expenses and the Primary Bank merger (summarized in Exhibits IV-7 and IV-8).

In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and recent conversion offerings.

RP Financial s valuation placed an emphasis on the following:

P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Given the similarities between the Company s and the Peer Group s operating strategies, earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation. At the same time, since reported earnings for both the Company and the Peer Group included certain non-recurring items, we also made adjustments to earnings to arrive at core earnings estimates for the Company and the Peer Group and resulting price/core earnings ratios.

P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, particularly in the context of an initial public offering, as the earnings approach involves assumptions regarding the use of proceeds. RP Financial considered the P/B approach to be a useful indicator of pro forma value, taking into account the pricing ratios under the P/E and P/A approaches. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or P/TB ), in that the investment community frequently makes this adjustment in its evaluation of this pricing approach.

P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to assets and attribute greater weight to book value and earnings. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community s willingness to pay market multiples for earnings or book value when ROE is expected to be low.

RP Financial, LC.	VALUATION ANALYSIS IV.19

The Company will adopt Employers Accounting for Employee Stock Ownership Plans ( ASC 718-40 ), which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of the adoption of ASC 718-40 in the valuation.

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above and the dilutive impact of the stock contribution to the Foundation, RP Financial concluded that, as of August 4, 2026, the estimated pro forma market value of the shares to be issued immediately pursuant to the conversion offering, including shares to be issued to the Foundation, equaled $624,000,000 at the midpoint. The aggregate pro forma market value of Hometown Financial s conversion stock, including the 7,566,012 shares of stock to-be-issued for the acquisition of Primary Bank was $699,660,120 at the midpoint, equal to 69,966,012 shares at $10.00 per share.

1. Price-to-Earnings ( P/E ). The application of the P/E valuation method requires calculating the Company s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. The Company s reported earnings for the twelve months ended June 30, 2026 equaled $43.425 million. In deriving Hometown Financial s core earnings, the adjustments made to reported earnings were to eliminate a loss on equity securities of $1.124 million, gain on sale of fixed assets of $268,000 and merger expenses of $3.064 million. As shown below, on a tax effected basis, assuming an effective marginal tax rate of 25.0% for the earnings adjustments, the Company s core earnings were determined to equal $46.365 million for the twelve months ended June 30, 2026.

RP Financial, LC.	VALUATION ANALYSIS IV.20

Amount
($000)
Net income (loss)	$43,425
Add: Loss on securities (1)	843
Deduct: Gain on sale of fixed assets (1)	(201)
Add: Merger expenses (1)	2,298

Core earnings estimate	$46,365

(1)	Tax effected at 25.0%.

Based on the Company s reported and estimated core earnings and incorporating the impact of the pro forma assumptions discussed previously, the Company s pro forma reported and core P/E multiples at the $699.7 million midpoint value equaled 11.55 times and 11.01 times, respectively, which provided for discounts of 13.42% and 18.08% relative to the Peer Group s average reported and core P/E multiples of 13.34 times and 13.44 times, respectively (see Table 4.3). In comparison to the Peer Group s median reported and core earnings multiples which equaled 13.54 times and 12.98 times, respectively, the Company s pro forma reported and core P/E multiples at the midpoint value indicated discounts of 14.70% and 15.18%, respectively. The Company s pro forma P/E ratios based on reported earnings at the minimum and the super maximum equaled 10.14x and 14.43x, respectively, and based on core earnings at the minimum and the super maximum equaled 9.67x and 13.79x, respectively.

2. Price-to-Book ( P/B ). The application of the P/B valuation method requires calculating the Company s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group s P/B ratio, to the Company s pro forma book value taking into account the estimated pro forma impact of the Primary Bank. In applying the P/B approach we considered both reported book value and tangible book value. Based on the $699.7 million midpoint valuation, the Company s pro forma P/B and P/TB ratios equaled 51.92% and 60.42%, respectively. In comparison to the average P/B and P/TB ratios for the Peer Group of 128.05% and 149.09%, respectively, the Company s ratios reflected a discount of 59.45% on a P/B basis and a discount of 59.47% on a P/TB basis. In comparison to the Peer Group s median P/B and P/TB ratios of 132.34% and 150.00%, respectively, the Company s pro forma P/B and P/TB ratios at the midpoint value reflected discounts of 60.77% and 59.72%, respectively. At the top of the super maximum, the Company s P/B and P/TB ratios equaled 59.38% and 67.84%, respectively. In comparison to the Peer Group s average P/B and P/TB ratios, the Company s P/B and P/TB ratios at the top of the super maximum reflected discounts of 53.63% and 54.50%, respectively. In comparison to the Peer Group s median P/B and P/TB ratios, the Company s P/B and P/TB

RP Financial, LC.	VALUATION ANALYSIS IV.21

Table 4.3

Market Pricing Versus Peer Group

Hometown Financial Group, Inc.

As of August 4, 2026

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core		Offering
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE	Range
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($Mil)
Hometown Financial Group, Inc.		MA
Super Maximum			$10.00	$900.90	$0.73	$16.84	14.43x	59.38%	10.96%	67.84%	13.79x	$0.00	0.00%	0.00%	$8,220	18.46%	16.53%	1.01%	0.76%	4.11%	0.80%	4.31%	$793.50
Maximum			$10.00	$793.26	$0.81	$17.98	12.91x	55.62%	9.76%	64.14%	12.32x	$0.00	0.00%	0.00%	$8,129	17.55%	15.58%	1.02%	0.75%	4.31%	0.79%	4.51%	$690.00
Midpoint			$10.00	$699.66	$0.91	$19.26	11.55x	51.92%	8.69%	60.42%	11.01x	$0.00	0.00%	0.00%	$8,050	16.74%	14.73%	1.03%	0.75%	4.50%	0.79%	4.72%	$600.00
Minimum			$10.00	$606.06	$1.03	$20.93	10.14x	47.78%	7.60%	56.18%	9.67x	$0.00	0.00%	0.00%	$7,971	15.91%	13.87%	1.04%	0.75%	4.71%	0.79%	4.94%	$510.00
All Public Banks and Non-MHC Thrifts(6)
Averages			$59.83	$11,230.39	$4.94	$42.61	13.74x	135.98%	15.22%	163.42%	12.96x	$1.22	2.42%	36.08%	$77,797	11.57%	10.06%	0.61%	1.11%	9.84%	1.18%	10.41%
Median			$38.43	$949.74	$3.25	$28.86	12.93x	128.13%	14.13%	158.67%	12.26x	$1.00	2.40%	29.50%	$6,536	11.14%	9.42%	0.45%	1.17%	10.66%	1.23%	11.14%
All Public Banks and Non-MHC Thrifts State of MA(6)
Averages			$78.79	$7,252.73	$5.22	$57.21	15.66x	125.09%	13.60%	155.52%	13.85x	$1.43	2.10%	31.69%	$57,326	11.37%	9.86%	0.41%	0.95%	8.38%	1.03%	9.27%
Medians			$23.39	$967.84	$2.03	$20.56	15.48x	116.25%	13.72%	131.67%	14.32x	$0.95	2.03%	31.08%	$7,447	11.31%	10.06%	0.35%	0.92%	7.31%	1.05%	8.85%
Comparable Group
Averages			$44.43	$1,029.85	$3.35	$33.54	13.34x	128.05%	13.61%	149.09%	13.44x	$1.16	2.66%	33.80%	$7,543	10.74%	9.38%	0.62%	1.12%	10.47%	1.08%	10.11%
Medians			$42.70	$970.54	$3.40	$34.59	13.54x	132.34%	13.72%	150.00%	12.98x	$0.92	2.63%	28.99%	$7,447	10.44%	9.51%	0.63%	1.08%	10.19%	1.17%	10.28%
Comparable Group
CAC	Camden National Corporation	ME	$59.77	$1,009.89	$5.46	$42.96	11.45x	139.12%	14.53%	188.92%	10.95x	$1.68	2.81%	32.18%	$6,951	10.44%	7.91%	0.24%	1.28%	12.81%	1.33%	13.40%
CCNE	CNB Financial Corporation	PA	$35.72	$1,047.01	$3.40	$28.75	11.49x	124.24%	12.63%	144.45%	10.49x	$0.76	2.13%	23.79%	$8,432	10.79%	9.51%	0.69%	1.17%	11.24%	1.27%	12.22%
FISI	Financial Institutions, Inc.	NY	$42.70	$841.46	$3.99	$31.77	10.60x	134.39%	13.32%	148.67%	10.71x	$1.28	3.00%	31.27%	$6,335	10.16%	9.30%	0.66%	1.33%	13.14%	1.31%	13.00%
KRNY	Kearny Financial Corp.	NJ	$9.74	$612.95	$0.57	$11.84	17.09x	82.25%	8.21%	97.25%	17.16x	$0.44	4.52%	77.19%	$7,682	9.98%	8.62%	0.70%	0.48%	4.80%	0.48%	4.78%
MPB	Mid Penn Bancorp, Inc.	PA	$38.33	$970.54	$3.20	$35.62	13.54x	107.61%	13.74%	136.00%	11.96x	$0.92	2.40%	33.22%	$7,063	12.77%	10.38%	0.52%	1.05%	8.20%	1.19%	9.30%
NBBK	NB Bancorp, Inc.	MA	$23.32	$967.84	$1.91	$19.22	15.44x	121.36%	13.72%	126.78%	12.24x	$0.28	1.20%	18.54%	$7,447	11.31%	10.88%	0.37%	0.92%	7.31%	1.17%	9.29%
PGC	Peapack-Gladstone Financial Corporation	NJ	$46.69	$817.32	$2.91	$38.70	16.21x	120.63%	10.42%	128.77%	16.03x	$0.20	0.43%	6.94%	$7,970	8.98%	8.48%	0.86%	0.69%	7.84%	0.70%	7.93%
STBA	S&T Bancorp, Inc.	PA	$52.68	$1,857.76	$3.77	$39.81	14.01x	132.34%	18.68%	180.63%	13.98x	$1.48	2.81%	28.99%	$9,944	14.12%	10.75%	0.63%	1.43%	9.68%	1.43%	9.70%
SHBI	Shore Bancshares, Inc.	MD	$24.61	$821.29	$1.98	$18.44	12.43x	133.49%	13.37%	156.04%	12.43x	$0.56	2.28%	19.19%	$6,151	10.02%	8.69%	1.09%	1.08%	11.19%	1.08%	11.19%
TMP	Tompkins Financial Corporation	NY	$101.54	$1,460.44	$6.43	$66.74	8.32x	152.13%	16.59%	164.62%	15.79x	$2.80	2.76%	22.03%	$8,802	10.91%	10.16%	0.60%	2.07%	19.74%	1.09%	10.39%
TRST	TrustCo Bank Corp NY	NY	$57.74	$983.20	$3.56	$38.53	16.04x	149.88%	15.07%	150.00%	16.21x	$1.52	2.63%	42.22%	$6,525	10.05%	10.05%	0.35%	1.01%	9.53%	1.00%	9.44%
UVSP	Univest Financial Corporation	PA	$44.85	$1,237.00	$3.46	$34.59	12.96x	129.65%	15.08%	159.27%	12.98x	$0.92	2.05%	26.01%	$8,203	11.63%	9.68%	0.77%	1.19%	10.47%	1.19%	10.45%
WASH	Washington Trust Bancorp, Inc.	RI	$39.92	$761.31	$2.91	$29.02	13.86x	137.54%	11.63%	156.77%	13.73x	$2.24	5.61%	77.78%	$6,548	8.45%	7.49%	0.61%	0.84%	10.19%	0.85%	10.28%

(1)

Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items.

(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)

Equity and tangible equity equal common equity and tangible common equity, respectively. ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:

S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP Financial, LC.

RP Financial, LC.	VALUATION ANALYSIS IV.22

ratios at the top of the super maximum reflected discounts of 55.13% and 54.77%, respectively. RP Financial considered the discounts under the P/B approach to be reasonable, given the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value.

3. Price-to-Assets ( P/A ). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Company s pro forma asset base taking into account the estimated pro forma impact of the Primary Bank acquisition and conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the $699.7 million midpoint of the valuation range, the Company s value equaled 8.69% of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 13.61%, which implies a discount of 36.15% has been applied to the Company s pro forma P/A ratio. In comparison to the Peer Group s median P/A ratio of 13.72%, the Company s pro forma P/A ratio at the midpoint value reflects a discount of 36.66%.

Comparison to Recent Offerings

As indicated at the beginning of this chapter, RP Financial s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a technical analysis and, thus, the pricing characteristics of recent conversion offerings cannot be a primary determinate of value. Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals). In comparison to the 55.30% average closing forma P/TB ratio of the four recent standard conversions completed during the past twelve months, the Company s P/TB ratio of 60.42% at the midpoint value reflects an implied premium of 9.26%. At the top of the super maximum, the Company s P/TB ratio of 67.84% reflects an implied premium of 22.68% relative to the recent standard conversions average P/TB ratio at closing.

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of August 4, 2026, the estimated pro forma market value of the shares to be issued immediately pursuant to the conversion offering, including shares to be issued to the Foundation, equaled $624,000,000 at the midpoint, equal to 62,400,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the

RP Financial, LC.	VALUATION ANALYSIS IV.23

15% valuation range indicates a minimum conversion value of $530,400,000 and a maximum conversion value of $717,600,000. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 53,040,000 at the minimum and 71,760,000 at the maximum. In the event the appraised value is subject to an increase, the conversion offering pro forma market value may be increased up to a super maximum value of $825,240,000 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 82,524,000. Based on this valuation range, the offering range is as follows: $510,000,000 at the minimum, $600,000,000 at the midpoint, $690,000,000 at the maximum and $793,500,000 at the super maximum. Based on the $10.00 per share offering price, the number of offering shares is as follows: 51,000,000 at the minimum, 60,000,000 at the midpoint, 69,000,000 at the maximum and 79,350,000 at the super maximum.

Taking into account the Company s use of proceeds, as of August 4, 2026, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, including the 7,566,012 merger shares issued to Primary Bank s shareholders as part of the approximate $160 million cash and stock acquisition of Primary Bank, was $699,660,120 at the midpoint, equal to 69,966,012 shares at a per share value of $10.00. Based on the foregoing valuation, the corresponding range of shares and market values based on a $10.00 per share price are as follows:

				Merger
				Shares	Shares		Aggregate
	Shares Issued	Price Per	Gross Offering	Issued To	Issued To	Total Shares	Market Value	Merger Shares
Conclusion	To the Public	Share	Proceeds	Primary Bank	Foundation	Issued	of Shares Issued	Pct. Of Total
Supermaximum	79,350,000	10.00	$793,500,000	7,566,012	3,174,000	90,090,012	$900,900,120	8.40%
Maximum	69,000,000	10.00	690,000,000	7,566,012	2,760,000	79,326,012	793,260,120	9.54%
Midpoint	60,000,000	10.00	600,000,000	7,566,012	2,400,000	69,966,012	699,660,120	10.81%
Minimum	51,000,000	10.00	510,000,000	7,566,012	2,040,000	60,606,012	606,060,120	12.48%

RP Financial, LC.	LIST OF EXHIBITS

EXHIBITS

RP Financial, LC.	LIST OF EXHIBITS

LIST OF EXHIBITS

Exhibit Number	Description

I-1	Audited Financial Statements

I-2	Map of Office Locations

I-3	Key Operating Ratios

I-4	Investment Portfolio Composition

I-5	Yields and Costs

I-6	Credit Loss Allowance Activity

I-7	Fixed and Adjustable Rate Loans

I-8	Interest Rate Risk Analysis

I-9	Loan Portfolio Composition

I-10	Contractual Maturity by Loan Type

I-11	Non-Performing Assets

I-12	Deposit Composition

II-1	Description of Office Properties

II-2	Historical Interest Rates

III-1	General Characteristics of Publicly-Traded Banks and Thrifts

III-2	Public Market Pricing New England and Mid-Atlantic Institutions

III-3	Peer Group Market Area Comparative Analysis

RP Financial, LC.	LIST OF EXHIBITS

LIST OF EXHIBITS (continued)

Exhibit Number	Description

IV-1	Stock Prices: As of August 4, 2026

IV-2	Historical Stock Price Indices

IV-3	Stock Indices as of August 4, 2026

IV-4	Massachusetts Bank and Thrift Acquisitions 2021 - Present

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet

IV-8	Pro Forma Effect of Conversion Proceeds

V-1	Firm Qualifications Statement

EXHIBIT I-1

Hometown Financial Group, Inc.

Audited Financial Statements

[Incorporated by Reference]

EXHIBIT I-2

Hometown Financial Group, Inc.

Map of Office Locations

Exhibit I-2

Hometown Financial Group, Inc.

Map of Office Locations

EXHIBIT I-3

Hometown Financial Group, Inc.

Key Operating Ratios

Exhibit I-3

Hometown Financial Group, Inc.

Key Operating Ratios

	At or For the Years Ended June 30,
	2026	2025
Performance Ratios:
Return on average assets	0.64%	0.75%
Return on average equity	5.94%	6.43%
Interest rate spread (1)	3.06%	2.60%
Net interest margin (2)	3.59%	3.15%
Non-interest expense as a percentage of average assets	2.42%	2.15%
Efficiency ratio (3)	62.84%	63.92%
Average interest-earning assets as a percentage of average interest-bearing liabilities	128.07%	125.40%
Capital Ratios: (4)
Average equity as a percentage of average assets	12.88%	12.66%
Total capital as a percentage of risk-weighted assets	16.80%	16.00%
Tier 1 capital as a percentage of risk-weighted assets	14.29%	13.49%
Common equity Tier 1 capital as a percentage of risk-weighted assets	14.29%	13.49%
Tier 1 capital as a percentage of average assets	10.93%	10.74%
Asset Quality Ratios:
Allowance for credit losses as a percentage of total loans	0.91%	0.76%
Allowance for credit losses as a percentage of non-performing loans	64.55%	74.72%
Allowance for credit losses as a percentage of non-accrual loans	64.55%	74.72%
Non-accrual loans as a percentage of total loans	1.42%	1.02%
Net charge-offs as a percentage of average outstanding loans	0.57%	0.18%
Non-performing loans as a percentage of total loans	1.42%	1.02%
Non-performing loans as a percentage of total assets	1.11%	0.83%
Total non-performing assets as a percentage of total assets	1.19%	0.83%
Other Data:
Number of offices	55	52
Number of full-time or full-time equivalent employees	706	656

(1)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(2)	Represents net interest income as a percentage of average interest-earning assets.
(3)	Represents non-interest expenses divided by the sum of net interest income and non-interest income.
(4)	Represents capital ratios of TruNorth Bank, bankESB, and bankHometown on a combined basis.

Source: Hometown Financial s prospectus.

EXHIBIT I-4

Hometown Financial Group, Inc.

Investment Portfolio Composition

Exhibit I-4

Hometown Financial Group, Inc.

Investment Portfolio Composition

	One Year or Less			More than One Year through Five Years		More than Five Years through Ten Years			More than Ten Years			Total
	Amortized Cost		Weighted Average Yield (1) (2)	Amortized Cost	Weighted Average Yield (1) (2)	Amortized Cost		Weighted Average Yield (1) (2)	Amortized Cost		Weighted Average Yield (1) (2)	Amortized Cost	Fair Value	Weighted Average Yield (1) (2)
								(Dollars in thousands)
Securities available for sale:
U.S. Treasury	$		0.00%	$24,983	3.83%	$		0.00%	$		0.00%	$24,983	$24,614	3.86%
GSE Debenture			0.00	883	4.04		1,972	4.22			0.00	2,855	2,798	4.17
GSE Mortgage Backed Securities		1,426	2.60	9,158	3.76		30,342	3.47		382,571	4.78	423,497	417,478	4.66
Municipal Obligation		5,813	3.27	7,213	3.18		27,600	3.98		14,617	3.94	55,243	54,642	3.79
Corporate Debt Obligation		5,975	3.96	44,123	5.13		42,347	6.79		4,343	5.76	96,788	95,223	5.81
GSE Collateralized Mortgage Obligation		624	4.27	7,220	4.21		8,747	4.05		120,844	4.04	137,435	133,721	4.05
Small Business Administration		23	5.51	179	5.11		836	3.07		4,365	4.13	5,403	5,224	4.01

Total		$13,861	3.55%	$93,759	4.42%		$111,844	4.91%		$526,740	4.59%	$746,204	$733,700	4.60%

(1)	Tax equivalent using a federal income tax rate of 21%.
(2)	Weighted average yield is based on amortized cost.

Source: Hometown Financial s prospectus.

89

EXHIBIT I-5

Hometown Financial Group, Inc.

Yields and Costs

Exhibit I-5

Hometown Financial Group, Inc.

Yields and Costs

	For the Year Ended June 30,
	2026			2025
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
			(Dollars in thousands)
Interest-earning assets:
Equity and restricted stock	$43,411	$2,721	6.27%	$43,117	$2,844	6.60%
Cash and due from banks	342,557	10,146	2.96	237,826	7,669	3.22
Debt securities	686,853	30,734	4.47	582,512	26,759	4.59
Loans	5,327,446	305,654	5.74	5,005,803	274,051	5.47

Total interest-earning assets	6,400,267	349,255	5.46%	5,869,258	311,323	5.30%

Non-interest-earning assets	399,421			483,081

Total assets	$6,799,688			$6,352,339

Interest-bearing liabilities:
Mortgagors escrow accounts	$9,241	6	0.06%	$8,192	6	0.07%
Regular and other saving accounts	734,291	491	0.07	660,892	443	0.07
NOW accounts	884,565	3,496	0.40	829,991	3,235	0.39
Money market accounts	908,359	17,880	1.97	805,045	16,855	2.09
Term certificate accounts	2,143,551	77,039	3.59	1,999,917	82,055	4.10

Total interest-bearing deposits	4,680,007	98,912	2.11	4,304,037	102,594	2.38
FHLB advances	174,204	7,448	4.28	235,514	10,618	4.51
Other borrowings	143,335	13,316	9.29	140,950	13,173	9.35

Total interest-bearing liabilities	4,997,546	119,676	2.39%	4,680,501	126,385	2.70%
Non-interest-bearing demand deposits	1,005,391			872,316
Other non-interest-bearing liabilities	66,114			54,931

Total liabilities	6,069,051			5,607,748

Total equity	730,637			744,591

Total liabilities and equity	$6,799,688			$6,352,339

Net interest income		$229,579			$184,938

Net interest rate spread (1)			3.06%			2.60%
Net interest-earning assets (2)	$1,402,721			$1,188,757

Net interest margin (3)			3.59%			3.15%
Average interest-earning assets to interest-bearing liabilities			128.07%			125.40%

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

Source: Hometown Financial s prospectus.

EXHIBIT I-6

Hometown Financial Group, Inc.

Credit Loss Allowance Activity

Exhibit I-6

Hometown Financial Group, Inc.

Credit Loss Allowance Activity

	At or For the Year Ended
	June 30,
	2026	2025
	(Dollars in thousands)
Balance at beginning of period	$40,690	$38,784

Charge-offs:
Real estate loans:
One- to four-family residential		51
Home equity loans and lines of credit	2	4
Commercial real estate	28,373	8,689
Construction and land development
Multifamily
Commercial loans	1,712	102
Consumer loans	46	40

Total charge-offs	30,133	8,886

Recoveries:
Real estate loans:
One- to four-family residential	3	2
Home equity loans and lines of credit	2
Commercial real estate		70
Construction and land development
Multifamily
Commercial loans	16	12
Consumer loans	10	13

Total recoveries	31	97

Net charge-offs	30,102	8,789
Credit loss expense	39,309	10,695

Balance of allowance at end of period	$49,897	$40,690

Net charge-offs to average loans outstanding during period	0.57%	0.18%
Allowance for credit losses on loans to non-accrual loans at end of period	64.55%	74.72%
Non-accrual loans to total loans outstanding at end of period	1.42%	1.02%
Allowance for credit losses on loans to total loans outstanding at end of period	0.91%	0.76%

Source: Hometown Financial s Prospectus.

EXHIBIT I-7

Hometown Financial Group, Inc.

Fixed and Adjustable Rate Loans

Exhibit I-7

Hometown Financial Group, Inc.

Fixed and Adjustable Rate Loans

	Due After June 30, 2027
	Fixed	Adjustable	Total
		(In thousands)
Real estate loans:
One- to four-family residential	$1,025,394	$992,187	$2,017,581
Home equity loans and lines of credit	66,359	221,911	288,270
Commercial real estate	512,012	1,208,230	1,720,242
Construction and land development	26,042	150,900	176,942
Multifamily	107,998	474,459	582,457
Commercial loans	190,948	171,615	362,563
Consumer loans	2,693	681	3,374

Total	$1,931,446	$3,219,983	$5,151,429

Source: Hometown Financial s prospectus.

EXHIBIT I-8

Hometown Financial Group, Inc.

Interest Rate Risk Analysis

Exhibit I-8

Hometown Financial Group, Inc.

Interest Rate Risk Analysis

The following table sets forth, as of June 30, 2026, the calculation of the estimated changes in our net interest income that would result from the designated immediate changes in the United States Treasury yield curve. The changes indicated in the following table are within policy guidelines adopted by TruNorth Bank s board of directors.

Change in Interest Rates	Net Interest Income Year 1 Forecast	Year 1 Change from Level
	(Dollars in thousands)
+200 basis points	$242,023	0.23%
+100 basis points	241,669	0.08
	241,472
-100 basis points	241,689	0.09
-200 basis points	241,560	0.04

The following table sets forth, as of June 30, 2026, the calculation of the estimated changes in our EVE that would result from the designated immediate changes in the United States Treasury yield curve. The changes indicated in the following table are within policy guidelines adopted by TruNorth Bank s board of directors.

		Estimated Increase (Decrease) in EVE		EVE as a Percentage of Fair Value of Assets (2)
Change in Interest Rates (1)	Estimated EVE	Amount	Percent	EVE Ratio (3)	Increase (Decrease)
		(Dollars in thousands)
+200 basis points	$1,628,519	$(44,357)	(2.65)%	25.35%	0.53%
+100 basis points	1,654,916	(17,961)	(1.07)	25.15	0.33
	1,672,876			24.82
-100 basis points	1,673,042	166	0.01	24.24	(0.59)
-200 basis points	1,669,467	(3,410)	(0.20)	23.57	(1.26)

Source: Hometown Financial s prospectus.

EXHIBIT I-9

Hometown Financial Group, Inc.

Loan Portfolio Composition

Exhibit I-9

Hometown Financial Group, Inc.

Loan Portfolio Composition

	At June 30,
	2026		2025
	Amount	Percent	Amount	Percent
		(Dollars in thousands)
Real estate loans:
One- to four-family residential	$2,038,046	37.31%	$1,844,146	34.37%
Home equity loans and lines of credit	288,372	5.28	268,131	5.00
Commercial real estate	1,872,578	34.28	1,863,640	34.74
Construction and land development	245,335	4.49	289,596	5.40
Multifamily	622,016	11.39	691,844	12.90
Commercial loans	392,955	7.19	404,346	7.54
Consumer loans	3,736	0.07	3,113	0.06

	$5,463,038	100.00%	$5,364,816	100.00%

Less:
Allowance for credit losses	(49,897)		(40,690)
Purchase accounting marks on acquired loans	(99,821)		(103,425)
Deferred loan costs, net	7,323		5,698

Loans receivable, net	$5,320,643		$5,226,399

Source: Hometown Financial s prospectus.

EXHIBIT I-10

Hometown Financial Group, Inc.

Contractual Maturity by Loan Type

Exhibit I-10

Hometown Financial Group, Inc.

Contractual Maturity by Loan Type

Loan Portfolio Maturities. The following table sets forth the contractual maturities of our total loan portfolio at June 30, 2026. Demand loans, which are loans having no stated repayment schedule or maturity, and overdraft loans are both reported as being due in one year or less. Maturities are based on the final contractual payment date and do not reflect repricing or the effect of prepayments. Actual maturities may differ.

	Real estate loans
	One- to four-family residential	Home equity loans and lines of credit	Commercial real estate	Construction and land development	Multifamily	Commercial	Consumer	Total
				(In thousands)
Amounts due in:
One year or less	$20,465	$103	$152,336	$68,393	$39,559	$30,392	$362	$311,610
After one through five years	59,346	4,432	592,892	63,995	163,258	94,110	2,162	$980,195
After five through 15 years	264,275	72,193	857,914	91,213	283,980	186,783	737	$1,757,095
More than 15 years	1,693,960	211,644	269,436	21,734	135,219	81,670	475	$2,414,138

Total	$2,038,046	$288,372	$1,872,578	$245,335	$622,016	$392,955	$3,736	$5,463,038

Source: Hometown Financial s prospectus.

EXHIBIT I-11

Hometown Financial Group, Inc.

Non-Performing Assets

Exhibit I-11

Hometown Financial Group, Inc.

Non-Performing Assets

	At June 30,
	2026	2025
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One- to four-family residential	$14,747	$13,787
Home equity loans and lines of credit	1,424	2,435
Commercial real estate	59,992	36,622
Construction and land development	500	1,239
Multifamily
Commercial loans
Consumer loans	639	376

Total non-accrual loans	$77,302	$54,459
Total non-performing loans	$77,302	$54,459
Foreclosed assets	5,546

Total non-performing assets	$82,848	$54,459

Ratios:
Total non-performing loans to total loans	1.42%	1.02%
Total non-performing loans to total assets	1.11%	0.83%
Total non-performing assets to total assets	1.19%	0.83%

Source: Hometown Financial s prospectus.

EXHIBIT I-12

Hometown Financial Group, Inc.

Deposit Composition

Exhibit I-12

Hometown Financial Group, Inc.

Deposit Composition

	At June 30,
	2026			2025
	Amount	Percent	Average Rate	Amount	Percent	Average Rate
	(Dollars in thousands)
Non-interest bearing checking accounts	$1,015,810	17.48%	0.00%	$989,092	17.97%	0.00%
Interest-bearing checking accounts	926,110	15.94%	0.38%	866,875	15.75%	0.37%
Money market accounts	971,608	16.72%	1.84%	875,582	15.90%	1.93%
Regular and other saving accounts	750,525	12.92%	0.07%	704,960	12.80%	0.06%
Mortgagors escrow accounts	13,210	0.23%	0.05%	11,794	0.21%	0.05%
Term certificate accounts	2,133,798	36.72%	3.61%	2,057,248	37.37%	3.99%

Total	$5,811,061	100.00%	2.06%	$5,505,551	100.00%	2.27%

Source: Hometown Financial s prospectus.

EXHIBIT II-1

Hometown Financial Group, Inc.

Description of Office Properties

Exhibit II-1

Hometown Financial Group, Inc.

Description of Office Properties

Properties

At June 30, 2026, the net book value of our premises and equipment was $67.6 million. In addition to our headquarters facility in Easthampton, Massachusetts, we conduct our business through 54 branch offices in Essex, Hampshire, Hampden, Middlesex, Norfolk, Plymouth and Worcester Counties in Massachusetts, Windham County, Connecticut, and Rockingham County, New Hampshire. We own 29 and lease 26 of our banking offices. Upon the acquisition of Primary Bank, we expect to add four branch offices in Rockingham and Hillsborough Counties in New Hampshire, all of which are leased. For additional information, see notes 6 and 7 of the notes to our consolidated financial statements. At June 30, 2026, we had eight additional operations and loan offices.

Source: Hometown Financial s prospectus.

EXHIBIT II-2

Historical Interest Rates

Exhibit II-2 Historical Interest Rates(1)
Year/Qtr. Ended		Prime Rate	90 Day T-Note	One Year T-Note	10 Year T-Note
2016:	Quarter 1	3.50%	0.21%	0.59%	1.78%
	Quarter 2	3.50%	0.26%	0.45%	1.49%
	Quarter 3	3.50%	0.29%	0.59%	1.60%
	Quarter 4	3.75%	0.51%	0.85%	2.45%
2017:	Quarter 1	4.00%	0.76%	1.03%	2.40%
	Quarter 2	4.25%	1.03%	1.24%	2.31%
	Quarter 3	4.25%	1.06%	1.31%	2.33%
	Quarter 4	4.50%	1.39%	1.76%	2.40%
2018:	Quarter 1	4.75%	1.73%	2.09%	2.74%
	Quarter 2	5.00%	1.93%	2.33%	2.85%
	Quarter 3	5.25%	2.19%	2.59%	3.05%
	Quarter 4	5.50%	2.45%	2.63%	2.69%
2019:	Quarter 1	5.50%	2.40%	2.40%	2.41%
	Quarter 2	5.00%	2.12%	1.92%	2.00%
	Quarter 3	4.75%	1.88%	1.75%	1.68%
	Quarter 4	4.75%	1.55%	1.59%	1.92%
2020:	Quarter 1	3.25%	0.11%	0.17%	0.70%
	Quarter 2	3.25%	0.16%	0.16%	0.66%
	Quarter 3	3.25%	0.10%	0.12%	0.69%
	Quarter 4	3.25%	0.09%	0.10%	0.93%
2021:	Quarter 1	3.25%	0.03%	0.07%	1.74%
	Quarter 2	3.25%	0.05%	0.08%	1.44%
	Quarter 3	3.25%	0.04%	0.09%	1.52%
	Quarter 4	3.25%	0.06%	0.39%	1.52%
2022:	Quarter 1	3.50%	0.52%	1.63%	2.32%
	Quarter 2	4.75%	1.72%	2.80%	2.98%
	Quarter 3	6.25%	3.33%	4.05%	3.83%
	Quarter 4	7.50%	4.42%	4.73%	3.88%
2023:	Quarter 1	8.00%	4.85%	4.64%	3.48%
	Quarter 2	8.25%	5.43%	5.40%	3.81%
	Quarter 3	8.50%	5.55%	5.46%	4.59%
	Quarter 4	8.50%	5.40%	4.79%	3.88%
2024:	Quarter 1	8.50%	5.46%	5.03%	4.20%
	Quarter 2	8.50%	5.48%	5.09%	4.36%
	Quarter 3	8.00%	4.73%	3.98%	3.81%
	Quarter 4	7.50%	4.37%	4.16%	4.58%
2025:	Quarter 1	7.50%	4.32%	4.03%	4.23%
	Quarter 2	7.50%	4.41%	3.96%	4.24%
	Quarter 3	7.25%	4.02%	3.68%	4.16%
	Quarter 4	6.75%	3.67%	3.48%	4.18%
2026	Quarter 1	6.75%	3.70%	3.68%	4.30%
	Quarter 2	6.75%	3.87%	3.98%	4.44%
As of August 4, 2026		6.75%	3.89%	4.04%	4.63%

(1)	End of period data.

Sources: Federal Reserve and The Wall Street Journal.

EXHIBIT III-1

General Characteristics of Publicly-Traded Banks and Thrifts

Exhibit III-1

Characteristics of Publicly-Traded Banks and Thrifts

August 4, 2026

										As of August 4, 2026
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets	Offices	Fiscal Mth End	Conv. Date	Stock Price	Market Value
						($Mil)				($)	($Mil)
SRCE	1st Source Corporation	NASDAQGS	MW	South Bend	IN	$9,263	82	Dec		$90.82	$2,187
ACNB	ACNB Corporation	NASDAQCM	MA	Gettysburg	PA	$3,319	33	Dec		$65.43	$665
ALRS	Alerus Financial Corporation	NASDAQCM	MW	Grand Forks	ND	$5,289	25	Dec	9/12/19	$34.12	$850
AMAL	Amalgamated Financial Corp.	NASDAQGM	MA	New York	NY	$9,412	6	Dec	8/8/18	$49.81	$1,489
AMTB	Amerant Bancorp Inc.	NYSE	SE	Coral Gables	FL	$10,294	24	Dec		$29.67	$1,163
ABCB	Ameris Bancorp	NYSE	SE	Atlanta	GA	$28,489	168	Dec	5/19/94	$89.47	$5,984
ASRV	AmeriServ Financial, Inc.	NASDAQGM	MA	Johnstown	PA	$1,460	17	Dec		$4.40	$75
ATLO	Ames National Corporation	NASDAQCM	MW	Ames	IA	$2,123	19	Dec		$31.13	$276
AROW	Arrow Financial Corporation	NASDAQGS	MA	Glens Falls	NY	$4,482	58	Dec		$40.79	$675
ASB	Associated Banc-Corp	NYSE	MW	Green Bay	WI	$51,813	217	Dec		$31.75	$5,910
AUB	Atlantic Union Bankshares Corporation	NYSE	SE	Glen Allen	VA	$38,100	178	Dec		$43.39	$6,158
AUBN	Auburn National Bancorporation, Inc.	NASDAQGM	SE	Auburn	AL	$1,086	8	Dec		$26.18	$91
AVBH	Avidbank Holdings, Inc.	NASDAQGS	WE	San Jose	CA	$2,660	3	Dec	8/7/25	$32.75	$360
AVBC	Avidia Bancorp, Inc.	NYSE	NE	Hudson	MA	$2,780	10	Dec	7/31/25	$21.23	$394
AX	Axos Financial, Inc.	NYSE	WE	Las Vegas	NV	$29,962	2	Jun	3/14/05	$105.10	$5,963
BANC	Banc of California, Inc.	NYSE	WE	Los Angeles	CA	$35,031	116	Dec		$19.52	$3,082
BANF	BancFirst Corporation	NASDAQGS	SW	Oklahoma City	OK	$15,082	124	Dec		$114.59	$3,850
BFC	Bank First Corporation	NASDAQCM	MW	Manitowoc	WI	$5,948	39	Dec		$156.08	$1,729
BAC	Bank of America Corporation	NYSE	SE	Charlotte	NC	$3,499,191	3,587	Dec		$62.90	$439,844
BOH	Bank of Hawaii Corporation	NYSE	WE	Honolulu	HI	$23,843	52	Dec		$80.86	$3,190
BMRC	Bank of Marin Bancorp	NASDAQGS	WE	Novato	CA	$3,857	27	Dec		$29.50	$472
BOTJ	Bank of the James Financial Group, Inc.	NASDAQCM	SE	Lynchburg	VA	$1,041	20	Dec		$27.10	$123
OZK	Bank OZK	NASDAQGS	SE	Little Rock	AR	$41,703	259	Dec	7/17/97	$52.22	$5,694
BSVN	Bank7 Corp.	NASDAQGS	SW	Oklahoma City	OK	$1,914	12	Dec	9/19/18	$51.01	$486
BKU	BankUnited, Inc.	NYSE	SE	Miami Lakes	FL	$34,882	57	Dec	1/27/11	$47.90	$3,462
BWFG	Bankwell Financial Group, Inc.	NASDAQGM	NE	New Canaan	CT	$3,476	12	Dec	5/15/14	$67.40	$524
BANR	Banner Corporation	NASDAQGS	WE	Walla Walla	WA	$16,594	137	Dec	10/31/95	$71.81	$2,440
BHB	Bar Harbor Bankshares	NYSEAM	NE	Bar Harbor	ME	$4,743	62	Dec		$40.73	$682
BCML	BayCom Corp	NASDAQGS	WE	Walnut Creek	CA	$2,580	34	Dec	5/3/18	$30.96	$335
BAFN	BayFirst Financial Corp.	NASDAQCM	SE	Saint Petersburg	FL	$1,196	11	Dec		$6.17	$25
BCBP	BCB Bancorp, Inc.	NASDAQGM	MA	Bayonne	NJ	$3,118	26	Dec	12/31/00	$9.16	$166
BBT	Beacon Financial Corporation	NYSE	NE	Boston	MA	$22,251	147	Dec		$32.07	$2,706
BRBS	Blue Ridge Bankshares, Inc.	NYSEAM	SE	Richmond	VA	$2,329	29	Dec		$3.65	$322
BOKF	BOK Financial Corporation	NASDAQGS	SW	Tulsa	OK	$53,179	115	Dec	6/7/91	$144.69	$8,792
BWB	Bridgewater Bancshares, Inc.	NASDAQCM	MW	Saint Louis Park	MN	$5,390	10	Dec	3/13/18	$20.96	$584
BYFC	Broadway Financial Corporation	NASDAQCM	WE	Los Angeles	CA	$1,564	4	Dec	1/8/96	$10.78	$67
BHRB	Burke & Herbert Financial Services Corp.	NASDAQCM	SE	Alexandria	VA	$10,992	106	Dec		$74.64	$1,505
BFST	Business First Bancshares, Inc.	NASDAQGS	SW	Baton Rouge	LA	$8,904	62	Dec		$32.07	$1,044
BVFL	BV Financial, Inc.	NASDAQCM	MA	Baltimore	MD	$878	12	Dec	1/12/05	$21.55	$174
BY	Byline Bancorp, Inc.	NYSE	MW	Chicago	IL	$9,932	48	Dec	6/29/17	$39.75	$1,796
CFFI	C&F Financial Corporation	NASDAQGS	SE	Toano	VA	$2,810	32	Dec		$84.10	$273
BCAL	California BanCorp	NASDAQCM	WE	San Diego	CA	$4,025	14	Dec		$21.57	$693
CAC	Camden National Corporation	NASDAQGS	NE	Camden	ME	$6,951	72	Dec		$59.77	$1,010
CBNK	Capital Bancorp, Inc.	NASDAQGS	MA	Rockville	MD	$3,890	8	Dec	9/25/18	$37.94	$618
CCBG	Capital City Bank Group, Inc.	NASDAQGS	SE	Tallahassee	FL	$4,450	67	Dec		$52.69	$902
COF	Capital One Financial Corporation	NYSE	SE	McLean	VA	$673,835	246	Dec	11/15/94	$221.91	$136,138
CFFN	Capitol Federal Financial, Inc.	NASDAQGS	MW	Topeka	KS	$9,662	45	Sep	3/31/99	$9.19	$1,141
CARE	Carter Bankshares, Inc.	NASDAQGS	SE	Martinsville	VA	$4,802	66	Dec		$35.72	$792
CLST	Catalyst Bancorp, Inc.	NASDAQCM	SW	Opelousas	LA	$290	10	Dec	10/12/21	$16.76	$68
CATY	Cathay General Bancorp	NASDAQGS	WE	Los Angeles	CA	$24,653	62	Dec		$64.35	$4,300
CBFV	CB Financial Services, Inc.	NASDAQGM	MA	Carmichaels	PA	$1,656	14	Dec		$36.96	$188
CBC	Central Bancompany, Inc.	NASDAQGS	MW	Jefferson City	MO	$20,295	179	Dec	11/19/25	$33.36	$7,990
CPF	Central Pacific Financial Corp.	NYSE	WE	Honolulu	HI	$7,501	27	Dec		$39.99	$1,032
CPBI	Central Plains Bancshares, Inc.	NASDAQCM	MW	Grand Island	NE	$559	9	Mar	10/19/23	$20.73	$81
CFBK	CF Bankshares Inc.	NASDAQCM	MW	Columbus	OH	$2,170	7	Dec	12/30/98	$35.60	$228
CBNA	Chain Bridge Bancorp, Inc.	NYSE	SE	McLean	VA	$2,193	1	Dec	10/3/24	$47.83	$162
CHMG	Chemung Financial Corporation	NASDAQGS	MA	Elmira	NY	$2,820	30	Dec		$82.37	$399
COFS	ChoiceOne Financial Services, Inc.	NASDAQCM	MW	Sparta	MI	$4,457	53	Dec		$34.49	$516
C	Citigroup Inc.	NYSE	MA	New York	NY	$2,894,654	667	Dec		$136.87	$229,586
CZNC	Citizens & Northern Corporation	NASDAQCM	MA	Wellsboro	PA	$3,152	36	Dec		$25.36	$455
CZWI	Citizens Community Bancorp, Inc.	NASDAQGM	MW	Eau Claire	WI	$1,814	21	Dec	3/30/04	$21.87	$211
CFG	Citizens Financial Group, Inc.	NYSE	NE	Providence	RI	$233,836	967	Dec	9/23/14	$73.68	$31,032
CZFS	Citizens Financial Services, Inc.	NASDAQCM	MA	Mansfield	PA	$3,192	43	Dec		$82.63	$397
CHCO	City Holding Company	NASDAQGS	SE	Charleston	WV	$6,774	96	Dec		$145.73	$2,048
CIVB	Civista Bancshares, Inc.	NASDAQCM	MW	Sandusky	OH	$4,294	44	Dec		$29.09	$605
CCNE	CNB Financial Corporation	NASDAQGS	MA	Clearfield	PA	$8,432	82	Dec		$35.72	$1,047
CCB	Coastal Financial Corporation	NASDAQGS	WE	Everett	WA	$5,456	15	Dec	7/17/18	$44.05	$673
COSO	CoastalSouth Bancshares, Inc.	NYSE	SE	Atlanta	GA	$2,421	11	Dec	7/1/25	$27.28	$324
CBAN	Colony Bankcorp, Inc.	NYSE	SE	Fitzgerald	GA	$3,628	35	Dec		$22.17	$470

Exhibit III-1

Characteristics of Publicly-Traded Banks and Thrifts

August 4, 2026

										As of August 4, 2026
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets	Offices	Fiscal Mth End	Conv. Date	Stock Price	Market Value
						($Mil)				($)	($Mil)
COLB	Columbia Banking System, Inc.	NASDAQGS	WE	Tacoma	WA	$65,380	355	Dec		$31.78	$8,991
CBSH	Commerce Bancshares, Inc.	NASDAQGS	MW	Kansas City	MO	$35,269	150	Dec		$59.93	$8,624
CBK	Commercial Bancgroup, Inc.	NASDAQCM	SE	Harrogate	TN	$2,377	36	Dec	9/30/25	$35.06	$480
CMTV	Community Bancorp	NASDAQCM	NE	Derby	VT	$1,173	13	Dec		$40.72	$228
CBU	Community Financial System, Inc.	NYSE	MA	Syracuse	NY	$17,764	204	Dec		$66.75	$3,511
CTBI	Community Trust Bancorp, Inc.	NASDAQGS	MW	Pikeville	KY	$6,989	80	Dec	7/1/81	$79.46	$1,443
CWBC	Community West Bancshares	NASDAQCM	WE	Fresno	CA	$5,034	42	Dec		$25.81	$700
CNOB	ConnectOne Bancorp, Inc.	NASDAQGS	MA	Englewood Cliffs	NJ	$14,412	56	Dec		$33.65	$1,689
CFR	Cullen/Frost Bankers, Inc.	NYSE	SW	San Antonio	TX	$53,881	222	Dec		$168.26	$10,457
CUBI	Customers Bancorp, Inc.	NYSE	MA	West Reading	PA	$26,521	24	Dec		$83.65	$2,825
CVBF	CVB Financial Corp.	NASDAQGS	WE	Ontario	CA	$21,183	82	Dec		$23.10	$4,071
DCOM	Dime Commercial Bancshares, Inc.	NYSE	MA	Hauppauge	NY	$15,043	64	Dec	6/26/96	$41.74	$1,843
EBMT	Eagle Bancorp Montana, Inc.	NASDAQGM	WE	Helena	MT	$2,126	30	Dec	4/4/00	$23.82	$186
EGBN	Eagle Bancorp, Inc.	NASDAQCM	MA	Bethesda	MD	$9,659	13	Dec	6/9/98	$28.36	$865
EFSI	Eagle Financial Services, Inc.	NASDAQCM	SE	Berryville	VA	$1,847	16	Dec		$40.41	$215
EWBC	East West Bancorp, Inc.	NASDAQGS	WE	Pasadena	CA	$84,763	97	Dec	2/8/99	$133.40	$18,277
EBC	Eastern Bankshares, Inc.	NASDAQGS	NE	Boston	MA	$31,142	131	Dec	10/14/20	$23.39	$5,123
ECBK	ECB Bancorp, Inc.	NASDAQCM	NE	Everett	MA	$1,672	3	Dec	7/27/22	$20.61	$180
EFSC	Enterprise Financial Services Corp	NASDAQGS	MW	Clayton	MO	$17,399	56	Dec	2/14/97	$67.30	$2,436
EQBK	Equity Bancshares, Inc.	NYSE	MW	Wichita	KS	$7,726	86	Dec	11/10/15	$51.54	$1,064
ESQ	Esquire Financial Holdings, Inc.	NASDAQCM	MA	Jericho	NY	$2,511	7	Dec	6/26/17	$130.31	$1,069
FNB	F.N.B. Corporation	NYSE	MA	Pittsburgh	PA	$50,999	357	Dec		$19.38	$6,852
FMAO	Farmers & Merchants Bancorp, Inc.	NASDAQCM	MW	Archbold	OH	$3,502	43	Dec		$34.77	$473
FMNB	Farmers National Banc Corp.	NASDAQCM	MW	Canfield	OH	$7,141	83	Dec	8/4/82	$15.99	$947
FBLA	FB Bancorp, Inc.	NASDAQCM	SW	New Orleans	LA	$1,226	20	Dec	10/22/24	$15.86	$233
FBK	FB Financial Corporation	NYSE	SE	Nashville	TN	$16,796	99	Dec	9/15/16	$62.05	$3,101
FDBC	Fidelity D & D Bancorp, Inc.	NASDAQGM	MA	Dunmore	PA	$2,971	23	Dec		$54.35	$316
FDSB	Fifth District Bancorp, Inc.	NASDAQCM	SW	New Orleans	LA	$536	7	Dec	7/31/24	$17.77	$94
FITB	Fifth Third Bancorp	NYSE	MW	Cincinnati	OH	$300,122	1,516	Dec		$57.77	$52,391
FISI	Financial Institutions, Inc.	NASDAQGS	MA	Warsaw	NY	$6,335	49	Dec	6/25/99	$42.70	$841
FINW	FinWise Bancorp	NASDAQGM	SW	Murray	UT	$925	2	Dec	11/18/21	$14.10	$193
FBNC	First Bancorp	NASDAQGS	SE	Southern Pines	NC	$13,042	114	Dec		$65.55	$2,712
FBP	First BanCorp.	NYSE	MA	San Juan	PR	$19,241	75	Dec		$29.21	$4,428
FRBA	First Bank	NASDAQGM	MA	Hamilton	NJ	$4,087	28	Dec	3/27/07	$18.69	$463
BUSE	First Busey Corporation	NASDAQGS	MW	Leawood	KS	$18,192	80	Dec		$31.58	$2,627
FCAP	First Capital, Inc.	NASDAQCM	MW	Corydon	IN	$1,290	17	Dec	2/1/93	$64.80	$217
FCBM	First Carolina Financial Services, Inc.	NYSE	SE	Raleigh	NC	$3,406	9	Dec	6/17/26	$12.69	$394
FCNC.A	First Citizens BancShares, Inc.	NASDAQGS	SE	Raleigh	NC	$236,842	520	Dec		$2,251.82	$23,386
FCF	First Commonwealth Financial Corporation	NYSE	MA	Indiana	PA	$12,208	129	Dec		$21.95	$2,211
FCBC	First Community Bankshares, Inc.	NASDAQGS	SE	Bluefield	VA	$3,608	65	Dec		$48.96	$925
FCCO	First Community Corporation	NASDAQCM	SE	Lexington	SC	$2,372	22	Dec	6/29/98	$34.32	$323
FFBC	First Financial Bancorp.	NASDAQGS	MW	Cincinnati	OH	$22,440	161	Dec		$34.52	$3,623
FFIN	First Financial Bankshares, Inc.	NASDAQGS	SW	Abilene	TX	$15,306	82	Dec		$35.53	$5,057
THFF	First Financial Corporation	NASDAQGS	MW	Terre Haute	IN	$6,178	87	Dec		$82.79	$985
FGBI	First Guaranty Bancshares, Inc.	NASDAQGM	SW	Hammond	LA	$3,895	34	Dec	11/5/15	$9.65	$160
FHB	First Hawaiian, Inc.	NASDAQGS	WE	Honolulu	HI	$23,646	49	Dec	8/3/16	$28.25	$3,437
FHN	First Horizon Corporation	NYSE	SE	Memphis	TN	$84,437	410	Dec		$26.09	$12,383
INBK	First Internet Bancorp	NASDAQGS	MW	Fishers	IN	$5,556	1	Dec		$28.90	$252
FIBK	First Interstate BancSystem, Inc.	NASDAQGS	WE	Billings	MT	$25,885	280	Dec	3/24/10	$38.40	$3,660
FRME	First Merchants Corporation	NASDAQGS	MW	Muncie	IN	$21,349	133	Dec		$43.52	$2,733
FMBH	First Mid Bancshares, Inc.	NASDAQGM	MW	Mattoon	IL	$9,210	88	Dec		$52.49	$1,396
FXNC	First National Corporation	NASDAQCM	SE	Strasburg	VA	$2,076	36	Dec	9/7/83	$31.89	$288
FNRN	First Northern Community Bancorp	NASDAQCM	WE	Dixon	CA	$1,926	16	Dec		$18.37	$301
FNWB	First Northwest Bancorp	NASDAQGM	WE	Port Angeles	WA	$2,125	14	Dec	1/29/15	$11.29	$100
FUNC	First United Corporation	NASDAQGS	MA	Oakland	MD	$2,082	23	Dec		$44.70	$288
FUSB	First US Bancshares, Inc.	NASDAQCM	SE	Birmingham	AL	$1,148	16	Dec		$16.16	$89
MYFW	First Western Financial, Inc.	NASDAQGS	SW	Denver	CO	$3,238	15	Dec	7/18/18	$32.30	$315
FSBC	Five Star Bancorp	NASDAQGS	WE	Rancho Cordova	CA	$5,377	12	Dec	5/4/21	$46.98	$1,134
FLG	Flagstar Bank, National Association	NYSE	MA	Hicksville	NY	$87,714	343	Dec	11/23/93	$14.26	$5,947
FRBT	Forbright, Inc.	NASDAQGS	MA	Chevy Chase	MD	$8,506	4	Dec	6/10/26	$19.38	$561
FRAF	Franklin Financial Services Corporation	NASDAQCM	MA	Chambersburg	PA	$2,335	23	Dec		$63.78	$287
FSBW	FS Bancorp, Inc.	NASDAQCM	WE	Mountlake Terrace	WA	$3,179	37	Dec	7/9/12	$42.99	$315
FULT	Fulton Financial Corporation	NASDAQGS	MA	Lancaster	PA	$34,557	226	Dec		$24.88	$4,755
FVCB	FVCBankcorp, Inc.	NASDAQCM	SE	Fairfax	VA	$2,367	10	Dec	9/13/18	$19.03	$343
GBFH	GBank Financial Holdings Inc.	NASDAQCM	WE	Las Vegas	NV	$1,432	2	Dec		$21.45	$310
GABC	German American Bancorp, Inc.	NASDAQGS	MW	Jasper	IN	$8,440	95	Dec		$51.19	$1,924
GBCI	Glacier Bancorp, Inc.	NYSE	WE	Kalispell	MT	$31,599	256	Dec		$50.95	$6,634
GSBC	Great Southern Bancorp, Inc.	NASDAQGS	MW	Springfield	MO	$5,523	95	Dec		$82.02	$893
HWC	Hancock Whitney Corporation	NASDAQGS	SE	Gulfport	MS	$36,346	193	Dec		$78.52	$6,319

Exhibit III-1

Characteristics of Publicly-Traded Banks and Thrifts

August 4, 2026

										As of August 4, 2026
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets	Offices	Fiscal Mth End	Conv. Date	Stock Price	Market Value
						($Mil)				($)	($Mil)
HAFC	Hanmi Financial Corporation	NASDAQGS	WE	Los Angeles	CA	$8,001	38	Dec		$32.37	$952
HNVR	Hanover Bancorp, Inc.	NASDAQGS	MA	Mineola	NY	$2,337	10	Dec	5/10/22	$27.12	$194
HAPN	Happen, Inc.	NASDAQGS	WE	San Francisco	CA	$12,549	2	Dec	12/10/14	$20.88	$2,410
HWBK	Hawthorn Bancshares, Inc.	NASDAQGS	MW	Jefferson City	MO	$1,773	18	Dec		$39.64	$273
HBT	HBT Financial, Inc.	NASDAQGS	MW	Bloomington	IL	$6,728	87	Dec	10/10/19	$36.13	$1,314
HFWA	Heritage Financial Corporation	NASDAQGS	WE	Olympia	WA	$8,431	67	Dec	1/31/94	$30.53	$1,249
HTH	Hilltop Holdings Inc.	NYSE	SW	Dallas	TX	$16,001	56	Dec	2/11/04	$40.00	$2,291
HIFS	Hingham Institution for Savings	NASDAQGM	NE	Hingham	MA	$4,557	9	Dec	12/13/88	$303.93	$668
HBCP	Home Bancorp, Inc.	NASDAQGS	SW	Lafayette	LA	$3,603	43	Dec	10/2/08	$72.51	$571
HOMB	Home BancShares, Inc.	NYSE	SE	Conway	AR	$24,713	233	Dec	6/22/06	$31.41	$6,296
HFBL	Home Federal Bancorp, Inc. of Louisiana	NASDAQCM	SW	Shreveport	LA	$643	11	Jun	1/18/05	$23.00	$68
HTB	HomeTrust Bancshares, Inc.	NYSE	SE	Asheville	NC	$4,440	33	Dec	7/10/12	$51.85	$856
HOPE	Hope Bancorp, Inc.	NASDAQGS	WE	Los Angeles	CA	$18,992	74	Dec		$14.36	$1,834
HBNC	Horizon Bancorp, Inc.	NASDAQGS	MW	Michigan City	IN	$6,574	71	Dec		$20.80	$1,063
HYNE	Hoyne Bancorp, Inc.	NASDAQCM	MW	Oak Park	IL	$477	7	Dec	12/3/25	$16.31	$132
HBAN	Huntington Bancshares Incorporated	NASDAQGS	MW	Columbus	OH	$283,984	1,455	Dec		$17.56	$35,478
INDB	Independent Bank Corp.	NASDAQGS	NE	Rockland	MA	$24,974	152	Dec		$85.75	$4,083
IBCP	Independent Bank Corporation	NASDAQGS	MW	Grand Rapids	MI	$5,664	66	Dec		$38.45	$792
IBOC	International Bancshares Corporation	NASDAQGS	SW	Laredo	TX	$16,826	173	Dec		$76.25	$4,741
ISTR	Investar Holding Corporation	NASDAQGM	SW	Baton Rouge	LA	$3,862	37	Dec	6/30/14	$30.55	$421
ISBA	Isabella Bank Corporation	NASDAQCM	MW	Mount Pleasant	MI	$2,220	31	Dec		$40.60	$310
JMSB	John Marshall Bancorp, Inc.	NASDAQCM	SE	Reston	VA	$2,402	8	Dec		$23.81	$334
JPM	JPMorgan Chase & Co.	NYSE	MA	New York	NY	$5,015,069	5,136	Dec		$357.52	$950,360
KRNY	Kearny Financial Corp.	NASDAQGS	MA	Fairfield	NJ	$7,682	41	Jun	2/23/05	$9.74	$613
KEY	KeyCorp	NYSE	MW	Cleveland	OH	$191,317	951	Dec		$23.10	$24,651
LSBK	Lake Shore Bancorp, Inc.	NASDAQGM	MA	Dunkirk	NY	$737	11	Dec	4/3/06	$17.17	$127
LKFN	Lakeland Financial Corporation	NASDAQGS	MW	Warsaw	IN	$7,243	56	Dec		$63.63	$1,582
LARK	Landmark Bancorp, Inc.	NASDAQGM	MW	Manhattan	KS	$1,607	29	Dec	3/28/94	$31.23	$191
LCNB	LCNB Corp.	NASDAQCM	MW	Lebanon	OH	$2,224	35	Dec		$20.41	$291
LOB	Live Oak Bancshares, Inc.	NYSE	SE	Wilmington	NC	$16,038	1	Dec	7/23/15	$43.63	$2,019
MTB	M&T Bank Corporation	NYSE	MA	Buffalo	NY	$219,261	973	Dec		$253.06	$36,546
MGYR	Magyar Bancorp, Inc.	NASDAQGM	MA	New Brunswick	NJ	$1,049	7	Sep	1/23/06	$19.06	$123
MNSB	MainStreet Bancshares, Inc.	NASDAQCM	SE	Fairfax	VA	$2,243	7	Dec	8/31/05	$23.48	$161
MBBC	Marathon Bancorp, Inc.	NASDAQCM	MW	Wausau	WI	$249	5	Jun	4/14/21	$14.96	$44
MCHB	Mechanics Bancorp	NASDAQGS	WE	Walnut Creek	CA	$21,231	168	Dec		$16.69	$3,677
MBWM	Mercantile Bank Corporation	NASDAQGS	MW	Grand Rapids	MI	$6,819	53	Dec	10/23/97	$61.93	$1,071
MBIN	Merchants Bancorp	NASDAQCM	MW	Carmel	IN	$21,230	8	Dec	10/26/17	$55.60	$2,554
MRBK	Meridian Corporation	NASDAQGS	MA	Malvern	PA	$2,593	7	Dec	11/6/17	$19.84	$236
MCBS	MetroCity Bankshares, Inc.	NASDAQGS	SE	Doraville	GA	$4,520	33	Dec	10/2/19	$35.96	$1,035
MCB	Metropolitan Bank Holding Corp.	NYSE	MA	New York	NY	$8,859	11	Dec	11/7/17	$94.21	$1,168
MPB	Mid Penn Bancorp, Inc.	NASDAQGM	MA	Harrisburg	PA	$7,063	66	Dec	12/31/91	$38.33	$971
MSBI	Midland States Bancorp, Inc.	NASDAQGS	MW	Effingham	IL	$6,701	58	Dec	5/23/16	$34.53	$717
MVBF	MVB Financial Corp.	NASDAQCM	SE	Fairmont	WV	$3,546	7	Dec		$30.95	$401
NBHC	National Bank Holdings Corporation	NYSE	SW	Greenwood Village	CO	$12,586	96	Dec	9/19/12	$43.47	$1,895
NKSH	National Bankshares, Inc.	NASDAQCM	SE	Blacksburg	VA	$1,833	29	Dec		$41.15	$262
NBBK	NB Bancorp, Inc.	NASDAQCM	NE	Needham	MA	$7,447	21	Dec	12/27/23	$23.32	$968
NBTB	NBT Bancorp Inc.	NASDAQGS	MA	Norwich	NY	$16,215	176	Dec		$53.78	$2,797
NEWT	NewtekOne, Inc.	NASDAQGM	SE	Boca Raton	FL	$2,887	1	Dec		$15.40	$445
NIC	Nicolet Bankshares, Inc.	NYSE	MW	Green Bay	WI	$15,415	116	Dec		$175.13	$3,670
NBN	Northeast Bank	NASDAQGM	NE	Portland	ME	$5,228	9	Jun	8/19/87	$135.32	$1,158
NECB	Northeast Community Bancorp, Inc.	NASDAQCM	MA	White Plains	NY	$2,115	12	Dec	7/5/06	$27.01	$335
NTRS	Northern Trust Corporation	NASDAQGS	MW	Chicago	IL	$179,297	57	Dec		$182.41	$33,373
NPB	Northpointe Bancshares, Inc.	NYSE	MW	Grand Rapids	MI	$7,530	1	Dec	2/13/25	$17.44	$534
NRIM	Northrim BanCorp, Inc.	NASDAQGS	WE	Anchorage	AK	$3,415	21	Dec	11/6/90	$27.08	$602
NWBI	Northwest Bancshares, Inc.	NASDAQGS	MW	Columbus	OH	$17,207	161	Dec	11/4/94	$16.01	$2,344
NWFL	Norwood Financial Corp.	NASDAQGM	MA	Honesdale	PA	$2,908	34	Dec		$34.07	$369
OVLY	Oak Valley Bancorp	NASDAQCM	WE	Oakdale	CA	$2,002	20	Dec		$33.61	$278
OCFC	OceanFirst Financial Corp.	NASDAQGS	MA	Toms River	NJ	$23,270	82	Dec	7/2/96	$19.81	$1,950
OFG	OFG Bancorp	NYSE	MA	San Juan	PR	$12,155	45	Dec		$53.41	$2,257
OVBC	Ohio Valley Banc Corp.	NASDAQGM	MW	Gallipolis	OH	$1,661	19	Dec		$42.89	$202
ONB	Old National Bancorp	NASDAQGS	MW	Evansville	IN	$74,189	355	Dec		$27.15	$10,387
OSBC	Old Second Bancorp, Inc.	NASDAQGS	MW	Aurora	IL	$6,870	56	Dec		$25.79	$1,314
OPBK	OP Bancorp	NASDAQGM	WE	Los Angeles	CA	$2,744	16	Dec	3/27/18	$15.76	$235
OPHC	OptimumBank Holdings, Inc.	NYSEAM	SE	Fort Lauderdale	FL	$1,401	4	Dec		$9.00	$111
OBT	Orange County Bancorp, Inc.	NASDAQCM	MA	Middletown	NY	$2,800	16	Dec	8/4/21	$38.80	$520
OBK	Origin Bancorp, Inc.	NYSE	SW	Ruston	LA	$10,277	61	Dec	5/8/18	$54.98	$1,699
ORRF	Orrstown Financial Services, Inc.	NASDAQCM	MA	Harrisburg	PA	$5,612	44	Dec	11/19/87	$43.36	$853
PRK	Park National Corporation	NYSEAM	MW	Newark	OH	$12,677	110	Dec	2/28/87	$210.10	$3,795
PKBK	Parke Bancorp, Inc.	NASDAQCM	MA	Washington Township	NJ	$2,303	7	Dec	11/26/02	$34.22	$401

Exhibit III-1

Characteristics of Publicly-Traded Banks and Thrifts

August 4, 2026

										As of August 4, 2026
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets	Offices	Fiscal Mth End	Conv. Date	Stock Price	Market Value
						($Mil)				($)	($Mil)
PBHC	Pathfinder Bancorp, Inc.	NASDAQCM	MA	Oswego	NY	$1,493	12	Dec	11/15/95	$16.01	$78
CASH	Pathward Financial, Inc.	NASDAQGS	MW	Sioux Falls	SD	$7,314	1	Sep	9/20/93	$89.50	$1,882
PNBK	Patriot National Bancorp, Inc.	NASDAQGM	NE	Stamford	CT	$1,177	8	Dec	9/1/94	$1.13	$125
PCB	PCB Bancorp	NASDAQGS	WE	Los Angeles	CA	$3,470	15	Dec	8/9/18	$28.13	$394
PGC	Peapack-Gladstone Financial Corporation	NASDAQGS	MA	Bedminster	NJ	$7,970	19	Dec		$46.69	$817
PEBO	Peoples Bancorp Inc.	NASDAQGS	MW	Marietta	OH	$9,540	130	Dec	12/31/90	$41.75	$1,472
PEBK	Peoples Bancorp of North Carolina, Inc.	NASDAQGM	SE	Newton	NC	$1,765	16	Dec		$43.50	$231
PFIS	Peoples Financial Services Corp.	NASDAQGS	MA	Moosic	PA	$5,441	40	Dec		$71.98	$721
PNFP	Pinnacle Financial Partners, Inc.	NYSE	SE	Atlanta	GA	$129,055	404	Dec	8/18/00	$109.03	$16,399
PLBC	Plumas Bancorp	NASDAQCM	WE	Reno	NV	$2,278	20	Dec		$60.73	$423
PDLB	Ponce Financial Group, Inc.	NASDAQGM	MA	Bronx	NY	$3,495	15	Dec	9/29/17	$20.66	$500
BPOP	Popular, Inc.	NASDAQGS	MA	Hato Rey	PR	$78,972	194	Dec		$175.79	$11,227
PFBC	Preferred Bank	NASDAQGS	WE	Los Angeles	CA	$7,731	17	Dec	2/14/05	$106.93	$1,267
FRST	Primis Financial Corp.	NASDAQGM	SE	McLean	VA	$4,354	28	Dec	10/31/06	$16.40	$407
BPRN	Princeton Bancorp, Inc.	NASDAQGS	MA	Princeton	NJ	$2,251	36	Dec		$42.25	$288
PBAM	Private Bancorp of America, Inc.	NASDAQGS	WE	La Jolla	CA	$2,708	7	Dec		$85.65	$490
PB	Prosperity Bancshares, Inc.	NYSE	SW	Houston	TX	$43,873	388	Dec	11/12/98	$74.89	$7,537
PROV	Provident Financial Holdings, Inc.	NASDAQGS	WE	Riverside	CA	$1,208	14	Jun	6/27/96	$17.94	$112
PFS	Provident Financial Services, Inc.	NYSE	MA	Jersey City	NJ	$25,663	138	Dec	1/15/03	$25.28	$3,297
QCRH	QCR Holdings, Inc.	NASDAQGM	MW	Moline	IL	$9,521	36	Dec	10/6/93	$105.05	$1,719
RBB	RBB Bancorp	NASDAQGS	WE	Los Angeles	CA	$4,275	24	Dec	7/26/17	$26.81	$454
RRBI	Red River Bancshares, Inc.	NASDAQGS	SW	Alexandria	LA	$3,311	29	Dec	5/2/19	$101.93	$671
RF	Regions Financial Corporation	NYSE	SE	Birmingham	AL	$161,299	1,250	Dec		$31.95	$27,265
RNST	Renasant Corporation	NYSE	SE	Tupelo	MS	$27,005	263	Dec		$44.30	$4,049
RBCA.A	Republic Bancorp, Inc.	NASDAQGS	MW	Louisville	KY	$7,062	47	Dec	7/21/98	$100.58	$1,760
RBKB	Rhinebeck Bancorp, Inc.	NASDAQCM	MA	Poughkeepsie	NY	$1,470	17	Dec	1/16/19	$11.98	$187
RMBI	Richmond Mutual Bancorporation, Inc.	NASDAQCM	MW	Richmond	IN	$1,552	27	Dec	7/1/19	$15.76	$251
RVSB	Riverview Bancorp, Inc.	NASDAQGS	WE	Vancouver	WA	$1,471	17	Mar	10/26/93	$5.47	$110
STBA	S&T Bancorp, Inc.	NASDAQGS	MA	Indiana	PA	$9,944	73	Dec		$52.68	$1,858
SBFG	SB Financial Group, Inc.	NASDAQCM	MW	Defiance	OH	$1,620	31	Dec		$26.28	$163
SBCF	Seacoast Banking Corporation of Florida	NASDAQGS	SE	Stuart	FL	$21,360	106	Dec	2/1/84	$35.38	$3,389
SFBS	ServisFirst Bancshares, Inc.	NYSE	SE	Birmingham	AL	$18,345	34	Dec	5/13/14	$90.88	$4,969
SHBI	Shore Bancshares, Inc.	NASDAQGS	MA	Easton	MD	$6,151	45	Dec		$24.61	$821
BSRR	Sierra Bancorp	NASDAQGS	WE	Porterville	CA	$3,721	36	Dec		$40.49	$518
SFNC	Simmons First National Corporation	NASDAQGS	SE	Pine Bluff	AR	$24,777	228	Dec		$24.12	$3,484
SMBK	SmartFinancial, Inc.	NYSE	SE	Knoxville	TN	$6,115	43	Dec		$53.23	$910
SFBC	Sound Financial Bancorp, Inc.	NASDAQCM	WE	Seattle	WA	$1,066	9	Dec	1/8/08	$47.44	$121
SPFI	South Plains Financial, Inc.	NASDAQGS	SW	Lubbock	TX	$5,391	29	Dec	5/8/19	$45.50	$857
SFST	Southern First Bancshares, Inc.	NASDAQGM	SE	Greenville	SC	$4,700	12	Dec	10/25/99	$64.12	$607
SMBC	Southern Missouri Bancorp, Inc.	NASDAQGM	MW	Poplar Bluff	MO	$5,235	68	Jun	4/13/94	$79.33	$874
SBSI	Southside Bancshares, Inc.	NYSE	SW	Tyler	TX	$8,764	58	Dec		$32.82	$978
SSB	SouthState Bank Corporation	NYSE	SE	Winter Haven	FL	$68,910	347	Dec		$109.43	$10,612
SRBK	SR Bancorp, Inc.	NASDAQCM	MA	Bound Brook	NJ	$1,189	14	Jun	9/19/23	$19.69	$152
STT	State Street Corporation	NYSE	NE	Boston	MA	$418,381	3	Dec		$185.23	$50,883
SYBT	Stock Yards Bancorp, Inc.	NASDAQGS	MW	Louisville	KY	$10,369	83	Dec	10/27/95	$85.43	$2,654
SSBI	Summit State Bank	NASDAQGM	WE	Santa Rosa	CA	$960	4	Dec	7/13/06	$13.00	$88
TCBI	Texas Capital Bancshares, Inc.	NASDAQGS	SW	Dallas	TX	$33,913	9	Dec	8/13/03	$101.52	$4,413
TCBS	Texas Community Bancshares, Inc.	NASDAQCM	SW	Mineola	TX	$430	7	Dec	7/14/21	$17.40	$47
TBBK	The Bancorp, Inc.	NASDAQGS	MA	Wilmington	DE	$9,216	1	Dec		$72.05	$3,000
BNY	The Bank of New York Mellon Corporation	NYSE	MA	New York	NY	$525,019	46	Dec		$156.82	$106,403
FNLC	The First Bancorp, Inc.	NASDAQGS	NE	Damariscotta	ME	$3,216	17	Dec		$35.66	$402
PNC	The PNC Financial Services Group, Inc.	NYSE	MA	Pittsburgh	PA	$616,034	2,401	Dec		$254.14	$101,520
TCBX	Third Coast Bancshares, Inc.	NYSE	SW	Humble	TX	$6,736	24	Dec	11/8/21	$44.12	$734
TSBK	Timberland Bancorp, Inc.	NASDAQGM	WE	Hoquiam	WA	$2,061	24	Sep	1/12/98	$45.07	$350
TMP	Tompkins Financial Corporation	NYSEAM	MA	Ithaca	NY	$8,802	59	Dec		$101.54	$1,460
TOWN	TowneBank	NASDAQGS	SE	Portsmouth	VA	$22,617	81	Dec	10/7/98	$38.63	$3,527
TFIN	Triumph Financial, Inc.	NYSE	SW	Dallas	TX	$7,404	62	Dec	11/6/14	$79.83	$1,908
TFC	Truist Financial Corporation	NYSE	SE	Charlotte	NC	$556,023	1,928	Dec		$52.66	$64,331
TRST	TrustCo Bank Corp NY	NASDAQGS	MA	Glenville	NY	$6,525	133	Dec		$57.74	$983
TRMK	Trustmark Corporation	NASDAQGS	SE	Jackson	MS	$19,192	177	Dec		$48.49	$2,823
USB	U.S. Bancorp	NYSE	MW	Minneapolis	MN	$725,918	2,092	Dec		$64.23	$100,053
UMBF	UMB Financial Corporation	NASDAQGS	MW	Kansas City	MO	$72,256	193	Dec		$148.33	$11,266
UNB	Union Bankshares, Inc.	NASDAQGM	NE	Morrisville	VT	$1,559	19	Dec		$23.50	$108
UBCP	United Bancorp, Inc.	NASDAQCM	MW	Martins Ferry	OH	$878	20	Dec		$15.50	$89
UBSI	United Bankshares, Inc.	NASDAQGS	SE	Charleston	WV	$33,752	234	Dec	6/16/87	$49.37	$6,745
UCB	United Community Banks, Inc.	NYSE	SE	Greenville	SC	$29,051	197	Dec		$36.14	$4,328
UNTY	Unity Bancorp, Inc.	NASDAQGM	MA	Clinton	NJ	$3,194	22	Dec		$60.03	$603
UVSP	Univest Financial Corporation	NASDAQGS	MA	Souderton	PA	$8,203	51	Dec	9/28/73	$44.85	$1,237
USCB	USCB Financial Holdings, Inc.	NASDAQGM	SE	Doral	FL	$3,020	10	Dec	7/22/21	$22.52	$416

Exhibit III-1

Characteristics of Publicly-Traded Banks and Thrifts

August 4, 2026

										As of August 4, 2026
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets	Offices	Fiscal Mth End	Conv. Date	Stock Price	Market Value
						($Mil)				($)	($Mil)
VLY	Valley National Bancorp	NASDAQGS	MA	Morristown	NJ	$66,318	229	Dec		$14.88	$8,230
VABK	Virginia National Bankshares Corporation	NASDAQCM	SE	Charlottesville	VA	$1,638	13	Dec	6/26/98	$47.53	$258
WAFD	WaFd, Inc.	NASDAQGS	WE	Seattle	WA	$27,597	212	Sep	11/17/82	$37.67	$2,786
WASH	Washington Trust Bancorp, Inc.	NASDAQGS	NE	Westerly	RI	$6,548	29	Dec		$39.92	$761
WSBF	Waterstone Financial, Inc.	NASDAQGS	MW	Wauwatosa	WI	$2,253	16	Dec	10/4/05	$20.96	$377
WFC	Wells Fargo & Company	NYSE	WE	San Francisco	CA	$2,282,201	4,157	Dec		$88.39	$267,291
WSBC	WesBanco, Inc.	NASDAQGS	SE	Wheeling	WV	$27,797	218	Dec		$42.31	$4,058
WTBA	West Bancorporation, Inc.	NASDAQGS	MW	West Des Moines	IA	$4,030	11	Dec	4/24/94	$28.61	$488
WABC	Westamerica Bancorporation	NASDAQGS	WE	San Rafael	CA	$5,805	75	Dec		$60.42	$1,390
WAL	Western Alliance Bancorporation	NYSE	WE	Phoenix	AZ	$98,701	55	Dec	6/29/05	$84.33	$9,082
WNEB	Western New England Bancorp, Inc.	NASDAQGS	NE	Westfield	MA	$2,732	27	Dec	12/27/01	$13.55	$270
WTFC	Wintrust Financial Corporation	NASDAQGS	MW	Rosemont	IL	$74,668	214	Dec		$162.97	$10,993
WSFS	WSFS Financial Corporation	NASDAQGS	MA	Wilmington	DE	$22,654	94	Dec	11/26/86	$81.94	$4,211
ZION	Zions Bancorporation, National Association	NASDAQGS	SW	Salt Lake City	UT	$89,041	407	Dec		$71.77	$10,474
BSBK	Bogota Financial Corp.	NASDAQCM	MA	Teaneck	NJ	$875	10	Dec	1/15/20	$9.00	$112
CLBK	Columbia Financial, Inc.	NASDAQGS	MA	Fair Lawn	NJ	$12,173	107	Dec	4/19/18	$10.74	$2,895
GCBC	Greene County Bancorp, Inc.	NASDAQCM	MA	Catskill	NY	$3,183	22	Jun	12/30/98	$34.63	$590
KFFB	Kentucky First Federal Bancorp	NASDAQGM	MW	Hazard	KY	$375	7	Jun	3/2/05	$5.45	$44
PBFS	Pioneer Bancorp, Inc.	NASDAQCM	MA	Albany	NY	$2,364	22	Dec	7/17/19	$17.17	$419
TFSL	TFS Financial Corporation	NASDAQGS	MW	Cleveland	OH	$18,075	35	Sep	4/20/07	$18.61	$5,189
WSBK	Winchester Bancorp, Inc.	NASDAQCM	NE	Winchester	MA	$1,096	5	Jun	4/30/25	$12.99	$121
FNWD	Finward Bancorp	NASDAQCM	MW	Munster	IN	$2,041	24	Dec		$45.12	$196
FBIZ	First Business Financial Services, Inc.	NASDAQGS	MW	Madison	WI	$4,410	4	Dec		$71.93	$602
FSEA	First Seacoast Bancorp, Inc.	NASDAQCM	NE	Dover	NH	$589	5	Dec	7/16/19	$17.01	$74
FSUN	FirstSun Capital Bancorp	NASDAQGS	SW	Denver	CO	$15,718	101	Dec		$39.72	$1,858
NSTS	NSTS Bancorp, Inc.	NASDAQCM	MW	Waukegan	IL	$270	3	Dec	1/18/22	$13.80	$68
TCBK	TriCo Bancshares	NASDAQGS	WE	Chico	CA	$9,931	72	Dec		$58.63	$1,874
WBS	Webster Financial Corporation	NYSE	NE	Stamford	CT	$85,949	196	Dec		$77.95	$12,631

Source: S&P Global Market Intelligence.

EXHIBIT III-2

Public Market Pricing of New England and Mid-Atlantic Institutions

Exhibit III-2

Public Market Pricing New England and Mid-Atlantic Institutions

As of August 4, 2026

			Market Capitalization		Per Share Data
					Core	Book						Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
All Public Banks and Non-MHC Thrifts(6)
Averages			$59.83	$11,230.39	$4.94	$42.61	13.74x	135.98%	15.22%	163.42%	12.96x	$1.22	2.42%	36.08%	$77,797	11.57%	10.06%	0.61%	1.11%	9.84%	1.18%	10.41%
Median			$38.43	$949.74	$3.25	$28.86	12.93x	128.13%	14.13%	158.67%	12.26x	$1.00	2.40%	29.50%	$6,536	11.14%	9.42%	0.45%	1.17%	10.66%	1.23%	11.14%
Comparable Group
Averages			$59.14	$18,881.81	$4.79	$40.31	13.41x	137.61%	14.41%	162.58%	12.65x	$1.29	2.35%	33.97%	$125,387	10.92%	9.64%	0.68%	1.11%	10.31%	1.11%	10.19%
Medians			$39.36	$831.38	$3.46	$30.10	12.85x	129.51%	13.72%	149.80%	12.34x	$0.98	2.43%	31.27%	$6,243	10.88%	9.27%	0.52%	1.15%	10.86%	1.20%	11.10%
Comparable Group
ACNB	ACNB Corporation	PA	$65.43	$665.42	$5.90	$41.62	12.42x	157.21%	20.05%	196.59%	11.09x	$1.68	2.57%	39.85%	$3,319	12.75%	10.47%	NA	1.67%	13.11%	1.86%	14.67%
AMAL	Amalgamated Financial Corp.	NY	$49.81	$1,489.33	$3.80	$27.93	13.28x	178.36%	15.82%	181.33%	13.09x	$0.68	1.37%	17.33%	$9,412	8.87%	8.74%	1.09%	1.28%	14.29%	1.30%	14.49%
ASRV	AmeriServ Financial, Inc.	PA	$4.40	$74.64	$0.51	$7.26	8.63x	60.64%	5.11%	68.21%	8.61x	$0.12	2.73%	23.53%	$1,460	8.43%	7.56%	NA	0.59%	7.28%	0.59%	7.30%
AROW	Arrow Financial Corporation	NY	$40.79	$674.88	$3.21	$26.98	13.16x	151.21%	15.06%	160.18%	12.70x	$1.20	2.94%	38.39%	$4,482	9.96%	9.45%	0.16%	1.15%	11.91%	1.20%	12.33%
BCBP	BCB Bancorp, Inc.	NJ	$9.16	$165.81	($0.84)	$14.73	NM	62.18%	5.36%	62.18%	NM	$0.00	0.00%	NA	$3,118	9.36%	9.36%	2.47%	-0.53%	-5.65%	-0.40%	-4.22%
BVFL	BV Financial, Inc.	MD	$21.55	$174.22	$1.76	$21.50	14.18x	100.22%	20.91%	109.15%	12.25x	$0.13	0.00%	NA	$878	20.87%	19.49%	NA	1.44%	7.05%	1.66%	8.14%
CBNK	Capital Bancorp, Inc.	MD	$37.94	$618.02	$3.48	$25.92	11.16x	146.38%	15.89%	162.58%	10.89x	$0.56	1.48%	14.71%	$3,890	10.85%	9.88%	NA	1.58%	14.14%	1.62%	14.48%
CBFV	CB Financial Services, Inc.	PA	$36.96	$187.77	$2.99	$31.91	27.38x	115.84%	11.34%	123.24%	12.34x	$1.12	3.03%	81.48%	$1,656	9.79%	9.25%	NA	0.46%	4.63%	1.02%	10.24%
CHMG	Chemung Financial Corporation	NY	$82.37	$398.51	$6.90	$55.88	11.83x	147.40%	14.13%	160.34%	11.93x	$1.36	1.65%	19.54%	$2,820	9.59%	8.88%	0.40%	1.23%	13.13%	1.22%	13.02%
C	Citigroup Inc.	NY	$136.87	$229,585.74	$9.73	$114.74	14.78x	119.29%	7.99%	135.66%	14.07x	$2.68	1.96%	26.67%	$2,894,654	7.41%	6.66%	0.11%	0.65%	8.54%	0.68%	8.98%
CZNC	Citizens & Northern Corporation	PA	$25.36	$455.01	NA	$19.29	17.14x	131.45%	14.44%	166.74%	NM	$1.12	4.42%	75.68%	$3,152	10.98%	8.86%	NA	0.84%	7.71%	NA	NA
CZFS	Citizens Financial Services, Inc.	PA	$82.63	$397.39	$8.60	$73.37	9.66x	112.63%	12.45%	149.60%	9.61x	$2.04	2.47%	23.51%	$3,192	11.05%	8.56%	1.34%	1.34%	11.66%	1.34%	11.72%
CCNE	CNB Financial Corporation	PA	$35.72	$1,047.01	$3.40	$28.75	11.49x	124.24%	12.63%	144.45%	10.49x	$0.76	2.13%	23.79%	$8,432	10.79%	9.51%	0.69%	1.17%	11.24%	1.27%	12.22%
CBU	Community Financial System, Inc.	NY	$66.75	$3,510.92	$4.57	$39.41	15.49x	169.38%	19.76%	316.56%	14.62x	$1.96	2.94%	44.08%	$17,764	11.67%	6.60%	0.32%	1.32%	11.57%	1.40%	12.26%
CNOB	ConnectOne Bancorp, Inc.	NJ	$33.65	$1,689.36	$3.17	$30.12	11.03x	111.72%	11.84%	136.43%	10.60x	$0.78	2.32%	24.59%	$14,412	11.29%	9.56%	0.55%	1.14%	10.19%	1.18%	10.59%
CUBI	Customers Bancorp, Inc.	PA	$83.65	$2,825.08	$8.18	$65.31	10.20x	128.08%	10.65%	128.29%	10.22x	NA	NA	NA	$26,521	8.32%	8.30%	0.32%	1.18%	13.81%	1.18%	13.79%
DCOM	Dime Commercial Bancshares, Inc.	NY	$41.74	$1,843.10	NA	$31.79	15.07x	131.29%	12.35%	147.98%	NM	$1.00	2.40%	36.10%	$15,043	10.11%	9.15%	0.46%	0.87%	8.64%	NA	NA
EGBN	Eagle Bancorp, Inc.	MD	$28.36	$864.71	($0.91)	$37.73	NM	75.16%	8.95%	75.51%	NM	$0.04	0.14%	NA	$9,659	11.91%	NA	1.17%	-0.43%	-4.18%	-0.24%	-2.39%
ESQ	Esquire Financial Holdings, Inc.	NY	$130.31	$1,068.85	NA	$36.29	21.50x	359.12%	44.89%	359.12%	NM	$0.80	0.61%	12.79%	$2,511	12.50%	12.50%	NA	2.28%	18.33%	NA	NA
FNB	F.N.B. Corporation	PA	$19.38	$6,851.99	$1.71	$19.34	11.54x	100.20%	13.44%	160.83%	11.34x	$0.52	2.68%	29.76%	$50,999	13.41%	NA	0.22%	1.21%	8.98%	1.23%	9.14%
FDBC	Fidelity D & D Bancorp, Inc.	PA	$54.35	$315.69	$5.41	$43.54	10.35x	124.83%	10.63%	135.62%	10.05x	$1.72	3.16%	32.76%	$2,971	8.51%	7.89%	NA	1.10%	12.93%	1.14%	13.33%
FISI	Financial Institutions, Inc.	NY	$42.70	$841.46	$3.99	$31.77	10.60x	134.39%	13.32%	148.67%	10.71x	$1.28	3.00%	31.27%	$6,335	10.16%	9.30%	NA	1.33%	13.14%	1.31%	13.00%
FBP	First BanCorp.	PR	$29.21	$4,428.49	NA	$12.95	12.32x	225.59%	23.18%	230.45%	NM	$0.80	2.74%	32.91%	$19,241	10.27%	10.08%	0.59%	1.95%	19.13%	NA	NA
FRBA	First Bank	NJ	$18.69	$462.53	NA	$18.31	11.06x	102.05%	11.32%	114.84%	NM	$0.36	1.93%	19.53%	$4,087	11.09%	9.98%	NA	1.06%	9.61%	NA	NA
FCF	First Commonwealth Financial Corporation	PA	$21.95	$2,210.57	$1.66	$15.52	13.47x	141.42%	18.18%	189.54%	13.21x	$0.56	2.55%	33.74%	$12,208	12.85%	9.91%	0.51%	1.38%	10.85%	1.40%	11.06%
FUNC	First United Corporation	MD	$44.70	$288.49	$4.16	$32.91	11.58x	135.84%	13.86%	143.46%	10.76x	$1.04	2.33%	26.94%	$2,082	10.20%	9.71%	0.35%	1.21%	12.26%	1.31%	13.21%
FLG	Flagstar Bank, National Association	NY	$14.26	$5,946.69	$0.35	$18.31	NM	77.87%	6.82%	81.42%	NM	$0.04	0.28%	133.33%	$87,714	9.28%	8.93%	3.21%	0.05%	0.59%	0.20%	2.23%
FRBT	Forbright, Inc.	MD	$19.38	$963.13	NA	$19.46	15.89x	99.58%	11.32%	103.43%	NM	NA	NA	NA	$8,506	11.37%	10.99%	1.09%	NA	9.43%	NA	NA
FRAF	Franklin Financial Services Corporation	PA	$63.78	$286.63	$5.42	$40.91	11.62x	155.91%	12.27%	163.95%	11.76x	$1.36	2.13%	24.41%	$2,335	7.87%	7.52%	NA	1.08%	14.32%	1.07%	14.14%
FULT	Fulton Financial Corporation	PA	$24.88	$4,755.40	$2.28	$18.92	11.90x	131.48%	13.86%	159.35%	10.93x	$0.76	3.05%	35.89%	$34,557	11.04%	9.38%	0.44%	1.22%	11.20%	1.33%	12.19%
HNVR	Hanover Bancorp, Inc.	NY	$27.12	$194.09	$1.53	$28.02	21.35x	96.78%	8.21%	107.27%	17.76x	$0.40	1.47%	31.50%	$2,337	8.68%	7.91%	NA	0.42%	4.66%	0.49%	5.51%
JPM	JPMorgan Chase & Co.	NY	$357.52	$950,359.66	$21.76	$133.01	15.32x	268.80%	19.03%	318.47%	16.43x	$6.00	1.68%	25.71%	$5,015,069	7.47%	6.44%	0.20%	1.39%	18.05%	1.29%	16.81%
KRNY	Kearny Financial Corp.	NJ	$9.74	$612.95	$0.57	$11.84	17.09x	82.25%	8.21%	97.25%	17.16x	$0.44	4.52%	77.19%	$7,682	9.98%	NA	0.70%	0.48%	4.80%	0.48%	4.78%
LSBK	Lake Shore Bancorp, Inc.	NY	$17.17	$126.53	NA	$18.41	15.19x	93.27%	18.33%	93.27%	NM	$0.36	2.10%	31.86%	$737	19.65%	19.65%	NA	1.15%	6.03%	NA	NA
MTB	M&T Bank Corporation	NY	$253.06	$36,545.98	$18.71	$176.03	13.36x	143.76%	16.92%	215.76%	13.52x	$6.00	2.37%	31.68%	$219,261	12.75%	9.22%	0.53%	1.42%	10.63%	1.40%	10.50%
MGYR	Magyar Bancorp, Inc.	NJ	$19.06	$123.18	NA	$19.61	10.19x	97.20%	11.74%	99.74%	NM	$0.40	2.10%	20.32%	$1,049	12.08%	NA	0.03%	1.13%	9.69%	NA	NA
MRBK	Meridian Corporation	PA	$19.84	$236.00	NA	$17.22	10.78x	115.23%	9.10%	121.99%	NM	$0.56	2.82%	29.62%	$2,593	7.90%	NA	NA	0.84%	11.07%	NA	NA
MCB	Metropolitan Bank Holding Corp.	NY	$94.21	$1,167.99	$7.96	$78.11	11.93x	120.62%	13.18%	121.84%	11.83x	$1.40	1.49%	12.03%	$8,859	10.93%	10.83%	NA	1.02%	10.63%	1.03%	10.74%
MPB	Mid Penn Bancorp, Inc.	PA	$38.33	$970.54	$3.20	$35.62	13.54x	107.61%	13.74%	136.00%	11.96x	$0.92	2.40%	33.22%	$7,063	12.77%	10.38%	0.52%	1.05%	8.20%	1.19%	9.30%
NBTB	NBT Bancorp Inc.	NY	$53.78	$2,797.11	$4.30	$37.42	13.15x	143.72%	17.23%	194.08%	12.52x	$1.60	2.98%	36.92%	$16,215	11.99%	9.16%	0.39%	1.33%	11.39%	1.40%	11.97%
NECB	Northeast Community Bancorp, Inc.	NY	$27.01	$334.73	$3.12	$26.33	8.66x	102.60%	17.59%	102.60%	8.65x	$1.00	3.70%	33.65%	$2,115	17.14%	17.14%	0.00%	2.10%	12.00%	2.10%	12.01%
NWFL	Norwood Financial Corp.	PA	$34.07	$369.10	$3.38	$26.59	11.71x	128.12%	12.76%	148.37%	10.07x	$1.28	3.76%	43.64%	$2,908	9.96%	8.72%	NA	1.09%	11.04%	1.27%	12.91%
OCFC	OceanFirst Financial Corp.	NJ	$19.81	$1,949.62	NA	$24.50	23.31x	80.86%	8.38%	108.88%	NM	$0.80	4.04%	94.12%	$23,270	10.36%	7.91%	NA	0.32%	2.77%	NA	NA
OFG	OFG Bancorp	PR	$53.41	$2,257.37	NA	$33.30	10.51x	160.41%	18.57%	171.64%	NM	$1.40	2.62%	26.57%	$12,155	11.58%	10.90%	NA	1.80%	15.84%	NA	NA
OBT	Orange County Bancorp, Inc.	NY	$38.80	$520.23	$3.71	$22.87	10.93x	169.66%	18.58%	172.90%	10.45x	$0.72	1.86%	18.87%	$2,800	10.95%	10.77%	0.67%	1.79%	16.84%	1.87%	17.61%
ORRF	Orrstown Financial Services, Inc.	PA	$43.36	$852.88	$4.72	$31.60	9.74x	137.20%	15.20%	164.55%	9.19x	$1.20	2.77%	26.29%	$5,612	11.08%	9.41%	0.44%	1.57%	14.77%	1.66%	15.66%
PKBK	Parke Bancorp, Inc.	NJ	$34.22	$401.43	NA	NA	8.91x	119.75%	NA	119.75%	NM	$0.80	2.34%	19.27%	$2,303	15.03%	15.03%	0.53%	2.09%	14.01%	NA	NA
PBHC	Pathfinder Bancorp, Inc.	NY	$16.01	$100.52	$0.10	$20.03	NM	79.95%	6.74%	86.93%	NM	$0.40	2.50%	NA	$1,493	8.43%	7.80%	2.40%	0.01%	0.11%	0.04%	0.47%
PGC	Peapack-Gladstone Financial Corporation	NJ	$46.69	$817.32	$2.91	$38.70	16.21x	120.63%	10.42%	128.77%	16.03x	$0.20	0.43%	6.94%	$7,970	8.98%	8.48%	0.86%	0.69%	7.84%	0.70%	7.93%
PFIS	Peoples Financial Services Corp.	PA	$71.98	$720.55	$6.25	$53.56	12.74x	134.38%	13.24%	165.42%	11.51x	$2.50	3.47%	44.12%	$5,441	9.86%	8.16%	NA	1.10%	10.87%	1.22%	12.04%
PDLB	Ponce Financial Group, Inc.	NY	$20.66	$499.72	$1.37	$13.89	14.76x	148.74%	15.28%	148.74%	15.07x	NA	NA	NA	$3,495	16.05%	16.05%	NA	1.04%	6.22%	1.02%	6.09%
BPOP	Popular, Inc.	PR	$175.79	$11,227.12	$14.08	$100.38	11.88x	175.13%	14.22%	199.89%	12.48x	$3.00	1.71%	20.27%	$78,972	8.15%	7.21%	0.69%	1.27%	13.32%	1.21%	12.67%
BPRN	Princeton Bancorp, Inc.	NJ	$42.25	$287.82	NA	$41.09	11.12x	102.82%	12.79%	109.37%	NM	$1.40	3.31%	36.84%	$2,251	12.44%	11.78%	NA	1.15%	9.58%	NA	NA
PFS	Provident Financial Services, Inc.	NJ	$25.28	$3,297.09	$2.57	$22.29	10.53x	113.42%	12.85%	153.93%	9.83x	$0.96	3.80%	40.00%	$25,663	11.33%	8.60%	0.54%	1.26%	11.05%	1.26%	11.10%
RBKB	Rhinebeck Bancorp, Inc.	NY	$11.98	$187.35	$0.90	$12.49	13.31x	95.95%	9.11%	97.57%	13.27x	NA	NA	NA	$1,470	9.50%	9.35%	NA	0.76%	7.27%	0.76%	7.29%
STBA	S&T Bancorp, Inc.	PA	$52.68	$1,857.76	$3.77	$39.81	14.01x	132.34%	18.68%	180.63%	13.97x	$1.48	2.81%	28.99%	$9,944	14.12%	10.75%	NA	1.43%	9.68%	1.44%	9.71%
SHBI	Shore Bancshares, Inc.	MD	$24.61	$821.29	NA	$18.44	12.43x	133.49%	13.37%	156.04%	NM	$0.56	2.28%	19.19%	$6,151	10.02%	8.69%	1.09%	1.08%	11.19%	NA	NA
SRBK	SR Bancorp, Inc.	NJ	$19.69	$152.21	$0.56	$22.91	NM	85.94%	13.13%	99.98%	NM	$0.24	1.22%	47.73%	$1,189	15.28%	13.43%	0.00%	0.30%	1.75%	0.38%	2.24%
TBBK	The Bancorp, Inc.	DE	$72.05	$2,999.76	NA	$17.19	13.54x	419.23%	32.09%	419.62%	NM	NA	NA	NA	$9,216	7.65%	7.65%	1.46%	2.52%	31.47%	NA	NA
BNY	The Bank of New York Mellon Corporation	NY	$156.82	$106,403.02	$8.61	$58.82	18.26x	266.61%	20.48%	522.12%	18.21x	$2.52	1.61%	25.84%	$525,019	8.62%	5.09%	0.01%	1.40%	14.18%	1.40%	14.36%
PNC	The PNC Financial Services Group, Inc.	PA	$254.14	$101,520.22	$17.95	$145.52	13.99x	174.64%	16.64%	230.89%	14.16x	$8.00	3.15%	39.08%	$616,034	10.40%	8.29%	0.35%	1.30%	12.60%	1.27%	12.34%
TMP	Tompkins Financial Corporation	NY	$101.54	$1,460.44	$6.43	$66.74	8.32x	152.13%	16.59%	164.62%	15.79x	$2.80	2.76%	22.03%	$8,802	10.91%	10.16%	0.60%	2.07%	19.74%	1.09%	10.39%
TRST	TrustCo Bank Corp NY	NY	$57.74	$983.20	$3.56	$38.53	16.04x	149.88%	15.07%	150.00%	16.21x	$1.52	2.63%	42.22%	$6,525	10.05%	10.05%	0.35%	1.01%	9.53%	1.00%	9.44%
UNTY	Unity Bancorp, Inc.	NJ	$60.03	$602.88	$5.59	$37.02	10.44x	162.15%	18.87%	169.29%	10.73x	$0.64	1.07%	10.78%	$3,194	11.64%	NA	NA	2.09%	16.90%	2.03%	16.44%
UVSP	Univest Financial Corporation	PA	$44.85	$1,237.00	$3.46	$34.59	12.96x	129.65%	15.08%	159.27%	12.98x	$0.92	2.05%	26.01%	$8,203	11.63%	9.68%	0.77%	1.19%	10.47%	1.19%	10.45%
VLY	Valley National Bancorp	NJ	$14.88	$8,229.67	$1.19	$13.67	12.61x	108.82%	12.48%	149.15%	12.53x	$0.44	2.96%	37.29%	$66,318	11.94%	NA	0.71%	1.08%	8.92%	1.09%	8.98%
WSFS	WSFS Financial Corporation	DE	$81.94	$4,210.73	$6.29	$52.97	13.70x	154.70%	18.58%	242.42%	13.02x	$0.80	0.98%	12.37%	$22,654	11.97%	NA	0.36%	1.47%	11.76%	1.51%	12.01%
AVBC	Avidia Bancorp, Inc.	MA	$21.23	$394.25	$1.49	$19.40	22.35x	109.42%	15.33%	112.87%	14.26x	$0.24	1.13%	16.84%	$2,780	14.01%	13.64%	0.61%	0.63%	4.81%	0.98%	7.49%
BWFG	Bankwell Financial Group, Inc.	CT	$67.40	$523.75	$5.35	$40.57	12.60x	166.12%	15.46%	174.49%	12.60x	$0.80	1.19%	14.95%	$3,476	9.31%	NA	0.46%	1.29%	14.12%	1.29%	14.12%
BHB	Bar Harbor Bankshares	ME	$40.73	$682.39	$3.57	$32.80	13.76x	124.17%	14.39%	173.86%	11.40x	$1.36	3.34%	44.59%	$4,743	11.59%	8.56%	0.44%	1.07%	9.30%	1.29%	11.22%
BBT	Beacon Financial Corporation	MA	$32.07	$2,705.58	$2.87	$30.10	16.79x	106.53%	12.16%	134.64%	11.17x	$1.29	4.02%	67.54%	$22,251	11.41%	9.25%	NA	0.78%	6.95%	1.17%	10.47%
CAC	Camden National Corporation	ME	$59.77	$1,009.89	$5.46	$42.96	11.45x	139.12%	14.53%	188.92%	10.95x	$1.68	2.81%	32.18%	$6,951	10.44%	7.91%	0.17%	1.28%	12.81%	1.33%	13.40%
CFG	Citizens Financial Group, Inc.	RI	$73.68	$31,032.31	$4.52	$56.95	15.98x	129.37%	13.44%	197.77%	16.29x	$1.84	2.50%	39.91%	$233,836	11.20%	7.92%	NA	0.95%	8.21%	0.93%	8.07%
CMTV	Community Bancorp	VT	$40.72	$228.11	$3.03	$21.58	12.38x	188.68%	19.45%	208.66%	13.42x	$1.00	2.46%	30.40%	$1,173	10.31%	9.41%	NA	1.50%	16.19%	1.38%	14.94%
EBC	Eastern Bankshares, Inc.	MA	$23.39	$5,122.63	$2.15	$18.71	13.29x	125.00%	17.19%	178.13%	10.85x	$0.60	2.57%	31.82%	$31,142	13.75%	10.06%	0.35%	1.30%	9.09%	1.60%	11.18%
ECBK	ECB Bancorp, Inc.	MA	$20.61	$180.28	$1.37	$20.56	15.04x	100.22%	10.79%	100.22%	15.04x	NA	NA	NA	$1,672	10.76%	10.76%	NA	0.72%	6.58%	0.72%	6.58%
HIFS	Hingham Institution for Savings	MA	$303.93	$668.11	$18.26	$230.83	10.12x	131.67%	14.66%	131.67%	16.65x	$2.52	0.83%	10.73%	$4,557	11.14%	11.14%	NA	1.47%	13.83%	0.89%	8.41%
INDB	Independent Bank Corp.	MA	$85.75	$4,083.30	NA	$73.76	15.48x	116.25%	16.35%	177.39%	NM	$2.56	2.99%	44.40%	$24,974	14.06%	9.69%	NA	1.09%	7.61%	NA	NA
NBBK	NB Bancorp, Inc.	MA	$23.32	$967.84	$1.91	$19.22	15.44x	121.36%	13.72%	126.78%	12.24x	$0.28	1.20%	18.54%	$7,447	11.31%	10.88%	NA	0.92%	7.31%	1.17%	9.29%
NBN	Northeast Bank	ME	$135.32	$1,157.71	$12.74	$70.58	10.62x	191.72%	22.15%	204.01%	10.62x	$0.04	0.03%	0.31%	$5,228	11.55%	NA	0.67%	2.31%	19.74%	2.31%	19.74%
PNBK	Patriot National Bancorp, Inc.	CT	$1.13	$132.97	($0.13)	$0.77	NM	146.67%	11.24%	147.78%	NM	$0.00	0.00%	NA	$1,177	7.67%	7.61%	1.94%	-1.14%	-14.28%	-1.13%	-14.09%
STT	State Street Corporation	MA	$185.23	$50,883.01	$12.89	$89.95	16.33x	205.93%	12.27%	322.31%	14.37x	$3.68	1.99%	30.34%	$418,381	6.76%	4.72%	NA	0.99%	12.42%	1.11%	14.00%
FNLC	The First Bancorp, Inc.	ME	$35.66	$402.20	$3.37	$25.97	10.58x	137.29%	12.51%	153.40%	10.58x	$1.52	4.26%	44.21%	$3,216	9.11%	8.23%	NA	1.19%	13.36%	1.19%	13.36%
UNB	Union Bankshares, Inc.	VT	$23.50	$108.43	NA	$18.28	9.04x	128.56%	7.46%	131.80%	NM	$1.44	6.13%	55.38%	$1,559	5.80%	5.67%	NA	0.76%	15.16%	NA	NA
WASH	Washington Trust Bancorp, Inc.	RI	$39.92	$761.31	$2.91	$29.02	13.86x	137.54%	11.63%	156.77%	13.73x	$2.24	5.61%	77.78%	$6,548	8.45%	7.49%	0.61%	0.84%	10.19%	0.85%	10.28%
WNEB	Western New England Bancorp, Inc.	MA	$13.55	$269.55	$0.84	$12.39	16.13x	109.40%	9.94%	115.62%	16.23x	$0.28	2.07%	33.33%	$2,732	9.09%	8.64%	0.28%	0.61%	6.81%	0.61%	6.77%
MHCs
BSBK	Bogota Financial Corp.	NJ	$9.00	$111.85	$0.21	$11.12	NM	80.96%	13.14%	81.01%	NM	NA	NA	NA	$875	16.22%	16.22%	NA	0.29%	1.84%	0.29%	1.86%
CLBK	Columbia Financial, Inc.	NJ	$10.74	$2,894.88	$0.61	$11.50	18.84x	93.43%	9.18%	NA	17.71x	$0.20	1.86%	8.77%	$12,173	9.83%	NA	0.40%	0.53%	5.03%	0.55%	5.24%
GCBC	Greene County Bancorp, Inc.	NY	$34.63	$589.59	NA	$16.32	14.37x	212.21%	18.52%	212.21%	NM	$0.44	1.27%	17.01%	$3,183	8.73%	8.73%	NA	1.34%	15.90%	NA	NA
PBFS	Pioneer Bancorp, Inc.	NY	$17.17	$419.42	NA	NA	24.88x	131.04%	NA	136.08%	NM	NA	NA	NA	$2,364	13.89%	NA	NA	0.77%	5.24%	NA	NA
WSBK	Winchester Bancorp, Inc.	MA	$12.99	$120.75	$0.52	$12.96	26.51x	100.19%	11.02%	100.19%	25.09x	NA	NA	NA	$1,096	11.00%	11.00%	NA	0.43%	3.74%	0.46%	3.95%
Under Acquisition
FSEA	First Seacoast Bancorp, Inc.	NH	$17.01	$74.12	($0.21)	$13.34	NM	127.53%	13.56%	127.89%	NM	NA	NA	NA	$589	10.63%	10.61%	0.07%	-0.13%	-1.20%	-0.12%	-1.16%
WBS	Webster Financial Corporation	CT	$77.95	$12,630.51	$6.42	$58.49	12.67x	133.28%	14.74%	200.87%	12.14x	$1.60	2.05%	26.02%	$85,949	11.36%	7.94%	0.50%	1.21%	10.66%	1.26%	11.11%

(1)   Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2)   P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.

(3)   Indicated 12 month dividend, based on last quarterly dividend declared.

(4)   Indicated 12 month dividend as a percent of trailing 12 month earnings.

(5)   Equity and tangible equity equal common equity and tangible common equity, respectively. ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6)   Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP Financial, LC.

EXHIBIT III-3

Peer Group Market Area Comparative Analysis

Exhibit III-3

Peer Group Market Area Comparative Analysis

				Proj.			Per Capita Income		Deposit
		Population		Pop.	2021-2026	2026-2031	2026	% State	Market
Institution	County	2021	2026	2031	% Change	% Change	Amount	Average	Share(1)
Camden National Corporation	Knox, ME	39,767	40,760	40,557	0.5%	-0.1%	52,827	107.7%	54.68%
CNB Financial Corporation	Clearfield, PA	78,742	77,527	75,714	-0.3%	-0.5%	38,422	79.6%	56.18%
Financial Institutions, Inc.	Wyoming, NY	39,489	39,447	39,016	0.0%	-0.2%	42,388	78.0%	67.34%
Kearny Financial Corp.	Essex, NJ	801,147	894,352	924,581	2.2%	0.7%	55,052	92.6%	0.61%
Mid Penn Bancorp, Inc.	Dauphin, PA	280,026	294,538	299,932	1.0%	0.4%	45,616	94.5%	19.90%
NB Bancorp, Inc.	Norfolk, MA	711,405	746,390	762,983	1.0%	0.4%	79,145	122.2%	8.92%
Peapack-Gladstone Financial Corporation	Somerset, NJ	328,529	362,139	374,903	2.0%	0.7%	78,048	161.7%	16.84%
S&T Bancorp, Inc.	Indiana, PA	83,236	82,516	81,759	-0.2%	-0.2%	35,538	61.3%	45.83%
Shore Bancshares, Inc.	Talbot, MD	37,108	38,327	38,857	0.6%	0.3%	61,803	113.7%	52.05%
Tompkins Financial Corporation	Tompkins, NY	101,898	105,404	105,439	0.7%	0.0%	51,785	95.3%	60.58%
TrustCo Bank Corp NY	Schenectady, NY	155,424	163,858	168,818	1.1%	0.6%	47,617	87.6%	34.06%
Univest Financial Corporation	Montgomery, PA	835,577	884,715	903,614	1.1%	0.4%	65,772	121.0%	9.33%
Washington Trust Bancorp, Inc.	Washington, RI	125,198	129,780	129,358	0.7%	-0.1%	66,783	103.1%	57.21%
	Averages:	278,273	296,904	303,502	0.8%	0.2%	55,446	101.4%	37.19%
	Medians:	125,198	129,780	129,358	0.7%	0.3%	52,827	95.3%	45.83%
Hometown Financial Group, Inc.	Hampshire, MA	160,716	164,925	165,553	0.5%	0.1%	54,398	84.0%	23.89%

(1)	Total institution deposits in headquarters county as percent of total county deposits as of June 30, 2025.

Sources: S&P Capital IQ and FDIC.

EXHIBIT IV-1

Stock Prices:

As of August 4, 2026

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of August 4, 2026

			Market Capitalization			Price Change Data						Current Per Share Financials					Assets
			Price/ Share(1)	Shares Outstanding	Market Capitalization	52 Week (1)		Last Wk	% Change From			LTM EPS (3)	LTM Core EPS (3)	BV/ Share	TBV/ Share (4)	Assets/ Share
						High	Low		Last Wk	52 Wks (2)	MRY (2)
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
SRCE	1st Source Corporation	MW	90.82	24,082	2,187.1	91.46	56.89	90.62	0.22	52.64	45.34	6.96	7.22	54.41	50.93	384.65	9,263,173
ACNB	ACNB Corporation	MA	65.43	10,170	665.4	65.94	41.06	64.56	1.35	55.97	35.33	5.27	5.90	41.62	33.28	326.34	3,318,863
ALRS	Alerus Financial Corporation	MW	34.12	24,903	849.7	34.40	20.26	33.13	2.99	62.71	51.51	1.08	3.45	23.34	18.73	212.37	5,288,718
AMAL	Amalgamated Financial Corp.	MA	49.81	29,900	1,489.3	50.92	25.13	49.89	-0.16	72.41	55.51	3.75	3.80	27.93	27.47	314.77	9,411,541
AMTB	Amerant Bancorp Inc.	SE	29.67	39,188	1,162.7	30.60	15.62	30.58	-2.98	56.65	52.08	1.39	1.89	23.33	22.78	262.69	10,294,247
ABCB	Ameris Bancorp	SE	89.47	66,880	5,983.7	93.22	65.48	87.91	1.77	34.34	20.47	5.53	6.53	60.96	NA	425.97	28,488,843
ASRV	AmeriServ Financial, Inc.	MA	4.40	16,964	74.6	4.64	2.80	4.47	-1.57	51.20	37.93	0.51	0.51	7.26	6.45	86.09	1,460,481
ATLO	Ames National Corporation	MW	31.13	8,857	275.7	32.16	18.07	30.59	1.77	68.18	35.58	2.58	2.61	24.06	22.58	239.68	2,122,898
AROW	Arrow Financial Corporation	MA	40.79	16,545	674.9	42.70	25.88	40.18	1.52	53.52	29.90	3.10	3.21	26.98	25.46	270.92	4,482,359
ASB	Associated Banc-Corp	MW	31.75	186,139	5,909.9	32.00	23.66	31.06	2.22	30.18	23.25	2.86	3.03	28.85	22.15	278.35	51,812,506
AUB	Atlantic Union Bankshares Corporation	SE	43.39	141,924	6,158.1	43.62	30.76	43.08	0.72	38.94	22.92	3.35	4.02	35.14	20.77	268.45	38,099,868
AUBN	Auburn National Bancorporation, Inc.	SE	26.18	3,488	91.5	28.88	21.01	26.35	-0.65	-1.21	-2.86	2.41	NA	26.91	26.91	311.31	1,085,803
AVBH	Avidbank Holdings, Inc.	WE	32.75	10,983	359.7	34.18	21.25	32.61	0.43	52.18	23.31	-1.92	3.56	26.97	26.97	242.24	2,660,440
AVBC	Avidia Bancorp, Inc.	NE	21.23	18,571	394.3	22.90	14.23	22.38	-5.14	46.31	26.29	0.95	1.49	19.40	18.81	149.71	2,780,104
AX	Axos Financial, Inc.	WE	105.10	56,734	5,962.7	105.74	74.89	99.18	5.97	22.88	21.98	8.48	8.65	55.81	51.42	528.11	29,961,869
BANC	Banc of California, Inc.	WE	19.52	158,372	3,091.4	21.93	14.11	21.18	-7.84	35.74	1.19	-0.42	1.03	18.38	16.44	221.19	35,030,953
BANF	BancFirst Corporation	SW	114.59	33,599	3,850.1	138.77	101.48	115.72	-0.98	-6.74	8.08	7.41	7.25	58.25	52.21	448.89	15,082,243
BFC	Bank First Corporation	MW	156.08	11,079	1,729.3	156.99	115.29	151.24	3.20	32.36	28.12	7.69	9.21	73.95	47.92	536.81	5,947,512
BAC	Bank of America Corporation	SE	62.90	6,992,748	439,843.9	63.54	44.75	62.62	0.45	37.19	14.36	4.34	4.35	39.34	29.25	500.40	3,499,191,000
BOH	Bank of Hawaii Corporation	WE	80.86	39,450	3,190.0	86.31	59.36	80.07	0.99	29.25	18.27	5.36	5.47	39.03	38.23	604.38	23,842,940
BMRC	Bank of Marin Bancorp	WE	29.50	15,986	471.6	30.92	21.77	29.10	1.37	32.41	13.42	-0.91	2.59	24.51	19.92	241.26	3,856,720
BOTJ	Bank of the James Financial Group, Inc.	SE	27.10	4,543	123.1	29.79	13.57	27.75	-2.34	95.79	45.86	2.53	2.62	18.30	16.56	229.19	1,041,307
OZK	Bank OZK	SE	52.22	109,040	5,694.1	53.66	42.37	51.50	1.40	8.86	13.47	6.05	6.05	54.47	48.41	382.46	41,703,135
BSVN	Bank7 Corp.	SW	51.01	9,519	485.6	53.00	38.29	50.17	1.67	17.29	24.48	4.37	4.41	27.98	26.73	201.10	1,914,327
BKU	BankUnited, Inc.	SE	47.90	72,277	3,462.0	52.11	34.91	46.87	2.20	33.80	7.47	3.65	3.61	41.55	40.48	482.62	34,882,242
BWFG	Bankwell Financial Group, Inc.	NE	67.40	7,771	523.8	69.59	38.89	66.86	0.81	68.80	47.10	5.35	5.35	40.57	NA	447.26	3,475,570
BANR	Banner Corporation	WE	71.81	33,985	2,440.5	72.65	57.05	70.55	1.79	15.49	14.60	6.06	6.12	58.83	NA	488.26	16,593,547
BHB	Bar Harbor Bankshares	NE	40.73	16,754	682.4	41.08	28.11	39.96	1.93	40.45	31.18	2.96	3.57	32.80	23.43	283.07	4,742,502
BCML	BayCom Corp	WE	30.96	10,836	335.5	34.98	26.72	30.75	0.68	13.20	5.31	1.20	2.00	30.74	27.04	238.11	2,580,081
BAFN	BayFirst Financial Corp.	SE	6.17	4,107	25.3	13.60	4.26	6.12	0.82	-52.72	-21.40	-7.22	-5.83	16.10	NA	291.19	1,195,910
BCBP	BCB Bancorp, Inc.	MA	9.16	18,102	165.8	11.71	7.31	10.72	-14.55	11.17	13.51	-1.10	-0.84	14.73	14.73	172.25	3,118,126
BBT	Beacon Financial Corporation	NE	32.07	84,365	2,705.6	32.83	22.81	29.95	7.08	30.68	21.62	1.91	2.87	30.10	23.82	263.75	22,250,964
BRBS	Blue Ridge Bankshares, Inc.	SE	3.65	88,243	322.1	4.79	3.23	3.58	1.96	5.49	-14.52	0.11	NA	3.08	3.06	26.39	2,328,717
BOKF	BOK Financial Corporation	SW	144.69	60,767	8,792.4	145.56	98.59	142.44	1.58	44.50	22.14	10.61	9.94	100.11	82.42	875.14	53,179,287
BWB	Bridgewater Bancshares, Inc.	MW	20.96	27,884	584.4	22.59	14.90	21.00	-0.19	37.62	19.57	1.84	1.71	17.27	16.60	193.29	5,389,726
BYFC	Broadway Financial Corporation	WE	10.78	9,274	100.0	10.99	5.51	10.16	6.10	33.91	45.68	-2.75	-0.52	12.11	11.97	168.62	1,563,699
BHRB	Burke & Herbert Financial Services Corp.	SE	74.64	20,165	1,505.1	75.09	56.11	74.08	0.76	30.49	19.79	6.24	8.40	59.16	49.29	545.12	10,992,498
BFST	Business First Bancshares, Inc.	SW	32.07	32,550	1,043.9	32.39	22.56	32.08	-0.03	38.35	22.69	2.82	3.00	28.79	23.61	273.53	8,903,506
BVFL	BV Financial, Inc.	MA	21.55	8,084	174.2	22.17	14.60	21.37	0.87	40.21	18.80	1.52	1.76	21.50	19.74	108.60	877,956
BY	Byline Bancorp, Inc.	MW	39.75	45,191	1,796.4	40.03	25.38	39.20	1.40	54.07	36.36	3.31	3.43	28.86	24.05	219.79	9,932,465
CFFI	C&F Financial Corporation	SE	84.10	3,250	273.4	86.18	62.52	83.49	0.73	28.14	15.86	8.96	8.47	85.46	77.45	864.52	2,809,968
BCAL	California BanCorp	WE	21.57	32,110	692.6	22.00	14.76	21.52	0.23	43.90	15.53	1.84	1.97	18.27	14.29	125.36	4,025,259
CAC	Camden National Corporation	NE	59.77	16,896	1,009.9	60.00	35.00	57.85	3.32	61.24	37.78	5.22	5.46	42.96	31.64	411.39	6,950,980
CBNK	Capital Bancorp, Inc.	MA	37.94	16,289	618.0	38.83	26.40	37.78	0.42	21.52	34.68	3.40	3.48	25.92	23.34	238.80	3,889,938
CCBG	Capital City Bank Group, Inc.	SE	52.69	17,113	901.7	53.42	38.06	52.84	-0.28	35.38	23.77	3.60	3.47	33.32	28.11	260.06	4,450,483
COF	Capital One Financial Corporation	SE	221.91	613,485	136,138.4	259.64	174.24	212.41	4.47	5.28	-8.44	15.57	19.54	176.67	98.52	1098.37	673,835,000
CFFN	Capitol Federal Financial, Inc.	MW	9.19	123,047	1,140.6	9.26	5.71	8.78	4.67	59.27	34.95	0.65	NA	8.11	NA	78.52	9,662,184
CARE	Carter Bankshares, Inc.	SE	35.72	22,162	791.6	36.06	16.78	34.54	3.42	107.67	81.69	5.81	2.64	24.33	24.24	216.67	4,801,883
CLST	Catalyst Bancorp, Inc.	SW	16.76	4,034	67.6	18.16	12.40	16.90	-0.83	35.16	6.41	0.55	0.59	20.46	20.46	71.89	290,013
CATY	Cathay General Bancorp	WE	64.35	66,825	4,300.2	64.89	44.23	63.55	1.26	41.37	32.98	5.12	4.92	45.59	NA	368.91	24,652,819
CBFV	CB Financial Services, Inc.	MA	36.96	5,080	187.8	38.86	30.00	37.25	-0.78	17.33	6.02	1.35	2.99	31.91	29.99	326.04	1,656,420
CBC	Central Bancompany, Inc.	MW	33.36	239,768	7,989.9	33.76	9.80	32.45	2.80	81.30	38.31	1.84	1.84	16.14	14.68	84.64	20,294,827
CPF	Central Pacific Financial Corp.	WE	39.99	25,806	1,032.0	40.99	26.08	39.71	0.71	50.23	28.34	3.12	3.12	23.11	23.11	290.67	7,501,060
CPBI	Central Plains Bancshares, Inc.	MW	20.73	3,895	80.7	21.83	15.03	19.75	4.96	37.56	22.52	1.05	1.05	21.21	NA	143.42	558,647
CFBK	CF Bankshares Inc.	MW	35.60	6,492	231.1	36.95	22.10	36.06	-1.28	52.72	42.69	2.91	2.92	29.53	29.53	334.18	2,169,586
CBNA	Chain Bridge Bancorp, Inc.	SE	47.83	6,562	313.9	49.07	26.26	43.39	10.23	78.14	38.08	4.06	NA	27.99	27.99	334.14	2,192,553
CHMG	Chemung Financial Corporation	MA	82.37	4,838	398.5	85.00	49.02	81.99	0.46	64.67	47.62	6.96	6.90	55.88	51.37	582.93	2,820,202
COFS	ChoiceOne Financial Services, Inc.	MW	34.49	14,950	515.6	35.40	26.10	34.24	0.73	19.51	16.84	3.63	4.07	32.29	21.73	298.11	4,456,889
C	Citigroup Inc.	MA	136.87	1,677,400	229,585.7	147.96	89.68	132.47	3.32	48.64	17.29	9.26	9.73	114.74	100.89	1725.68	2,894,654,000
CZNC	Citizens & Northern Corporation	MA	25.36	17,942	455.0	25.84	18.16	25.10	1.04	37.01	25.73	1.48	NA	19.29	15.21	175.68	3,151,984
CZWI	Citizens Community Bancorp, Inc.	MW	21.87	9,650	211.1	24.43	14.61	21.40	2.20	45.99	22.73	1.31	1.33	19.83	16.55	188.01	1,814,309
CFG	Citizens Financial Group, Inc.	NE	73.68	421,177	31,032.3	74.70	46.53	72.94	1.01	54.85	26.14	4.61	4.52	56.95	37.26	555.20	233,836,000
CZFS	Citizens Financial Services, Inc.	MA	82.63	4,809	397.4	83.37	51.14	76.88	7.48	54.19	44.91	8.55	8.60	73.37	55.23	663.74	3,192,116
CHCO	City Holding Company	SE	145.73	14,052	2,047.8	147.58	113.21	144.90	0.57	20.49	22.26	9.14	9.27	57.57	46.40	482.07	6,773,995
CIVB	Civista Bancshares, Inc.	MW	29.09	20,794	604.9	29.97	19.01	29.30	-0.72	49.41	30.92	2.70	2.93	27.26	NA	206.51	4,294,298
CCNE	CNB Financial Corporation	MA	35.72	29,312	1,047.0	36.17	21.63	35.45	0.76	58.26	36.49	3.11	3.40	28.75	24.73	287.67	8,432,169
CCB	Coastal Financial Corporation	WE	44.05	15,281	673.1	120.05	36.61	73.00	-39.66	-53.56	-61.56	-0.28	2.26	30.33	30.05	357.06	5,456,152
COSO	CoastalSouth Bancshares, Inc.	SE	27.28	12,003	327.4	28.02	19.24	27.68	-1.45	33.92	17.33	2.22	NA	22.47	22.06	201.70	2,420,993
CBAN	Colony Bankcorp, Inc.	SE	22.17	21,222	470.5	22.40	15.80	22.21	-0.18	36.26	24.41	1.65	1.96	18.43	15.12	170.94	3,627,583
COLB	Columbia Banking System, Inc.	WE	31.78	282,817	8,990.6	33.68	23.18	31.27	1.63	33.08	13.70	2.51	3.39	26.70	NA	231.17	65,380,000
CBSH	Commerce Bancshares, Inc.	MW	59.93	143,894	8,623.6	60.92	46.99	60.01	-0.13	3.48	14.50	4.08	3.97	30.28	NA	245.10	35,269,167
CBK	Commercial Bancgroup, Inc.	SE	35.06	13,701	480.4	35.57	23.24	34.66	1.15	46.08	42.75	2.95	3.08	22.09	21.21	173.46	2,376,584
CMTV	Community Bancorp	NE	40.72	5,602	228.1	42.92	21.50	40.67	0.12	79.86	63.60	3.29	3.03	21.58	19.51	209.35	1,172,749
CBU	Community Financial System, Inc.	MA	66.75	52,598	3,510.9	71.11	51.26	64.75	3.09	27.39	16.21	4.31	4.57	39.41	21.09	337.73	17,763,770
CTBI	Community Trust Bancorp, Inc.	MW	79.46	18,164	1,443.3	79.92	50.25	78.12	1.72	47.67	40.64	5.97	5.96	49.10	45.49	384.80	6,989,371
CWBC	Community West Bancshares	WE	25.81	27,131	700.3	28.17	18.51	25.54	1.06	36.63	14.71	1.85	2.36	22.40	15.47	185.55	5,034,281
CNOB	ConnectOne Bancorp, Inc.	MA	33.65	50,204	1,689.4	34.14	22.07	33.10	1.66	48.37	28.34	3.05	3.17	30.12	24.66	287.07	14,411,864
CFR	Cullen/Frost Bankers, Inc.	SW	168.26	62,149	10,457.2	170.29	119.00	167.06	0.72	34.04	32.88	10.58	10.59	72.04	NA	866.97	53,881,091
CUBI	Customers Bancorp, Inc.	MA	83.65	33,773	2,825.1	83.84	59.34	79.59	5.10	32.99	14.40	8.20	8.18	65.31	65.20	785.28	26,520,789
CVBF	CVB Financial Corp.	WE	23.10	176,247	4,071.3	23.37	17.95	22.80	1.32	23.60	24.19	1.45	1.68	17.98	11.07	120.19	21,182,781
DCOM	Dime Commercial Bancshares, Inc.	MA	41.74	44,157	1,843.1	41.97	25.63	40.81	2.28	52.22	38.72	2.77	NA	31.79	28.21	340.67	15,042,953
EBMT	Eagle Bancorp Montana, Inc.	WE	23.82	7,827	186.5	24.66	15.50	23.57	1.06	49.72	19.70	2.04	2.08	24.78	20.07	271.59	2,125,847
EGBN	Eagle Bancorp, Inc.	MA	28.36	30,490	864.7	29.29	15.03	28.39	-0.11	71.98	32.40	-1.59	-0.91	37.73	NA	316.79	9,658,914
EFSI	Eagle Financial Services, Inc.	SE	40.41	5,324	215.1	44.00	31.44	41.26	-2.06	22.01	1.55	3.46	2.88	35.83	35.83	346.99	1,847,365

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of August 4, 2026

			Market Capitalization			Price Change Data						Current Per Share Financials					Assets
			Price/ Share(1)	Shares Outstanding	Market Capitalization	52 Week (1)		Last Wk	% Change From			LTM EPS (3)	LTM Core EPS (3)	BV/ Share	TBV/ Share (4)	Assets/ Share
						High	Low		Last Wk	52 Wks (2)	MRY (2)
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
EWBC	East West Bancorp, Inc.	WE	133.40	137,011	18,277.3	136.24	92.67	131.31	1.59	33.36	18.69	10.40	10.32	67.48	64.08	618.66	84,763,472
EBC	Eastern Bankshares, Inc.	NE	23.39	219,796	5,122.6	23.75	14.94	23.55	-0.68	53.38	26.91	1.76	2.15	18.71	13.13	141.69	31,142,000
ECBK	ECB Bancorp, Inc.	NE	20.61	8,747	180.3	20.76	14.83	20.62	-0.05	32.20	18.52	1.37	1.37	20.56	20.56	191.09	1,671,515
EFSC	Enterprise Financial Services Corp	MW	67.30	36,193	2,435.8	68.73	51.18	66.72	0.87	24.08	24.63	5.03	4.44	54.30	42.30	480.73	17,399,009
EQBK	Equity Bancshares, Inc.	MW	51.54	20,641	1,063.8	51.85	36.21	50.98	1.10	39.33	15.43	1.67	4.64	40.22	33.45	374.29	7,725,621
ESQ	Esquire Financial Holdings, Inc.	MA	130.31	8,202	1,068.8	134.82	91.64	127.58	2.14	37.68	27.67	6.06	NA	36.29	36.29	306.13	2,511,018
FNB	F.N.B. Corporation	MA	19.38	353,560	6,852.0	19.59	14.46	19.13	1.31	29.20	13.33	1.68	1.71	19.34	NA	144.24	50,998,603
FMAO	Farmers & Merchants Bancorp, Inc.	MW	34.77	13,608	473.2	35.94	22.77	34.44	0.96	41.11	40.66	2.91	3.02	27.92	21.41	257.35	3,502,118
FMNB	Farmers National Banc Corp.	MW	15.99	59,233	947.1	16.16	12.12	16.00	-0.06	19.78	20.05	1.47	1.73	13.24	8.05	120.56	7,140,884
FBLA	FB Bancorp, Inc.	SW	15.86	14,717	233.4	15.98	11.22	15.63	1.47	38.27	23.42	0.10	0.13	17.66	17.66	83.28	1,225,644
FBK	FB Financial Corporation	SE	62.05	49,978	3,101.1	62.37	46.95	59.65	4.02	29.22	11.20	3.73	NA	38.75	31.19	336.07	16,796,101
FDBC	Fidelity D & D Bancorp, Inc.	MA	54.35	5,809	315.7	55.00	39.36	53.05	2.45	35.33	24.86	5.25	5.41	43.54	40.08	511.53	2,971,224
FDSB	Fifth District Bancorp, Inc.	SW	17.77	5,265	93.6	18.00	13.00	17.75	0.11	34.63	18.47	0.87	0.34	24.45	24.45	101.75	535,692
FITB	Fifth Third Bancorp	MW	57.77	906,573	52,391.2	59.50	40.05	57.80	-0.05	39.44	23.41	2.93	NA	35.56	23.16	331.05	300,122,000
FISI	Financial Institutions, Inc.	MA	42.70	19,706	841.5	42.97	24.62	42.16	1.28	70.05	36.99	4.03	3.99	31.77	28.72	321.47	6,334,952
FINW	FinWise Bancorp	SW	14.10	13,688	192.9	22.49	12.82	13.96	0.97	-20.73	-21.43	0.96	NA	14.55	NA	67.60	925,311
FBNC	First Bancorp	SE	65.55	41,374	2,712.1	66.54	45.96	64.22	2.07	33.07	29.06	3.22	4.60	41.49	29.56	315.21	13,041,615
FBP	First BanCorp.	MA	29.21	151,609	4,428.5	29.42	19.16	29.29	-0.27	42.91	40.91	2.37	NA	12.95	12.68	126.91	19,241,235
FRBA	First Bank	MA	18.69	24,748	462.5	19.09	14.41	18.87	-0.93	24.77	13.55	1.69	NA	18.31	16.27	165.16	4,087,406
BUSE	First Busey Corporation	MW	31.58	83,190	2,627.1	31.70	21.96	30.23	4.47	41.55	32.74	2.42	2.86	26.06	20.40	218.68	18,191,867
FCAP	First Capital, Inc.	MW	64.80	3,346	216.8	71.00	33.73	64.10	1.09	82.33	9.46	5.53	5.44	NA	NA	385.60	1,290,041
FCBM	First Carolina Financial Services, Inc.	SE	12.69	31,069	394.3	13.40	12.17	12.49	1.60	0.71	0.71	0.56	0.65	13.88	11.66	109.63	3,405,929
FCNC.A	First Citizens BancShares, Inc.	SE	2251.82	11,390	25,275.4	2254.28	1623.76	2198.00	2.45	19.53	4.92	187.04	193.20	1767.72	1722.33	20793.11	236,842,000
FCF	First Commonwealth Financial Corporation	MA	21.95	100,709	2,210.6	22.34	15.00	21.37	2.71	32.39	30.19	1.63	1.66	15.52	11.58	121.22	12,207,826
FCBC	First Community Bankshares, Inc.	SE	48.96	18,903	925.5	49.35	31.21	48.41	1.15	36.23	45.15	3.17	3.04	28.52	19.86	190.86	3,607,720
FCCO	First Community Corporation	SE	34.32	9,400	322.6	35.74	24.38	35.01	-1.97	38.28	15.75	2.68	NA	24.25	20.84	252.38	2,372,348
FFBC	First Financial Bancorp.	MW	34.52	104,956	3,623.1	36.25	23.06	33.79	2.16	44.50	37.97	2.83	3.25	28.46	NA	213.80	22,439,679
FFIN	First Financial Bankshares, Inc.	SW	35.53	142,342	5,057.4	38.12	28.12	35.21	0.91	3.34	18.95	1.87	1.87	13.93	11.75	107.53	15,306,437
THFF	First Financial Corporation	MW	82.79	11,892	984.5	83.45	51.21	79.91	3.60	55.53	37.02	7.14	7.89	56.83	46.98	519.54	6,178,309
FGBI	First Guaranty Bancshares, Inc.	SW	9.65	16,539	159.6	11.02	4.31	9.64	0.10	18.55	79.70	-2.58	-1.87	11.75	11.63	235.50	3,895,010
FHB	First Hawaiian, Inc.	WE	28.25	121,681	3,437.5	30.58	22.65	28.09	0.57	17.95	11.66	2.30	2.28	23.22	15.04	194.33	23,646,049
FHN	First Horizon Corporation	SE	26.09	474,618	12,382.8	26.56	19.80	26.02	0.27	20.40	9.16	2.09	2.09	17.90	14.53	177.91	84,437,000
INBK	First Internet Bancorp	MW	28.90	8,734	252.4	31.09	17.05	27.04	6.88	32.27	38.48	-3.60	-0.14	41.63	NA	636.21	5,556,375
FIBK	First Interstate BancSystem, Inc.	WE	38.40	95,305	3,659.7	40.60	28.44	38.09	0.81	31.15	10.98	3.25	2.74	34.77	22.47	271.60	25,885,000
FRME	First Merchants Corporation	MW	43.52	62,801	2,733.1	45.33	34.66	43.42	0.23	16.08	16.12	3.12	3.89	42.96	29.66	339.94	21,348,765
FMBH	First Mid Bancshares, Inc.	MW	52.49	26,595	1,395.9	53.36	34.16	52.58	-0.17	38.83	34.59	4.03	4.67	41.43	NA	346.31	9,209,967
FXNC	First National Corporation	SE	31.89	9,043	288.4	33.24	20.78	30.28	5.32	50.64	26.35	2.40	2.45	21.41	19.71	229.54	2,075,645
FNRN	First Northern Community Bancorp	WE	18.37	16,395	301.2	19.25	10.39	18.80	-2.29	73.93	44.38	1.37	NA	13.24	13.01	117.50	1,926,412
FNWB	First Northwest Bancorp	WE	11.29	8,886	100.3	12.52	6.90	11.79	-4.24	43.27	20.36	0.16	0.19	16.66	16.55	239.12	2,124,835
FUNC	First United Corporation	MA	44.70	6,454	288.5	46.30	31.71	45.59	-1.95	37.37	19.39	3.86	4.16	32.91	31.16	322.61	2,082,092
FUSB	First US Bancshares, Inc.	SE	16.16	5,523	89.3	16.99	10.30	16.50	-2.06	23.17	15.68	1.32	NA	18.88	17.54	207.78	1,147,619
MYFW	First Western Financial, Inc.	SW	32.30	9,765	315.4	34.36	20.40	31.53	2.44	52.94	20.48	1.86	1.91	28.73	25.53	331.59	3,238,006
FSBC	Five Star Bancorp	WE	46.98	24,128	1,133.5	50.26	28.34	47.83	-1.78	56.13	31.30	3.38	NA	22.14	22.14	222.86	5,377,062
FLG	Flagstar Bank, National Association	MA	14.26	417,019	5,946.7	15.44	10.57	13.98	2.00	27.09	13.26	0.03	0.35	18.31	17.51	210.34	87,714,000
FRBT	Forbright, Inc.	MA	19.38	49,697	963.1	22.00	17.48	19.87	-2.47	7.07	7.07	1.22	NA	19.46	18.74	171.15	8,505,504
FRAF	Franklin Financial Services Corporation	MA	63.78	4,494	286.6	64.88	38.52	63.99	-0.33	63.54	27.05	5.49	5.42	40.91	38.90	519.62	2,335,181
FSBW	FS Bancorp, Inc.	WE	42.99	7,321	314.7	45.85	36.66	43.65	-1.51	10.74	4.42	4.34	4.62	42.96	41.26	434.25	3,179,080
FULT	Fulton Financial Corporation	MA	24.88	191,134	4,755.4	25.23	16.60	24.68	0.81	40.09	28.71	2.09	2.28	18.92	15.61	180.80	34,556,720
FVCB	FVCBankcorp, Inc.	SE	19.03	18,034	343.2	19.11	11.83	18.78	1.33	52.00	36.81	1.42	NA	14.71	14.31	131.26	2,367,194
GBFH	GBank Financial Holdings Inc.	WE	21.45	14,470	310.4	42.23	19.63	30.34	-29.30	-43.18	-36.71	1.28	1.33	11.94	11.94	98.94	1,431,702
GABC	German American Bancorp, Inc.	MW	51.19	37,577	1,923.6	52.23	37.19	51.02	0.33	35.03	30.65	3.79	3.99	32.24	21.48	224.61	8,439,998
GBCI	Glacier Bancorp, Inc.	WE	50.95	130,202	6,633.8	54.58	39.90	49.51	2.91	16.40	15.66	2.44	2.72	33.13	21.81	242.69	31,599,001
GSBC	Great Southern Bancorp, Inc.	MW	82.02	10,884	892.7	82.91	53.76	80.77	1.55	46.02	33.24	6.02	6.20	58.95	58.08	507.41	5,522,824
HWC	Hancock Whitney Corporation	SE	78.52	80,471	6,318.6	79.36	54.05	76.94	2.05	33.33	23.30	5.10	6.13	55.23	42.95	451.67	36,345,972
HAFC	Hanmi Financial Corporation	WE	32.37	29,421	952.3	33.50	22.07	31.82	1.73	43.99	19.76	2.97	2.93	27.41	NA	271.97	8,001,473
HNVR	Hanover Bancorp, Inc.	MA	27.12	7,157	194.1	27.42	19.91	26.88	0.89	28.47	17.35	1.27	1.53	28.02	25.28	326.50	2,336,630
HAPN	Happen, Inc.	WE	20.88	115,407	2,409.7	21.67	13.05	18.95	10.18	30.09	10.24	1.66	1.68	13.58	12.24	108.74	12,549,040
HWBK	Hawthorn Bancshares, Inc.	MW	39.64	6,897	273.4	40.36	28.25	38.90	1.90	39.28	13.65	3.67	3.62	26.50	26.50	257.09	1,773,040
HBT	HBT Financial, Inc.	MW	36.13	36,366	1,313.9	36.83	22.36	36.16	-0.08	46.33	39.77	2.33	2.84	21.03	17.60	185.00	6,727,646
HFWA	Heritage Financial Corporation	WE	30.53	40,906	1,248.9	31.25	21.32	29.89	2.14	35.69	29.09	2.10	2.48	27.13	19.15	206.10	8,430,566
HTH	Hilltop Holdings Inc.	SW	40.00	57,284	2,291.5	40.41	29.64	39.81	0.48	31.80	17.86	2.70	NA	37.12	32.36	279.32	16,000,819
HIFS	Hingham Institution for Savings	NE	303.93	2,198	668.1	338.00	238.85	288.37	5.40	23.63	7.03	30.02	18.26	230.83	230.83	2072.79	4,556,510
HBCP	Home Bancorp, Inc.	SW	72.51	7,871	570.7	72.90	49.49	71.60	1.27	39.82	25.45	5.98	6.08	57.63	47.02	457.80	3,603,193
HOMB	Home BancShares, Inc.	SE	31.41	200,460	6,296.4	31.70	25.50	31.48	-0.22	12.46	13.07	2.42	2.48	22.68	15.32	123.28	24,713,248
HFBL	Home Federal Bancorp, Inc. of Louisiana	SW	23.00	2,964	67.5	24.00	13.00	22.99	0.04	76.79	27.78	2.02	2.08	19.31	18.11	217.03	643,330
HTB	HomeTrust Bancshares, Inc.	SE	51.85	16,511	856.1	52.50	37.35	50.94	1.79	33.88	20.75	3.81	3.93	35.90	33.62	268.93	4,440,278
HOPE	Hope Bancorp, Inc.	WE	14.36	127,742	1,834.4	14.48	9.70	14.12	1.70	44.47	31.02	1.00	NA	17.97	NA	148.67	18,991,916
HBNC	Horizon Bancorp, Inc.	MW	20.80	51,093	1,062.7	21.04	14.84	20.71	0.43	36.84	22.64	-3.16	2.21	14.21	11.06	128.67	6,574,160
HYNE	Hoyne Bancorp, Inc.	MW	16.31	8,097	132.1	16.86	13.35	16.66	-2.10	16.50	12.56	NA	NA	19.89	19.88	58.94	477,222
HBAN	Huntington Bancshares Incorporated	MW	17.56	2,020,415	35,478.5	19.46	14.89	17.30	1.50	7.93	1.21	1.29	1.55	14.72	9.54	140.56	283,984,000
INDB	Independent Bank Corp.	NE	85.75	47,619	4,083.3	87.50	62.07	86.14	-0.45	34.07	17.34	5.54	NA	73.76	48.34	524.46	24,973,894
IBCP	Independent Bank Corporation	MW	38.45	20,603	792.2	39.24	29.63	38.67	-0.57	27.70	18.20	3.44	3.51	25.65	24.24	274.91	5,663,841
IBOC	International Bancshares Corporation	SW	76.25	62,181	4,741.3	78.46	63.20	77.68	-1.84	10.19	14.77	6.70	6.68	52.88	48.34	270.60	16,826,407
ISTR	Investar Holding Corporation	SW	30.55	13,777	420.9	31.77	21.09	30.14	1.36	41.60	14.33	2.43	2.72	28.29	23.09	280.29	3,861,673
ISBA	Isabella Bank Corporation	MW	40.60	7,629	309.7	58.83	29.52	39.98	1.55	25.04	-18.80	2.72	2.79	32.60	26.27	290.96	2,219,641
JMSB	John Marshall Bancorp, Inc.	SE	23.81	14,044	334.4	24.26	18.50	23.58	0.98	27.67	19.11	1.73	NA	19.40	19.40	171.06	2,402,421
JPM	JPMorgan Chase & Co.	MA	357.52	2,658,200	950,359.7	363.00	279.10	357.31	0.06	21.50	10.96	23.34	21.76	133.01	112.26	1886.64	5,015,069,000
KRNY	Kearny Financial Corp.	MA	9.74	62,932	613.0	9.82	5.78	9.65	0.93	65.37	31.44	0.57	0.57	11.84	NA	122.07	7,682,205
KEY	KeyCorp	MW	23.10	1,072,035	24,650.7	24.07	16.47	22.63	2.08	29.56	11.92	1.72	1.71	16.14	13.57	178.46	191,317,000
LSBK	Lake Shore Bancorp, Inc.	MA	17.17	7,369	126.5	17.96	12.19	17.11	0.35	40.51	17.12	1.13	NA	18.41	18.41	99.97	736,652
LKFN	Lakeland Financial Corporation	MW	63.63	24,859	1,581.8	69.40	54.36	63.70	-0.11	2.89	11.51	4.36	4.35	31.11	30.91	291.36	7,242,959
LARK	Landmark Bancorp, Inc.	MW	31.23	6,101	190.5	32.39	22.56	32.02	-2.47	34.50	19.24	3.29	3.43	27.35	21.76	263.34	1,606,516
LCNB	LCNB Corp.	MW	20.41	14,254	290.9	21.32	14.20	20.98	-2.72	39.89	24.53	1.73	NA	19.69	12.90	156.01	2,223,715
LOB	Live Oak Bancshares, Inc.	SE	43.63	46,284	2,019.4	44.53	29.36	42.92	1.65	39.17	27.02	2.84	2.40	26.29	NA	346.52	16,038,141

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of August 4, 2026

			Market Capitalization			Price Change Data						Current Per Share Financials					Assets
			Price/ Share(1)	Shares Outstanding	Market Capitalization	52 Week (1)		Last Wk	% Change From			LTM EPS (3)	LTM Core EPS (3)	BV/ Share	TBV/ Share (4)	Assets/ Share
						High	Low		Last Wk	52 Wks (2)	MRY (2)
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
MTB	M&T Bank Corporation	MA	253.06	144,416	36,546.0	255.00	174.76	252.61	0.18	34.40	25.60	18.94	18.71	176.03	117.29	1518.26	219,261,000
MGYR	Magyar Bancorp, Inc.	MA	19.06	6,463	123.2	20.00	16.03	18.99	0.37	11.46	10.30	1.87	NA	19.61	NA	162.24	1,048,500
MNSB	MainStreet Bancshares, Inc.	SE	23.48	6,855	160.9	25.29	17.86	23.46	0.09	17.69	15.32	2.04	2.02	26.30	26.30	327.24	2,243,085
MBBC	Marathon Bancorp, Inc.	MW	14.96	2,951	44.1	15.79	9.96	14.95	0.07	48.41	23.03	0.43	0.43	16.11	16.11	84.39	249,023
MCHB	Mechanics Bancorp	WE	16.69	231,456	3,863.0	17.19	12.52	15.84	5.37	32.76	14.08	1.19	1.04	11.62	7.56	91.73	21,230,839
MBWM	Mercantile Bank Corporation	MW	61.93	17,286	1,070.5	62.39	42.75	60.33	2.65	38.08	28.75	5.68	5.96	43.68	38.42	394.51	6,819,490
MBIN	Merchants Bancorp	MW	55.60	45,938	2,554.2	56.87	29.20	48.77	14.00	84.11	63.24	4.98	4.98	40.11	39.93	462.14	21,229,982
MRBK	Meridian Corporation	MA	19.84	11,895	236.0	21.67	13.81	20.31	-2.31	37.87	12.86	1.84	NA	17.22	NA	218.01	2,593,176
MCBS	MetroCity Bankshares, Inc.	SE	35.96	28,781	1,035.0	37.46	24.53	35.81	0.42	30.93	35.49	2.88	NA	19.73	16.98	157.05	4,519,954
MCB	Metropolitan Bank Holding Corp.	MA	94.21	12,398	1,168.0	102.04	64.66	92.06	2.34	36.16	23.38	7.90	7.96	78.11	77.32	714.54	8,858,683
MPB	Mid Penn Bancorp, Inc.	MA	38.33	25,321	970.5	39.15	26.56	38.35	-0.05	43.24	23.57	2.83	3.20	35.62	28.18	278.94	7,062,910
MSBI	Midland States Bancorp, Inc.	MW	34.53	20,752	716.6	34.85	14.24	34.10	1.26	106.40	63.11	1.56	2.56	22.15	NA	322.89	6,700,616
MVBF	MVB Financial Corp.	SE	30.95	12,947	400.7	31.99	22.49	29.78	3.93	34.51	19.82	2.96	-0.15	26.61	NA	273.87	3,545,853
NBHC	National Bank Holdings Corporation	SW	43.47	43,585	1,894.7	47.28	35.06	42.63	1.97	19.10	14.36	2.38	NA	37.48	25.80	288.77	12,586,136
NKSH	National Bankshares, Inc.	SE	41.15	6,366	262.0	42.49	27.00	39.93	3.06	47.65	22.73	3.18	3.23	30.19	28.29	287.89	1,832,700
NBBK	NB Bancorp, Inc.	NE	23.32	41,503	967.8	23.47	16.84	23.05	1.17	35.82	17.66	1.51	1.91	19.22	18.39	179.43	7,446,880
NBTB	NBT Bancorp Inc.	MA	53.78	52,010	2,797.1	54.50	39.20	53.64	0.26	31.20	29.53	4.09	4.30	37.42	27.71	311.76	16,214,957
NEWT	NewtekOne, Inc.	SE	15.40	28,891	444.9	15.69	9.59	14.70	4.76	35.44	35.68	2.27	-0.20	12.36	11.85	99.92	2,886,767
NIC	Nicolet Bankshares, Inc.	MW	175.13	20,958	3,670.3	176.59	114.12	173.16	1.14	38.31	44.38	8.81	NA	107.00	61.49	735.52	15,414,619
NBN	Northeast Bank	NE	135.32	8,555	1,157.7	142.31	80.75	126.46	7.01	43.93	30.20	12.74	12.74	70.58	NA	611.05	5,227,725
NECB	Northeast Community Bancorp, Inc.	MA	27.01	12,393	334.7	28.94	19.27	27.47	-1.67	33.58	19.46	3.12	3.12	26.33	26.33	170.68	2,115,183
NTRS	Northern Trust Corporation	MW	182.41	182,956	33,372.9	191.60	121.12	180.86	0.86	42.90	33.55	11.65	10.03	68.41	64.22	980.00	179,297,200
NPB	Northpointe Bancshares, Inc.	MW	17.44	34,582	603.1	19.71	14.42	17.30	0.81	16.73	3.93	2.31	NA	16.96	16.93	217.74	7,529,951
NRIM	Northrim BanCorp, Inc.	WE	27.08	22,245	602.4	30.82	19.60	26.97	0.41	31.92	1.77	3.04	2.61	15.63	13.24	153.54	3,415,386
NWBI	Northwest Bancshares, Inc.	MW	16.01	146,397	2,343.8	16.16	11.25	15.90	0.69	36.02	33.42	1.03	1.26	13.17	9.88	117.54	17,207,139
NWFL	Norwood Financial Corp.	MA	34.07	10,834	369.1	35.45	23.75	34.05	0.06	41.84	21.46	2.91	3.38	26.59	22.96	268.42	2,907,914
OVLY	Oak Valley Bancorp	WE	33.61	8,274	278.1	35.97	25.41	34.35	-2.15	26.59	11.81	2.82	NA	25.80	25.40	241.90	2,001,578
OCFC	OceanFirst Financial Corp.	MA	19.81	98,416	1,949.6	20.61	16.09	20.04	-1.15	21.38	10.36	0.85	NA	24.50	18.19	236.44	23,270,010
OFG	OFG Bancorp	MA	53.41	42,265	2,257.4	53.75	35.71	53.03	0.72	26.62	30.33	5.08	NA	33.30	31.12	287.58	12,154,572
OVBC	Ohio Valley Banc Corp.	MW	42.89	4,711	202.1	54.96	31.61	42.01	2.09	30.44	7.28	3.01	NA	36.80	35.25	352.67	1,661,436
ONB	Old National Bancorp	MW	27.15	382,570	10,386.8	27.36	19.39	26.89	0.97	30.72	21.69	2.25	2.69	21.80	14.32	193.92	74,189,417
OSBC	Old Second Bancorp, Inc.	MW	25.79	50,939	1,313.7	26.04	16.54	25.22	2.26	53.51	32.26	1.74	2.02	17.72	14.77	134.87	6,870,305
OPBK	OP Bancorp	WE	15.76	14,927	235.2	16.83	12.41	16.16	-2.48	23.41	11.61	1.93	NA	15.99	NA	183.85	2,744,306
OPHC	OptimumBank Holdings, Inc.	SE	9.00	12,341	214.2	9.23	3.91	7.05	27.66	98.24	111.76	0.87	0.87	5.65	5.65	113.52	1,400,937
OBT	Orange County Bancorp, Inc.	MA	38.80	13,408	520.2	40.10	22.98	38.88	-0.21	58.95	35.90	3.55	3.71	22.87	22.44	208.86	2,800,371
OBK	Origin Bancorp, Inc.	SW	54.98	30,904	1,699.1	55.57	32.13	55.21	-0.42	53.96	46.18	3.20	3.19	41.52	36.37	332.54	10,276,930
ORRF	Orrstown Financial Services, Inc.	MA	43.36	19,670	852.9	43.81	31.51	43.63	-0.62	33.21	22.42	4.45	4.72	31.60	26.35	285.32	5,612,151
PRK	Park National Corporation	MW	210.10	18,064	3,795.3	215.00	149.06	206.97	1.51	31.29	38.06	11.17	12.96	95.58	78.92	701.78	12,677,010
PKBK	Parke Bancorp, Inc.	MA	34.22	11,731	401.4	34.78	19.71	34.13	0.26	68.03	36.66	3.84	NA	NA	NA	196.32	2,303,049
PBHC	Pathfinder Bancorp, Inc.	MA	16.01	6,279	100.5	17.40	12.06	16.00	0.06	11.49	13.47	0.02	0.10	20.03	18.42	237.71	1,492,503
CASH	Pathward Financial, Inc.	MW	89.50	21,024	1,881.6	101.26	65.87	88.64	0.97	20.10	26.06	7.98	NA	40.47	25.82	347.91	7,314,373
PNBK	Patriot National Bancorp, Inc.	NE	1.13	117,670	133.0	2.00	0.86	1.10	2.73	-35.80	-37.91	-0.13	-0.13	0.77	0.76	10.00	1,176,794
PCB	PCB Bancorp	WE	28.13	14,016	394.3	30.84	19.70	28.15	-0.07	34.66	29.93	2.89	2.89	23.49	NA	247.58	3,470,124
PGC	Peapack-Gladstone Financial Corporation	MA	46.69	17,505	817.3	49.14	24.42	47.72	-2.16	87.13	67.65	2.88	2.91	38.70	36.26	455.31	7,970,293
PEBO	Peoples Bancorp Inc.	MW	41.75	35,267	1,472.4	42.29	27.49	42.23	-1.14	47.68	39.03	3.31	NA	34.41	23.58	270.51	9,540,161
PEBK	Peoples Bancorp of North Carolina, Inc.	SE	43.50	5,321	231.5	45.78	26.81	43.43	0.16	53.39	20.17	3.64	3.30	29.54	29.54	331.68	1,764,999
PFIS	Peoples Financial Services Corp.	MA	71.98	10,010	720.5	73.37	43.64	71.93	0.07	49.40	47.77	5.65	6.25	53.56	43.51	543.49	5,440,546
PNFP	Pinnacle Financial Partners, Inc.	SE	109.03	150,407	16,398.7	110.33	81.08	105.25	3.59	24.75	14.28	7.28	9.75	92.96	63.02	858.04	129,055,000
PLBC	Plumas Bancorp	WE	60.73	6,964	422.9	63.74	39.78	62.20	-2.36	51.30	35.89	5.08	NA	39.08	34.17	327.07	2,277,744
PDLB	Ponce Financial Group, Inc.	MA	20.66	24,188	499.7	20.74	13.91	20.49	0.83	46.32	26.36	1.40	1.37	13.89	13.89	144.48	3,494,711
BPOP	Popular, Inc.	MA	175.79	63,867	11,227.1	179.00	108.74	174.16	0.94	52.78	41.17	14.80	14.08	100.38	87.94	1236.52	78,972,300

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of August 4, 2026

			Market Capitalization			Price Change Data						Current Per Share Financials					Assets
			Price/ Share(1)	Shares Outstanding	Market Capitalization	52 Week (1)		Last Wk	% Change From			LTM EPS (3)	LTM Core EPS (3)	BV/ Share	TBV/ Share (4)	Assets/ Share
						High	Low		Last Wk	52 Wks (2)	MRY (2)
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
PFBC	Preferred Bank	WE	106.93	11,853	1,267.5	112.26	81.50	105.18	1.66	17.69	13.24	10.94	10.93	66.95	66.92	652.20	7,730,621
FRST	Primis Financial Corp.	SE	16.40	24,799	406.7	16.77	9.55	16.00	2.50	47.22	17.90	2.16	0.84	17.49	13.72	175.56	4,353,614
BPRN	Princeton Bancorp, Inc.	MA	42.25	6,813	287.8	43.93	29.70	41.85	0.94	39.70	21.78	3.80	NA	41.09	38.62	330.40	2,251,012
PBAM	Private Bancorp of America, Inc.	WE	85.65	5,726	490.4	86.99	54.45	81.25	5.42	48.59	48.88	7.70	7.70	49.87	NA	473.01	2,708,302
PB	Prosperity Bancshares, Inc.	SW	74.89	100,646	7,537.4	77.20	61.07	73.55	1.82	13.14	8.36	5.77	6.17	82.52	43.48	435.91	43,872,511
PROV	Provident Financial Holdings, Inc.	WE	17.94	6,264	112.2	18.19	14.95	17.60	1.93	17.41	12.76	1.03	NA	20.15	20.15	192.87	1,208,161
PFS	Provident Financial Services, Inc.	MA	25.28	130,423	3,297.1	25.49	17.69	24.17	4.59	39.28	28.00	2.40	2.57	22.29	16.42	196.77	25,663,358
QCRH	QCR Holdings, Inc.	MW	105.05	16,367	1,719.4	106.55	66.65	103.28	1.71	49.45	26.11	8.46	8.68	70.25	61.35	581.69	9,520,643
RBB	RBB Bancorp	WE	26.81	16,936	454.1	28.24	16.74	26.56	0.94	46.98	29.89	2.43	NA	31.50	NA	252.42	4,275,002
RRBI	Red River Bancshares, Inc.	SW	101.93	6,585	671.1	103.49	58.72	102.00	-0.07	69.82	42.69	6.95	6.92	58.40	58.17	502.88	3,311,325
RF	Regions Financial Corporation	SE	31.95	853,380	27,265.5	32.47	22.70	31.27	2.17	26.89	17.90	2.45	2.52	20.48	13.61	189.01	161,299,000
RNST	Renasant Corporation	SE	44.30	91,403	4,049.2	44.54	33.04	43.89	0.93	23.09	25.78	3.34	3.86	42.35	25.34	295.45	27,004,999
RBCA.A	Republic Bancorp, Inc.	MW	100.58	19,635	1,974.9	102.00	63.97	100.64	-0.06	46.55	45.79	6.55	NA	58.92	56.78	359.66	7,061,829
RBKB	Rhinebeck Bancorp, Inc.	MA	11.98	15,638	187.3	17.99	9.41	12.41	-3.46	-5.00	-0.33	0.90	0.90	12.49	12.28	94.00	1,470,052
RMBI	Richmond Mutual Bancorporation, Inc.	MW	15.76	15,946	251.3	16.59	12.77	15.47	1.87	15.20	12.25	1.21	1.44	14.11	14.11	97.33	1,552,029
RVSB	Riverview Bancorp, Inc.	WE	5.47	20,161	110.3	6.22	4.74	5.37	1.86	12.55	8.96	-0.19	0.25	7.20	5.86	72.96	1,470,945
STBA	S&T Bancorp, Inc.	MA	52.68	35,265	1,857.8	53.50	34.38	53.36	-1.27	44.92	33.88	3.76	3.77	39.81	29.17	281.98	9,944,013
SBFG	SB Financial Group, Inc.	MW	26.28	6,191	162.7	27.69	18.16	26.62	-1.28	30.75	18.01	2.67	2.70	23.70	19.04	261.68	1,620,064
SBCF	Seacoast Banking Corporation of Florida	SE	35.38	95,797	3,389.3	35.64	27.22	33.65	5.14	26.13	12.60	1.57	2.55	NA	NA	222.97	21,360,072
SFBS	ServisFirst Bancshares, Inc.	SE	90.88	54,671	4,968.5	91.80	67.20	89.91	1.08	16.10	26.59	5.87	5.94	36.18	35.93	335.56	18,345,498
SHBI	Shore Bancshares, Inc.	MA	24.61	33,372	821.3	24.89	14.93	24.44	0.70	59.70	39.20	1.98	NA	18.44	15.77	184.33	6,151,431
BSRR	Sierra Bancorp	WE	40.49	12,790	517.8	43.13	26.49	40.98	-1.21	41.56	23.88	3.42	3.43	28.30	26.19	290.90	3,720,611
SFNC	Simmons First National Corporation	SE	24.12	144,442	3,484.0	24.25	17.00	23.48	2.73	26.68	27.96	-2.53	2.03	24.11	14.42	171.53	24,776,816
SMBK	SmartFinancial, Inc.	SE	53.23	17,098	910.2	54.14	32.64	53.11	0.23	57.91	43.90	3.39	3.53	33.73	28.21	357.65	6,115,306
SFBC	Sound Financial Bancorp, Inc.	WE	47.44	2,559	121.4	48.85	40.68	44.32	7.04	3.13	8.73	3.12	3.12	43.83	43.53	416.52	1,065,724
SPFI	South Plains Financial, Inc.	SW	45.50	18,839	857.2	46.94	35.34	45.37	0.29	23.51	17.27	3.67	3.80	33.43	29.57	286.17	5,391,206
SFST	Southern First Bancshares, Inc.	SE	64.12	9,472	607.3	64.97	38.30	62.49	2.61	56.66	24.46	4.65	4.70	47.77	47.77	496.23	4,700,171
SMBC	Southern Missouri Bancorp, Inc.	MW	79.33	11,011	873.5	79.78	47.60	78.85	0.61	49.65	34.18	6.43	6.67	53.64	NA	475.42	5,234,901
SBSI	Southside Bancshares, Inc.	SW	32.82	29,808	978.3	36.20	26.32	32.73	0.27	13.25	8.00	2.54	3.37	29.61	22.84	294.01	8,763,714
SSB	SouthState Bank Corporation	SE	109.43	96,975	10,611.9	109.80	84.48	106.60	2.65	16.92	16.28	9.51	10.38	94.17	58.72	710.60	68,910,028
SRBK	SR Bancorp, Inc.	MA	19.69	7,730	152.2	20.20	13.90	19.61	0.41	40.34	25.10	0.44	0.56	22.91	19.69	153.87	1,189,444
STT	State Street Corporation	NE	185.23	274,702	50,883.0	192.51	104.64	182.57	1.46	68.73	43.58	11.34	12.89	89.95	57.47	1523.04	418,381,000
SYBT	Stock Yards Bancorp, Inc.	MW	85.43	31,068	2,654.1	89.22	61.51	85.42	0.01	15.60	31.53	5.02	5.18	40.12	31.39	333.74	10,368,564
SSBI	Summit State Bank	WE	13.00	6,767	88.0	14.00	10.35	13.17	-1.29	9.24	11.78	0.34	0.34	14.98	NA	141.84	959,783
TCBI	Texas Capital Bancshares, Inc.	SW	101.52	43,473	4,413.4	108.92	75.41	98.71	2.85	24.86	12.13	7.69	7.80	77.01	76.98	780.10	33,913,361
TCBS	Texas Community Bancshares, Inc.	SW	17.40	2,700	47.0	20.00	15.70	17.42	-0.10	9.78	-3.17	1.09	1.09	18.80	18.80	159.40	430,446
TBBK	The Bancorp, Inc.	MA	72.05	41,634	2,999.8	81.65	50.20	68.81	4.71	11.74	6.71	5.32	NA	17.19	17.17	221.35	9,215,977
BNY	The Bank of New York Mellon Corporation	MA	156.82	678,504	106,403.0	163.77	99.67	156.49	0.21	54.64	35.08	8.59	8.61	58.82	30.04	773.79	525,019,000
FNLC	The First Bancorp, Inc.	NE	35.66	11,279	402.2	36.30	24.08	35.46	0.56	42.30	34.87	3.37	3.37	25.97	23.25	285.15	3,216,097
PNC	The PNC Financial Services Group, Inc.	MA	254.14	399,466	101,520.2	256.49	176.88	251.60	1.01	34.42	21.76	18.17	17.95	145.52	110.07	1542.14	616,034,000
TCBX	Third Coast Bancshares, Inc.	SW	44.12	16,639	734.1	44.98	35.60	43.65	1.08	20.12	16.07	4.01	4.24	36.34	NA	404.80	6,735,501
TSBK	Timberland Bancorp, Inc.	WE	45.07	7,770	350.2	45.95	30.80	44.43	1.44	43.67	25.89	3.99	NA	35.16	33.19	265.24	2,060,826
TMP	Tompkins Financial Corporation	MA	101.54	14,383	1,460.4	102.02	61.21	101.25	0.29	59.88	40.02	12.21	6.43	66.74	61.68	611.94	8,801,522
TOWN	TowneBank	SE	38.63	91,296	3,526.8	39.03	31.91	38.64	-0.01	10.40	15.76	3.63	3.07	32.40	22.60	247.73	22,616,959
TFIN	Triumph Financial, Inc.	SW	79.83	23,895	1,907.5	83.52	46.43	77.08	3.57	42.66	27.46	1.48	1.68	38.43	21.76	309.85	7,403,685
TFC	Truist Financial Corporation	SE	52.66	1,221,626	64,330.8	56.20	40.79	52.99	-0.62	21.31	7.01	4.36	4.66	48.04	33.09	455.15	556,023,000
TRST	TrustCo Bank Corp NY	MA	57.74	17,028	983.2	58.98	32.62	57.78	-0.07	73.97	39.70	3.60	3.56	38.53	38.49	383.19	6,524,913
TRMK	Trustmark Corporation	SE	48.49	58,226	2,823.4	48.90	36.28	46.77	3.68	31.44	24.49	3.94	3.94	36.82	31.07	329.62	19,192,470
USB	U.S. Bancorp	MW	64.23	1,557,732	100,053.1	64.85	43.83	64.43	-0.31	44.60	20.37	5.01	5.28	38.91	29.25	466.01	725,918,000
UMBF	UMB Financial Corporation	MW	148.33	75,950	11,265.7	150.00	103.38	143.98	3.02	34.17	28.94	12.01	13.63	101.87	71.88	951.36	72,255,560
UNB	Union Bankshares, Inc.	NE	23.50	4,614	108.4	27.74	20.65	23.36	0.60	-11.15	-0.97	NA	NA	18.28	17.83	337.84	1,558,797
UBCP	United Bancorp, Inc.	MW	15.50	5,750	89.1	17.34	12.47	15.50	0.00	9.71	8.01	1.38	1.29	12.13	12.01	152.70	877,972
UBSI	United Bankshares, Inc.	SE	49.37	136,618	6,744.8	49.62	34.10	49.00	0.76	38.02	28.57	3.67	3.63	40.24	25.29	247.05	33,751,832
UCB	United Community Banks, Inc.	SE	36.14	119,764	4,328.3	37.18	28.65	35.68	1.29	19.55	15.76	3.04	3.17	31.27	NA	242.57	29,051,142
UNTY	Unity Bancorp, Inc.	MA	60.03	10,043	602.9	60.86	44.34	59.02	1.71	25.38	16.07	5.75	5.59	37.02	NA	318.06	3,194,313
UVSP	Univest Financial Corporation	MA	44.85	27,581	1,237.0	45.46	27.91	44.99	-0.31	56.54	36.99	3.46	3.46	34.59	28.16	297.42	8,202,992
USCB	USCB Financial Holdings, Inc.	SE	22.52	18,459	415.7	23.74	16.06	22.65	-0.57	37.32	22.26	1.52	1.84	12.64	12.64	163.59	3,019,701
VLY	Valley National Bancorp	MA	14.88	553,069	8,229.7	15.20	9.08	14.49	2.69	59.14	27.40	1.18	1.19	13.67	NA	119.91	66,318,308
VABK	Virginia National Bankshares Corporation	SE	47.53	5,424	257.8	48.76	36.60	45.94	3.46	29.23	19.27	4.56	4.03	35.89	34.05	302.00	1,638,196
WAFD	WaFd, Inc.	WE	37.67	73,995	2,785.9	39.49	26.31	36.70	2.64	28.09	17.61	3.17	3.22	36.81	30.82	372.96	27,596,970
WASH	Washington Trust Bancorp, Inc.	NE	39.92	19,071	761.3	40.25	25.23	39.55	0.94	48.02	35.09	2.88	2.91	29.02	25.46	343.34	6,547,904
WSBF	Waterstone Financial, Inc.	MW	20.96	17,975	376.8	21.14	13.11	20.60	1.75	57.36	26.65	1.72	1.72	19.53	NA	125.33	2,252,759
WFC	Wells Fargo & Company	WE	88.39	3,023,999	267,291.3	97.76	72.78	86.87	1.75	13.93	-5.16	6.88	6.37	54.43	45.73	754.70	2,282,201,000
WSBC	WesBanco, Inc.	SE	42.31	95,906	4,057.8	42.42	29.23	42.01	0.71	41.88	27.29	3.44	3.77	40.53	22.70	289.84	27,796,917
WTBA	West Bancorporation, Inc.	MW	28.61	17,044	487.6	28.80	17.31	28.02	2.11	55.91	28.93	2.23	2.41	16.49	16.49	236.43	4,029,664
WABC	Westamerica Bancorporation	WE	60.42	23,488	1,389.8	63.61	44.93	60.52	-0.17	26.48	26.32	4.54	4.55	37.09	31.80	247.15	5,805,061
WAL	Western Alliance Bancorporation	WE	84.33	107,701	9,082.4	97.23	65.82	83.65	0.81	8.95	0.31	8.88	7.65	69.13	63.23	916.44	98,701,000
WNEB	Western New England Bancorp, Inc.	NE	13.55	19,893	269.6	15.01	10.51	14.66	-7.57	24.20	7.37	0.84	0.84	12.39	11.72	137.35	2,732,301
WTFC	Wintrust Financial Corporation	MW	162.97	67,455	10,993.2	167.22	119.61	161.08	1.17	30.53	16.56	12.45	12.55	105.26	92.13	1106.93	74,668,135
WSFS	WSFS Financial Corporation	MA	81.94	51,388	4,210.7	82.58	49.92	81.80	0.17	50.99	48.33	5.98	6.29	52.97	NA	440.84	22,653,948
ZION	Zions Bancorporation, National Association	SW	71.77	145,939	10,474.0	73.34	46.19	69.52	3.24	36.03	22.60	7.85	6.14	52.18	44.74	610.12	89,041,000
BSBK	Bogota Financial Corp.	MA	9.00	12,428	111.9	9.55	8.10	8.99	0.11	4.41	6.51	0.21	0.21	11.12	11.11	70.40	874,987
CLBK	Columbia Financial, Inc.	MA	10.74	269,542	2,894.9	11.74	6.21	10.99	-2.27	65.46	52.05	0.57	0.61	11.50	NA	45.16	12,173,205
GCBC	Greene County Bancorp, Inc.	MA	34.63	17,025	589.6	36.02	21.25	33.84	2.33	47.99	55.78	2.41	NA	16.32	16.32	186.98	3,183,427
KFFB	Kentucky First Federal Bancorp	MW	5.45	8,087	44.1	5.65	2.97	5.36	1.71	78.40	17.20	0.17	0.17	6.14	6.14	46.32	374,541
PBFS	Pioneer Bancorp, Inc.	MA	17.17	24,428	419.4	19.42	12.21	18.02	-4.72	38.92	27.37	0.69	NA	NA	NA	96.76	2,363,635
TFSL	TFS Financial Corporation	MW	18.61	278,807	5,188.6	19.49	12.54	18.48	0.70	45.50	39.09	0.36	0.36	NA	NA	64.83	18,075,008
WSBK	Winchester Bancorp, Inc.	NE	12.99	9,295	120.7	13.39	9.19	13.03	-0.31	37.61	24.31	0.49	0.52	12.96	12.96	117.90	1,095,936
FNWD	Finward Bancorp	MW	45.12	4,333	195.5	45.90	27.12	44.38	1.67	63.83	28.22	2.27	2.57	41.15	35.75	470.97	2,040,706
FBIZ	First Business Financial Services, Inc.	MW	71.93	8,368	601.9	73.48	46.07	68.68	4.73	53.17	32.47	6.56	6.58	45.81	NA	526.99	4,410,004

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of August 4, 2026

			Market Capitalization			Price Change Data						Current Per Share Financials					Assets
			Price/ Share(1)	Shares Outstanding	Market Capitalization	52 Week (1)		Last Wk	% Change From			LTM EPS (3)	LTM Core EPS (3)	BV/ Share	TBV/ Share (4)	Assets/ Share
						High	Low		Last Wk	52 Wks (2)	MRY (2)
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
FSEA	First Seacoast Bancorp, Inc.	NE	17.01	4,358	74.1	17.16	10.13	17.00	0.06	46.96	28.86	-0.22	-0.21	13.34	13.30	135.12	588,809
FSUN	FirstSun Capital Bancorp	SW	39.72	49,378	1,961.3	42.34	29.95	39.34	0.97	14.67	5.54	1.97	NA	39.29	35.16	318.32	15,717,985
NSTS	NSTS Bancorp, Inc.	MW	13.80	4,921	67.9	13.84	10.72	13.81	-0.04	13.21	6.56	-0.02	-0.02	15.20	15.20	54.93	270,318
TCBK	TriCo Bancshares	WE	58.63	31,966	1,874.1	61.71	40.33	58.02	1.05	43.17	23.77	4.17	4.22	42.03	32.40	310.67	9,930,763
WBS	Webster Financial Corporation	NE	77.95	162,033	12,630.5	78.29	52.69	77.09	1.12	37.67	23.85	6.15	6.42	58.49	38.81	530.44	85,948,639

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

RP Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of August 4, 2026

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/ Assets(1)	Tang Equity/ Assets(1)	Reported Earnings		Core Earnings		NPAs/ Assets	Rsvs/ NPLs	Price/ Earnings	Price/ Book	Price/ Assets	Price/ Tang Book	Price/ Core Earnings	Div/ Share	Dividend Yield	Payout Ratio (7)
					ROA(5)	ROE(5)	ROA(5)	ROE(5)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
SRCE	1st Source Corporation	MW	14.61	13.83	1.88	12.99	1.95	13.97	0.78	238.73	13.05	166.91	23.72	178.32	12.58	1.80	1.98	24.14
ACNB	ACNB Corporation	MA	12.75	10.47	1.67	13.11	1.86	14.67	NA	NA	12.42	157.21	20.05	196.59	11.09	1.68	2.57	39.85
ALRS	Alerus Financial Corporation	MW	11.03	9.05	0.53	5.00	1.69	15.98	0.32	680.66	31.59	146.19	16.12	182.13	9.88	0.88	2.58	78.70
AMAL	Amalgamated Financial Corp.	MA	8.87	8.74	1.28	14.29	1.30	14.49	1.09	67.20	13.28	178.36	15.82	181.33	13.09	0.68	1.37	17.33
AMTB	Amerant Bancorp Inc.	SE	8.88	8.69	0.56	5.99	0.75	8.05	1.79	50.64	21.35	127.15	11.29	130.22	15.70	0.36	1.21	25.90
ABCB	Ameris Bancorp	SE	14.36	NA	1.37	9.27	1.61	10.92	NA	NA	16.18	146.78	21.08	199.88	13.70	0.80	0.89	14.47
ASRV	AmeriServ Financial, Inc.	MA	8.43	7.56	0.59	7.28	0.59	7.30	NA	NA	8.63	60.64	5.11	68.21	8.61	0.12	2.73	23.53
ATLO	Ames National Corporation	MW	10.04	9.48	1.09	11.18	1.10	11.29	0.92	88.27	12.07	129.39	12.99	137.85	11.95	0.96	3.08	34.11
AROW	Arrow Financial Corporation	MA	9.96	9.45	1.15	11.91	1.20	12.33	0.16	531.01	13.16	151.21	15.06	160.18	12.70	1.20	2.94	38.39
ASB	Associated Banc-Corp	MW	10.88	8.65	1.09	9.92	1.16	10.53	0.36	295.91	11.10	110.06	11.61	143.35	10.49	0.96	3.02	33.57
AUB	Atlantic Union Bankshares Corporation	SE	13.53	8.63	1.30	9.74	1.56	11.65	0.30	269.33	12.95	123.48	16.23	208.95	10.78	1.48	3.41	44.18
AUBN	Auburn National Bancorporation, Inc.	SE	8.65	8.65	0.83	9.34	NA	NA	NA	NM	10.86	97.27	8.41	97.27	NA	1.08	4.13	44.81
AVBH	Avidbank Holdings, Inc.	WE	11.13	11.13	-0.57	-5.15	1.46	13.19	0.54	148.82	NM	121.44	13.52	121.44	9.21	NA	NA	NM
AVBC	Avidia Bancorp, Inc.	NE	14.01	13.64	0.63	4.81	0.98	7.49	0.61	141.46	22.35	109.42	15.33	112.87	14.26	0.24	1.13	16.84
AX	Axos Financial, Inc.	WE	10.57	9.82	1.76	16.32	1.80	16.66	NA	221.26	12.39	188.31	19.90	204.41	12.15	NA	NA	NM
BANC	Banc of California, Inc.	WE	9.73	8.94	-0.07	-0.64	0.60	5.84	0.63	119.44	NM	106.22	8.96	118.75	18.89	0.48	2.46	NM
BANF	BancFirst Corporation	SW	12.98	11.79	1.71	13.65	1.67	13.36	0.90	146.64	15.46	196.72	25.53	219.47	15.80	1.96	1.71	33.06
BFC	Bank First Corporation	MW	13.78	9.38	1.56	11.26	1.88	13.56	NA	NA	20.30	211.06	29.08	325.68	16.94	2.40	1.54	27.31
BAC	Bank of America Corporation	SE	8.60	6.72	0.97	11.14	0.97	11.16	0.18	214.67	14.49	159.88	12.71	215.04	14.47	1.28	2.03	26.73
BOH	Bank of Hawaii Corporation	WE	7.87	7.74	0.98	12.92	1.00	13.17	0.05	NM	15.09	207.17	13.57	211.50	14.77	2.80	3.46	52.24
BMRC	Bank of Marin Bancorp	WE	10.29	8.52	-0.37	-3.44	1.06	9.95	NA	265.75	NM	120.37	12.38	148.10	11.41	1.00	3.39	NM
BOTJ	Bank of the James Financial Group, Inc.	SE	7.99	7.28	1.10	14.68	1.14	15.22	NA	NA	10.71	148.07	11.82	163.70	10.33	0.40	1.48	15.81
OZK	Bank OZK	SE	15.05	13.69	1.69	11.28	1.69	11.28	NA	NA	8.63	95.87	13.77	107.88	8.63	1.92	3.68	30.74
BSVN	Bank7 Corp.	SW	13.91	13.37	2.24	16.71	2.26	16.88	NA	NA	11.67	182.34	25.37	190.87	11.56	1.08	2.12	24.71
BKU	BankUnited, Inc.	SE	8.61	8.41	0.78	8.93	0.77	8.84	NA	NA	13.12	115.27	9.92	118.33	13.26	1.32	2.76	35.07
BWFG	Bankwell Financial Group, Inc.	NE	9.31	NA	1.29	14.12	1.29	14.12	0.46	193.14	12.60	166.12	15.46	174.49	12.60	0.80	1.19	14.95
BANR	Banner Corporation	WE	12.05	NA	1.28	10.76	1.29	10.87	0.35	305.97	11.85	122.07	14.71	152.88	11.73	2.08	2.90	33.66
BHB	Bar Harbor Bankshares	NE	11.59	8.56	1.07	9.30	1.29	11.22	0.44	282.28	13.76	124.17	14.39	173.86	11.40	1.36	3.34	44.59
BCML	BayCom Corp	WE	13.00	11.62	0.50	3.87	0.83	6.43	NA	278.45	25.80	100.70	13.09	114.48	15.49	1.20	3.88	95.83
BAFN	BayFirst Financial Corp.	SE	6.85	NA	-2.17	-28.57	-1.73	-22.77	1.41	130.12	NM	38.32	2.15	NA	NM	0.00	0.00	NM
BCBP	BCB Bancorp, Inc.	MA	9.36	9.36	-0.53	-5.65	-0.40	-4.22	2.47	62.46	NM	62.18	5.36	62.18	NM	0.00	0.00	NM
BBT	Beacon Financial Corporation	NE	11.41	9.25	0.78	6.95	1.17	10.47	NA	NA	16.79	106.53	12.16	134.64	11.17	1.29	4.02	67.54
BRBS	Blue Ridge Bankshares, Inc.	SE	11.87	11.79	0.43	3.28	NA	NA	NA	NA	33.18	118.36	14.05	119.29	NA	0.00	0.00	772.73
BOKF	BOK Financial Corporation	SW	11.44	9.62	1.23	10.85	1.15	10.16	0.10	508.59	13.64	144.54	16.53	175.55	14.56	2.52	1.74	17.81
BWB	Bridgewater Bancshares, Inc.	MW	10.17	9.86	1.05	10.87	0.99	10.17	0.40	265.23	11.39	121.39	10.98	126.23	12.25	NA	NA	NM
BYFC	Broadway Financial Corporation	WE	16.79	16.72	-1.49	-7.63	-0.11	-0.57	NA	NA	NM	89.02	7.07	90.07	NM	0.00	0.00	NM
BHRB	Burke & Herbert Financial Services Corp.	SE	10.95	9.30	1.15	10.97	1.60	15.32	NA	NA	11.96	126.17	13.71	151.44	8.89	2.20	2.95	35.26
BFST	Business First Bancshares, Inc.	SW	11.33	9.62	1.10	9.92	1.16	10.42	1.18	77.95	11.37	111.40	11.81	135.83	10.68	0.60	1.87	21.28
BVFL	BV Financial, Inc.	MA	20.87	19.49	1.44	7.05	1.66	8.14	NA	182.76	14.18	100.22	20.91	109.15	12.25	0.13	0.00	NM
BY	Byline Bancorp, Inc.	MW	13.13	11.19	1.53	11.57	1.59	12.00	0.65	183.53	12.01	137.74	18.09	165.28	11.57	0.56	1.41	14.50
CFFI	C&F Financial Corporation	SE	9.91	9.06	1.06	11.24	1.00	10.65	0.09	NM	9.39	98.40	9.73	108.59	9.93	1.92	2.28	20.98
BCAL	California BanCorp	WE	14.57	11.77	1.48	10.53	1.58	11.24	NA	NA	11.72	118.06	17.21	150.95	10.97	0.48	2.23	22.83
CAC	Camden National Corporation	NE	10.44	7.91	1.28	12.81	1.33	13.40	0.17	375.59	11.45	139.12	14.53	188.92	10.95	1.68	2.81	32.18
CBNK	Capital Bancorp, Inc.	MA	10.85	9.88	1.58	14.14	1.62	14.48	NA	95.51	11.16	146.38	15.89	162.58	10.89	0.56	1.48	14.71
CCBG	Capital City Bank Group, Inc.	SE	12.81	11.03	1.41	11.03	1.36	10.64	0.30	309.73	14.64	158.15	20.26	187.44	15.17	1.08	2.05	29.44
COF	Capital One Financial Corporation	SE	16.89	10.52	1.57	9.20	1.89	11.05	0.29	NM	13.73	125.61	20.37	225.23	11.36	3.20	1.44	19.80
CFFN	Capitol Federal Financial, Inc.	MW	10.57	NA	0.85	7.95	NA	NA	0.53	50.90	14.14	113.25	11.97	115.46	NA	0.34	3.70	58.46
CARE	Carter Bankshares, Inc.	SE	11.23	11.19	2.65	28.80	1.23	13.32	0.85	146.88	6.15	146.83	16.49	147.38	13.52	0.40	1.12	3.44
CLST	Catalyst Bancorp, Inc.	SW	28.46	28.46	0.71	2.48	0.76	2.65	0.75	100.46	30.47	81.92	23.31	81.92	28.47	NA	NA	NM
CATY	Cathay General Bancorp	WE	12.36	NA	1.44	11.74	1.39	11.29	0.59	195.97	12.57	141.15	17.44	165.20	13.07	1.52	2.36	28.13
CBFV	CB Financial Services, Inc.	MA	9.79	9.25	0.46	4.63	1.02	10.24	NA	NA	27.38	115.84	11.34	123.24	12.34	1.12	3.03	81.48
CBC	Central Bancompany, Inc.	MW	19.05	17.63	2.16	11.90	2.16	11.89	NA	NA	18.13	206.68	39.37	227.26	18.12	0.48	1.44	22.72
CPF	Central Pacific Financial Corp.	WE	7.95	7.95	1.13	14.04	1.13	14.05	0.22	387.79	12.82	173.06	13.76	173.06	12.81	1.20	3.00	37.18
CPBI	Central Plains Bancshares, Inc.	MW	15.93	NA	0.78	5.46	0.78	5.46	0.31	353.99	19.74	97.75	15.57	NA	19.74	NA	NA	NM
CFBK	CF Bankshares Inc.	MW	8.96	8.96	0.90	10.26	0.91	10.30	0.73	123.52	12.23	120.54	10.67	120.54	12.19	0.36	1.01	12.03
CBNA	Chain Bridge Bancorp, Inc.	SE	8.38	8.38	1.53	15.68	NA	NA	0.00	NM	11.78	170.90	14.31	170.90	NA	NA	NA	NM
CHMG	Chemung Financial Corporation	MA	9.59	8.88	1.23	13.13	1.22	13.02	0.40	275.46	11.83	147.40	14.13	160.34	11.93	1.36	1.65	19.54
COFS	ChoiceOne Financial Services, Inc.	MW	10.83	7.56	1.25	11.86	1.40	13.31	NA	NA	9.50	106.83	11.57	158.69	8.47	1.16	3.36	31.68
C	Citigroup Inc.	MA	7.41	6.66	0.65	8.54	0.68	8.98	0.11	618.18	14.78	119.29	7.99	135.66	14.07	2.68	1.96	26.67
CZNC	Citizens & Northern Corporation	MA	10.98	8.86	0.84	7.71	NA	NA	NA	NA	17.14	131.45	14.44	166.74	NA	1.12	4.42	75.68
CZWI	Citizens Community Bancorp, Inc.	MW	10.55	8.96	0.72	6.81	0.73	6.91	1.79	82.06	16.69	110.30	11.63	132.17	16.47	0.42	1.92	24.05
CFG	Citizens Financial Group, Inc.	NE	11.20	7.92	0.95	8.21	0.93	8.07	NA	137.21	15.98	129.37	13.44	197.77	16.29	1.84	2.50	39.91
CZFS	Citizens Financial Services, Inc.	MA	11.05	8.56	1.34	11.66	1.34	11.72	1.34	58.39	9.66	112.63	12.45	149.60	9.61	2.04	2.47	23.51
CHCO	City Holding Company	SE	11.94	9.85	1.97	16.39	2.00	16.61	0.16	198.05	15.94	253.14	30.23	314.05	15.73	3.48	2.39	38.07
CIVB	Civista Bancshares, Inc.	MW	13.20	NA	1.28	10.28	1.39	11.14	0.70	139.67	10.77	106.73	14.09	146.71	9.94	0.72	2.48	26.30
CCNE	CNB Financial Corporation	MA	10.79	9.51	1.17	11.24	1.27	12.22	0.69	123.00	11.49	124.24	12.63	144.45	10.49	0.76	2.13	23.79
CCB	Coastal Financial Corporation	WE	8.49	8.42	-0.08	-0.79	0.73	7.14	0.67	582.50	NM	145.24	12.34	146.57	19.48	NA	NA	NM
COSO	CoastalSouth Bancshares, Inc.	SE	11.14	10.96	1.20	10.65	NA	NA	0.61	134.08	12.29	121.41	13.53	123.67	NA	0.20	0.73	6.76
CBAN	Colony Bankcorp, Inc.	SE	10.75	8.99	0.95	9.43	1.09	10.89	0.49	140.78	13.44	120.29	12.93	146.61	11.30	0.48	2.17	28.79
COLB	Columbia Banking System, Inc.	WE	11.55	NA	1.11	9.69	1.48	12.91	NA	NA	12.66	119.01	13.75	167.00	9.38	1.48	4.66	58.57
CBSH	Commerce Bancshares, Inc.	MW	12.42	NA	1.76	14.61	1.71	14.46	NA	NM	14.69	197.89	24.47	223.66	15.09	1.10	1.84	26.64
CBK	Commercial Bancgroup, Inc.	SE	12.73	12.29	1.75	14.51	1.82	15.14	0.31	281.07	11.88	158.74	20.21	165.30	11.40	0.48	1.37	10.85
CMTV	Community Bancorp	NE	10.31	9.41	1.50	16.19	1.38	14.94	NA	NA	12.38	188.68	19.45	208.66	13.42	1.00	2.46	30.40
CBU	Community Financial System, Inc.	MA	11.67	6.60	1.32	11.57	1.40	12.26	0.32	184.54	15.49	169.38	19.76	316.56	14.62	1.96	2.94	44.08
CTBI	Community Trust Bancorp, Inc.	MW	12.76	11.93	1.62	12.58	1.62	12.55	NA	NA	13.31	161.84	20.65	174.66	13.34	2.60	3.27	38.53
CWBC	Community West Bancshares	WE	12.07	8.66	0.91	7.97	1.25	10.91	NA	254.82	13.95	115.21	13.91	166.79	10.93	0.48	1.86	25.95
CNOB	ConnectOne Bancorp, Inc.	MA	11.29	9.56	1.14	10.19	1.18	10.59	0.55	175.93	11.03	111.72	11.84	136.43	10.60	0.78	2.32	24.59
CFR	Cullen/Frost Bankers, Inc.	SW	8.58	NA	1.30	15.14	1.30	15.07	NA	251.70	15.90	233.56	19.46	286.17	15.89	4.12	2.45	38.37
CUBI	Customers Bancorp, Inc.	MA	8.32	8.30	1.18	13.81	1.18	13.79	0.32	292.93	10.20	128.08	10.65	128.29	10.22	NA	NA	NM
CVBF	CVB Financial Corp.	WE	14.96	9.78	1.24	8.33	1.46	9.78	0.08	761.09	15.93	128.45	19.22	208.59	13.78	0.80	3.46	55.17
DCOM	Dime Commercial Bancshares, Inc.	MA	10.11	9.15	0.87	8.64	NA	NA	0.46	153.08	15.07	131.29	12.35	147.98	NA	1.00	2.40	36.10
EBMT	Eagle Bancorp Montana, Inc.	WE	9.29	7.66	0.76	8.39	0.78	8.58	0.14	595.74	11.68	96.12	8.93	118.68	11.43	0.59	2.48	28.55
EGBN	Eagle Bancorp, Inc.	MA	11.91	NA	-0.43	-4.18	-0.24	-2.39	1.17	109.01	NM	75.16	8.95	75.51	NM	0.04	0.14	NM
EFSI	Eagle Financial Services, Inc.	SE	10.50	10.50	0.98	9.92	0.81	8.25	0.89	113.38	11.68	112.78	11.84	112.78	14.02	1.24	3.07	35.84
EWBC	East West Bancorp, Inc.	WE	10.91	10.42	1.79	16.38	1.78	16.26	0.29	378.65	12.83	197.68	21.56	208.16	12.92	3.20	2.40	28.85
EBC	Eastern Bankshares, Inc.	NE	13.75	10.06	1.30	9.09	1.60	11.18	0.35	297.44	13.29	125.00	17.19	178.13	10.85	0.60	2.57	31.82
ECBK	ECB Bancorp, Inc.	NE	10.76	10.76	0.72	6.58	0.72	6.58	NA	NA	15.04	100.22	10.79	100.22	15.04	NA	NA	NM
EFSC	Enterprise Financial Services Corp	MW	11.73	9.47	1.12	9.38	0.99	8.30	0.92	183.31	13.38	123.94	14.08	159.11	15.15	1.40	2.08	26.64
EQBK	Equity Bancshares, Inc.	MW	10.71	9.07	0.53	4.61	1.38	12.01	0.82	106.47	30.86	128.14	13.72	154.06	11.12	0.72	1.40	43.11
ESQ	Esquire Financial Holdings, Inc.	MA	12.50	12.50	2.28	18.33	NA	NA	NA	NA	21.50	359.12	44.89	359.12	NA	0.80	0.61	12.79

RP Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of August 4, 2026

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/ Assets(1)	Tang Equity/ Assets(1)	Reported Earnings		Core Earnings		NPAs/ Assets	Rsvs/ NPLs	Price/ Earnings	Price/ Book	Price/ Assets	Price/ Tang Book	Price/ Core Earnings	Div/ Share	Dividend Yield	Payout Ratio (7)
					ROA(5)	ROE(5)	ROA(5)	ROE(5)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
FNB	F.N.B. Corporation	MA	13.41	NA	1.21	8.98	1.23	9.14	0.22	406.36	11.54	100.20	13.44	160.83	11.34	0.52	2.68	29.76
FMAO	Farmers & Merchants Bancorp, Inc.	MW	10.99	8.64	1.17	10.78	1.21	11.17	0.21	378.45	11.95	124.54	13.68	162.42	11.52	0.92	2.65	31.53
FMNB	Farmers National Banc Corp.	MW	10.98	6.98	1.14	11.72	1.33	13.69	NA	NA	10.88	120.82	13.26	198.58	9.25	0.68	4.25	46.26
FBLA	FB Bancorp, Inc.	SW	23.16	23.16	-0.02	-0.09	0.19	0.78	1.38	49.38	NM	89.79	20.79	89.79	122.53	NA	NA	NM
FBK	FB Financial Corporation	SE	11.53	9.49	1.21	9.97	NA	NA	0.70	178.67	16.64	160.13	18.46	198.97	NA	0.84	1.35	21.98
FDBC	Fidelity D & D Bancorp, Inc.	MA	8.51	7.89	1.10	12.93	1.14	13.33	NA	NA	10.35	124.83	10.63	135.62	10.05	1.72	3.16	32.76
FDSB	Fifth District Bancorp, Inc.	SW	24.14	24.14	0.82	3.38	0.31	1.27	0.02	NM	20.43	72.69	17.55	72.69	53.02	NA	NA	NM
FITB	Fifth Third Bancorp	MW	11.47	8.02	0.95	8.76	NA	NA	NA	NA	19.72	162.44	17.58	249.42	NA	1.60	2.77	54.61
FISI	Financial Institutions, Inc.	MA	10.16	9.30	1.33	13.14	1.31	13.00	NA	NA	10.60	134.39	13.32	148.67	10.71	1.28	3.00	31.27
FINW	FinWise Bancorp	SW	21.53	NA	1.50	7.14	NA	NA	NA	NA	14.68	96.86	20.85	100.16	NA	NA	NA	NM
FBNC	First Bancorp	SE	13.16	9.75	1.04	8.09	1.49	11.55	0.34	282.04	20.36	158.00	20.80	221.77	14.26	0.96	1.46	22.05
FBP	First BanCorp.	MA	10.27	10.08	1.95	19.13	NA	NA	0.59	259.12	12.32	225.59	23.18	230.45	NA	0.80	2.74	32.91
FRBA	First Bank	MA	11.09	9.98	1.06	9.61	NA	NA	NA	NA	11.06	102.05	11.32	114.84	NA	0.36	1.93	19.53
BUSE	First Busey Corporation	MW	13.10	10.79	1.27	9.46	1.48	11.04	NA	NA	13.05	121.18	14.61	154.84	11.05	1.04	3.29	42.56
FCAP	First Capital, Inc.	MW	NA	NA	1.47	13.66	1.45	13.44	0.38	217.76	11.72	157.05	NA	164.78	11.90	1.24	1.91	22.42
FCBM	First Carolina Financial Services, Inc.	SE	12.66	10.85	0.40	3.98	0.47	4.59	0.65	99.07	22.66	91.43	11.58	108.85	19.65	NA	NA	NM
FCNC.A	First Citizens BancShares, Inc.	SE	9.25	9.05	1.01	10.56	1.04	10.90	NA	NA	12.04	127.39	10.91	130.74	11.66	8.40	0.37	4.49
FCF	First Commonwealth Financial Corporation	MA	12.85	9.91	1.38	10.85	1.40	11.06	0.51	218.46	13.47	141.42	18.18	189.54	13.21	0.56	2.55	33.74
FCBC	First Community Bankshares, Inc.	SE	14.94	10.90	1.75	11.39	1.68	10.92	0.47	194.18	15.44	171.67	25.65	246.51	16.08	1.32	2.70	71.29
FCCO	First Community Corporation	SE	9.61	8.37	1.05	12.14	NA	NA	0.02	NM	12.81	141.50	13.60	164.67	NA	0.68	1.98	24.25
FFBC	First Financial Bancorp.	MW	13.31	NA	1.36	10.21	1.57	11.75	0.43	197.51	12.20	121.28	16.15	210.90	10.61	1.04	3.01	35.69
FFIN	First Financial Bankshares, Inc.	SW	13.05	11.23	1.79	14.29	1.79	14.29	0.43	177.59	19.00	255.00	33.27	302.51	19.00	0.88	2.48	43.85
THFF	First Financial Corporation	MW	10.94	9.22	1.46	13.20	1.61	14.58	0.41	211.93	11.60	145.69	15.94	176.22	10.50	2.24	2.71	30.67
FGBI	First Guaranty Bancshares, Inc.	SW	5.84	5.79	-0.92	-15.52	-0.64	-10.94	NA	NA	NM	82.15	4.13	83.01	NM	0.04	0.41	NM
FHB	First Hawaiian, Inc.	WE	11.95	8.08	1.19	10.31	1.18	10.23	0.17	425.45	12.28	121.64	14.54	187.79	12.38	1.04	3.68	45.22
FHN	First Horizon Corporation	SE	11.21	9.49	1.29	11.57	1.29	11.96	NA	NA	12.48	145.73	14.82	179.57	12.47	0.68	2.61	31.58
INBK	First Internet Bancorp	MW	6.54	NA	-0.55	-8.39	-0.02	-0.33	NA	201.12	NM	69.43	4.54	73.96	NM	0.24	0.83	NM
FIBK	First Interstate BancSystem, Inc.	WE	12.84	8.69	1.21	9.45	1.03	7.98	0.63	115.03	11.82	110.43	14.17	170.89	13.99	1.88	4.90	57.85
FRME	First Merchants Corporation	MW	12.63	9.11	0.94	7.31	1.17	9.16	0.56	204.41	13.95	101.31	12.70	146.74	11.20	1.48	3.40	46.47
FMBH	First Mid Bancshares, Inc.	MW	11.96	NA	1.21	10.16	1.32	11.09	NA	NA	13.02	126.70	15.16	173.81	11.24	1.04	1.98	25.06
FXNC	First National Corporation	SE	9.33	8.65	1.06	11.70	1.08	11.96	0.23	315.45	13.29	148.96	13.89	161.82	13.00	0.68	2.13	27.71
FNRN	First Northern Community Bancorp	WE	11.27	11.10	1.18	10.86	NA	NA	NA	NA	13.39	138.69	15.63	141.19	NA	NA	NA	NM
FNWB	First Northwest Bancorp	WE	7.45	7.40	0.07	0.96	0.08	1.06	1.05	78.68	70.56	67.78	5.05	68.24	61.00	0.00	0.00	NM
FUNC	First United Corporation	MA	10.20	9.71	1.21	12.26	1.31	13.21	0.35	456.16	11.58	135.84	13.86	143.46	10.76	1.04	2.33	26.94
FUSB	First US Bancshares, Inc.	SE	9.09	8.49	0.68	7.43	NA	NA	0.17	840.96	12.24	85.59	7.78	92.16	NA	0.28	1.73	21.21
MYFW	First Western Financial, Inc.	SW	8.67	7.77	0.59	6.93	0.60	7.10	0.50	126.01	17.37	112.41	9.74	126.54	16.94	NA	NA	NM
FSBC	Five Star Bancorp	WE	8.81	8.81	1.50	16.19	NA	NA	NA	NA	13.90	212.23	18.70	212.23	NA	1.00	2.13	28.11
FLG	Flagstar Bank, National Association	MA	9.28	8.93	0.05	0.59	0.20	2.23	3.21	30.98	NM	77.87	6.82	81.42	40.88	0.04	0.28	133.33
FRBT	Forbright, Inc.	MA	11.37	10.99	NA	9.43	NA	NA	1.09	NA	15.89	99.58	11.32	103.43	NA	NA	NA	NM
FRAF	Franklin Financial Services Corporation	MA	7.87	7.52	1.08	14.32	1.07	14.14	NA	NA	11.62	155.91	12.27	163.95	11.76	1.36	2.13	24.41
FSBW	FS Bancorp, Inc.	WE	10.03	9.67	1.05	10.67	1.11	11.35	NA	NA	9.91	100.06	10.04	104.19	9.30	1.16	2.70	26.50
FULT	Fulton Financial Corporation	MA	11.04	9.38	1.22	11.20	1.33	12.19	0.44	261.22	11.90	131.48	13.86	159.35	10.93	0.76	3.05	35.89
FVCB	FVCBankcorp, Inc.	SE	11.21	10.94	1.16	10.12	NA	NA	0.47	172.69	13.40	129.33	14.50	132.97	NA	0.28	1.47	18.31
GBFH	GBank Financial Holdings Inc.	WE	12.07	12.07	1.38	11.13	1.43	11.55	1.33	93.16	16.76	179.61	21.68	179.61	16.16	NA	NA	NM
GABC	German American Bancorp, Inc.	MW	14.35	10.05	1.68	12.36	1.77	13.02	0.32	295.70	13.51	158.77	22.79	238.30	12.83	1.24	2.42	32.19
GBCI	Glacier Bancorp, Inc.	WE	13.65	9.42	1.00	7.64	1.11	8.51	NA	NA	20.88	153.81	20.99	233.66	18.73	1.32	2.59	54.10
GSBC	Great Southern Bancorp, Inc.	MW	11.62	11.47	1.19	10.53	1.23	10.85	NA	NA	13.62	139.14	16.16	141.22	13.22	1.72	2.10	28.57
HWC	Hancock Whitney Corporation	SE	12.23	9.78	1.21	9.68	1.45	11.62	0.35	274.99	15.40	142.18	17.38	182.81	12.80	2.00	2.55	38.24
HAFC	Hanmi Financial Corporation	WE	10.16	NA	1.14	10.70	1.13	10.54	0.12	709.65	10.90	118.10	12.00	122.16	11.07	1.12	3.46	37.37
HNVR	Hanover Bancorp, Inc.	MA	8.68	7.91	0.42	4.66	0.49	5.51	NA	89.93	21.35	96.78	8.21	107.27	17.76	0.40	1.47	31.50
HAPN	Happen, Inc.	WE	12.49	11.40	1.71	13.15	1.73	13.31	NA	713.92	12.58	153.73	19.20	170.58	12.43	NA	NA	NM
HWBK	Hawthorn Bancshares, Inc.	MW	10.31	10.31	1.37	14.78	1.35	14.60	NA	NA	10.80	149.58	15.42	149.58	10.94	0.84	2.12	22.62
HBT	HBT Financial, Inc.	MW	11.37	9.69	1.38	11.84	1.68	14.40	0.11	906.92	15.51	171.81	19.53	205.32	12.72	1.00	2.77	39.48
HFWA	Heritage Financial Corporation	WE	13.16	9.67	1.03	7.86	1.23	9.41	NA	NA	14.54	112.54	14.81	159.42	12.30	1.00	3.28	46.19
HTH	Hilltop Holdings Inc.	SW	13.48	11.98	1.08	7.62	NA	NA	0.39	154.84	14.81	107.77	14.35	123.61	NA	0.88	2.20	29.63
HIFS	Hingham Institution for Savings	NE	11.14	11.14	1.47	13.83	0.89	8.41	NA	NA	10.12	131.67	14.66	131.67	16.65	2.52	0.83	10.73
HBCP	Home Bancorp, Inc.	SW	12.58	10.51	1.33	10.75	1.35	10.92	1.09	128.80	12.13	125.82	15.83	154.22	11.93	1.28	1.77	20.90
HOMB	Home BancShares, Inc.	SE	18.40	13.22	2.06	11.13	2.12	11.43	0.92	179.24	12.98	138.46	25.48	204.98	12.64	0.92	2.93	35.54
HFBL	Home Federal Bancorp, Inc. of Louisiana	SW	9.13	8.61	0.99	10.72	1.02	11.05	NA	NA	11.39	119.09	10.88	127.02	11.05	0.60	2.61	27.48
HTB	HomeTrust Bancshares, Inc.	SE	13.53	12.77	1.48	10.88	1.53	11.20	0.70	147.15	13.61	144.41	19.53	154.24	13.20	0.60	1.16	14.70
HOPE	Hope Bancorp, Inc.	WE	12.09	NA	0.69	5.61	NA	NA	0.59	136.83	14.36	79.90	9.66	104.73	NA	0.56	3.90	56.00
HBNC	Horizon Bancorp, Inc.	MW	11.05	8.81	-2.14	-20.32	1.64	15.54	0.62	160.74	NM	146.34	16.17	188.05	9.42	0.64	3.08	NM
HYNE	Hoyne Bancorp, Inc.	MW	33.75	33.74	0.06	0.24	0.41	1.64	0.28	459.54	NA	81.98	27.67	82.03	NA	NA	NA	NA
HBAN	Huntington Bancshares Incorporated	MW	11.50	8.12	0.99	8.95	1.19	10.76	NA	NA	13.61	119.28	12.62	184.05	11.36	0.62	3.53	48.06
INDB	Independent Bank Corp.	NE	14.06	9.69	1.09	7.61	NA	NA	NA	NA	15.48	116.25	16.35	177.39	NA	2.56	2.99	44.40
IBCP	Independent Bank Corporation	MW	9.33	8.86	1.31	14.32	1.34	14.63	0.59	200.24	11.18	149.91	13.99	158.64	10.94	1.12	2.91	31.98
IBOC	International Bancshares Corporation	SW	19.62	18.25	2.53	13.36	2.53	13.37	1.06	100.26	11.38	144.20	28.20	157.75	11.42	1.46	1.91	21.79
ISTR	Investar Holding Corporation	SW	10.88	9.19	1.00	9.41	1.10	10.38	NA	NA	12.57	107.98	10.99	132.33	11.21	0.48	1.57	18.52
ISBA	Isabella Bank Corporation	MW	11.20	9.23	0.90	8.59	0.92	8.80	0.38	185.87	14.93	124.54	13.95	154.54	14.57	1.12	2.76	41.18
JMSB	John Marshall Bancorp, Inc.	SE	11.40	11.40	1.05	9.19	NA	NA	0.00	NM	13.76	122.73	13.99	122.73	NA	0.40	1.68	16.18
JPM	JPMorgan Chase & Co.	MA	7.47	6.44	1.39	18.05	1.29	16.81	0.20	279.28	15.32	268.80	19.03	318.47	16.43	6.00	1.68	25.71
KRNY	Kearny Financial Corp.	MA	9.98	NA	0.48	4.80	0.48	4.78	0.70	94.99	17.09	82.25	8.21	97.25	17.16	0.44	4.52	77.19
KEY	KeyCorp	MW	10.35	9.04	1.08	10.10	1.08	10.06	0.43	178.62	13.43	143.16	13.12	170.28	13.49	0.82	3.55	47.67
LSBK	Lake Shore Bancorp, Inc.	MA	19.65	19.65	1.15	6.03	NA	NA	NA	NA	15.19	93.27	18.33	93.27	NA	0.36	2.10	31.86
LKFN	Lakeland Financial Corporation	MW	10.68	10.62	1.58	14.77	1.58	14.79	0.28	353.95	14.59	204.55	21.84	205.88	14.63	2.08	3.27	47.25
LARK	Landmark Bancorp, Inc.	MW	10.39	8.44	1.25	12.69	1.31	13.23	0.81	96.98	9.49	114.18	11.86	143.51	9.11	0.84	2.69	25.23
LCNB	LCNB Corp.	MW	12.62	8.64	1.09	8.96	NA	NA	0.26	236.58	11.80	103.67	13.08	158.26	NA	0.88	4.31	50.87
LOB	Live Oak Bancshares, Inc.	SE	8.21	NA	0.94	11.07	0.80	9.49	NA	155.56	15.36	165.98	12.67	NA	18.15	0.12	0.28	4.23
MTB	M&T Bank Corporation	MA	12.75	9.22	1.42	10.63	1.40	10.50	0.53	192.57	13.36	143.76	16.92	215.76	13.52	6.00	2.37	31.68
MGYR	Magyar Bancorp, Inc.	MA	12.08	NA	1.13	9.69	NA	NA	0.03	NM	10.19	97.20	11.74	99.74	NA	0.40	2.10	20.32
MNSB	MainStreet Bancshares, Inc.	SE	9.56	9.56	0.80	8.02	0.80	7.97	2.77	31.50	11.51	89.29	7.54	89.29	11.60	0.40	1.70	19.61
MBBC	Marathon Bancorp, Inc.	MW	19.09	19.09	0.45	2.84	0.45	2.84	0.48	899.47	34.88	92.85	17.72	92.85	34.88	NA	NA	NM
MCHB	Mechanics Bancorp	WE	12.67	8.62	1.27	9.82	1.11	8.55	0.25	314.27	14.03	143.61	18.20	220.90	16.12	2.80	16.78	110.08
MBWM	Mercantile Bank Corporation	MW	11.07	9.87	1.45	13.65	1.52	14.33	0.09	955.39	10.90	141.77	15.70	161.19	10.40	1.60	2.58	27.46
MBIN	Merchants Bancorp	MW	11.28	11.24	1.37	11.68	1.37	11.68	1.31	36.88	11.16	138.62	12.35	139.23	11.16	0.44	0.79	8.43
MRBK	Meridian Corporation	MA	7.90	NA	0.84	11.07	NA	NA	NA	NA	10.78	115.23	9.10	121.99	NA	0.56	2.82	29.62
MCBS	MetroCity Bankshares, Inc.	SE	12.56	11.00	1.90	16.74	NA	NA	0.41	148.08	12.49	182.26	22.90	211.81	NA	1.16	3.23	37.50
MCB	Metropolitan Bank Holding Corp.	MA	10.93	10.83	1.02	10.63	1.03	10.74	NA	92.60	11.93	120.62	13.18	121.84	11.83	1.40	1.49	12.03
MPB	Mid Penn Bancorp, Inc.	MA	12.77	10.38	1.05	8.20	1.19	9.30	0.52	146.52	13.54	107.61	13.74	136.00	11.96	0.92	2.40	33.22
MSBI	Midland States Bancorp, Inc.	MW	8.50	NA	0.65	7.51	0.98	11.37	0.86	108.81	22.13	155.87	10.86	166.36	13.47	1.32	3.71	103.21

RP Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of August 4, 2026

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/ Assets(1)	Tang Equity/ Assets(1)	Reported Earnings		Core Earnings		NPAs/ Assets	Rsvs/ NPLs	Price/ Earnings	Price/ Book	Price/ Assets	Price/ Tang Book	Price/ Core Earnings	Div/ Share	Dividend Yield	Payout Ratio (7)
					ROA(5)	ROE(5)	ROA(5)	ROE(5)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
MVBF	MVB Financial Corp.	SE	9.72	NA	1.15	11.83	-0.05	-0.55	NA	NA	10.46	116.30	11.30	119.43	NM	0.68	2.20	22.97
NBHC	National Bank Holdings Corporation	SW	13.26	9.52	0.89	6.45	NA	NA	0.27	365.97	18.26	115.99	15.38	168.49	NA	1.28	2.94	65.97
NKSH	National Bankshares, Inc.	SE	10.49	9.90	1.12	11.15	1.14	11.32	NA	NM	12.94	136.33	14.30	145.43	12.75	1.50	3.65	48.11
NBBK	NB Bancorp, Inc.	NE	11.31	10.88	0.92	7.31	1.17	9.29	NA	296.78	15.44	121.36	13.72	126.78	12.24	0.28	1.20	18.54
NBTB	NBT Bancorp Inc.	MA	11.99	9.16	1.33	11.39	1.40	11.97	0.39	223.38	13.15	143.72	17.23	194.08	12.52	1.60	2.98	36.92
NEWT	NewtekOne, Inc.	SE	14.02	13.58	2.69	17.94	-0.14	-0.94	5.93	29.54	6.78	124.60	15.65	129.91	NM	0.76	4.94	25.11
NIC	Nicolet Bankshares, Inc.	MW	14.74	9.03	1.34	9.51	NA	NA	0.37	248.85	19.88	163.67	24.12	284.81	NA	1.44	0.82	19.07
NBN	Northeast Bank	NE	11.55	NA	2.31	19.74	2.31	19.74	0.67	231.71	10.62	191.72	22.15	204.01	10.62	0.04	0.03	0.31
NECB	Northeast Community Bancorp, Inc.	MA	17.14	17.14	2.10	12.00	2.10	12.01	0.00	NM	8.66	102.60	17.59	102.60	8.65	1.00	3.70	33.65
NTRS	Northern Trust Corporation	MW	7.47	7.08	1.41	17.46	1.22	15.12	0.04	236.19	15.66	266.63	18.71	284.05	18.18	3.52	1.93	28.15
NPB	Northpointe Bancshares, Inc.	MW	8.12	8.11	1.28	14.68	NA	NA	0.77	17.19	7.55	102.80	8.04	103.02	NA	0.10	0.57	4.33
NRIM	Northrim BanCorp, Inc.	WE	10.18	8.76	2.08	20.97	1.79	17.97	0.67	116.73	8.91	173.29	17.64	204.49	10.39	0.64	2.36	21.05
NWBI	Northwest Bancshares, Inc.	MW	11.20	8.65	0.93	8.17	1.14	10.05	0.53	163.46	15.54	121.60	13.62	161.97	12.74	0.80	5.00	77.67
NWFL	Norwood Financial Corp.	MA	9.96	8.72	1.09	11.04	1.27	12.91	NA	NA	11.71	128.12	12.76	148.37	10.07	1.28	3.76	43.64
OVLY	Oak Valley Bancorp	WE	10.84	10.70	1.18	11.57	NA	NA	NA	NA	11.92	130.29	14.13	132.31	NA	0.75	2.23	26.60
OCFC	OceanFirst Financial Corp.	MA	10.36	7.91	0.32	2.77	NA	NA	NA	NA	23.31	80.86	8.38	108.88	NA	0.80	4.04	94.12
OFG	OFG Bancorp	MA	11.58	10.90	1.80	15.84	NA	NA	NA	NA	10.51	160.41	18.57	171.64	NA	1.40	2.62	26.57
OVBC	Ohio Valley Banc Corp.	MW	10.44	10.04	0.89	8.44	NA	NA	NA	NA	14.25	116.53	12.16	121.67	NA	1.00	2.33	31.89
ONB	Old National Bancorp	MW	11.57	8.02	1.23	10.55	1.47	12.59	0.63	125.73	12.07	124.53	14.05	189.60	10.08	0.58	2.14	25.33
OSBC	Old Second Bancorp, Inc.	MW	13.14	11.19	1.34	10.44	1.56	12.16	0.80	130.95	14.82	145.51	19.12	174.63	12.76	0.28	1.09	16.09
OPBK	OP Bancorp	WE	8.70	NA	1.10	12.78	NA	NA	0.60	171.63	8.17	98.58	8.57	NA	NA	0.56	3.55	26.94
OPHC	OptimumBank Holdings, Inc.	SE	9.59	9.59	1.76	16.73	1.76	16.73	NA	NA	10.34	159.39	15.29	159.39	10.34	NA	NA	NM
OBT	Orange County Bancorp, Inc.	MA	10.95	10.77	1.79	16.84	1.87	17.61	0.67	139.81	10.93	169.66	18.58	172.90	10.45	0.72	1.86	18.87
OBK	Origin Bancorp, Inc.	SW	12.47	11.09	1.00	7.97	1.00	7.92	0.77	125.05	17.18	132.40	16.50	151.17	17.26	1.00	1.82	25.00
ORRF	Orrstown Financial Services, Inc.	MA	11.08	9.41	1.57	14.77	1.66	15.66	0.44	196.34	9.74	137.20	15.20	164.55	9.19	1.20	2.77	26.29
PRK	Park National Corporation	MW	13.64	11.54	1.69	12.75	1.98	14.88	0.80	136.23	18.81	219.82	29.94	266.23	16.21	4.40	2.09	50.31
PKBK	Parke Bancorp, Inc.	MA	15.03	15.03	2.09	14.01	NA	NA	0.53	639.41	8.91	119.75	NA	119.75	NA	0.80	2.34	19.27
PBHC	Pathfinder Bancorp, Inc.	MA	8.43	7.80	0.01	0.11	0.04	0.47	2.40	75.39	NM	79.95	6.74	86.93	157.64	0.40	2.50	NM
CASH	Pathward Financial, Inc.	MW	11.64	7.75	2.31	21.14	NA	NA	NA	42.99	11.22	221.13	25.73	346.60	NA	0.20	0.22	2.51
PNBK	Patriot National Bancorp, Inc.	NE	7.67	7.61	-1.14	-14.28	-1.13	-14.09	1.94	34.01	NM	146.67	11.24	147.78	NM	0.00	0.00	NM
PCB	PCB Bancorp	WE	11.54	NA	1.25	10.71	1.25	10.72	0.25	398.37	9.73	119.73	11.66	122.51	9.73	0.88	3.13	29.76
PGC	Peapack-Gladstone Financial Corporation	MA	8.98	8.48	0.69	7.84	0.70	7.93	0.86	101.67	16.21	120.63	10.42	128.77	16.03	0.20	0.43	6.94
PEBO	Peoples Bancorp Inc.	MW	12.96	9.26	1.23	9.84	NA	NA	0.35	235.95	12.61	121.35	15.73	177.03	NA	1.68	4.02	50.15
PEBK	Peoples Bancorp of North Carolina, Inc.	SE	9.14	9.14	1.16	13.14	1.05	11.90	0.29	204.42	11.95	147.25	13.46	147.25	13.20	0.84	1.93	27.20
PFIS	Peoples Financial Services Corp.	MA	9.86	8.16	1.10	10.87	1.22	12.04	NA	309.59	12.74	134.38	13.24	165.42	11.51	2.50	3.47	44.12
PNFP	Pinnacle Financial Partners, Inc.	SE	11.49	8.27	0.92	7.64	1.33	11.03	0.34	230.36	14.98	117.29	12.84	173.01	11.18	2.00	1.83	23.90
PLBC	Plumas Bancorp	WE	11.95	10.61	1.60	13.95	NA	NA	NA	NA	11.95	155.41	18.57	177.73	NA	1.32	2.17	25.39
PDLB	Ponce Financial Group, Inc.	MA	16.05	16.05	1.04	6.22	1.02	6.09	NA	102.75	14.76	148.74	15.28	148.74	15.07	NA	NA	NM
BPOP	Popular, Inc.	MA	8.15	7.21	1.27	13.32	1.21	12.67	0.69	157.87	11.88	175.13	14.22	199.89	12.48	3.00	1.71	20.27
PFBC	Preferred Bank	WE	10.26	10.26	1.79	17.29	1.79	17.27	NA	NA	9.77	159.72	16.40	159.80	9.79	3.20	2.99	28.79
FRST	Primis Financial Corp.	SE	9.96	7.99	1.32	12.96	0.51	5.01	NA	NA	7.59	93.75	9.34	119.50	19.56	0.40	2.44	18.52
BPRN	Princeton Bancorp, Inc.	MA	12.44	11.78	1.15	9.58	NA	NA	NA	NA	11.12	102.82	12.79	109.37	NA	1.40	3.31	36.84
PBAM	Private Bancorp of America, Inc.	WE	10.54	NA	1.73	16.79	1.73	16.79	1.50	113.27	11.12	171.76	18.11	179.84	11.12	NA	NA	NM
PB	Prosperity Bancshares, Inc.	SW	18.93	10.96	1.39	7.08	1.49	7.57	NA	NA	12.98	90.75	17.18	172.25	12.15	2.40	3.20	41.59
PROV	Provident Financial Holdings, Inc.	WE	10.45	10.45	0.55	5.17	NA	NA	0.04	NM	17.42	89.03	9.30	89.03	NA	0.56	3.12	54.37
PFS	Provident Financial Services, Inc.	MA	11.33	8.60	1.26	11.05	1.26	11.10	0.54	134.90	10.53	113.42	12.85	153.93	9.83	0.96	3.80	40.00
QCRH	QCR Holdings, Inc.	MW	12.08	10.71	1.49	12.69	1.52	13.02	0.41	222.76	12.42	149.54	18.06	171.24	12.11	0.40	0.38	3.78
RBB	RBB Bancorp	WE	12.52	NA	1.00	7.98	NA	NA	1.02	183.76	11.03	85.10	10.65	100.16	NA	0.64	2.39	26.34
RRBI	Red River Bancshares, Inc.	SW	11.61	11.57	1.40	12.64	1.39	12.59	NA	NA	14.67	174.53	20.27	175.23	14.73	1.00	0.98	9.35
RF	Regions Financial Corporation	SE	11.72	8.40	1.40	11.80	1.44	12.18	0.43	222.57	13.04	155.99	17.05	234.70	12.66	1.20	3.76	44.69
RNST	Renasant Corporation	SE	14.34	9.10	1.18	8.17	1.36	9.43	0.75	158.78	13.26	104.59	14.99	174.85	11.49	0.96	2.17	27.54
RBCA.A	Republic Bancorp, Inc.	MW	16.38	15.88	1.81	11.45	NA	NA	0.45	286.40	15.36	170.72	27.97	177.13	NA	1.98	1.97	29.56
RBKB	Rhinebeck Bancorp, Inc.	MA	9.50	9.35	0.76	7.27	0.76	7.29	NA	NA	13.31	95.95	9.11	97.57	13.27	NA	NA	NM
RMBI	Richmond Mutual Bancorporation, Inc.	MW	9.55	9.55	0.79	8.42	0.94	10.06	NA	84.87	13.02	111.66	10.67	111.66	10.92	0.60	3.81	49.59
RVSB	Riverview Bancorp, Inc.	WE	9.87	8.18	-0.26	-2.42	0.35	3.23	NA	NA	NM	75.92	7.50	93.36	22.03	0.08	1.46	NM
STBA	S&T Bancorp, Inc.	MA	14.12	10.75	1.43	9.68	1.44	9.71	NA	NA	14.01	132.34	18.68	180.63	13.97	1.48	2.81	28.99
SBFG	SB Financial Group, Inc.	MW	9.06	7.41	1.08	11.91	1.09	12.04	0.27	470.31	9.84	110.88	10.04	138.03	9.73	0.64	2.44	23.60
SBCF	Seacoast Banking Corporation of Florida	SE	14.39	NA	0.81	5.60	1.29	NA	0.42	210.37	22.54	127.15	NA	226.59	13.87	0.76	2.15	48.41
SFBS	ServisFirst Bancshares, Inc.	SE	10.78	10.72	1.80	17.39	1.82	17.55	0.95	107.15	15.48	251.20	27.08	252.94	15.31	1.52	1.67	25.13
SHBI	Shore Bancshares, Inc.	MA	10.02	8.69	1.08	11.19	NA	NA	1.09	90.62	12.43	133.49	13.37	156.04	NA	0.56	2.28	19.19
BSRR	Sierra Bancorp	WE	9.86	9.19	1.23	12.42	1.23	12.47	0.28	223.82	11.84	143.04	14.11	154.57	11.80	1.08	2.67	30.41
SFNC	Simmons First National Corporation	SE	14.05	8.91	-1.42	-10.18	1.19	8.50	0.71	144.12	NM	100.06	14.06	167.27	11.90	0.86	3.57	NM
SMBK	SmartFinancial, Inc.	SE	9.43	8.01	0.99	10.42	1.03	10.86	0.23	394.39	15.70	157.79	14.88	188.67	15.09	0.36	0.68	10.03
SFBC	Sound Financial Bancorp, Inc.	WE	10.56	10.50	0.75	7.33	0.75	7.33	0.76	104.53	15.21	108.23	11.43	108.98	15.21	0.84	1.77	26.28
SPFI	South Plains Financial, Inc.	SW	11.68	10.47	1.39	12.54	1.44	12.92	NA	NA	12.40	136.11	15.90	153.88	11.98	0.72	1.58	18.53
SFST	Southern First Bancshares, Inc.	SE	9.62	9.62	0.89	10.37	0.90	10.48	0.27	395.42	13.79	134.24	12.92	134.24	13.64	NA	NA	NM
SMBC	Southern Missouri Bancorp, Inc.	MW	11.28	NA	1.41	12.66	1.46	13.14	0.64	198.56	12.34	147.88	16.69	173.04	11.89	1.08	1.36	15.86
SBSI	Southside Bancshares, Inc.	SW	10.07	7.95	0.89	8.96	1.19	11.97	0.11	473.47	12.92	110.84	11.16	143.72	9.73	1.44	4.39	56.69
SSB	SouthState Bank Corporation	SE	13.25	8.70	1.42	10.56	1.56	11.53	0.41	216.79	11.51	116.21	15.40	186.36	10.54	2.64	2.41	25.87
SRBK	SR Bancorp, Inc.	MA	15.28	13.43	0.30	1.75	0.38	2.24	0.00	NM	44.75	85.94	13.13	99.98	35.02	0.24	1.22	47.73
STT	State Street Corporation	NE	6.76	4.72	0.99	12.42	1.11	14.00	NA	54.95	16.33	205.93	12.27	322.31	14.37	3.68	1.99	30.34
SYBT	Stock Yards Bancorp, Inc.	MW	12.02	9.66	1.58	13.75	1.63	14.19	0.19	559.20	17.02	212.95	25.60	272.12	16.50	1.28	1.50	25.50
SSBI	Summit State Bank	WE	10.56	NA	0.22	2.20	0.23	2.21	NA	NA	38.24	86.79	9.17	88.05	38.10	0.00	0.00	NM
TCBI	Texas Capital Bancshares, Inc.	SW	10.76	10.75	1.13	9.92	1.14	10.05	NA	NA	13.20	131.82	13.13	131.88	13.02	0.80	0.79	5.20
TCBS	Texas Community Bancshares, Inc.	SW	12.60	12.60	0.70	6.27	0.69	6.24	2.60	176.35	15.96	92.57	11.66	92.57	16.04	0.24	1.38	21.10
TBBK	The Bancorp, Inc.	MA	7.65	7.65	2.52	31.47	NA	NA	1.46	87.88	13.54	419.23	32.09	419.62	NA	NA	NA	NM
BNY	The Bank of New York Mellon Corporation	MA	8.62	5.09	1.40	14.18	1.40	14.36	0.01	716.13	18.26	266.61	20.48	522.12	18.21	2.52	1.61	25.84
FNLC	The First Bancorp, Inc.	NE	9.11	8.23	1.19	13.36	1.19	13.36	NA	NA	10.58	137.29	12.51	153.40	10.58	1.52	4.26	44.21
PNC	The PNC Financial Services Group, Inc.	MA	10.40	8.29	1.30	12.60	1.27	12.34	0.35	229.50	13.99	174.64	16.64	230.89	14.16	8.00	3.15	39.08
TCBX	Third Coast Bancshares, Inc.	SW	9.96	NA	1.29	12.87	1.35	13.51	0.73	248.60	11.00	121.42	11.01	138.03	10.39	NA	NA	NM
TSBK	Timberland Bancorp, Inc.	WE	13.26	12.61	1.56	11.85	NA	NA	0.43	224.98	11.30	128.17	16.99	135.78	NA	1.20	2.66	29.07
TMP	Tompkins Financial Corporation	MA	10.91	10.16	2.07	19.74	1.09	10.39	0.60	111.55	8.32	152.13	16.59	164.62	15.79	2.80	2.76	22.03
TOWN	TowneBank	SE	13.27	9.65	1.55	12.12	1.26	9.93	0.21	616.46	10.64	119.24	15.79	170.92	12.58	1.12	2.90	49.31
TFIN	Triumph Financial, Inc.	SW	13.01	8.07	0.58	4.09	0.65	4.56	1.28	38.65	53.94	207.73	25.92	366.80	47.57	NA	NA	NM
TFC	Truist Financial Corporation	SE	11.53	8.52	1.07	9.02	1.14	9.62	NA	NA	12.08	109.62	11.68	159.12	11.30	2.08	3.95	47.71
TRST	TrustCo Bank Corp NY	MA	10.05	10.05	1.01	9.53	1.00	9.44	0.35	248.63	16.04	149.88	15.07	150.00	16.21	1.52	2.63	42.22
TRMK	Trustmark Corporation	SE	11.17	9.59	1.24	11.02	1.24	11.03	0.29	298.42	12.31	131.71	14.71	156.07	12.30	1.00	2.06	25.13
USB	U.S. Bancorp	MW	9.35	7.43	1.19	12.52	1.25	13.25	0.19	586.72	12.82	165.07	13.92	219.61	12.16	2.08	3.24	41.52
UMBF	UMB Financial Corporation	MW	11.11	8.22	1.35	12.22	1.53	13.82	0.18	342.97	12.35	145.61	15.65	206.36	10.88	2.00	1.35	14.90
UNB	Union Bankshares, Inc.	NE	5.80	5.67	0.76	15.16	NA	NA	NA	NA	9.04	128.56	7.46	131.80	NA	1.44	6.13	55.38

RP Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of August 4, 2026

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/ Assets(1)	Tang Equity/ Assets(1)	Reported Earnings		Core Earnings		NPAs/ Assets	Rsvs/ NPLs	Price/ Earnings	Price/ Book	Price/ Assets	Price/ Tang Book	Price/ Core Earnings	Div/ Share	Dividend Yield	Payout Ratio (7)
					ROA(5)	ROE(5)	ROA(5)	ROE(5)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
UBCP	United Bancorp, Inc.	MW	8.21	8.14	0.93	11.86	0.87	11.10	0.99	67.99	11.23	127.82	10.49	129.04	12.04	0.78	5.03	68.12
UBSI	United Bankshares, Inc.	SE	16.33	10.92	1.54	9.37	1.52	9.27	0.32	301.61	13.45	122.69	20.03	195.23	13.60	1.52	3.08	41.14
UCB	United Community Banks, Inc.	SE	12.89	NA	1.34	10.35	1.40	10.80	NA	NA	11.89	115.57	14.90	161.10	11.38	1.00	2.77	32.89
UNTY	Unity Bancorp, Inc.	MA	11.64	NA	2.09	16.90	2.03	16.44	NA	NA	10.44	162.15	18.87	169.29	10.73	0.64	1.07	10.78
UVSP	Univest Financial Corporation	MA	11.63	9.68	1.19	10.47	1.19	10.45	0.77	204.95	12.96	129.65	15.08	159.27	12.98	0.92	2.05	26.01
USCB	USCB Financial Holdings, Inc.	SE	7.72	7.72	1.01	12.93	1.23	15.70	0.07	NM	14.82	178.23	13.77	178.23	12.27	0.50	2.22	31.25
VLY	Valley National Bancorp	MA	11.94	NA	1.08	8.92	1.09	8.98	0.71	127.66	12.61	108.82	12.48	149.15	12.53	0.44	2.96	37.29
VABK	Virginia National Bankshares Corporation	SE	11.88	11.34	1.53	13.50	1.35	11.93	NA	387.04	10.42	132.43	15.74	139.58	11.79	1.44	3.03	31.58
WAFD	WaFd, Inc.	WE	10.95	9.50	0.95	8.48	0.96	8.59	0.49	168.40	11.88	102.32	10.21	122.25	11.72	1.08	2.87	34.07
WASH	Washington Trust Bancorp, Inc.	NE	8.45	7.49	0.84	10.19	0.85	10.28	0.61	106.92	13.86	137.54	11.63	156.77	13.73	2.24	5.61	77.78
WSBF	Waterstone Financial, Inc.	MW	15.59	NA	1.35	8.60	1.35	8.60	NA	NA	12.19	107.30	16.72	109.44	12.19	0.68	3.24	37.21
WFC	Wells Fargo & Company	WE	7.99	6.91	1.08	12.54	1.00	11.69	0.35	181.93	12.85	162.39	11.82	193.28	13.87	2.00	2.26	26.89
WSBC	WesBanco, Inc.	SE	14.78	9.20	1.30	8.80	1.41	9.60	0.53	149.10	12.30	104.39	14.71	186.37	11.21	1.52	3.59	43.90
WTBA	West Bancorporation, Inc.	MW	6.97	6.97	0.95	14.68	1.03	15.88	0.00	NM	12.83	173.50	12.10	173.50	11.87	1.04	3.64	45.29
WABC	Westamerica Bancorporation	WE	14.70	12.87	1.84	11.01	1.84	11.03	0.01	NM	13.31	162.90	23.94	190.00	13.28	1.92	3.18	41.41
WAL	Western Alliance Bancorporation	WE	8.24	7.64	1.07	12.80	0.93	11.54	0.70	86.73	9.50	122.00	9.38	133.38	11.02	1.68	1.99	18.92
WNEB	Western New England Bancorp, Inc.	NE	9.09	8.64	0.61	6.81	0.61	6.77	0.28	260.15	16.13	109.40	9.94	115.62	16.23	0.28	2.07	33.33
WTFC	Wintrust Financial Corporation	MW	10.08	9.00	1.29	12.43	1.30	12.52	0.24	247.02	13.09	154.83	14.81	176.89	12.99	2.20	1.35	17.27
WSFS	WSFS Financial Corporation	MA	11.97	NA	1.47	11.76	1.51	12.01	0.36	259.70	13.70	154.70	18.58	242.42	13.02	0.80	0.98	12.37
ZION	Zions Bancorporation, National Association	SW	8.63	7.50	1.31	16.44	1.02	12.89	0.33	226.71	9.14	137.54	11.77	160.42	11.68	1.92	2.68	23.31
MHCs
BSBK	Bogota Financial Corp.	MA	16.22	16.22	0.29	1.84	0.29	1.86	NA	NA	9.14	80.96	13.14	81.01	42.37	NA	NA	NM
CLBK	Columbia Financial, Inc.	MA	9.83	NA	0.53	5.03	0.55	5.24	0.40	165.31	42.86	93.43	9.18	NA	17.71	0.20	1.86	8.77
GCBC	Greene County Bancorp, Inc.	MA	8.73	8.73	1.34	15.90	NA	NA	NA	NA	18.84	212.21	18.52	212.21	NA	0.44	1.27	17.01
KFFB	Kentucky First Federal Bancorp	MW	13.26	13.26	0.38	2.88	0.38	2.88	0.62	95.73	14.37	88.75	11.77	88.75	32.06	0.20	3.67	29.41
PBFS	Pioneer Bancorp, Inc.	MA	13.89	NA	0.77	5.24	NA	NA	NA	NA	32.06	131.04	NA	136.08	NA	NA	NA	NM
TFSL	TFS Financial Corporation	MW	10.83	10.78	0.58	5.28	0.58	5.28	0.23	182.42	24.88	271.51	NA	272.89	51.69	1.13	6.07	313.89
WSBK	Winchester Bancorp, Inc.	NE	11.00	11.00	0.43	3.74	0.46	3.95	NA	NA	51.69	100.19	11.02	100.19	25.09	NA	NA	NM
Under Acquisition
FNWD	Finward Bancorp	MW	8.74	7.68	0.48	5.76	0.55	6.51	0.90	106.92	19.88	109.66	9.58	126.21	17.58	0.48	1.06	21.15
FBIZ	First Business Financial Services, Inc.	MW	8.96	NA	1.32	14.97	1.33	15.01	0.86	98.24	10.96	157.03	13.69	168.23	10.94	1.36	1.89	19.97
FSEA	First Seacoast Bancorp, Inc.	NE	10.63	10.61	-0.13	-1.20	-0.12	-1.16	0.07	831.80	NM	127.53	13.56	127.89	NM	NA	NA	NM
FSUN	FirstSun Capital Bancorp	SW	11.69	10.59	0.44	3.53	NA	NA	NA	NA	20.16	101.10	11.82	112.96	NA	NA	NA	NM
NSTS	NSTS Bancorp, Inc.	MW	29.59	29.59	-0.04	-0.12	-0.04	-0.12	0.10	386.93	NM	90.79	26.86	90.79	NM	NA	NA	NM
TCBK	TriCo Bancshares	WE	13.53	10.76	1.36	10.17	1.38	10.31	NA	NA	14.06	139.49	18.87	180.98	13.88	1.44	2.46	34.53
WBS	Webster Financial Corporation	NE	11.36	7.94	1.21	10.66	1.26	11.11	0.50	168.72	12.67	133.28	14.74	200.87	12.14	1.60	2.05	26.02

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2026 by RP Financial, LC.

EXHIBIT IV-2

Historical Stock Price Indices

Exhibit IV-2

Historical Stock Price Indices(1)

Year/Qtr. Ended		DJIA	S&P 500	NASDAQ Composite	S&P U.S. BMI Banks Index	KBW NASDAQ Regional Bank Index
2015:	Quarter 1	17776.1	2067.9	4900.9	102.0	79.9
	Quarter 2	17619.5	2063.1	4986.9	109.1	87.5
	Quarter 3	16284.7	1920.0	4620.2	100.1	81.2
	Quarter 4	17425.0	2043.9	5007.4	105.4	82.0
2016:	Quarter 1	17685.1	2059.7	4869.9	92.8	77.6
	Quarter 2	17930.0	2098.9	4842.7	93.9	80.0
	Quarter 3	18308.2	2168.3	5312.0	100.7	86.5
	Quarter 4	19762.6	2238.8	5383.1	130.4	111.2
2017:	Quarter 1	20663.2	2362.7	5911.7	131.2	106.7
	Quarter 2	21349.6	2423.4	6140.4	134.9	106.6
	Quarter 3	22405.1	2519.4	6496.0	140.4	109.0
	Quarter 4	24719.2	2673..6	6903.4	151.0	110.9
2018:	Quarter 1	24103.1	2640.9	7063.5	148.9	111.9
	Quarter 2	24271.4	2718.4	7510.3	146.2	113.9
	Quarter 3	26458.3	2914.0	8046.4	149.1	110.7
	Quarter 4	23327.5	2506.9	6635.3	123.4	89.4
2019:	Quarter 1	25928.7	2834.4	7729.3	133.9	97.1
	Quarter 2	26600.0	2941.8	8006.2	142.2	100.2
	Quarter 3	26916.8	2976.7	7999.3	145.3	98.8
	Quarter 4	28538.4	3230.8	8972.6	164.6	107.6
2020:	Quarter 1	21917.2	2584.6	7700.1	97.1	63.6
	Quarter 2	25812.9	3100.3	10058.8	106.3	72.2
	Quarter 3	27781.7	3363.0	11167.5	103.1	64.1
	Quarter 4	30606.5	3756.1	12888.3	138.9	94.6
2021:	Quarter 1	32981.6	3972.9	13246.9	171.3	121.9
	Quarter 2	34502.5	4297.5	14504.0	176.0	119.4
	Quarter 3	33843.9	4307.5	14448.6	182.7	122.5
	Quarter 4	36338.3	4766.2	15645.0	184.0	126.0
2022:	Quarter 1	34678.4	4530.4	14220.5	171.0	122.5
	Quarter 2	30775.4	3785.4	11028.7	141.2	107.1
	Quarter 3	28725.5	3585.6	10575.6	136.7	110.5
	Quarter 4	33147.3	3839.5	10466.5	148.4	114.1
2023:	Quarter 1	33274.2	4109.3	12221.9	128.0	92.9
	Quarter 2	34407.6	4450.4	13787.9	130.4	86.7
	Quarter 3	33507.5	4288.1	13219.3	128.0	87.9
	Quarter 4	37689.5	4769.8	15011.4	156.2	109.5
2024:	Quarter 1	39807.4	5254.4	16379.5	172.2	102.2
	Quarter 2	39118.9	5460.5	17732.6	172.5	98.6
	Quarter 3	42330.2	5762.5	18189.2	182.8	113.2
	Quarter 4	42544.2	5881.6	19310.8	203.1	120.0
2025:	Quarter 1	42001.8	5611.9	17299.3	198.4	112.6
	Quarter 2	44094.8	6205.0	20369.7	222.9	116.5
	Quarter 3	46397.9	6688.5	22660.0	241.0	121.7
	Quarter 4	48063.3	6845.5	23242.0	254.1	124.0
2026:	Quarter 1	46341.5	6528.5	21590.6	237.0	126.4
	Quarter 2	52319.2	7499.4	26213.7	269.5	145.4
As of August 4, 2026		54085.9	7736.5	26585.0	286.7	150.3

(1)	End of period data.

Sources: S&P Global Market Intelligence and The Wall Street Journal.

EXHIBIT IV-3

Stock Indices as of August 4, 2026

Index Summary (Current Data)

Industry Banking

Geography All

Index Name	Current Value	As Of	Day s Change	Day s Change (%)
Banking Indexes
S&P United States BMI Banks	286.65	8/4/2026	3.28	1.16
KBW Nasdaq Bank Index	191.39	8/4/2026	2.51	1.33
KBW Nasdaq Regional Bank Index	150.30	8/4/2026	1.26	0.84
S&P 500 Bank	683.11	8/4/2026	8.19	1.21
NASDAQ Bank	5,512.69	8/4/2026	45.05	0.82
S&P 500 Commercial Banks	975.94	8/4/2026	11.71	1.21
S&P 500 Diversified Banks	1,301.53	8/4/2026	15.42	1.20
S&P 500 Regional Banks	135.12	8/4/2026	1.83	1.37
Market Cap Indexes
Dow Jones U.S. MicroCap Banks	46,017.75	8/4/2026	196.79	0.43
S&P U.S. SmallCap Banks	329.42	8/4/2026	3.14	0.96
S&P U.S. MidCap Banks	768.37	8/4/2026	11.11	1.47
S&P U.S. LargeCap Banks	836.03	8/4/2026	9.83	1.19
S&P United States Between USD1 Billion and USD5 Billion Banks (Industry Group)	950.12	8/4/2026	8.77	0.93
S&P United States Over USD5 Billion Banks	854.33	8/4/2026	10.06	1.19
S&P United States Between USD250 Million and USD1 Billion Banks (Industry Group)	2,213.69	8/4/2026	16.35	0.74
S&P United States Under USD250 Million Banks (Industry Group)	1,859.28	8/4/2026	3.55	0.19
Geographic Indexes
S&P U.S. BMI Banks - Mid-Atlantic Region	1,446.99	8/4/2026	21.54	1.51
S&P U.S. BMI Banks - Midwest Region	925.95	8/4/2026	7.81	0.85
S&P U.S. BMI Banks - New England Region	874.51	8/4/2026	8.57	0.99
S&P U.S. BMI Banks - Southeast Region	712.23	8/4/2026	6.34	0.90
S&P U.S. BMI Banks - Southwest Region	1,705.56	8/4/2026	7.16	0.42
S&P U.S. BMI Banks - Western Region	1,948.47	8/4/2026	12.91	0.67
Broad Market Indexes
DJIA	54,085.88	8/4/2026	907.47	1.71
S&P 500	7,736.52	8/4/2026	136.02	1.79
S&P 400 Mid Cap	3,868.41	8/4/2026	68.00	1.79
S&P 500 Financials	962.06	8/4/2026	8.41	0.88
MSCI US IMI Financials	3,452.52	8/4/2026	30.84	0.90
NASDAQ	26,584.99	8/4/2026	671.10	2.59
NASDAQ Finl	7,574.83	8/4/2026	63.95	0.85
NYSE	24,462.87	8/4/2026	207.34	0.85
Russell 1000	4,213.69	8/4/2026	75.27	1.82
Russell 2000	3,036.98	8/4/2026	55.07	1.85
Russell 3000	4,399.97	8/4/2026	78.65	1.82
S&P TSX Composite	35,801.59	8/4/2026	575.45	1.63

Intraday data is available for certain exchanges. In all cases, the data is at least 15 minutes delayed.

*	- Intraday data is not currently available. Data is as of the previous close.
**	- Non-publicly traded institutions and institutions outside of your current subscription are not included in custom indexes. Data is as of the previous close.

Source: MSCI. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products.

EXHIBIT IV-4

Massachusetts Bank and Thrift Acquisitions 2021 - Present

Exhibit IV-4

Massachusetts Bank and Thrift Acquisitions 2021-Present

						Target Financials at Announcement							Deal Terms and Pricing at Announcement
Announce Date	Complete Date	Buyer Name		Target Name		Total Assets ($000)	E/A (%)	TE/A (%)	ROAA (%)	ROAE (%)	NPAs/ Assets (%)	Rsrvs/ NPLs (%)	Deal Value ($M)	Value/ Share ($)	P/B (%)	P/TB (%)	P/E (x)	P/A (%)	Prem/ Cdeps (%)
04/06/2026	Pending	Cmnty Bncp the Berkshires MHC	MA	Pittsfield Co-operative Bank	MA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
10/31/2025	07/01/2026	Mutual Bancorp.	MA	Bluestone Bank	MA	1,580,709	7.90	7.84	0.35	4.76	0.11	427.27	NA	NA	NA	NA	NA	NA	NA
03/25/2025	01/01/2026	MountainOne Financial MHC	MA	Mechanics Bancorp, MHC	MA	837,477	11.54	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
07/29/2025	12/16/2025	PeoplesBancorp MHC	MA	Athol Savings Bank	MA	682,196	10.14	10.14	0.64	6.48	0.68	98.61	NA	NA	NA	NA	NA	NA	NA
06/05/2025	11/14/2025	NB Bancorp	MA	Provident Bancorp, Inc.	MA	1,553,956	15.06	15.06	0.29	1.95	2.02	67.35	211.7	12.242	93.05	93.05	47.09	13.62	-2.05
05/20/2025	11/01/2025	Hometown Financial Group MHC	MA	CFSB Bancorp, Inc.	MA	366,200	20.68	20.68	0.00	-0.01	NA	NM	94.9	14.250	123.25	123.25	NA	25.92	NA
04/24/2025	10/28/2025	Eastern Bankshares Inc.	MA	HarborOne Bancorp, Inc.	MA	5,700,330	10.10	9.15	0.45	4.41	0.54	159.61	481.8	11.866	89.43	99.75	18.83	8.45	NA
12/16/2024	09/01/2025	Berkshire Hills Bancorp Inc.	MA	Brookline Bancorp, Inc.	MA	11,676,721	10.54	8.50	0.65	6.20	0.62	178.71	1141.3	12.684	92.76	117.67	15.28	9.77	NA
12/09/2024	07/01/2025	Independent Bank Corp.	MA	Enterprise Bancorp, Inc.	MA	4,742,809	7.76	7.65	0.77	10.88	0.55	245.33	564.2	45.062	152.14	154.52	15.54	11.89	5.53
10/01/2024	07/01/2025	River Run Bancorp MHC	MA	Rollstone Bancorp, MHC	MA	899,474	7.91	7.91	0.05	0.65	0.04	NM	NA	NA	NA	NA	NA	NA	NA
01/02/2025	05/01/2025	Reading Cooperative Bank	MA	Wakefield Co-operative Bank	MA	313,408	6.05	6.05	-0.23	-3.90	0.34	182.97	NA	NA	NA	NA	NA	NA	NA
06/20/2024	01/31/2025	PeoplesBancorp MHC	MA	SSB Community Bancorp MHC	MA	1,599,380	7.69	7.68	0.20	2.64	0.18	392.61	NA	NA	NA	NA	NA	NA	NA
02/15/2024	09/21/2024	Hometown Financial Group MHC	MA	North Shore Bancorp	MA	1,662,477	12.31	12.14	1.12	9.29	0.21	563.11	NA	NA	NA	NA	NA	NA	NA
09/19/2023	07/12/2024	Eastern Bankshares Inc.	MA	Cambridge Bancorp	MA	5,489,622	9.60	8.41	0.84	9.08	0.13	528.87	527.1	66.460	98.94	114.48	11.08	9.60	1.69
09/21/2023	04/02/2024	Mutual Bancorp.	MA	Fidelity Mutual Holding Company	MA	1,478,263	8.41	8.37	0.64	7.50	0.08	684.67	NA	NA	NA	NA	NA	NA	NA
03/14/2023	01/01/2024	1831 Bancorp MHC	MA	South Shore Bancorp MHC	MA	2,111,040	8.17	7.84	0.98	11.95	0.27	347.77	NA	NA	NA	NA	NA	NA	NA
12/16/2022	07/01/2023	Newburyport Five Cents Bancorp	MA	Pentucket Bank Holdings, MHC	MA	946,817	9.80	9.80	0.12	1.07	0.92	83.25	NA	NA	NA	NA	NA	NA	NA
07/28/2022	12/03/2022	1889 Bancorp MHC	MA	Foxboro Federal Savings	MA	205,082	12.43	12.43	0.55	3.86	0.00	NA	NA	NA	NA	NA	NA	NA	NA
03/28/2022	10/07/2022	Hometown Financial Group MHC	MA	Randolph Bancorp, Inc.	MA	803,278	12.56	12.56	1.29	9.31	0.48	164.46	148.3	27.000	136.84	136.87	14.36	18.46	8.98
05/23/2022	10/01/2022	Cambridge Bancorp	MA	Northmark Bank	MA	442,468	12.12	12.12	0.78	6.73	0.00	NA	63.0	79.540	117.52	117.52	17.87	14.24	3.21
02/23/2022	08/01/2022	1854 Bancorp	MA	Patriot Community Bank	MA	207,627	14.86	14.86	1.13	7.81	1.62	55.79	NA	15.750	NA	NA	NA	NA	NA
04/22/2021	11/12/2021	Independent Bank Corp.	MA	Meridian Bancorp, Inc.	MA	6,503,925	12.13	11.84	1.17	10.12	0.07	NM	1150.6	21.882	145.39	149.55	14.49	17.69	8.71
04/07/2021	11/12/2021	Eastern Bankshares Inc.	MA	Century Bancorp, Inc.	MA	7,289,324	5.23	5.20	0.68	11.97	0.04	NM	641.9	115.280	168.32	169.53	14.82	8.81	NA
01/04/2021	07/01/2021	SVB Financial Group	CA	Boston Private Financial Holdings, Inc.	MA	10,048,733	8.64	8.04	0.49	5.34	0.31	261.98	942.6	10.943	103.79	112.30	19.90	9.38	1.73
				Average:		2,919,188	10.51	10.19	0.59	5.82	0.44	277.65			120.13	126.23	18.93	13.44	3.97
				Median:		1,553,956	10.10	8.83	0.64	6.34	0.27	214.15			117.52	117.67	15.41	11.89	3.21

Source: S&P Global Market Intelligence.

EXHIBIT IV-5

Hometown Financial Group, Inc.

Director and Senior Management Summary Resumes

Exhibit IV-5

Hometown Financial Group, Inc.

Director and Senior Management Summary Resumes

Business Background of Our Directors

Jennifer R. Buras has served as a senior partner and co-leader of Essex Partners, the executive career management business of Careerminds Group Inc., dedicated to consulting and advising senior executives and corporate directors, since 2016. She previously worked as a principal and executive search consultant at Egon Zehnder, a global executive search firm, where she served as financial services practice group lead for the Boston office. Before that, Ms. Buras spent a decade in the banking industry, at First Chicago Bank and Bank of Boston (subsequently known as BankBoston and Fleet Bank ) as a corporate banker, providing debt, treasury, and investment banking services to mid- to large-cap companies. She began her career at PricewaterhouseCoopers and formerly held a Certified Public Accountant (CPA) license. Ms. Buras has served on the board of directors of the YMCA of North Shore and the board of trustees at Saint John s Preparatory School. She is a member of the National Association of Corporate Directors, Women Corporate Directors, Extraordinary Women on Boards, and the International Women s Forum. Her extensive experience in executive assessment, corporate governance, compensation, talent management, finance and accounting, and the banking industry provide the board of directors with valuable expertise.

Timothy F. Clarke has co-owned and managed multi-family and commercial properties on Boston s North Shore since 1985. From 1985 through 2015, he was employed by and then transitioned to co-owner and president of Clarke Brothers Fuel, a home heating oil and service company. Additionally, from 1985 through 2021, he was the co-owner and treasurer of Waters & Brown Paint & Decorating, a retail company. Mr. Clarke served on the board of North Shore Bank for 25 years, including as chairman of the board from 2021 to 2026. Mr. Clarke volunteers at The Salem Pantry and the Salem, Massachusetts Rotary Club. His extensive business and real estate management experience provides the board of directors with valuable knowledge.

Robert E. Curran, Jr. has served as a principal consultant for FJC Ventures LLC, a commercial real estate company, since 2011. He also served as president of F.J. Curran Co. Inc., a mechanical contracting and construction services firm from 1994 until January 2026. His extensive experience in business management, construction, and commercial real estate and knowledge of the local business environment provides the board of directors with valuable knowledge.

Steven H. Duvarney has managed Duvarney Jewelers since 1995 and is currently a director of the New England Jewelers Association and the Boston Jeweler s Club. Previously, he served as the president of both organizations as well as the New England Guild of the American Gem Society. He is also currently the president of The Fay Club, Inc., a historic private social club. He served as a director of the North Central Massachusetts Chamber of Commerce from 2016 through 2022 and served two terms on the Fitchburg State University Foundation board. In addition, Mr. Duvarney previously served as chairman of the board of directors of the Athol-Clinton Co-operative Bank and oversaw its merger with bankHometown in 2011, where he stayed on as director for 15 years and was elected chairman from 2018 to 2021. His extensive bank governance experience and insight into the local business environment provide the board of directors with valuable expertise.

Brian E. Galonek has been president of All-Star Incentives, a family business that builds and manages custom employee and customer incentive programs for national organizations, since 2020, having joined the company in 1988. Through this work, he has become a Certified Professional of Incentive Management (CPIM) and has served on the boards of a variety of incentive industry groups. He is also co-owner of several limited liability companies that own and manage commercial real estate. Mr. Galonek joined the board of directors of BankHometown in 2008, serving as chairman of the board from 2021 to 2024. Mr. Galonek is active in the local community, having served as a coach, president and board member of a variety of youth sports leagues, on the boards of a local education foundation and several charitable committees, and as a fundraiser for a variety of charitable organizations, including The Jimmy Fund, Dana-Farber Cancer Institute, Why Me, Sherry s House, and Best Buddies International. Mr. Galonek s extensive community service, experience in management, business operations, real estate development, and employee and customer engagement and motivation provides the board of directors with valuable knowledge.

Exhibit IV-5 (continued)

Hometown Financial Group, Inc.

Director and Senior Management Summary Resumes

Charles E. Holden is the owner and operator of Holden Station Inc., a gas station and convenience store operated by his family for over 100 years, and from 1984 to 2021 was the owner and operator of Holden Oil Inc., a petroleum distribution company. He has been involved in the planning and development of real estate projects throughout his career, and he is currently managing and developing a portfolio of commercial and residential properties. Mr. Holden has served on the board of the Metro North YMCA, including as chair of the board, since 2006. He previously served as a board member of the American Red Cross of Massachusetts Bay and as board chair for the New England Propane Gas Association and the Greater Peabody Chamber of Commerce. In 2005, Mr. Holden was a founding member of a captive insurance company formed to serve the special risks of energy companies. Mr. Holden also served the City of Peabody as a member of the Conservation Commission and the Licensing Board and as the chair of its annual International Festival. His extensive community involvement and experience in business ownership and real estate development provides the board of directors with valuable expertise.

Helder Machado has served as the chief executive officer of Machado Consulting, a consulting firm specializing in IT and cybersecurity solutions, since 2001. He is a retired Lieutenant Colonel of the U.S. Army and served as a combat veteran for 32 years. Additionally, Mr. Machado serves on numerous boards in the community and veterans organizations specializing in technology and cyber security. Mr. Machado s extensive experience in business finance, sales and marketing, computer engineering, technology, cybersecurity and leadership provides the board of directors with valuable perspective.

N. Andrew Robb is a CPA and the president and owner of Burgess, Robb & Grassetti, P.C., an accounting firm, where he has been employed since 2001. In this role, he oversees tax compliance, strategic tax planning, advisory services, and business development. He is a member of the American Institute of Certified Public Accountants, the Massachusetts Society of Certified Public Accountants, and member and treasurer of the East Longmeadow Educational Endowment Fund. Mr. Robb has extensive experience in preparing and auditing financial statements for clients across all industries. His expertise in finance and accounting provides the board of directors with valuable knowledge.

Matthew S. Sosik has served as Chief Executive Officer of Hometown MHC and Hometown Financial (Massachusetts) since 2013. He also served as the President and Chief Executive Officer of bankESB from 2013 until it merged with bankHometown and TruNorth Bank (the other two subsidiary banks of Hometown Financial (Massachusetts)) in August 2026, at which point he became the Chairman and Chief Executive Officer of TruNorth Bank. He has been employed in banking his entire professional career and served as CEO of bankHometown from 1996 until 2013 before its affiliation with Hometown Financial (Massachusetts). Mr. Sosik was an examiner with the FDIC from 1992 until 1996. Mr. Sosik also serves as a board member of Connecticut On-line Computer Center, the Massachusetts Housing Partnership Fund and Massachusetts Bankers Association. His decades of community banking leadership in our regional market area provide invaluable knowledge.

David E. Surprenant is an attorney and a partner of the law firm Mirick, O Connell, DeMallie & Lougee, LLP, where he focuses primarily on commercial lending and mergers and acquisitions. He has been with the firm for more than 40 years and has served as managing partner for 22 years. Mr. Surprenant also previously served as Chairman of the Board of bankHometown. His extensive legal and business experience provides the board of directors with valuable knowledge.

Anthony P. Villani has been the owner and manager of Real Estate Consulting Services, LLC, providing strategic lease restructuring for national retail brands, since 2018. From 1989 to 2018, he served as head of real estate for Yankee Candle Company, where he developed the company s retail store footprint across North America, leading site selection, leasing, design and construction, and facilities management during a period of aggressive growth. He also serves as trustee and vice chairperson of the board of trustees for Frank Newhall Look Memorial Park in Florence, Massachusetts. His extensive experience in real estate, business operations, and corporate management provides the board of directors with valuable knowledge.

Exhibit IV-5 (continued)

Hometown Financial Group, Inc.

Director and Senior Management Summary Resumes

Michael R. Wheeler has served as President of Hometown MHC, Hometown Financial (Massachusetts) and TruNorth Bank since August 2026. He previously served as President and Chief Executive Officer of TruNorth Bank and Chief Operating Officer of Hometown MHC and Hometown Financial (Massachusetts) from September 2024 to August 2026, following our acquisition of North Shore Bank. He served as President and Chief Operating Officer of North Shore Bank from 2019 to 2024, and as President and Chief Executive Officer of Beverly Bank from 2013 to 2019, having joined the bank in 2012 as President. He is also the treasurer of YMCA North Shore and a director of the Massachusetts Bankers Association Guaranteed Insurance Trust. His extensive executive leadership and community banking experience provides the board of directors with valuable industry expertise and strategic insight.

Business Background of Executive Officers Who are Not Directors

William S. Beitler has served as Chief Risk Officer since September 2024 when we acquired North Shore Bank. He served as Chief Risk Officer of North Shore Bank from 2018 until September 2024. Mr. Beitler has nearly 40 years of varied banking experience and previously served as chief executive officer of two independent banks in the Midwest.

Bozena Dabek has served as Executive Vice President and Chief Administrative Officer since November 2015, leading our human resources, learning and development and executive administration functions. She also serves on the Board of Directors for the Cooperative Banks Employees Retirement Association.

Randall J. Gage has served as Executive Vice President and Chief Credit Officer since 2017 and has been employed by bankESB and Hometown Financial Group since 2013. He joined bankESB as Executive Vice President of Residential Lending after working in de novo, public community banks in central Connecticut. Previously, Mr. Gage worked for bankHometown from 1998 to 2005, after beginning his banking career as an examiner with the FDIC.

Dena M. Hall has served as Executive Vice President and Chief Retail Banking and Marketing Officer since 2018. Her primary areas of responsibility include marketing, corporate communications, charitable giving, and retail division oversight including the branch network, retail sales, administration, and customer care. She also serves as President of each of the Easthampton Savings Bank Foundation, the bankHometown Community Foundation, and the Abington Bank Community Foundation. Ms. Hall also served as the chief marketing officer for United Financial Bancorp, Inc. and United Bank from 2005 to 2018, and as regional president from 2014 to 2018. Ms. Hall has served as a trustee of the Baystate Health System Foundation since 2012.

Ryan J. Kirwin has served as Executive Vice President of Residential Lending since October 2022 when we acquired Randolph Bancorp, Inc. and its subsidiary, Envision Bank. Mr. Kirwin is responsible for our residential loan originations, underwriting, secondary marketing and sales. He has 30 years of residential lending experience. He served in the same role at Envision Bank, beginning in 2008.

William Parent has served as Chief Strategy Officer since October 2022, when we acquired Randolph Bancorp, Inc. and Envision Bank. He was the chief executive officer and a director of Randolph Bancorp, Inc. and Envision Bank from 2020 to October 2022. Mr. Parent also previously served as chief executive officer and a director of Blue Hills Bancorp, Inc. and Blue Hills Bank from 2010 to 2019, and as a director of Independent Bank Corp. and Rockland Trust Company from 2019 to 2020. Mr. Parent has also served as a director of the Federal Home Loan Bank of Boston since 2021 and is prior chair of the Massachusetts Bankers Association.

Exhibit IV-5 (continued)

Hometown Financial Group, Inc.

Director and Senior Management Summary Resumes

Scott Sanborn has served as Executive Vice President and Chief Commercial Banking Officer since December 2025. He is responsible for all commercial banking activities including lending, business deposit growth, and cash management. He served as Executive Vice President and Chief Lending Officer of HarborOne Bank, where he held various lending leadership positions from October 2014 to November 2025. Mr. Sanborn also serves on the boards of the Spirit of Adventure Council for Scouting America, New England Certified Development Corporation, the Metro South Chamber of Commerce, and the United Way Leadership Campaign and Fundraising Committee.

Sheryl L. Shinn has served as Executive Vice President and Chief Information Officer since January 2022. She oversees technology strategy, digital banking, data management, loan and deposit operations, and the information technology department. From 2017 to 2020, Ms. Shinn served as Executive Vice President, Chief Operating Officer, and Chief Information Officer of Farm Credit Financial Partners, Inc. where she was responsible for the design, implementation, maintenance, and security of the company s information technology infrastructure and operations. Over the past decade Ms. Shinn has volunteered on the boards of Society for Information Management CT and March of Dimes.

Reed H. Whitman has served as Executive Vice President, Chief Financial Officer, and Treasurer since February 2025. He served as the Treasurer for Brookline Bancorp, Inc. from 2013 to February 2025 and in previous roles at State Street Corporation, The Federal Home Loan Bank of Boston, and Darling Consulting Group. Mr. Whitman also volunteers as the treasurer for Hill House Boston Community Center.

Source: Hometown Financial s prospectus.

EXHIBIT IV-6

Hometown Financial Group, Inc.

Pro Forma Regulatory Capital Ratios

Exhibit IV-6

Hometown Financial Group, Inc.

Pro Forma Regulatory Capital Ratios

			Pro forma (giving effect to the offering and acquisition) at June 30, 2026
(Dollars in thousands)	Hometown Financial		Minimum of Offering Range 51,000,000 Shares at $10.00 per share(2)		Midpoint of Offering Range 60,000,000 Shares at $10.00 per share(2)		Maximum of Offering Range 69,000,000 Shares at $10.00 per share(2)		Adjusted Maximum of Offering Range 79,350,000 Shares at $10.00 per share(2)
	Amount	Percent of Assets(1)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)	Amount	Percent of Assets(2)
Capital under generally accepted accounting principles	$755,313	10.88%	$1,289,701	16.14%	$1,372,370	16.99%	$1,455,039	17.84%	1,550,109	18.78%
Common equity Tier 1 risk-based capital	$624,746	11.99%	$1,113,777	18.49%	$1,196,446	19.81%	$1,279,116	21.12%	1,374,186	22.61%
Common equity Tier 1 risk-based requirement	338,802	6.50%	391,598	6.50%	392,673	6.50%	393,748	6.50%	394,984	6.50%

Excess	$285,944	5.49%	$722,179	11.99%	$803,773	13.31%	$885,368	14.62%	979,202	16.11%

Tier 1 risk-based capital	$633,746	12.16%	$1,122,777	18.64%	$1,205,446	19.95%	$1,288,116	21.26%	1,383,186	22.76%
Tier 1 risk-based requirement	416,987	8.00%	481,967	8.00%	483,290	8.00%	484,613	8.00%	486,134	8.00%

Excess	$216,759	4.16%	$640,810	10.64%	$722,156	11.95%	$803,503	13.26%	897,052	14.76%

Total risk-based capital	$685,315	13.15%	$1,183,997	19.65%	$1,266,666	20.97%	$1,349,336	22.27%	1,444,406	23.77%
Total risk-based requirement	521,234	10.00%	602,459	10.00%	604,112	10.00%	605,766	10.00%	607,667	10.00%

Excess	$164,081	3.15%	$581,538	9.65%	$662,554	10.97%	$743,570	12.27%	836,739	13.77%

Tier 1 leverage capital	$633,746	9.30%	$1,122,777	14.41%	$1,205,446	15.31%	$1,288,116	16.19%	1,383,186	17.18%
Tier 1 leverage capital requirement	340,746	5.00%	389,595	5.00%	393,729	5.00%	397,862	5.00%	402,616	5.00%

Excess	$293,000	4.30%	$733,182	9.41%	$811,718	10.31%	$890,254	11.19%	980,570	12.18%

(1)	Shown as a percent of assets under generally accepted accounting principles and total assets for leverage ratio and risk-based ratio requirements.
(2)	Reconciliation of capital adjustment for Hometown Financial:

(In thousands)	Minimum	Midpoint	Maximum	Adjusted Maximum
Gross offering proceeds	$510,000	$600,000	$690,000	$793,500
Less: fair value of shares acquired by ESOP	(42,432)	(49,920)	(57,408)	(66,019)
Less: offering expenses	(10,424)	(11,166)	(11,909)	(12,763)

Net conversion proceeds	457,144	538,914	620,683	714,718
Plus: Tax benefit of establishment of foundation	5,100	6,000	6,900	7,935

Increase in Tier 1 capital	$462,244	$544,914	$627,583	$722,653

Net increase in GAAP assets and leverage assets	$462,244	$544,914	$627,583	$722,653
Net increase in risk-based assets(3)	$92,449	$108,983	$125,517	$144,531
Total disallowed intangible assets	$185,694	$185,694	$185,694	$185,694

(3)	Assumes proceeds initially invested in assets with 20% risk weight.

Source: Hometown Financial s prospectus.

EXHIBIT IV-7

Hometown Financial Group, Inc.

Pro Forma Analysis Sheet

EXHIBIT IV-7

PRO FORMA ANALYSIS SHEET

Hometown Financial Group, Inc.

Prices as of August 4, 2026

Valuation Midpoint Pricing Multiples		Symbol	Subject at Midpoint	Peer Group Mean	Median	Massachusetts Mean	Median	All Public Mean	Median
Price-earnings multiple	=	P/E	11.55x	13.34x	13.54x	15.66x	15.48x	13.74x	12.93x
Price-core earnings multiple	=	P/CE	11.01x	13.44x	12.98x	13.85x	14.32x	12.96x	12.26x
Price-book ratio	=	P/B	51.92%	128.05%	132.34%	125.09%	116.25%	135.98%	128.13%
Price-tangible book ratio	=	P/TB	60.42%	149.09%	150.00%	155.52%	131.67%	163.42%	158.67%
Price-assets ratio	=	P/A	8.69%	13.61%	13.72%	13.60%	13.72%	15.22%	14.13%

Valuation Parameters

Pre-Conversion Earnings (2)(Y)		$59,389,000	ESOP Stock (% of Stock Offering (E)	8.32%	(6)
Pre-Conversion Earnings (2)(CY)		$62,329,000	Cost of ESOP Borrowings (S)	0.00%	(5)
Pre-Conversion Book Value (2)(B)		$827,456,000	ESOP Amortization (T)	25.00	Years
Pre-Conv. Tang. Book Value (2)(TB)		$637,959,000	Stock Program (% of Stock Offering (M)	4.16%
Pre-Conversion Assets(2) (A)		$7,530,400,000	Stock Programs Vesting (N)	5.00	Years
Reinvestment Rate (3)(R)		4.19%	Fixed Expenses	$6,215,500
Tax rate (TAX)		25.00%	Variable Expenses (Blended Commission %)	0.83%
After Tax Reinvest. Rate (R)		3.14%	Percentage Sold (PCT)	100.0000%
Est. Conversion Expenses (X) (4)		1.86%	MHC Assets	$0
Insider Purchases		$0	Options as (% of Stock Offering) (O1)	10.40%	(7)
Price/Share		$10.00	Estimated Option Value (O2)	46.80%	(7)
Foundation Cash Contribution (FC)	$		Option Vesting Period - Years (O3)	5.00	(7)
Foundation Stock Contribution (FS)(%)		4.00%	% of Options taxable (O4)	25.00%	(7)
Foundation Stock Contribution (FS)($)		$24,000,000	Repayment of Senior Note (RPS)	$134,441,000
Foundation Tax Benefit (FT)		$6,000,000	Repayment of Senior Note % of Offering (RPS%)	22.41%

Calculation of Pro Forma Value After Conversion

1. V=	P/E * (Y - FC * R)	V=	$699,660,120
	1 - P/E * PCT * ((1-X-E-M-FS-RPS%)*R - (1-TAX)*(E/T) - (1-TAX)*(M/N)-(1-TAX*O4)*(O1*O2/O3)))
2. V=	P/Core E * (YC)	V=	$699,660,120
	1 - P/Core E * PCT * ((1-X-E-M-FS)*R - (1-TAX)*(E/T) - (1-TAX)*(M/N)-(1-TAX*O4)*(O1*O2/O3)))
3. V=	P/B * (B-FC+FT)	V=	$699,660,120
	1 - P/B * PCT * (1-X-E-M)
4. V=	P/TB * (B-FC+FT)	V=	$699,660,120
	1 - P/TB * PCT * (1-X-E-M)
5. V=	P/A * (A-FC+FT)	V=	$699,660,120
	1 - P/A * PCT * (1-X-E-M)

Shares

Conclusion	Conversion Offering Shares	Foundation Shares	Full Conversion Shares	Merger Shares Issued To Target	Total Market Capitalization Shares	Merger Shares Pct. Of Total
Super Maximum	79,350,000	3,174,000	82,524,000	7,566,012	90,090,012	8.40%
Maximum	69,000,000	2,760,000	71,760,000	7,566,012	79,326,012	9.54%
Midpoint	60,000,000	2,400,000	62,400,000	7,566,012	69,966,012	10.81%
Minimum	51,000,000	2,040,000	53,040,000	7,566,012	60,606,012	12.48%

Market Value

Conclusion	2nd Step Offering Value	Foundation Shares Shares Value	Full Conversion Value	Merger Shares Value	Total Market Capitalization Value
Super Maximum	$793,500,000	$31,740,000	$825,240,000	$75,660,120	$900,900,120
Maximum	$690,000,000	$27,600,000	$717,600,000	$75,660,120	$793,260,120
Midpoint	$600,000,000	$24,000,000	$624,000,000	$75,660,120	$699,660,120
Minimum	$510,000,000	$20,400,000	$530,400,000	$75,660,120	$606,060,120

(1)	Pricing ratios shown reflect the midpoint value.
(2)	Historical Hometown Financial and Primary Bank combined, including merger adjustments and repayment of Hometown Financial s senior note payable.
(3)	Net return eqyals a reinvestment rate of 4.19%, and a tax rate of 25.0%.
(4)	Offering expenses shown at estimated midpoint value as a percent of total offering proceeds.
(5)	No cost is applicable since holding company will fund the ESOP loan.
(6)	ESOP and RRP amortize over 25 years and 5 years, respectively; amortization expenses tax effected at 25.0%.
(7)	10% option plan with an estimated Black-Scholes valuation of 46.8% of the exercise price, including a 5 year vesting with 25% of the options (granted to directors) tax effected at 25.00%.

EXHIBIT IV-8

Hometown Financial Group, Inc.

Pro Forma Effect of Conversion Proceeds

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Hometown Financial Group, Inc.

At the Minimum of the Range

1. Total Value - Offering Shares and Merger Shares
Market Value of Shares Sold In Offering:	$510,000,000
Market Value of Shares Issued to Foundation:	$20,400,000
Market Value of Shares Issued to Target	$75,660,120

Appraised Value	$606,060,120
Conversion Offering Proceeds	$510,000,000
Less: Estimated Offering Expenses	10,423,612

Conversion Net Conversion Proceeds	$499,576,388

2. Estimated Additional Income from Conversion Proceeds
Net Conversion Proceeds	$499,576,388
Less: Cash Contribution to Foundation	0
Less: ESOP Stock Purchases (1)	(42,432,000)
Less: RRP Stock Purchases (2)	(21,216,000)

Net Cash Proceeds	$435,928,388
Less: Repayment of Senior Note	134,441,000

Proceeds for Reinvestment	301,487,388
Estimated after-tax net incremental rate of return	3.14%

Earnings Increase	$9,474,241
Less: Consolidated interest cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings (3)	(1,272,960)
Less: RRP Vesting (3)	(3,182,400)
Less: Option Plan Vesting (4)	(4,654,260)

Net Earnings Increase	$364,621

3. Pro Forma Earnings
		Before Conversion(5)	Net Earnings Increase	After Conversion
12 Months ended June 30, 2026 (reported)		$59,389,000	$364,621	$59,753,621
12 Months ended June 30, 2026 (core)		$62,329,000	$364,621	$62,693,621

4. Pro Forma Net Worth
	Before Conversion	Net Cash Proceeds	Tax Benefit and Other	After Conversion
June 30, 2026	$827,456,000	$435,928,388	$5,100,000	$1,268,484,388
June 30, 2026 (Tangible)	$637,959,000	$435,928,388	$5,100,000	$1,078,987,388

5. Pro Forma Assets
	Before Conversion	Net Cash Proceeds	Tax Benefit and Other	After Conversion
June 30, 2026	$7,530,400,000	$435,928,388	$5,100,000	$7,971,428,388

(1)	Includes ESOP purchases of 8.00% of the stock offering and Foundation shares.
(2)	Includes RRP purchases of 4.0% of the stock offering and Foundation shares.
(3)	ESOP amortized over 25 years, RRP amortized over 5 years, tax effected at: 25.00%
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% of the options are taxable.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Hometown Financial Group, Inc.

At the Midpoint of the Range

1. Total Value - Offering Shares and Merger Shares
Market Value of Shares Sold In Offering:	$600,000,000
Market Value of Shares Issued to Foundation:	$24,000,000
Market Value of Shares Issued to Target	$75,660,120

Appraised Value	$699,660,120
Conversion Offering Proceeds	$600,000,000
Less: Estimated Offering Expenses	11,166,220

Conversion Net Conversion Proceeds	$588,833,780

2. Estimated Additional Income from Conversion Proceeds
Net Conversion Proceeds	$588,833,780
Less: Cash Contribution to Foundation	0
Less: ESOP Stock Purchases (1)	(49,920,000)
Less: RRP Stock Purchases (2)	(24,960,000)

Net Cash Proceeds	$513,953,780
Less: Repayment of Senior Note	134,441,000

Proceeds for Reinvestment	379,512,780
Estimated after-tax net incremental rate of return	3.14%

Earnings Increase	$11,926,189
Less: Consolidated interest cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings (3)	(1,497,600)
Less: RRP Vesting (3)	(3,744,000)
Less: Option Plan Vesting (4)	(5,475,600)

Net Earnings Increase	$1,208,989

3. Pro Forma Earnings
		Before Conversion(5)	Net Earnings Increase	After Conversion
12 Months ended June 30, 2026 (reported)		$59,389,000	$1,208,989	$60,597,989
12 Months ended June 30, 2026 (core)		$62,329,000	$1,208,989	$63,537,989

4. Pro Forma Net Worth
	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
June 30, 2026	$827,456,000	$513,953,780	$6,000,000	$1,347,409,780
June 30, 2026 (Tangible)	$637,959,000	$513,953,780	$6,000,000	$1,157,912,780

5. Pro Forma Assets
	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
June 30, 2026	$7,530,400,000	$513,953,780	$6,000,000	$8,050,353,780

(1)	Includes ESOP purchases of 8.00% of the stock offering and Foundation shares.
(2)	Includes RRP purchases of 4.0% of the stock offering and Foundation shares.
(3)	ESOP amortized over 25 years, RRP amortized over 5 years, tax effected at: 25.00%
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% of the options are taxable.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Hometown Financial Group, Inc.

At the Maximum of the Range

1. Total Value - Offering Shares and Merger Shares
Market Value of Shares Sold In Offering:	$690,000,000
Market Value of Shares Issued to Foundation:	$27,600,000
Market Value of Shares Issued to Target	$75,660,120

Appraised Value	$793,260,120
Conversion Offering Proceeds	$690,000,000
Less: Estimated Offering Expenses	11,908,828

Conversion Net Conversion Proceeds	$678,091,172

2. Estimated Additional Income from Conversion Proceeds
Net Conversion Proceeds	$678,091,172
Less: Cash Contribution to Foundation	0
Less: ESOP Stock Purchases (1)	(57,408,000)
Less: RRP Stock Purchases (2)	(28,704,000)

Net Cash Proceeds	$591,979,172
Less: Repayment of Senior Note	134,441,000

Proceeds for Reinvestment	457,538,172
Estimated after-tax net incremental rate of return	3.14%

Earnings Increase	$14,378,137
Less: Consolidated interest cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings (3)	(1,722,240)
Less: RRP Vesting (3)	(4,305,600)
Less: Option Plan Vesting (4)	(6,296,940)

Net Earnings Increase	$2,053,357

3. Pro Forma Earnings
		Before Conversion(5)	Net Earnings Increase	After Conversion
12 Months ended June 30, 2026 (reported)		$59,389,000	$2,053,357	$61,442,357
12 Months ended June 30, 2026 (core)		$62,329,000	$2,053,357	$64,382,357

4. Pro Forma Net Worth
	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
June 30, 2026	$827,456,000	$591,979,172	$6,900,000	$1,426,335,172
June 30, 2026 (Tangible)	$637,959,000	$591,979,172	$6,900,000	$1,236,838,172

5. Pro Forma Assets
	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
June 30, 2026	$7,539,046,000	$591,979,172	$6,900,000	$8,137,925,172

(1)	Includes ESOP purchases of 8.00% of the stock offering and Foundation shares.
(2)	Includes RRP purchases of 4.0% of the stock offering and Foundation shares.
(3)	ESOP amortized over 25 years, RRP amortized over 5 years, tax effected at: 25.00%
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% of the options are taxable.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Hometown Financial Group, Inc.

At the Super Maximum Value

1. Total Value - Offering Shares and Merger Shares
Market Value of Shares Sold In Offering:	$793,500,000
Market Value of Shares Issued to Foundation:	$31,740,000
Market Value of Shares Issued to Target	$75,660,120

Appraised Value	$900,900,120
Conversion Offering Proceeds	$793,500,000
Less: Estimated Offering Expenses	12,762,827

Conversion Net Conversion Proceeds	$780,737,173

2. Estimated Additional Income from Conversion Proceeds
Net Conversion Proceeds	$780,737,173
Less: Cash Contribution to Foundation	0
Less: ESOP Stock Purchases (1)	(66,019,200)
Less: RRP Stock Purchases (2)	(33,009,600)

Net Cash Proceeds	$681,708,373
Less: Repayment of Senior Note	134,441,000

Proceeds for Reinvestment	547,267,373
Estimated after-tax net incremental rate of return	3.14%

Earnings Increase	$17,197,877
Less: Consolidated interest cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings (3)	(1,980,576)
Less: RRP Vesting (3)	(4,951,440)
Less: Option Plan Vesting (4)	(7,241,481)

Net Earnings Increase	$3,024,380

3. Pro Forma Earnings
		Before Conversion(5)	Net Earnings Decrease	After Conversion
12 Months ended June 30, 2026 (reported)		$59,389,000	$3,024,380	$62,413,380
12 Months ended June 30, 2026 (core)		$62,329,000	$3,024,380	$65,353,380

4. Pro Forma Net Worth
	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
June 30, 2026	$827,456,000	$681,708,373	$7,935,000	$1,517,099,373
June 30, 2026 (Tangible)	$637,959,000	$681,708,373	$7,935,000	$1,327,602,373

5. Pro Forma Assets
	Before Conversion	Net Cash Proceeds	Tax Benefit of Foundation	After Conversion
June 30, 2026	$7,530,400,000	$681,708,373	$7,935,000	$8,220,043,373

(1)	Includes ESOP purchases of 8.00% of the stock offering and Foundation shares.
(2)	Includes RRP purchases of 4.0% of the stock offering and Foundation shares.
(3)	ESOP amortized over 25 years, RRP amortized over 5 years, tax effected at: 25.00%
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25% of the options are taxable.

EXHIBIT V-1

RP Financial, LC.

Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP Financial ( RP ) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, developing strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses, valuing intangible assets and supporting the implementation of post-acquisition strategies. Our merger advisory services involve transactions of financially healthy companies and failed bank deals. RP is also expert in de novo charters and shelf charters. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, merger accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP is the nation s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are facilitated by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (46)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (41)	(703) 647-6546	wpommerening@rpfinancial.com
Gregory E. Dunn, Director (42)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (38)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (38)	(703) 647-6549	joren@rpfinancial.com

Washington Headquarters
1311-A Dolley Madison Boulevard	Telephone: (703) 528-1700
Suite 2A	Fax No.: (703) 528-1788
McLean, VA	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com